As filed with the Securities and Exchange Commission on July 15, 2010

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION

Under

THE SECURITIES ACT OF 1933 OF

SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	6798	27-2876363

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

	CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Telephone: (407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

R. Byron Carlock, Jr.

Chief Executive Officer

CNL Diversified Lifestyle Properties, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Baltz, Esq. Arnold & Porter LLP 555 Twelfth Street, NW Washington, DC 20004-1206 Telephone: (202) 942-5124	Peter E. Reinert, Esq. Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Telephone: (407) 843-4600

Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration fee
Common Stock, $0.01 par value (1)	300,000,000	$10.00	$3,000,000,000	$213,900(2)

(1)	Represents shares issuable in both the registrant’s primary offering and pursuant to the registrant’s distribution reinvestment plan. The registrant has initially designated 95% of the shares being offered hereby to the primary offering and 5% of shares as issuable pursuant to its distribution reinvestment plan; the registrant reserves the right to reallocate shares between the primary offering and the distribution reinvestment plan. Any shares issued pursuant to the distribution reinvestment plan will be at a discounted price of 5% to the amounts presented in the table above. However, because the registrant may reallocate shares from the distribution reinvestment plan to the primary offering, for purposes of this table, the registrant is registering the maximum number of shares issuable at the maximum price they may be issued at, assuming no discount.
(2)	The registration fee in this table is being calculated assuming all shares are sold at the maximum offering price and that no shares are being sold at a discount pursuant to the distribution reinvestment plan or as otherwise provided in this prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION: DATED JULY 15, 2010

Prospectus

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

Maximum Offering – Up to $3,000,000,000 in Shares of Common Stock	Minimum Offering – $2,000,000 in Shares of Common Stock

CNL Diversified Lifestyle Properties, Inc. is a Maryland corporation sponsored by CNL Financial Group, LLC that intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We intend to acquire and manage a diversified portfolio of real estate that we believe will generate a current return and provide long-term value to our stockholders. In particular, we will focus on acquiring properties primarily in the United States within the lifestyle, senior living and lodging market sectors. We also may invest in mortgage, bridge or mezzanine loans or in entities that make investments in real estate. We are offering up to a maximum of $3,000,000,000 (300,000,000 in shares) of our common stock in this offering that includes shares sold pursuant to our automatic purchase plan. We have initially designated 5% of the shares in this offering as issuable pursuant to our distribution reinvestment plan, whereby the shares will be sold at up to a 5% discount to the prices for the primary offering. You must initially invest at least $5,000 unless you are investing as a tax exempt plan, in which event you must invest at least $4,000. This offering will terminate on or before [            ,] 20[    ], unless extended by our board of directors.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 21. Significant risks relating to your investment in shares of our common stock include:

•    We and our advisor are newly organized and have no operating history.

•    Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose your investment.

•    There is no market for our shares and we do not expect to list our shares in the near future. There are restrictions and limitations on your ability to have all or any portion of your shares redeemed under our share redemption plan.

•    Our investment policies and strategies are broad and permit us to invest in many types of real estate and to make loans and other investments. Because we have not identified the real estate assets we will acquire with the net proceeds of this offering, you will be unable to evaluate how the proceeds are invested and the economic merits of such investments.

•    Until we generate operating cash flow or funds from operations sufficient to make distributions to you, we may make distributions to you from other sources, such as from the proceeds of this offering or from borrowings, which will reduce cash available for investment in properties and other real estate-related assets. We have not established any limits on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

•    We rely on our advisor and its affiliates to select properties and other investments and to conduct our operations. We are obligated to pay substantial fees to our advisor based upon agreements that have not been negotiated at arm’s length, and we may pay fees based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us and its judgment in performing services for us and our subsidiaries.

•    Certain officers and directors of our advisor also serve as our officers and directors and as officers and directors of competing programs, resulting in conflicts of interest. Those persons could take actions more favorable to other entities than to us.

•    We expect to incur debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment in the event that income from or generated by, or the value of, the property collateralizing the debt declines.

•    If we do not qualify or remain qualified as a REIT, we will be subject to taxation on our income at regular corporate rates.

	Price to Public(1)	Commissions(2)	Net Proceeds to us (Before Expenses)(1)
Per Share	$10.00	$1.00	$9.00
Total Offering Minimum	$2,000,000.00	$200,000.00	$1,800,000.00
Total Offering Maximum	$3,000,000,000.00	$300,000,000.00	$2,700,000,000.00

(1)	Assumes all shares are sold at the maximum offering price and no shares are sold at a discount pursuant to our distribution reinvestment plan or as otherwise provided in this prospectus.
(2)	Includes up to 7% of selling commissions and 3% of marketing support fees, neither of which will be paid for shares issued pursuant to our distribution reinvestment plan.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The managing dealer of this offering, CNL Securities Corp., an affiliate of our sponsor, will use only its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our shares. Your subscription payments will be placed in an account held by an escrow agent, UMB Bank, N.A., and will be held in trust for your benefit until subscription funds total at least $2 million. If we do not sell at least 200,000 shares by             , 20    , which is one year from the date of this prospectus, your funds in the escrow account (including interest, if any, and without deductions for fees or expenses) will be returned to you, and we will stop selling shares.

Capitalized terms used but not immediately defined herein have the meanings given to them in the “Definitions” section of this prospectus.

The date of this prospectus is             , 2010.

SUITABILITY STANDARDS

We have established financial suitability standards for initial stockholders in this offering. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

In determining your net worth, do not include the value of your home, home furnishings or personal automobiles.

Our suitability standards also require that you:

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of your investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of your shares;

•	the restrictions on transferability of your shares;

•	the background and qualifications of our advisor; and

•	the tax consequences of your investment.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.

Some states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors residing in these states only if these investors represent that they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of an investor’s home, home furnishings and personal automobiles.

•

Alabama – In addition to meeting the applicable suitability standards set forth above, an Alabama resident may not invest more than 10% of his or her net worth, exclusive of his or her home, home furnishings and automobile, in this offering and in other similar real estate programs sponsored by CNL Financial Group, LLC.

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California – An investment in our securities is limited to California investors who have: (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000; or (ii) a net worth of $250,000, exclusive of his or her home, home furnishings and automobile. In addition, a California resident may not invest more than 10% of his or her net worth in this offering.

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Iowa – An investment in our securities is limited to Iowa investors who have: (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $70,000; or (ii) a net worth of $350,000, exclusive of his or her home, home furnishings and automobile. In addition, an Iowa resident

i

may not invest more than 10% of his or her net worth, exclusive of his or her home, home furnishings and automobile, in this offering and in other real estate programs sponsored by CNL Financial Group, LLC.

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Kentucky, Massachusetts, Michigan, Missouri, Oregon, Pennsylvania and Tennessee – In addition to meeting the applicable suitability standards set forth above, an investment in our securities may not exceed 10% of an investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

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Ohio – In addition to meeting the applicable suitability standards set forth above, an Ohio resident’s investment in our securities and in any securities publicly offered in the United States by CNL Financial Group, LLC or its affiliates may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

In addition to the suitability standards established above, the following states have established recommendations for investors residing in those states. Shares will be sold to investors in these states only if those investors acknowledge the special recommendations set forth below.

•

Kansas and Massachusetts – The offices of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that an investor’s aggregate investment in our securities and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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Pennsylvania – Because the minimum offering is less than $150 million, investors are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. Pursuant to the requirements of the Pennsylvania Securities Commission, we will not solicit or accept subscriptions from Pennsylvania residents until after subscriptions for shares totaling at least $75 million have been accepted.

Before authorizing an investment in shares, fiduciaries of Plans should consider, among other matters: (i) fiduciary standards imposed by ERISA and governing state or other law, if applicable; (ii) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan’s investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares; (iii) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments; (iv) rules relating to the periodic valuation of Plan assets and the delegation of control over responsibility for “plan assets” under ERISA or governing state or other law, if applicable; (v) whether the investment will generate unrelated business taxable income to the Plan (see “Treatment of Tax-Exempt Stockholders”) and (vi) prohibitions under ERISA, the Internal Revenue Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Internal Revenue Code or “parties in interest” under ERISA or governing state or other law, if applicable. See “Plan of Distribution — Certain Benefit Plan Considerations.”

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included in this prospectus as Appendix C.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed subscription agreement to your participating broker-dealer.

•

Make your check payable to “UMB Bank, N.A., Escrow Agent for CNL Diversified Lifestyle Properties, Inc.” until such time as we have raised the minimum offering ($2 million in subscription proceeds) and the funds are released from escrow. At that time, we will notify our managing dealer and participating brokers and ask that checks thereafter be made payable to “CNL Diversified Lifestyle Properties, Inc.” See “Plan of Distribution — Escrow Arrangements” and “— Subscription Procedures.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See “Suitability Standards” and “Plan of Distribution — Subscription Procedures” for additional details on how you can purchase our shares of common stock.

Prior Performance Tables – CNL	Appendix A
Prior Performance Tables – CNL/Macquarie Capital Funds	Appendix B
Form of Subscription Agreement	Appendix C
Form of Distribution Reinvestment Plan	Appendix D
Form of Automatic Purchase Plan	Appendix E
Form of Redemption Plan	Appendix F

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers about This Offering” section immediately following this summary. This section and the “Questions and Answers about This Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Our Business

CNL Diversified Lifestyle Properties, Inc. is a Maryland corporation incorporated on June 8, 2010, that intends to elect to be taxed as a REIT for U.S. federal income tax purposes. CNL Diversified Lifestyle Properties, Inc. is sponsored by CNL Financial Group, LLC. We intend to acquire and manage a diversified portfolio of real estate that we believe will generate a steady current return and provide long-term value to our stockholders. In particular, we will focus on acquiring properties primarily in the United States within the lifestyle, senior living and lodging market sectors. Lifestyle properties are those properties that reflect or are affected by the social, consumption and entertainment values and choices of our society and generally include ski and mountain resorts, golf courses, attractions (such as amusement parks, waterparks and family entertainment centers), marinas, and other leisure or entertainment-related properties. Senior living may include active adult communities (age restricted or age-targeted housing), independent and assisted living facilities, skilled nursing or continuing care facilities, medical office buildings, and other types of healthcare and wellness-related properties. Lodging properties may include resort, boutique and upscale properties or any full service, limited service, extended stay and/or other lodging-related properties. We anticipate that we will lease our lifestyle and certain of our senior living properties to third-party tenants or operators under long-term, triple net leases. We anticipate that generally we will lease our lodging properties and certain senior living properties to our wholly owned taxable REIT subsidiaries, each a “TRS” and collectively “TRSs,” with management performed by independent third-party managers. Further, we may invest in or originate mortgage, bridge or mezzanine loans or invest in entities that make investments similar to the foregoing.

Our office is located at 450 South Orange Avenue, Orlando, Florida 32801. Our telephone number is (407) 650-1000.

Our Sponsor, Our Advisor and Our Property Manager

CNL Financial Group, LLC is our sponsor and an affiliate of CNL Financial Group, Inc., or “CNL,” which is one of the nation’s largest, privately held real estate investment and development companies, and is controlled by James M. Seneff, Jr. Our sponsor, the management of our advisor and members of our board of directors have experience investing in, acquiring, developing and managing various types of real estate and real estate-related assets.

We are externally advised by our “advisor,” CNL Diversified Corp., a Florida corporation formed in June 2010 and an affiliate of our sponsor. All of our executive officers are also executive officers of our advisor. Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. Our advisor performs its duties and responsibilities to us under an advisory agreement and owes fiduciary duties to us and our stockholders. The term of the advisory agreement is for one year after the date of execution, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. Our independent directors are required to review and approve the terms of our advisory agreement at least annually.

Our property is managed under a property management agreement between us and our property manager, CNL Diversified Managers Corp., a Florida corporation formed in July 2010 and an affiliate of CNL and our advisor. Our property manager is responsible for managing and leasing our commercial real estate investments. The term of the property management agreement is for six years after the date of execution.

Various affiliates of our sponsor, advisor and property manager will provide services to us as described in “The Advisor and the Advisory Agreement,” “Conflicts of Interest” and “Certain Relationships and Related Transactions.”

Our Investment Objectives

Our primary investment objectives are to invest in a diversified portfolio of assets that will allow us to:

•	pay attractive and steady cash distributions;

•	preserve, protect and grow your invested capital; and

•	explore liquidity opportunities in the future, such as the sale of either the company or our assets, potential mergers, or the listing of our common shares on a national exchange.

As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest, with the proceeds of this offering. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the performance of our properties.

We intend to focus our investment activities on the acquisition, development and financing of properties primarily within the United States that we believe have the potential for long-term growth and income generation based upon the demographic and market trends and other underwriting criteria and models that we have developed. We intend to focus on assets within the lifestyle, senior living and lodging market sectors. We intend to invest in carefully selected and well-located real estate that will provide a fixed income stream generally through the receipt of minimum annual base rents under long-term leasing structures and through operating income from our TRSs. Although we do not intend to focus on any particular location, we anticipate that we will select properties that are located near or around areas with stable demand generators or within driving distances of major metropolitan areas.

We may also invest in and originate mortgage, bridge and mezzanine loans, a portion of which may lead to an opportunity to purchase a real estate interest in the underlying property. We also may invest in other income-oriented real estate assets, securities, and investment opportunities that are otherwise consistent with our investment objectives and policies.

Although there is no limit to the number of properties a particular tenant, operator or manager may operate, our board of directors, including a majority of our independent directors, will review our properties and potential investments in terms of geographic, property sector and operator diversification. In addition, we may offer loans and other financing opportunities to tenants, operators and others which we believe will be beneficial to our portfolio or will provide us with a new relationship. Potential borrowers will similarly be selected or approved by us, following our advisor’s recommendations. We intend to invest in different property sectors and geographic locations in an attempt to achieve diversification, thereby minimizing the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in this offering and the purchase price of each property.

We will supplement this prospectus to provide descriptions of material properties and other material real estate-related investments that we acquire or propose to acquire during the course of this offering.

Our Initial Capitalization

Our advisor acquired 22,222 shares of our common stock in consideration of a cash payment of $200,000 in June 2010. The price per share in effect paid by our advisor was lower than the price you will pay, but is approximately the same as the net proceeds we will receive from the sale of a share under this offering at $10.00, to which certain commissions and fees would otherwise apply.

Borrowing Policies

We may borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings may take the form of interim or long-term financing primarily from banks or other lenders, and generally will be collateralized by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one time in a “balloon” payment. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our intent is to target our aggregate borrowings to between 40% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. Our articles of incorporation limit the amount we may borrow, in the aggregate, to 300% of our net assets, which means total assets, other than intangibles, at cost, before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with justification for exceeding the limit.

We have not established any financing sources at this time. We will supplement this prospectus to provide descriptions of material borrowings made during the course of this offering.

Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The risks that we believe are most relevant to an investment in shares of our common stock include the following:

•

We and our advisor have no operating history and no established financing commitments. Additionally, the prior performance of real estate investment programs sponsored by our sponsor or affiliates of our sponsor may not be an indication of our future results. There is no assurance that we will be able to successfully achieve our investment objectives.

•

We believe that the risks associated with our business may be more severe during periods of economic slowdown or recessions if these periods are accompanied by declining values in real estate. The current state of the economy and the implications of future potential weakening may negatively impact commercial real estate fundamentals, resulting in lower revenues and values for commercial properties that could decrease below the values paid for such properties.

•	The offering price of our shares was determined arbitrarily and may not be indicative of the price at which the shares would trade if they were listed or were actively traded by brokers.

•

There is no current public trading market for our shares, and we cannot assure you that one will ever develop. We have no obligation to list our shares on any public securities market. Even if you are able to sell your shares, the price received for any shares could be less than what you paid for them or less than your proportionate value of the assets we own.

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Although we intend to have a share redemption plan, redemptions will be limited and our board of directors may reject any request for redemption of shares or amend, suspend or terminate the plan at any time. Therefore, it may be difficult for you to sell your shares promptly or at all, including in the event of an emergency and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

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We have not identified any assets to acquire with the proceeds from this offering. Although we will supplement this prospectus as we make material acquisitions or commit to material acquisitions of properties or other investments, to the extent we have not yet acquired or identified assets for acquisition at the time you make your investment decision, you will not have the opportunity to evaluate our investments prior to our making them. You must rely upon our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments.

•

This is a “best efforts” offering, which means the managing dealer and the participating brokers selling the shares of our offering are only required to use their best efforts to sell our shares and are not required to sell any specific number of shares. If we raise substantially less than the maximum offering amount, we may not be able to invest in as diverse a portfolio of properties as we otherwise would. Your investment in our shares will be subject to greater risk to the extent that we have limited diversification in our portfolio of investments.

•

We rely on CNL Diversified Corp., which is our advisor, to make our investment decisions subject to approval by our board of directors. Our ability to achieve our investment objectives and to make distributions will depend on the performance of our advisor for the day-to-day management of our business and the selection of our real properties, loans and other investments for recommendation to our board of directors and for the management of our assets and on the performance of our property manager for management of our properties.

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We do not own our advisor or our property manager. The agreements with our advisor and property manager were not negotiated at arm’s length. We will pay substantial fees to our advisor, the managing dealer, our property manager and their respective affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence their advice to us as well as their judgment in performing services for us.

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Our board of directors determines our investment policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. To the extent consistent with our investment objectives and limitations, a majority of our directors, including a majority of our independent directors, may amend or revise these and other policies without stockholder consent.

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Until the proceeds from this offering are invested and generating operating cash flow or funds from operations sufficient to make distributions to our stockholders, we may determine not to pay distributions or to pay some or all of our distributions from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings collateralized by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest in assets. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

•

Other than our independent directors, our directors are also directors of our advisor and other affiliated entities. Our officers also serve as officers of our advisor and as officers in an affiliated program. These directors and officers will share their management time and services with us and the affiliated program, which invests and may invest in the same types of assets in which we may invest, and could take actions that are more favorable to the affiliated program than to us.

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We expect to generate little, if any, cash flow from operations or funds from operations available for distribution until we have made substantial investments. Our operating cash flow will be negatively impacted to the extent we invest in properties requiring significant capital, and our ability to make distributions may be negatively impacted, especially during our early periods of operation.

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We intend to incur debt. Loans we obtain may be collateralized by some or all of our properties or other assets, which will put those properties or other assets at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

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To satisfy one of the requirements for qualification as a REIT, our articles of incorporation contain certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8%, by number or value, of any class or series of our outstanding capital stock during any time that we are qualified as a REIT. However, our articles of incorporation also allow our board of directors to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status.

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Real estate investments are subject to general downturns in the economy as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be at a particular property or that any tenant or borrower will remain solvent. We also cannot predict the future value of our acquired properties or other assets.

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We are subject to risks as a result of the recent economic conditions in both the United States and global credit markets. Volatility in the debt markets could affect our ability to obtain financing for acquisitions or other activities related to real estate assets and the number, diversification or value of our real estate assets.

•	We may not qualify, or once we qualify, remain qualified, as a REIT for federal income tax purposes, which would subject us to the payment of tax on our taxable income at corporate rates.

Our REIT Status

We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2011. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute generally at least 90% of their taxable REIT income. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. It is possible to discover that we failed to qualify as a REIT months or even years after the REIT earnings have been distributed. Even if we qualify as a REIT for federal income tax purposes, we will be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Operating Partnership

We may acquire properties through CNL Diversified Properties, LP, our operating partnership, of which we own all of the limited partnership interests. We own a 1% general partnership interest through CNL Diversified Properties GP, LLC, a wholly owned subsidiary. We believe that using an operating partnership structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of potentially unfavorable tax results.

Our Management

We operate under the direction of our board of directors, the members of which owe us fiduciary duties and are accountable to us and our stockholders in accordance with the Maryland General Corporation Law. Our board of directors is responsible for the management and control of our business and affairs and will have responsibility for reviewing our advisor’s performance at least annually. Prior to the commencement of this offering, we will have five members on our board, [three] of whom will be independent of our management, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors will establish an audit committee comprised of independent directors. The majority of our directors will be independent of our advisor.

All of our executive officers are also executive officers of our advisor and/or its affiliates. Our executive officers have extensive experience investing in real estate. Our chairman of the board has over 35 years of experience investing in real estate with CNL and its affiliates, and our chief executive officer has over 20 years of experience investing in real estate and over six years of experience with CNL and its affiliates.

Our Conflicts of Interest

Substantial conflicts of interest will exist between us and some of our affiliates. Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs. These conflicts arise principally from their involvement in other activities that may conflict with our business and interests. Conflicts of interest that may exist between us and some of our affiliates include the following:

•

Other than our independent directors, members of our board of directors, our executive officers and executive officers of our advisor will have to allocate their time between us and the other programs sponsored by CNL, and other activities in which they are involved, which may limit the amount of time they spend on our business matters. In addition, CNL has three other public, active real estate investment programs which have investment objectives similar to ours.

•

We may compete with other existing and/or future programs sponsored by CNL or its affiliates for the acquisition of properties and other investments, all of which may invest in commercial properties. In such event, we have adopted specialized procedures to determine which CNL-sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments. CNL is not required to offer any investment opportunity to us and we have no expectation that we will be offered any specific investment opportunity.

•

We may compete with other programs sponsored by CNL for the same tenants in negotiating and/or renegotiating, if applicable, leases or in selling similar properties in the same geographic region, and the executive officers of our advisor and its affiliates may face conflicts with respect to negotiating with such tenants and purchasers.

•

Our sponsor, advisor, a director or any of their affiliates may purchase or lease assets from us. Although a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction must determine that the transaction is fair and reasonable to us, there can be no assurance that the price for such purchase or lease of assets from us would be consistent with that obtained in an arm’s-length transaction.

•

We may purchase or lease assets from our sponsor, advisor, a director or any affiliate thereof. Although a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction must find that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to such advisor, sponsor, director or affiliate, unless substantial justification exists for the excess and our independent directors conclude the excess is reasonable, there can be no assurance that the price to us for such purchase or lease would be consistent with that obtained in an arm’s-length transaction. In no event may the purchase price to us of a property we purchase from our sponsor, advisor, a director or affiliate thereof exceed its current appraised value.

•

We may invest in joint ventures with our sponsor, our advisor, one or more of our directors or any of our affiliates. Although a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction must approve the investment as being fair and reasonable to us and on substantially the same terms and conditions as those that would be received by any other joint venturers, there can be no assurance that such terms and conditions would be as advantageous to us than if such terms and conditions were negotiated at arm’s length.

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments, regardless of the quality of the services provided to us. There can be no assurance that such fees would be as advantageous to us than if such fees were negotiated at arm’s length.

•

Our compensation arrangements with our advisor may provide an incentive to purchase assets using borrowings, because our advisor will receive an investment services fee and other fees based on the purchase price of the acquired asset which includes debt.

•

Agreements with our advisor and its affiliates were not, and will not be, negotiated at arm’s length and, accordingly, may be less advantageous to us than if similar agreements were negotiated with unaffiliated third parties.

See the “Risk Factors — Risks Related to Conflicts of Interest and Our Relationships with Our Advisor and Its Affiliates” and “Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment and the risks associated with such conflicts, as well as the policies that we have established to resolve or mitigate a number of these potential conflicts.

Compensation of Our Advisor and Affiliates

Our advisor and its affiliates will perform services relating to the investment, management and sale of our assets. In addition, CNL Securities Corp., the managing dealer for this offering, will perform services in connection with the offer and sale of shares. The following table describes in summary form the compensation and reimbursement of expenses that we contemplate paying to our advisor, property manager, managing dealer and other affiliates. The estimated maximum dollar amounts presented in the table are based on the assumption that we sell all of the shares of the offering at the following prices:

•	95% of the 300,000,000 shares are sold through our primary offering at $10.00 per share; and

•	5% of such shares are sold pursuant to the distribution reinvestment plan at $9.50 per share.

Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions or marketing support fees will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the managing dealer fee may be reduced with respect to certain purchases.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Fees Paid in Connection with Our Offering

Selling commissions to managing dealer and participating brokers	Up to 7% of gross proceeds of shares sold in our primary offering. No selling commissions will be paid in connection with shares sold pursuant to our distribution reinvestment plan.	$199.500 million

Marketing support fees to managing dealer and participating brokers	Up to 3% of gross proceeds of shares sold in our primary offering. No marketing support fees will be paid in connection with shares sold pursuant to our distribution reinvestment plan.	$85.500 million

Reimbursement of other organizational and offering expenses to our advisor and its affiliates	Actual expenses incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our managing dealer and participating brokers. Under applicable rules, the total amount of organizational and offering expenses (including selling commissions and marketing support fees) we incur for this offering may not exceed 15% of the gross proceeds of our primary offering.	Amount is not determinable at this time but is estimated to be 1% of gross proceeds of the shares sold ($29.925 million)

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Fees Paid in Connection with the Acquisition of Properties, and Making Loans or Other Real Estate-Related Investments

Investment services fee to our advisor on the purchase price of assets	We will pay our advisor an investment services fee of 1.85% of the purchase price of properties and funds advanced for loans or the amount invested in the case of other assets (except securities) for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to our advisor in connection with our purchase of securities.	Estimated to be $49.535 million (assuming no debt financing to purchase assets) and approximately $79.256 million (assuming debt financing equals 60% of our total assets)

Other acquisition fees to our advisor and its affiliates	Fees that are usual and customary for comparable services in connection with the financing of a property or the acquisition of securities. Such fees are in addition to the investment services fees (described above). We may pay a brokerage fee that is usual and customary to an affiliate of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate is a property registered and licensed broker-dealer in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to approval of our board of directors, including a majority of our independent directors.	Amount is not determinable at this time

Reimbursement of acquisition expenses to our advisor and its affiliates

Actual expenses incurred in connection with the selection, purchase, development or construction of properties and making loans or other real estate-related investments.

Pursuant to our articles of incorporation, the total of all acquisition fees (which includes the investment services fee) and any acquisition expenses must be reasonable and may not exceed an amount equal to 6% of the real estate asset value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested respectively, unless a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

Amount is not determinable at this time but is estimated to be 1% of the gross purchase price of the assets, or $26.776 million (assuming no debt financing) and approximately $42.841 million (assuming debt financing equal 60% of our total assets)

Fees Paid in Connection with Our Operations

Asset management fee to our advisor	We will pay our advisor a monthly asset management fee in an amount equal to 0.08334% of the real estate asset value, which includes all personal property used in connection with the operation of any business on the real property (the greater of the amount actually paid for the purchase, development, construction or improvement of the real	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

property, which includes all personal property used in connection with the operation of any business on the real property, or the most recently obtained appraised value of the real property, which includes all personal property used in connection with the operation of any business on the real property, that may have been obtained by us to provide valuations to certain ERISA plan stockholders, exclusive of acquisition fees and acquisition expenses) of our properties, including our proportionate share of those properties owned in joint ventures, and of the outstanding principal amount of any loans made, and an amount equal to 0.1042% of the book value of securities and the amount invested in other permitted investments as of the end of the preceding month.

Property and construction management fees payable to our property manager	We will pay to our property manager a property management fee of (a) 2% of annual gross rental revenues from our single tenant properties, and (b) 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to our property manager with respect to the same property. The property management fee or, as applicable, the oversight fee will be paid to our property manager on a monthly basis. We or our subsidiary property owners also will pay to our property manager a construction management fee equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or for management and oversight of expansion projects and other capital improvements. We will reimburse our property manager for the costs and expenses incurred by our property manager on our behalf in connection with the management of a property. Such costs and expenses may include the wages and salaries and other employee-related expenses of employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expense that are directly related to the management of specific properties.	Amount is not determinable at this time

Financing coordination fee	If our advisor provides services in connection with the refinancing of any existing debt obligations of the company or any of our subsidiaries, we will pay our advisor a financing coordination fee equal to 1% of the amount of such refinancing, subject to certain limitations.	Amount is not determinable at this time because this fee is based on a fixed percentage of any debt refinancing

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Service fee to CNL Capital Markets Corp.	We will pay CNL Capital Markets Corp., an affiliate of CNL, an initial setup fee and an annual maintenance fee of $[ ] and $[ ], respectively, per investor for providing certain administrative services to us. These services may include, but are not limited to, the facilitation and coordination of the transfer agent’s activities, client services and administrative call center activities, financial advisor administrative correspondence services, material distribution services, and various reporting and troubleshooting activities.	Amount is not determinable at this time as actual amounts are dependent on the number of investors

Reimbursement to our advisor and its affiliates for total operating expenses	We will reimburse our advisor and its affiliates for actual total operating expenses incurred (which, in general, are those expenses relating to our administration on an on-going basis). To the extent that total operating expenses payable or reimbursable by us in any four consecutive fiscal quarters (an “expense year”), commencing with the expiration of the fourth full quarter following the effective date of this offering exceeds the greater of 2% of average invested assets or 25% of net income (as defined in our articles of incorporation), our advisor is required to reimburse us within 60 days after the end of the expense year the amount by which the total operating expenses paid or incurred by us exceed the 2%/25% guidelines, unless a majority of our independent directors determine that such excess expenses are justified based on unusual and non-recurring factors.	Amount is not determinable at this time

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition fee to our advisor and its affiliates	If our advisor, its affiliate, or related party provides a substantial amount of services, as determined by our independent directors, we will pay a disposition fee in an amount equal to 1% of the gross consideration as calculated in accordance with our advisory agreement in connection with (a) the listing, if any, of our common stock on a national securities exchange, the receipt by our stockholders of cash or combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, or the sale of our company or a portion thereof, or (b) the sale of one or more assets (including a sale of all of our assets). Even if our advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to our advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price.	Amount is not determinable at this time as they are dependent upon the price at which assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Notwithstanding the foregoing, upon the occurrence of a transaction described in clause (a), above, in no event shall the disposition fee payable to our advisor exceed 1% of the gross consideration as calculated in accordance with our advisory agreement in connection with the applicable transaction.

Subordinated share of net sales proceeds payable to our advisor from the sales of assets	Upon the sale of our assets, we will pay our advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, and distributions paid to our stockholders from our inception through the measurement date, and total incentive fees, if any, previously paid to our advisor exceeds (B) the sum of the amount paid for our common stock in this offering which is outstanding (without deduction for organizational and offering expenses and less amounts paid to redeem shares under our share redemption plan) (“invested capital”) and amounts required to pay our stockholders a 6% cumulative, noncompounded annual return (the “priority return”) on invested capital, less (ii) total incentive fees, if any, previously paid to our advisor. “Incentive fees” means the subordinated share of net sales proceeds, the subordinated incentive fee and the performance fee. No subordinated share of net sales proceeds will be paid to our advisor following a listing of our shares.	Amount is not determinable at this time

Subordinated incentive fee payable to our advisor at such time, if any, as a liquidity event with respect to our shares occurs	Upon a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay our advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, and the total distributions paid or declared and payable to our stockholders since inception until the date of listing, and the total incentive fees, if any, previously paid to our advisor from inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum of our invested capital and the total distributions required to be made to the stockholders in order to pay them the priority return from our inception through the date of listing, less (ii) total incentive fees, if any, previously paid to our advisor. We may pay such fee in cash or listed equity securities or a combination of both.	Amount is not determinable at this time

Performance fee payable to our advisor	Upon termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

other than for cause (as defined in the advisory agreement), if a listing of our shares of common stock, or other liquidity event with respect to our shares of common stock, has not occurred, our advisor will be entitled to be paid a performance fee. The performance fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock, as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing, or applicable merger, share acquisition or similar transaction, will be calculated and paid in the same manner as the subordinated incentive fee and (ii) in the case of a sale of an asset, will be calculated and paid in the same manner as the subordinated share of net sales proceeds, except that the amount of the performance fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the gross proceeds raised from the sale of shares from the initial effective date of the advisory agreement through the effective date of the termination event, divided by (B) the gross proceeds raised from the sale of shares by us from the initial effective date of the advisory agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the sales, as applicable. The performance fee will be payable in cash or listed equity securities within 30 days following the final determination of the performance fee.

There are many conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. The foregoing summarizes the anticipated terms of compensation arrangements during this offering; however, the terms of these arrangements may be changed in the future, subject to the approval of our independent directors. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management Compensation.”

Our Offering

We are offering a minimum of $2,000,000 of shares and a maximum of $3,000,000,000 (300,000,000 shares) of our common stock to the public through our managing dealer, CNL Securities Corp., a registered broker-dealer affiliated with CNL. The shares will be offered at $10.00 per share, unless our board of directors changes this price, in its sole discretion. We have initially designated 5% of the shares in this offering as issuable pursuant to our distribution reinvestment plan, whereby the shares will be sold at up to a 5% discount to the price for the primary offering as described above. Shares sold pursuant to our automatic purchase plan are included in the primary offering. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and our distribution reinvestment plan. The offering of our shares will terminate on [            , 201    ] if we have not received and accepted subscriptions for a minimum of $2,000,000 of shares by such date. If we have received and accepted subscriptions for the minimum of $2,000,000 of shares by such date, then the offering will terminate on or before [            , 201    ]. In addition, if we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond two years from [            , 201    ], we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop offering and selling shares in any state in which the registration is not renewed annually.

This is a “best efforts” offering, which means our managing dealer and the participating brokers selling shares in our offering are required only to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares.

Subscription proceeds will be placed in an account held by the escrow agent, UMB Bank, N.A., until such time as subscriptions to purchase $2,000,000 in shares of our common stock have been received and accepted by us. Any shares of common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow may be invested by the escrow agent in short-term certificates of deposits issued by a bank, short-term securities directly or indirectly issued or guaranteed by the U.S. government or in other short-term highly liquid investments with appropriate safety of principal, all as we may direct the escrow agent in writing. Subscribers may not withdraw funds from the escrow account. After the minimum number of shares has been sold, we generally will admit stockholders on a daily basis.

If the minimum offering has not been received and accepted by [            , 201    ] (one year after the initial effective date of this offering), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, if any, and without deductions for fees or expenses) and subscription agreement will be returned to you promptly after the date of such termination. If we receive subscriptions prior to the date we break escrow, then we will pay to each subscriber from whom we received funds prior to such escrow break date and who was admitted as a stockholder, an amount equal to the interest earned on such subscriber’s funds, if any, during the period in which such subscriber’s funds were held in escrow. Such interest will be calculated based on such subscriber’s pro rata share of all interest earned on all subscribers’ funds, if any, and without deduction for fees and expenses during such escrow period. Investors admitted as stockholders after the date we break escrow will not be entitled to interest, if any, earned on their subscription proceeds and all such interest, if any, will be paid to us.

Our Distribution Policy

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income. We expect to generate little, if any, cash flow or funds from operations available for distribution until we make substantial investments. Therefore, until such time as we have sufficient cash flow or funds from operations, we may decide to not pay distributions or to fund all or a portion of the payment of distributions from sources other than cash flow from operations or funds from operations, such as from cash flows generated by financing activities, a component of which includes our secured and unsecured borrowings and the proceeds of this offering. Our advisor and its affiliates may also advance cash to us or waive or defer asset management fees or other fees in order for us to have cash to pay distributions in excess of available cash flow or funds from operations.

Once we begin paying distributions, we intend to declare them monthly and pay them on a quarterly basis to our stockholders. Our board of directors will determine the amount of each distribution. The amount of each distribution generally will be based upon such factors as the amount of cash available for distribution, current and projected cash requirements, tax considerations and other factors. Because of the effect of other items, including depreciation and amortization associated with real estate investments, distributions, in whole or in part, in any period may constitute a return of capital for federal tax purposes.

Our Distribution Reinvestment Plan and Automatic Purchase Plan

We have adopted a distribution reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We have designated 5% of the shares in this offering as shares issuable pursuant to our distribution reinvestment plan for this purpose.

We also have adopted an automatic purchase plan that allows stockholders to make cash investments of a minimum of $25 per month or $75 per quarter, or more, in additional shares of our common stock through automatic debits to their checking, savings or other bank account. Automatic debits under this plan will not commence until we receive subscriptions for $2 million of shares of our common stock in this offering and conduct a closing. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Alabama, Nebraska and Ohio residents are not eligible to participate in our automatic purchase plan.

Our Redemption Plan

We have adopted a share redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem between 25% and 100% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem shares, the number of shares we may redeem in any calendar year and the price at which they are redeemed are subject to conditions and limitations, including:

•	no more than 5% of the weighted average number of shares of our common stock outstanding during such 12-month period may be redeemed during such 12-month period; and

•

redemption pricing ranging from 92.5% of the purchase price per share for stockholders who have owned their shares for at least one year to 100% of the purchase price per share for stockholders who have owned their shares for at least four years.

Our board of directors has the ability, in its sole discretion, to amend or suspend the redemption plan or to waive any specific conditions if it is deemed to be in our best interest.

Our Exit Strategy

Within seven years from the effective date of this offering, our board of directors will begin to evaluate various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part. These options may include, but are not limited to, (i) a listing of our shares on a national securities exchange, (ii) our sale to, or merger with, another entity in a transaction which provides our investors with cash or securities of a publicly traded company, or (iii) the commencement of an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and the distribution of the proceeds thereof.

Estimated Use of Proceeds

We estimate that approximately 82.60% to 86.93% of the net offering proceeds after paying the investment services fees and other acquisition fees and expenses, assuming the sale of the minimum offering or the sale of the maximum offering, respectively, will be used for investment in real estate, loans and other real estate-related assets and other corporate purposes. A portion of the gross offering proceeds will be used to pay selling commissions, marketing support fees and other organizational and offering expenses.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate-based investments;

•	offers the benefit of a diversified real estate portfolio under professional management;

•	pays distributions to stockholders of at least 90% of its taxable income; and

•

for U.S. federal income tax purposes, avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is allowed to deduct dividends paid to its stockholders, provided certain income tax requirements are satisfied.

Q:	Who is CNL Diversified Lifestyle Properties, Inc.?

A:	CNL Diversified Lifestyle Properties, Inc. is a newly-formed Maryland corporation sponsored by CNL Financial Group, LLC that intends to acquire and operate a diverse portfolio of commercial real estate assets and real estate-related assets. Although we may invest in a variety of real estate asset classes, we intend to primarily focus our investment strategy on lifestyle, senior living, and lodging properties. Our portfolio of leisure and certain of our senior living properties will typically be leased on a long-term triple net basis to tenants or operators we consider to be significant industry leaders. Alternatively, with respect to the lodging and certain of the senior living properties that we may acquire, these assets will typically be leased to our subsidiaries, with management to be performed by established third-party hotel managers.

Further, we may invest in real estate-related securities, including securities issued by other real estate companies, and commercial mortgage-backed securities. We also may invest in mortgage, bridge or mezzanine loans, or in entities that make investments similar to the foregoing. We are an externally managed REIT, and have retained CNL Diversified Corp. as our advisor. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes.

Q:	Why are we structured as a REIT?

A:	Each real estate program sponsored by CNL Financial Group, LLC or its affiliates is structured using the business form (for example, a “C corporation,” REIT, limited liability company or limited partnership) that the company believes to be most advantageous to investors under the circumstances. For example, if a program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors for U.S. federal income tax purposes. Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, we intend to be taxed as a REIT for federal income tax purposes beginning with the year ending December 31, 2011.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation. Moreover, we may make certain foreign investments, which may be subject to foreign tax systems that may not recognize our REIT status, which could create additional tax costs or other inefficiencies that reduce the benefits of our REIT status (although there would generally be no disadvantage to the

REIT structure as compared with a C corporation). As a result, our articles of incorporation provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our stockholders in accordance with the Maryland General Corporation Law and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

We may hold some of our properties through a TRS or lease properties to a wholly-owned TRS entity, in which case the TRS entity would be subject to U.S. federal and state income tax.

Q:	Who is CNL Financial Group, Inc.?

A:	CNL Financial Group, Inc., or “CNL,” is an affiliate of our sponsor. CNL is one of the nation’s largest, privately held real estate investment companies. Headquartered in Orlando, Florida, CNL has sponsored a wide array of investment programs including REITs, real estate limited liability companies and one real estate mutual fund. Since inception, CNL or its affiliates have formed or acquired companies with more than $24 billion in assets located in the United States and Canada, including hotel, retail, restaurant, lifestyle properties and seniors’ housing properties. Services provided by CNL and its affiliates include advisory, acquisition, development, lease and loan servicing, asset and portfolio management, disposition, client services, capital raising, finance and administrative.

Q:	Who is CNL Diversified Corp.?

A:	Our advisor, CNL Diversified Corp., is a Florida corporation, and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. We benefit from the investment expertise and experience of our advisor’s management team that will investigate and make recommendations to us regarding potential investments. Our advisor will provide advisory services relating to substantially all aspects of our investments and operations, including real estate acquisitions, asset management and other operational matters. We will pay our advisor certain fees for these services and will reimburse our advisor for expenses incurred on our behalf, subject to certain limitations.

Q:	Who will choose the investments we make?

A:	Our advisor is responsible for analyzing potential investment opportunities and presenting and making recommendations to our board of directors on real estate investment opportunities consistent with our investment objectives. Our advisor may not complete an acquisition or disposition of real estate assets or financing of such acquisition on our behalf without the approval of our board of directors.

Q:	Does our advisor use any specific criteria when selecting potential investments?

A:	Our advisor considers relevant real property and financial factors in selecting properties, including the condition and location of the property, its income-producing capacity and its prospects for appreciation. Acquisitions or originations of loans are evaluated for the quality of income, the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, our advisor will consider the impact of each investment as it relates to our portfolio as a whole.

Q:	Will we use leverage?

A:	Yes. We expect to borrow money to purchase assets. Our intent is to target our aggregate borrowings to between 40% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests. We intend to have lower leverage than our policy permits, although initially our aggregate borrowings may be greater than 40% to 60% of the aggregate value of our assets. Our policy limitation will not apply until we have ceased raising capital under this or any subsequent primary offering prior to listing and we have invested substantially all of our capital. Our board of directors may alter this policy at any time or suspend it if necessary to pursue attractive investment opportunities, subject to limitations on aggregate borrowings pursuant to our articles of incorporation as described below. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our articles of incorporation, the maximum amount of our indebtedness may not exceed 300% of our “net assets” (as defined by NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

Q:	Do we intend to acquire some of our properties in joint ventures?

A:	We may enter into joint ventures, partnerships and other co-ownership arrangements or participations with real estate developers, owners and other affiliated and unaffiliated third parties, including other programs sponsored by CNL, for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments. Any joint ventures or other co-ownership arrangements or participations with our affiliates will require the approval of a majority of our independent directors.

Q.	What will be the process of acquiring properties or other assets?

A:	Our advisor will seek to identify properties, loans and real estate-related securities that meet our investment objectives and criteria. Investment opportunities will be generated through a combination of our network of brokers, affiliates of the companies sponsoring our advisor and relationships with institutional lenders, regional and national property managers, investment bankers, consultants and other real estate professionals. In evaluating a potential asset, our advisor will perform initial due diligence and an analysis of such potential asset to determine whether it meets our investment criteria. After conducting its analysis and making an initial assessment that a proposed asset meets our investment criteria, our advisor will present the investment opportunity and its analysis to our board of directors, which will make the determination as to whether to make the investment. Our investment will be conditioned upon the results of the due diligence review, in addition to other factors, including satisfactory negotiation of deal structuring and documentation and obtaining satisfactory financing, where applicable. While this generally summarizes our process, acquisitions of specific assets may not always follow this process, especially in circumstances where we have limited time constraints.

Q:	Will the distributions you receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income or capital gains to the extent they are paid from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because, for example, depreciation expense reduces the amount of taxable income and earnings and profits but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates if your shares are held as a capital asset. To the extent any distribution that is not from current or accumulated earnings and profits exceeds the tax basis of your investment, such excess is taxed currently at capital gain rates if your shares are held as capital assets. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the managing dealer and participating brokers selling shares in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell any or all of the shares that we are offering. If we sell less than the maximum number of shares we are offering, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants.

Q:	What will we do with the money raised in this offering?

A:	Depending primarily on the number of shares sold in this offering, we estimate that approximately 82.60% to 86.93% of the net offering proceeds after paying investment services fees and other acquisition fees and expenses, assuming the sale of the minimum offering or the sale of the maximum offering, respectively, will be used to invest in real estate, loans and other real estate-related assets and other corporate purposes, including the repurchase of shares of our common stock under our redemption plan. The remainder of the offering proceeds will be used to pay selling commissions, marketing support fees and other organizational and offering expenses. Pending the acquisition of properties or other real estate-related assets, we intend to invest the funds in short-term deposits at banks, short-term securities directly or indirectly issued or guaranteed by the U.S. government or other short-term, highly liquid investments with appropriate safety of principal. These investments are expected to provide a lower internal rate of return than we seek to achieve from our intended investments.

Q:	Who can buy shares?

A:	An investment in our company is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for investors in this offering. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and personal automobiles, either (i) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (ii) a net worth of at least $250,000. The minimum levels may be higher in certain states. For more information, see “Suitability Standards.”

Q:	May you make an investment through your IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your IRA, a SEP or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account;

•	whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account;

•	whether the investment will generate unrelated business taxable income, or “UBTI,” to such IRA, SEP or other tax-deferred account;

•	whether there is sufficient liquidity for the investment under such IRA, SEP or other tax-deferred account;

•	the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and

•	whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. The initial minimum purchase is $5,000 for individuals and $4,000 for tax-exempt Plans.

After making your initial investment, you may purchase additional shares in increments of one share. You may also invest additional amounts through our automatic purchase plan, which allows you to purchase additional shares of our common stock through debits to your checking, savings or other bank account. The minimum for monthly and quarterly automatic purchase is $25 or $75, respectively. You also may elect to use up to the full amount of your distributions to purchase additional shares of our common stock through our distribution reinvestment plan.

Q:	How do you subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C.

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2 million in shares of our common stock have been received and accepted by us. Any shares of our common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the U.S. government, or in other short-term, highly liquid investments with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account. After the minimum number of shares has been sold, we generally will admit stockholders on a daily basis.

If the minimum offering amount has not been received and accepted by [                    ] (one year after the initial effective date of this offering), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, if any, and without deductions for fees and expenses) and subscription agreement will be returned to you promptly after the date of such termination. If we receive and accept subscriptions prior to the date we are required to break escrow, then we will pay to each subscriber from whom we received funds prior to the such escrow break date and who was admitted as a stockholder, an amount equal to the interest earned, if any, on such subscriber’s funds during the period in which such subscriber’s funds were held in escrow (without deductions for fees and expenses), with such interest to be calculated based on such subscriber’s pro rata share of all interest earned on all subscribers’ funds during such escrow period. Investors admitted as stockholders after the date we break escrow will not be entitled to interest, if any, earned on their subscription proceeds and all such interest will be paid to us.

Q:	If you buy shares in this offering, how may you later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. Until our shares are publicly traded, you will have difficulty selling your shares, and there will likely not be any independent third party valuation of the shares. Even if you are able to sell your shares, you will likely have to sell them at a substantial discount. We have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a certain date.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our redemption plan, which is subject to significant conditions and limitations. Our board of directors has the right to reject any redemption request for any reason or to amend, suspend or terminate our redemption plan at any time, without the approval of our stockholders. Our board of directors has the right to waive the holding periods and change the redemption prices in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstance.

Q:	Will you be notified of how we are performing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	periodic financial reports;

•	an annual report;

•	an annual Internal Revenue Service Form 1099-DIV, if required; and

•	supplements to this prospectus.

In our discretion and with your consent, if necessary, we will provide this information to you via U.S. mail or other courier, facsimile or electronic delivery.

Q:	When will you receive your detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:	Who is the transfer agent?

A:	Boston Financial Data Services, Inc. is our transfer agent. Its telephone number is (866) 650-0650. Its address is:

CNL Diversified Lifestyle Properties, Inc.

c/o Boston Financial Data Services, Inc.

30 Dan Road, Suite 8562

Canton, MA 02021

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Who can help answer your questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Client Services, Post Office Box 4920, Orlando, Florida 32802-4920; phone (866) 650-0650 or (407) 650-1000.

RISK FACTORS

Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares of our common stock. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The occurrence of any of these risk factors, particularly those under the subheadings “— Company Related Risks,” “— Risks Related to Conflicts of Interest and Our Relationships with Our Advisor and Its Affiliates,” “— Risks Related to Our Business,” “— Lending Related Risks,” “— Tax Related Risks,” and “— Risks Related to Our Organizational Structure,” could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you.

Offering Related Risks

The price of our shares was determined arbitrarily and may not bear any relationship to what a stockholder could receive if his or her shares were resold.

We determined the offering price of our shares in our sole discretion based on:

•	the price that we believed investors would pay for our shares;

•	estimated fees to be paid to third parties and to our advisor and its affiliates; and

•	the expenses of this offering and funds we believed should be available for us to invest in properties, loans and other real estate-related assets to achieve our investment objectives.

There may be a delay in investing the proceeds from this offering if our advisor is not able to immediately find suitable properties, loans or other real estate-related assets and/or tenants, operators or managers for those investments. Therefore, we might experience a delay in the receipt of returns from such investments.

We may delay investing the proceeds of this offering if our advisor is not able to immediately find suitable properties, loans or other real estate-related assets and/or tenants, operators or managers for these investments. Until we invest in properties, loans or other real estate-related assets, we may invest the proceeds of this offering in short-term, investment-grade securities subject to certain terms and limitations. These securities typically yield less than investments in commercial real estate. These delays may be due to the inability of our advisor to find suitable properties, loans or other real estate-related assets. Delays may also be caused by our advisor’s or its affiliates’ employees who may be simultaneously trying to find suitable investments both for us and for other real estate investment programs sponsored by CNL, some of which have investment objectives and employ investment strategies similar to ours. We may be unable to find suitable tenants, operators or managers in certain sectors, which could further delay our investment of proceeds. If we have not invested or committed for investment the net proceeds from this offering or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, then we will distribute the remaining funds, including accrued interest (without deductions for fees and expenses) which has not been previously distributed, pro-rata to such persons who are our stockholders at that time.

Selling your shares will be difficult, because there is no market for our common stock and there can be no assurance that one will develop.

Currently, there is no market for our shares, so stockholders may not be able to promptly sell their shares at any particular price. Although we anticipate applying for listing or quotation or pursuing an alternate exit strategy, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the National Market System of the NASDAQ Stock Market or, if we do apply for listing or quotation, when such application would be made or whether it would be accepted. If our shares are listed, we still cannot assure you that a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the National Market System of the NASDAQ Stock Market would be representative of the value of the assets we own or that the price would equal or exceed the amount you paid for our shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to amend or suspend the plan and to cease redemptions. Further, we may not have sufficient liquidity to satisfy your redemption requests. The redemption plan has many limitations and you should not rely upon it as a method of selling shares promptly and at a desired price. In the future, our board of directors may consider various exit strategies, but our articles of incorporation do not require that we consummate a transaction to provide liquidity to stockholders on any certain date or at all. As a result, you should purchase shares of our common stock only as a long-term investment.

This is a “best efforts” offering and the number and type of investments we make will depend on the proceeds raised in this offering. In the event we raise only $2 million, we will make fewer investments, resulting in a less diversified portfolio of investments in terms of number, amount and location.

This offering is being made on a “best efforts” basis, which means our managing dealer and participating brokers are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of our shares. The minimum amount of shares we are required to sell is $2 million. We are not required to sell the full amount offered in this prospectus. If we raise substantially less than the maximum offering amount, we may not be able to invest in as diverse a portfolio of properties as we otherwise would. A lack of diversification would increase the likelihood that any single investment’s performance would materially affect our overall investment performance. Your investment in our shares will be subject to greater risk to the extent that we have limited diversification in our portfolio of investments. Additionally, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income.

You are limited in your ability to sell your shares pursuant to our share redemption plan.

Our share redemption plan provides you with the opportunity, on a quarterly basis, to request that we redeem all or a portion of your shares after you have held them for one year, subject to certain restrictions and limitations. Shares will be redeemed at the discretion of our board of directors subject to the provisions of our redemption plan and only to the extent of cash available after the payment of dividends necessary to maintain our qualification as a REIT and to avoid the payment of any U.S. federal income tax or excise tax on our net taxable income. This may significantly limit our ability to redeem your shares. To the extent funds are insufficient to redeem all of the shares for which redemption requests have been submitted, your request will be reduced on a pro rata basis and retained by us to be redeemed in subsequent quarters as funds become available unless you withdraw your request. Our board of directors reserves the right to amend or suspend the share redemption plan at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption plan.

You cannot evaluate the types of properties or the specific properties or the loans or other real estate-related assets that we may acquire prior to purchasing shares of our common stock.

Because we have not identified all of the specific assets that we will acquire in the future, we cannot provide you with all of the information that you may want to evaluate before deciding to invest in our shares. Although we will supplement this prospectus as we make or commit to make material acquisitions of properties and other real estate-related assets, to the extent we have not yet acquired or identified assets for acquisition at the time you make your investment decision, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. Our board has absolute discretion in implementing the investment policies set forth in our articles of incorporation. See “Business — Investment Strategy” for a discussion of our investment policies and strategies. While we have targeted certain types of properties in which we intend to invest, our investment policies and strategies are very broad and permit us to invest in many types of real estate, including developed and undeveloped properties, regardless of geographic location or property type.

We cannot assure you that we will obtain suitable investments and meet our investment objectives.

We cannot be certain that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, then our financial condition and ability to pay distributions and/or increase the distribution rate could be adversely affected.

Company Related Risks

We have no operating history and the prior performance of real estate investment programs sponsored by CNL may not be indicative of our future results.

We are a newly organized company with no operating history. You should not rely upon the past performance of other real estate investment programs sponsored by CNL to predict our future results. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, our advisor must, among other things:

•	identify and acquire investments that meet our investment objectives;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments; and

•	continue to build and expand its operational structure to support our business.

There can be no assurance that our advisor will succeed in achieving these goals.

We may pay distributions from sources other than cash flow from operations or funds from operations.

We expect to generate little, if any, cash flow from operations or funds from operations until we make substantial investments. Further, to the extent we invest in development or redevelopment projects, or in properties requiring significant capital, our ability to make distributions may be negatively affected, especially during our early stages of operations. Accordingly, until such time as we are generating operating cash flow or funds from operations, we may determine not to pay cash distributions or to pay all or a portion of our distributions from sources other than net operating cash flows, such as cash flows generated from financing activities, a component of which may include the proceeds of this offering, and borrowings, whether secured by our assets or unsecured. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions. To the extent we use sources of cash flow other than cash flow from operations or funds from operations to pay distributions, we will have less capital available to invest in properties and other real estate-related assets, the book value per share may decline, and there will be no assurance that we will be able to sustain distributions at that level. If offering proceeds are used to fund distributions, earlier investors may benefit from the investments made with funds raised later in this offering, while later investors may not benefit from all of the net offering proceeds raised from earlier investors. We currently have no plans regarding when distributions will commence. In addition, to the extent distributions exceed earnings and profits calculations on a tax basis, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain in the future.

There can be no assurance that we will be able to achieve expected cash flows necessary to initially pay or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and investments in real estate-related securities, mortgage or other loans and assets, current and projected cash requirements and tax considerations. Because we may receive income from property operations and interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that:

•	rents or operating income from our properties will remain stable or increase;

•	tenants will not default under or terminate their leases;

•	securities we buy will increase in value or provide constant or increased distributions over time;

•	loans we make will be repaid or paid on time;

•	loans will generate the interest payments that we expect; or

•	acquisitions of real properties, mortgage or other loans, or our investments in securities or other assets, will increase our cash available for distributions to stockholders.

Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to be paid on our shares.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay distributions. For instance:

•	Cash available for distributions may decrease if we are required to spend money to correct defects or to make improvements to properties.

•	Cash available for distributions may decrease if the assets we acquire have lower yields than expected.

•

Federal income tax laws require REITs to distribute at least 90% of their REIT taxable income to stockholders each year, limiting the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion, and making us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease.

•	The payment of principal and interest required to service the debt resulting from our policy to use leverage to acquire assets may leave us with insufficient cash to pay distributions.

•

We may pay distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code, or the Code, and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, subject to the applicable REIT rules, our board of directors, in its discretion, may retain any portion of our cash on hand or use offering proceeds for capital needs and other corporate purposes. We cannot assure you that we will generate or have sufficient cash available to pay cash distributions to you, to continue paying distributions to you at any specified level, or that distributions we make may not be decreased or be eliminated in the future.

Yields on and safety of deposits may be lower due to the significant decline in the financial markets.

Until we invest the proceeds of this offering in properties, we will generally hold those funds in permitted investments that are consistent with preservation of liquidity and safety. The investments will include money market funds, bank money market accounts and certificates of deposit or other accounts at third-party depository institutions. While we strive to hold these funds in high quality investments with quality institutions, there can be no assurance that continued or unusual declines in the financial markets will not result in a loss of some or all of these funds or reductions in cash flows from these investments.

Because we rely on affiliates of CNL for advisory, property management and managing dealer services, if these affiliates or their executive officers and other key personnel are unable to meet their obligations to us, we may be required to find alternative providers of these services, which could disrupt our business.

CNL, through one or more of its respective affiliates or subsidiaries, owns and controls our advisor and property manager. In addition, CNL, through a subsidiary, owns and controls CNL Securities Corp., the managing dealer of this offering. In the event that any of these affiliates are unable to meet their obligations to us, we might be required to find alternative service providers, which could disrupt our business by causing delays and/or increasing our costs.

Further, our success depends to a significant degree upon the contributions of James M. Seneff, Jr., our chairman, Robert A. Bourne, our vice chairman, R. Byron Carlock, Jr., our chief executive officer, Charles A. Muller, our chief operating officer and Tammie A. Quinlan, our chief financial officer, each of whom would be difficult to replace. If any of these key personnel were to cease their affiliation with us or our affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. For example, all of our executive officers and the executive officers of our advisor are also executive officers of CNL Lifestyle Properties, Inc. and its advisor. In the event that CNL Lifestyle Properties, Inc. internalizes the management functions provided by its advisor, such executive officers may cease their employment with us and our advisor. In that case, our advisor would need to find and hire an entirely new executive management team. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor may be unsuccessful in attracting and retaining such skilled personnel. We do not maintain key person life insurance on any of our officers.

Our stockholders may experience dilution.

Our stockholders have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares, or otherwise issue additional shares, then investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment. Stockholders will not be entitled to vote on whether or not we engage in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, our stockholders may experience dilution in both the book value and fair value of their shares. Our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares; however, it may do so if our board determines that it is in our best interests. Other public REITs sponsored by CNL have engaged in multiple offerings.

We may be restricted in our ability to replace our property manager under certain circumstances.

Our ability to replace our property manager may be limited. Under the terms of our property management agreement, we may terminate the agreement (a) in the event of our property manager’s voluntary or involuntary bankruptcy or a similar insolvency event or (b) for “cause.” In this case, “cause” means a material breach of the property management agreement of any nature by the property manager relating to all or substantially all of the properties being managed under the agreement that is not cured within 30 days after notice to the property manager. We may amend the property management agreement from time to time to remove a particular property from the pool of properties managed by our property manager (a) if the property is sold to a bona fide unaffiliated purchaser, or (b) for “cause.” Our board of directors may find the performance of our property manager to be unsatisfactory. However, unsatisfactory performance by the property manager may not constitute “cause.” As a result, we may be unable to terminate the property management agreement even if our board concludes that doing so is in our best interest.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act based on exclusions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to be excluded from regulation under the Investment Company Act, we intend to engage primarily in the business of acquiring real property, making mortgage loans and other loans collateralized by interests in real estate and making other real estate-related investments. We intend to rely on exemptions or exclusions provided by the Investment Company Act for the direct ownership, or the functional equivalent thereof, of certain qualifying real estate assets or by engaging in business through one or more majority owned subsidiaries. We may rely on any other exemption or exclusion under the Investment Company Act. For one of the available exemptions, mortgage-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and Securities and Exchange Commission staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our investment policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under our articles of incorporation and Maryland general corporation law, our stockholders currently have a right to vote only on the following matters:

•	the election or removal of directors;

•

any amendment of our articles of incorporation, except that our board of directors may amend our articles of incorporation without stockholder approval to change our name, increase or decrease the aggregate number of our shares and of any class or series that we have the authority to issue, or classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•	stock splits and reverse stock splits;

•	our termination, liquidation and dissolution;

•	our reorganization;

•

modification or elimination of our investment limitations as set forth in our articles of incorporation; provided, however, for so long as we are subject to the NASAA REIT Guidelines, the investment limitations imposed by the NASAA REIT Guidelines that are set forth in our articles of incorporation may not be modified or amended in any manner that would be inconsistent with the NASAA REIT Guidelines; and

•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors. In addition, our board of directors has the authority to amend, without stockholder approval, the terms of our advisory agreement, which could result in less favorable terms to our investors.

Risks Related to Conflicts of Interest and Our Relationships with Our Advisor and Its Affiliates

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce certain potential conflicts.

There may be conflicts of interest because of interlocking boards of directors with affiliated companies.

James M. Seneff, Jr. and Robert A. Bourne serve as our chairman and vice chairman, respectively, and as directors of our board and concurrently serve as directors for CNL Lifestyle Properties, Inc. Mr. Seneff also currently serves as chairman and a director for CNL Macquarie Global Growth Trust, Inc. and for Macquarie CNL Global Income Trust, Inc. These directors may experience conflicts of interest in managing us because they also have management responsibilities for these affiliated entities, which invest in and may invest in properties in the same markets as our properties.

There will be competing demands on our officers and directors.

Our directors, James M. Seneff, Jr. and Robert A. Bourne are also officers and directors of our advisor and other affiliated entities and may experience conflicts of interest in managing us because they also have management responsibilities for other companies including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies that they work for are affiliates of us and/or our advisor. For these reasons, they will share their management time and services among those companies and us, and will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

In addition, R. Byron Carlock, Jr., our chief executive officer, Charles A. Muller, our chief operating officer, Tammie A. Quinlan, our chief financial officer, and our other officers serve as officers of, and devote time to, CNL Lifestyle Properties, Inc., an affiliate of our advisor with similar investment objectives and which owns assets in several of the asset classes in which we intend to invest, and may serve as officers of, and devote time to, other companies which may be affiliated with us in the future. These officers may experience conflicts of interest in managing us because they also have management responsibilities for CNL Lifestyle Properties, Inc. For these reasons, these officers will share their management time and services among CNL Lifestyle Properties, Inc. and us, and will not devote all of their attention to us and could take actions that are more favorable to CNL Lifestyle Properties, Inc. than to us.

Other real estate investment programs sponsored by CNL use investment strategies that are similar to ours, our advisor and its affiliates, and their and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

One or more real estate investment programs sponsored by CNL may be seeking to invest in properties and other real estate-related investments similar to the assets we are seeking to acquire. CNL has three other public active real estate investment programs which have investment strategies similar to ours. All of these programs invest in commercial properties. As a result, we may be buying properties and other real estate-related investments at the same time as other programs sponsored by CNL and managed by the executive officers and employees of our advisor or its affiliates are also buying properties and other real estate-related investments. We cannot assure you that properties we want to acquire will be allocated to us in this situation. CNL is not required to allocate each prospective investment to our advisor for review. Our advisor may choose a property that provides lower returns to us than a property allocated to another program sponsored by CNL. We also may be precluded from certain investment opportunities. In addition, we may acquire properties in geographic areas where other programs sponsored by CNL own properties. If one of such other programs sponsored by CNL attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

In addition, during the course of this offering, CNL Lifestyle Properties, Inc., whose advisor is an affiliate of CNL, may enter into a transaction involving (a) the listing of its shares on a national securities exchange, (b) the sale to, or merger with, another entity in a transaction which provides the investors of CNL Lifestyle Properties, Inc. with cash or securities of a publicly traded company, or (c) the commencement of the orderly sale of the assets of CNL Lifestyle Properties, Inc. and the subsequent distribution of the proceeds thereof. In connection with the consummation of any of the foregoing transactions, or in the event of the transfer of the ownership interests of the advisor of CNL Lifestyle Properties, Inc., the counterparty to the transaction may request, as a precondition to the consummation of the transaction, that CNL provide a covenant not to compete or similar agreement which would serve to limit the future acquisition of properties in certain property sectors, such as ski, golf and attraction properties by CNL and its affiliates, including our advisor, for a certain period of time. Under such circumstances, CNL, on behalf of itself and its affiliates, including our advisor, may be willing to provide such a covenant not to compete, but solely with respect to properties in certain property sectors, such as ski, golf and attraction properties, and for a limited period of time not to exceed two years from the date of the consummation of the applicable transaction. In such event, we would be limited in our ability to pursue or invest in properties in certain property sectors, such as ski, golf and attraction properties during the term of any such covenant not to compete.

Our advisor and its affiliates, including all of our executive officers and our affiliated directors, will face conflicts of interest as a result of their compensation arrangements with us, which could result in actions that are not in the best interest of our stockholders.

We may pay our advisor and its affiliates, including the managing dealer of this offering and our property manager, substantial fees. These fees could influence their advice to us, as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates;

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additional public offerings of equity by us, which would create an opportunity for CNL Securities Corp., as managing dealer, to earn additional fees and for our advisor to earn increased advisory fees;

•	property sales, which may entitle our advisor to real estate commissions;

•	property acquisitions from third parties, which entitle our advisor to an investment services fee;

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borrowings to acquire assets, which increase the investment services fees and asset management fees payable to our advisor and which entitle our advisor or its affiliates to receive other acquisition fees in connection with assisting in obtaining financing for assets if approved by our board of directors, including a majority of our independent directors;

•

whether we seek to internalize our management functions, which could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates performing services for us;

•	the listing of, or other liquidity event with respect to, our shares, which may entitle our advisor to a subordinated incentive fee;

•	a sale of assets, which may entitle our advisor to a subordinated share of net sales proceeds; and

•	whether and when we seek to sell our operating partnership or its assets, which sale could entitle our advisor to additional fees.

The fees our advisor receives in connection with transactions involving the purchase and management of our assets are not necessarily based on the quality of the investment or the quality of the services rendered to us. The basis upon which fees are calculated may influence our advisor to recommend riskier transactions to us.

None of the agreements with our advisor, property manager or any other affiliates were negotiated at arm’s length.

Agreements with our advisor, property manager or any other affiliates may contain terms that are not in our best interest and would not otherwise apply if we entered into agreements negotiated at arm’s length with third parties.

Because the managing dealer is an affiliate of our advisor, investors will not have the benefit of an independent review of us or this prospectus, which are customarily performed in underwritten offerings.

Our managing dealer, CNL Securities Corp., is an affiliate of CNL and will not make an independent review of us or the offering. Accordingly, unless your participating broker determines to conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed, we may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of internalizing our management functions.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates. Our board of directors may decide in the future to acquire assets and personnel from our advisor or its affiliates for consideration that would be negotiated at that time. There can be no assurances that we will be successful in retaining our advisor’s key personnel in the event of an internalization transaction. In the event we were to acquire our advisor or our property manager, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition, which could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could reduce the percentage of our shares owned by persons who purchase shares in this offering and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations. We cannot reasonably estimate the amount of fees to our advisor, property manager and other affiliates we would save, and the costs we would incur, if we acquired these entities. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, property manager and other affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities.

Additionally, if we internalize our management functions, we could have difficulty integrating these functions. Currently, the officers and employees of our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and divert our management’s attention from effectively managing our properties and overseeing other real estate-related assets.

In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend defending any such litigation will reduce the amount of funds available for investment by us in properties or other investments.

Risks Related to Our Business

We will depend on tenants for a significant portion of our revenue and lease defaults or terminations could have an adverse effect.

Our ability to repay any outstanding debt and make distributions to stockholders will depend upon the ability of our tenants to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. For example, a tenant’s failure or delay in making scheduled rent payments to us may result from the tenant realizing reduced revenues at the properties it operates. Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with those leases and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. In addition, if a tenant at one of our single-user facilities, which are properties designed or built primarily for a particular tenant or a specific type of use, defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making capital improvements or incurring other significant costs.

The current economic slowdown could adversely affect certain of the properties in which we invest, and the financial difficulties of our tenants and operators could adversely affect us.

The current economic slowdown could adversely affect certain of the properties in which we invest. Although a general downturn in the real estate industry would be expected to adversely affect the value of our properties, a downturn in the leisure, lodging and/or senior living market sectors in which we invest could compound the adverse affect. Economic weakness combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with the lack of available debt, could result in our tenants experiencing a decline in financial and operating performance and/or a decline in earnings from our TRS investments.

The performance of the senior living industry is linked to the performance of the general economy and, specifically, the housing market in the United States. It is also sensitive to personal wealth and available fixed income of seniors and their adult children. Declines in home values, consumer confidence and net worth due to adverse general economic conditions may reduce demand for senior living properties.

The continuation of disruptions in the financial markets and deteriorating economic conditions could impact certain of the real estate we may acquire and such real estate could experience reduced occupancy levels than anticipated at the time of our acquisition of such real estate. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurances costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.

We do not have control over market and business conditions that may affect our success.

The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, or at all, the amount of the rent to be paid and the ability of borrowers to make loan payments on time, or at all:

•	changes in general or local economic or market conditions;

•	the pricing and availability of debt or working capital;

•	inflation and other increases in operating costs, including utilities and insurance premiums;

•	increased costs and shortages of labor;

•	increased competition;

•	quality of management;

•	failure by a tenant to meet its obligations under a lease;

•	bankruptcy of a tenant or borrower;

•	the ability of an operator to fulfill its obligations;

•	limited alternative uses for properties;

•	changing consumer habits or other changes in supply of, or demand for, similar or competing products;

•	acts of God, such as earthquakes, floods and hurricanes;

•	condemnation or uninsured losses;

•	changing demographics; and

•	changing government regulations, including REIT tax, real estate tax, environmental, land use and zoning laws.

Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments, TRS entities do not perform, or borrowers are unable to make loan payments as a result of any of these factors, cash available for distributions to our stockholders may be reduced.

We may be limited in our ability to vary our portfolio in response to changes in economic, market or other conditions, including by restrictions on transfer imposed by our limited partners, if any, in our operating partnership or by our lenders. Additionally, the return on our real estate assets also may be affected by a continued or exacerbated general economic slowdown experienced in the United States generally and in the local economies where our properties and the properties underlying our other real estate-related investments are located, including:

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poor economic conditions may result in a decline in the operating income at our properties and defaults by tenants of our properties and borrowers under our investments in mortgage, bridge or mezzanine loans; and

•	increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels.

Our exposure to typical real estate investment risks could reduce our income.

Our properties, loans and other real estate-related investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate operating income, rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments. Further, there are other risks by virtue of the fact that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors including, but not limited to, an increase in the local supply of properties similar to our properties, newer competing properties, a decrease in the number of people interested in participating in activities related to the businesses conducted on the properties that we acquire, adverse weather conditions, changes in government regulation, international, national or local economic deterioration, increases in energy costs and other expenses affecting travel, geo-political uncertainly, including terrorism, airline strikes, outbreaks of contagious diseases and other factors which may affect travel patterns and reduce the number of travelers and tourists, increases in operating costs due to inflation and other factors that may not be offset by increased room rates, and changes in consumer tastes.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law, we may be unable to collect sums due under our lease(s) with that tenant. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy or similar proceeding. A bankruptcy or similar proceeding may bar our efforts to collect pre-bankruptcy debts from those entities or their properties unless we are able to obtain an order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. Such an event could cause a decrease or cessation of rental payments which would reduce our cash flow and the amount available for distribution to our stockholders. In the event of a bankruptcy or similar proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our stockholders may be adversely affected.

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event that such tenants or borrowers become financially impaired.

Defaults by a tenant or borrower may continue for some time before we determine that it is in our best interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by, or the financial failure of, a tenant or borrower could cause more than one property to become vacant or be in default or more than one lease or loan to become non-performing. Defaults or vacancies can reduce our rental income and funds available for distribution and could decrease the resale value of affected properties until they can be re-leased.

We may rely on various security provisions in our leases for minimum rent payments.

Our leases may, but are not required to, have security provisions such as deposits, stock pledges and guarantees or shortfall reserves provided by a third-party tenant or operator. These security provisions may terminate at either a specific time during the lease term, once net operating income of the property exceeds a specified amount or upon the occurrence of other specified events. Certain security provisions may also have limits on the overall amount of the security under the lease. After the termination of a security feature, or in the event that the maximum limit of a security provision is reached, we may only look to the tenant to make lease payments. In the event that a security provision has expired or the maximum limit has been reached, or a provider of a security provision is unable to meet its obligations, our results of operations and ability to pay distributions to our stockholders could be adversely affected if our tenants are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make rent payments.

Discretionary consumer spending may affect the profitability of certain properties we acquire.

The financial performance of certain properties in which we may invest could depend in part on a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects have reduced consumer spending in certain markets and, when combined with the lack of available debt, may adversely affect the businesses conducted on our properties and/or a tenant’s business. Any continuation of such events that leads to lower spending on leisure and lodging activities could impact our properties, a tenant’s ability to pay rent and/or our earnings on TRS investments, adversely impacting our results of operations.

Seasonal revenue variations in certain asset classes will require the operators of those asset classes to manage cash flow properly over time so as to meet their non-seasonal scheduled rent payments to us.

Certain of the properties in which we intend to invest will generally be seasonal in nature due to geographic location, climate and weather patterns. For example, revenue and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations, while many attractions properties are closed during the winter months and produce the majority of their revenues and profits during summer months. Additionally, the lodging industry also is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. The seasonality of the lodging industry may cause quarterly fluctuations in results of operations of our lodging properties. As a result of the seasonal nature of certain business operations that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require us to reserve working capital and/or require our operators to supplement revenue in order to be able to make scheduled rent payments to us or require us to, in certain cases, adjust their lease payments so that we collect proportionately more rent during a seasonally busy operating period.

Our real estate assets may be subject to impairment charges.

We will be required to periodically evaluate the recoverability of the carrying value of our real estate assets for impairment indicators. Factors considered in evaluating impairment of our real estate assets held for investment will include significant declines in property operating profits, recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Generally, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of the asset over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. Management anticipates that it will make assumptions and estimates when considering impairments and actual results could vary materially from these assumptions and estimates.

We are uncertain of our sources for funding of future capital needs and this may subject us to certain risks associated with ongoing needs of our properties.

Neither we nor our advisor has any established financing sources. We will establish capital reserves on a property-by-property basis, as we deem appropriate to fund anticipated capital improvements. If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of our investment in a property and there is insufficient cash available from our operations or from other sources, we may be required to defer necessary improvements to a property. This may result in decreased cash flow and reductions in property values. If our reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. There can be no guarantee that these sources will be available to us. Accordingly, in the event that we develop a need for additional capital in the future for the maintenance or improvement of our properties or for any other reason, we have not identified any established sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us or affect our operating results.

The types of properties in which we invest are expected to face competition for customers from other similar properties, both locally and nationally. For example, competing golf courses may be located near the golf courses we own or acquire. Similarly, marinas we acquire will compete in each market with other marinas, some of which may have greater resources than our marinas, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us and with respect to certain of our lodging and senior living properties leased to TRS entities, may adversely affect our operating results of those properties.

Lack of diversification of our properties may increase our exposure to the risks of adverse local economic conditions and to the risks of adverse conditions as to any particular asset class and category of a property within an asset class.

To the extent that there is a concentration of operating revenues from our properties located in a few states or geographic areas, in addition to adverse developments in the U.S. economy and in the leisure, senior living and lodging industries generally, adverse events or conditions in those markets or specific properties, such as adverse weather conditions or natural disasters, localized economic recessions or increases in state or local tax rates, could have a disproportionately adverse effect on our results of operations and financial condition. If our assets become concentrated in any specific asset class or any brand or other category within an asset class, an economic downturn in one or more of the classes or asset categories in which we have invested could have an adverse effect on our results of operations and financial condition.

We may be subject to litigation.

We may be subject to litigation, including claims relating to our operations, offerings, unrecognized preacquisition contingencies and otherwise in the ordinary course of business. Some of these claims may result in potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of claims that may arise in the future. Resolution of these types of matters against us may result in us having to pay significant fines or settlements, which, if not insured against, or if these fines and settlements exceed insured levels, would adversely impact our earnings and cash flows. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured and/or adversely impact our ability to attract officers and directors.

We will have no economic interest in the land beneath ground lease properties that we may acquire.

Certain of the properties that we may acquire may be on land owned by a governmental entity or other third party, while we own a leasehold, permit, or similar interest. This means that while we have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, with respect to such properties, we will have no economic interest in the land or buildings at the expiration of the ground lease or permit. As a result, although we will share in the income stream derived from the lease or permit, we will not share in any increase in value of the land associated with the underlying property and may forfeit rights to assets constructed on the land such as buildings and improvements at the end of the lease. Further, because we do not completely control the underlying land, the governmental or other third party owners that lease this land to us could take certain actions to disrupt our rights in the properties or our tenants’ operation of the properties or take the properties in an eminent domain proceeding. While we do not think such interruption is likely, such events are beyond our control. If the entity owning the land under one of our properties chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired.

Marinas, ski resorts, golf courses, hotels and senior living facilities in which we may invest may not be readily adaptable to other uses.

Ski resorts and related properties, marinas, golf courses, hotels and senior living facilities in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable for our tenant or operator or for us due to industry competition, a general deterioration of the applicable industry or otherwise, then we may have great difficulty re-leasing the property or developing an alternative use for the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

We compete with other companies for investments.

We anticipate that we will compete with other companies and investors, including other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds, banks and insurance companies, for the acquisition of properties, loans and other real estate-related investments that we seek to acquire or make. Some of the other entities that we may compete with for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other real estate-related investments which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

Your investment may be subject to additional risks if we make international investments.

We may purchase properties located in countries outside the United States. Such investments could be affected by factors particular to the laws and business practices of those countries. These laws or business practices may expose us to risks that are different from, and in addition to, those commonly found in the United States including, but not limited to foreign currency fluctuations and additional tax burdens that may impact our results of operations, cash flows and cash available for distribution to stockholders. Specifically, foreign investments could be subject to the following risks:

•	the imposition of unique tax structures and differences in taxation policies and rates and other operating expenses in particular countries;

•	non-recognition of particular structures intended to limit certain tax and legal liabilities;

•	changing governmental rules and policies, including changes in land use and zoning laws;

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enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s county of origin;

•	our advisor’s limited experience and expertise in foreign countries relative to our advisor’s experience and expertise in the United States;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

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the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability; and

•	more stringent environmental laws or changes in such laws.

We will not control the management of our properties.

In order to maintain our status as a REIT for federal income tax purposes, we may not operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success, therefore, will depend on our ability to select qualified and creditworthy tenants or managers who can effectively manage and operate the properties. Our tenants and managers will be responsible for maintenance and other day-to-day management of the properties or will enter into agreements with third-party operators. Our financial condition will be dependent on the ability of third-party tenants and/or managers to operate the properties successfully. We will attempt to enter into leasing agreements with tenants and management agreements with managers having substantial prior experience in the operation of the type of property being rented or managed; however, there can be no assurance that we will be able to make such arrangements. Additionally, if we elect to treat property we acquire as a result of a borrower’s default on a loan or a tenant’s default on a lease as “foreclosure property” for federal income tax purposes, we will be required to operate that property through an independent manager over whom we will not have control. If our tenants or third-party managers are unable to operate the properties successfully or if we select unqualified managers, then such tenants and managers might not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

Since we intend that our properties leased to third-party tenants will generally be on a triple net basis, we will depend on our third-party tenants not only for rental income, but also to pay insurance, taxes, utilities and maintenance and repair expenses in connection with the leased facilities. Any failure by our third-party tenants to effectively conduct their operations could adversely affect their business reputation and ability to attract and retain residents in our leased facilities. We anticipate that our leases will require such tenants to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with our tenants’ respective businesses. We cannot assure you that our tenants will have sufficient assets, income, access to financing and insurance coverage to enable it to satisfy these indemnification obligations. Any inability or unwillingness by our tenants to make rental payments to us or to otherwise satisfy their obligations under their lease agreements with us could adversely affect us.

We may not control our joint ventures.

We may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other real estate-related investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share with the unaffiliated party management control of the joint venture. For example, our venture partners may share approval rights on many major decisions. Those venture partners may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we may therefore be unable to control fully the activities of the joint venture. Should we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other real estate-related investments indirectly through the acquisition of interests in entities that own such properties, loans or other real estate-related investments, we may not be able to control the management of such assets which could have negative impacts including our qualification as a REIT.

Joint venture partners may have different interests than we have, which may negatively impact our control over our ventures.

Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our REIT qualification, returns on investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse.

In our joint ventures, there will be a potential risk of impasse in some business decisions because our approval and the approval of each co-venturer may be required for some decisions. In any joint venture, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete a buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops.

Compliance with the Americans with Disabilities Act may reduce our expected distributions.

Under the Americans with Disabilities Act of 1992, or the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Failure to comply with the ADA could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Our properties may be subject to environmental liabilities that could significantly impact our return from the properties and the success of our ventures.

Operations at certain of the properties we may acquire, or which are used to collateralize loans we may make, may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, Freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing health and environmental quality standards. In addition, certain of our properties may maintain and operate underground storage tanks (“USTs”) for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and the remediation of contaminated soils and groundwater resulting from leaking USTs.

As an owner of real estate, various federal and state environmental laws and regulations may require us to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability; therefore, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

We cannot be sure that all environmental liabilities associated with the properties that we may acquire will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability on us; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of USTs), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition, results of operations and ability to pay distributions to our stockholders. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Legislation and government regulation may adversely affect the development and operations of properties we may acquire.

In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we may acquire require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resorts often require federal permits to use U.S. Forest Service lands for their operations. Material permits, licenses or approvals may be terminated, not renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property and the amount of rent we receive from the tenant of such property.

Governmental regulation with respect to water use by ski resorts and golf courses could negatively impact ski resorts and golf courses we acquire.

The rights of ski resorts, golf courses and related properties that we may acquire to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts, golf courses and related properties we may acquire and the municipalities in which they are located may be dependent upon a single source of water, which sources could be historically low or inconsistent. Such a problem with water may lead to disputes and litigation over, and restrictions placed on, water use. Disputes and litigation over water use could damage the reputation of ski resorts, golf courses and related properties we may acquire and could be expensive to defend, and together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts, golf courses and related properties.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments.

We anticipate that the nature of the activities at certain of our properties will expose us and our operators to potential liability for personal injuries and, with respect to certain types of properties such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, insurance with respect to each of our properties that tenants lease or operate and each property securing a mortgage that we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically feasible to insure. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In the case of an insurance loss, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Adverse weather conditions may damage certain properties we acquire and reduce our operating income or our tenants’ ability to make scheduled rent payments to us.

Weather conditions may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or reduced rainfall levels), excessive rain, avalanches, mudslides and floods. Adverse weather could reduce the number of people participating in activities at properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which may cause damage (including, but not limited to property damage and loss of revenue) that is not generally insurable at commercially reasonable rates. Further, the physical condition of properties we acquire must be satisfactory to attract visitation. In addition to severe or generally inclement weather, other factors, including, but not limited to plant disease and insect infestation, as well as the quality and quantity of water, could adversely affect the conditions at properties we own and acquire or develop. We anticipate that most properties will have some insurance coverage that will offset such losses and fund needed repairs.

Our TRS lessee structure subjects us to the risk of increased operating expenses.

Our TRS lessees will engage independent facility managers pursuant to management agreements and will pay these managers a fee for operating the facilities and reimburse certain expenses paid by these managers; however, the TRS lessee will receive all the operating profit or losses at the facility, net of corporate income tax, and we will be subject to the risk of increased operating expenses.

Our TRS structure subjects us to the risk that the leases with our TRS lessees do not qualify for tax purposes as arms-length, which would expose us to potentially significant tax penalties.

Lessees of properties held in our TRSs, generally, our lodging properties and certain senior living properties, will incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and our TRS lessees were deemed by the Internal Revenue Service to not reflect an arms-length transaction as that term is defined by tax law, we may be subject to significant tax penalties as the lessor that would adversely impact our profitability and our cash flows.

Our inability or that of our management companies or our tenants to maintain franchise licenses for our lodging properties could decrease our revenues.

We expect that a number of our lodging properties will be franchisees. If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotels or resorts could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

There may be operational limitations associated by franchisors of our lodging properties.

We anticipate that we will operate a number of our lodging properties pursuant to franchise or license agreements with nationally recognized hotel brands. Generally, such franchise agreements will contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market. In addition, we anticipate that such standards will be subject to change over time, in some cases at the direction of the franchisor, and may restrict our ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor.

As a condition to the maintenance of a franchise license, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

We anticipate that franchisors will periodically inspect properties to ensure that we, our third-party tenants or our third-party management companies maintain their standards. Failure by us or one of our third-party tenants or third-party management companies to maintain these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee, which varies by franchisor and by property.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Our tenants may generally be subject to risks associated with the employment of unionized personnel for our lodging and senior living properties.

From time to time, the operations of any lodging properties and senior living properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We or our tenants may also incur increased legal costs and indirect labor costs as a result of such disruptions, or contract disputes or other events. Those of our lodging properties and senior living properties that are operating through a TRS and certain of the third-party managers for such properties, as well as certain of our tenants of senior living properties that we will lease to third-party tenants may be more susceptible to and potentially more impacted by labor force activities than others. One or more of our tenants or our third-party managers operating some of these types of properties may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities and/or increased costs affiliated with such activities could materially and adversely affect our operations and the financial condition of the lodging and senior living properties we own through a TRS and affect the operating income of our tenants for those properties we lease to third parties.

Changing brand affiliation, changing management companies and/or expanding or renovating our hotels and resorts may not improve their financial performance or may subject us to additional costs, which may adversely affect our results of operations and financial condition for such properties.

We may expand, renovate, change the brand affiliation and/or change the management company for lodging properties we acquire. We will undertake these actions to improve results of operations at these properties. Typically, when an owner changes managers, property performance declines for a period of time. If these expansions, renovations, changes of brand affiliation and/or changes of management companies at our lodging properties do not improve their financial performance, the operations and the financial condition of such properties may be adversely affected.

The most recent economic slowdown, continuing terrorist threats, military activity in the Middle East, natural disasters and other world events impacting the global economy have adversely affected the travel and lodging industries in the past and these adverse effects may continue or occur in the future.

As a result of terrorist and attacks and threats of attacks around the world, the war in Iraq and Afghanistan and the effects of the economic recession through 2009, the lodging industry experienced a significant decline in revenues, due to a reduction in both business and leisure travel, resulting in lower occupancy rates.

Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our lodging properties would also negatively affect our operations.

The lodging industry is intensely competitive, and, as a result, our managers and our tenants may be unable to compete successfully or our competitors’ marketing strategies may be more effective.

The lodging industry is intensely competitive. Such competition could reduce occupancy levels and rental revenues at our lodging properties, which would adversely affect our operations for such properties. Our properties may compete with other existing and new hotels and resorts both in their immediate vicinity and in their geographic markets. Since we do not expect to operate our properties, our revenues depend on the ability of the managers and our tenants to compete successfully with other hotels and resorts in their respective markets. Some of our competitors may include nationally recognized hotel brands with which we will not be associated and/or which have substantially greater marketing and financial resources than we do. The inability of our managers and our tenants to compete successfully with our competitors’ marketing strategies will adversely affect the results of operations of our properties.

The increasing use of internet travel intermediaries by consumers may result in fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows.

We anticipate that some of the rooms at our lodging properties will be booked through Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com. As internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our third-party management companies. Moreover, some of these internet travel intermediaries are attempting to offer hotel and resort rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than to our third-party management companies and/or hotel and resort brands, which could have an adverse effect on our business because we anticipate that we will rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and our managers and our tenants fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Existing senior living facilities that we may acquire may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

We anticipate that we will acquire operating senior living properties. Such senior living properties may be subject to unknown or contingent liabilities for which we may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under transaction agreements related to our acquisition of senior living properties may not survive the closing of the transactions. While we will likely seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on indemnifiable losses. There is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with these facilities may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We intend to invest in private-pay senior housing facilities, a segment of the senior living industry that is highly competitive.

Private-pay senior housing is a competitive segment of the senior living industry. Our senior living properties will compete on the basis of location, affordability, quality of service, reputation and availability of alternative care environments. Our senior living properties also will rely on the willingness and ability of seniors to select senior housing options. Our facility operators may have competitors with greater marketing and financial resources and may be able to offer incentives or reduce fees charged to residents thereby potentially reducing the perceived affordability of our facilities during downturns in the economy. Additionally, the high demand for quality caregivers in a given market could increase the costs associated with providing care and services to residents. These and other factors could cause the amount of our revenue generated by private payment sources to decline or our operating expenses to increase. In periods of weak demand, as has occurred during the current general economic recession, profitability may be negatively affected by the relatively high fixed costs of operating a senior living property.

Events which adversely affect the ability of seniors to afford our daily resident fees could cause the occupancy rates, resident fee revenues and results of operations of our senior living facilities to decline.

Costs to seniors associated with certain types of the senior living properties we intend to acquire generally are not reimbursable under government reimbursement programs such as Medicaid and Medicare. Substantially all of the resident fee revenues generated by our facilities will be derived from private payment sources consisting of income or assets of residents or their family members. Only seniors with income or assets meeting or exceeding certain standards can typically afford to pay our daily resident and service fees and, in some cases, entrance fees. Economic downturns such as the one recently experienced in the United States, reductions or declining growth of government entitlement programs, such as social security benefits, or stock market volatility could adversely affect the ability of seniors to afford the fees for our senior living facilities. If our tenants or managers are unable to attract and retain seniors with sufficient income, assets or other resources required to pay the fees associated with assisted and independent living services, the occupancy rates, resident fee revenues and results of operations for these facilities could decline, which, in turn, could have a material adverse effect on our business.

The inability of seniors to sell their homes could negatively impact occupancy rates, revenues, cash flows and results of operations of the facilities we acquire.

Recent severe housing price declines and reduced home mortgage availability have negatively affected the U.S. housing market, with certain geographic areas experiencing more acute deterioration than others. Downturns in the housing markets, such as the one we currently are experiencing, could adversely affect the ability (or perceived ability) of seniors to afford the entrance fees and resident fees as potential residents frequently use the proceeds from the sale of their homes to cover the cost of these fees. Specifically, if seniors have a difficult time selling their homes, these difficulties could impact their ability to relocate into or finance their stays at our senior living facilities with private resources. If the recent volatility in the housing market continues for a prolonged period, the occupancy rates, revenues, cash flows and results of operations for these facilities could be negatively impacted.

Significant legal actions brought against the tenants or managers of our senior living facilities could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.

The tenants or managers of our senior living properties may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage that will be maintained by such tenants of managers, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to our tenants or managers due to state law prohibitions or limitations of availability. As a result, the tenants or managers of our senior living properties operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time to time, there may also be increases in government investigations of long-term care providers, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation, could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on a facility operator’s financial condition. If a tenant or manager is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant or manager is required to pay uninsured punitive damages, or if a tenant or manager is subject to an uninsurable government enforcement action, the tenant or manager could be exposed to substantial additional liabilities, which could result in its bankruptcy or insolvency or have a material adverse effect on a tenant’s or manager’s business and its ability to meet its obligations to us.

Moreover, advocacy groups that monitor the quality of care at senior living facilities have sued senior housing facility operators and demanded that state and federal legislators enhance their oversight of trends in senior living property ownership and quality of care. Patients have also sued operators of senior living properties and have, in certain cases, succeeded in winning very large damage awards for alleged abuses. This litigation and potential future litigation may materially increase the costs incurred by the tenants and managers of our facilities for monitoring and reporting quality of care compliance. In addition, the cost of medical malpractice and liability insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of senior living facilities continues. Increased costs could limit the ability of the tenants and managers of our facilities to meet their obligations to us, potentially decreasing our revenue and increasing our collection and litigation costs. To the extent we are required to remove or replace a manager, our revenue from the affected facility could be reduced or eliminated for an extended period of time.

Finally, if we lease a senior living facility to our TRS lessee rather than leasing the property to a third-party tenant, our TRS lessee will become subject to state licensing requirements that apply to senior living facility operators and our TRS lessee will have increased liability resulting from events or conditions that occur at the facility, including for example injuries to residents at the facility that are caused by the negligence or misconduct of the facility operator or its employees. Insurance may not cover all such liabilities.

We will be exposed to various operational risks, liabilities and claims with respect to our senior living properties that may adversely affect our ability to generate revenues and/or increase our costs.

Through our ownership of senior living properties, we will be exposed to various operational risks, liabilities and claims with respect to our facilities in addition to those generally applicable to ownership of real property. These risks include fluctuations in occupancy levels, the inability to achieve economic resident fees (including anticipated increases in those fees), rent control regulations, and increases in labor costs (as a result of unionization or otherwise) and services. Any one or a combination of these factors, together with other market and business conditions beyond our control, could result in operating deficiencies at our senior living properties, which could have a material adverse effect on our facility operators’ results of operations and their ability to meet their obligations to us and operate our facilities effectively and efficiently, which in turn could adversely affect us.

Failure to succeed in the senior living market may have adverse consequences on our performance.

Other than our chairman and vice chairman of the board, neither we nor the management of our advisor has experience in owning or operating senior living facilities. The experience of the management of our advisor in other classes of property, such as leisure and lodging, does not ensure that we will be able to operate successfully in the senior living market. Our success in this market sector will be dependent, in part, upon our ability to evaluate local senior living market conditions, identify appropriate acquisition opportunities, and find qualified tenants or, where properties are acquired through a TRS, to engage and retain qualified independent managers to operate these properties. In addition, due to our inexperience in acquiring senior living properties, we may abandon opportunities to enter a local market or acquire a property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Unanticipated expenses and insufficient demand for senior living properties could adversely affect our profitability.

As part of our investment strategy, we may acquire senior living properties in geographic areas where potential customers may not be familiar with the benefits of and care provided by that particular property. As a result, we may have to incur costs relating to the opening, operation and promotion of such facilities that are substantially greater than those incurred in other areas where the facilities are better known by the public. These properties may attract fewer residents than other senior living facilities we may acquire and may have increased costs, such as for marketing expenses, adversely affecting the results of operations of such facilities as compared to those facilities that are better known.

Our failure or the failure of the tenants and managers of our facilities to comply with licensing and certification requirements, the requirements of governmental programs, fraud and abuse regulations or new legislative developments may materially adversely affect the operations of our senior living properties.

The operations of our senior living properties are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of certain revenue sources until all licensure or certification issues have been resolved. Facilities may also be affected by changes in accreditation standards or procedures of accrediting agencies that are recognized by governments in the certification process. State laws may require compliance with extensive standards governing operations and agencies administering those laws regularly inspect such facilities and investigate complaints. Failure to comply with all regulatory requirements could result in the loss of the ability to provide or bill and receive payment for health care services at our senior living facilities. Additionally, transfers of operations of certain senior living facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate. We may have no direct control over the tenant’s or manager’s ability to meet regulatory requirements and failure to comply with these laws, regulations and requirements may materially adversely affect the operations of these properties.

Cost control and other health care reform measures may reduce reimbursement revenue available to certain of our senior living properties.

The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. These trends are likely to lead to reduced or slower growth in reimbursement for services provided at some of our senior living properties and could therefore result in reduced profitability of such properties, adversely affecting our rental income or results of operations.

Each year, legislative proposals are introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system, nationally or at the state level. We cannot predict whether any proposals will be adopted or, if adopted, what effect, if any, these proposals would have on those of our senior living facilities offering health care services and, thus, our business.

Health care, including the long-term care and assisted living sectors, remains a dynamic, evolving industry. On March 23, 2010, the Patient Protection and Affordable Care Act of 2010 was enacted and on March 30, 2010, the Health Care and Education Reconciliation Act was enacted, which in part modified the Patient Protection and Affordable Care Act. Together, the two Acts serve as the primary vehicle for comprehensive health care reform in the United States. The two Acts are intended to reduce the number of individuals in the United States without health insurance and effect significant other changes to the ways in which health care is organized, delivered and reimbursed. The legislation will become effective in a phased approach, beginning in 2010 and concluding in 2018. At this time, the effects of the legislation and its impact on our business are not yet known. Our business could be materially and adversely affected by the two Acts and further governmental initiatives undertaken pursuant to the two Acts.

Although we intend to target senior living properties in markets that have high barriers to entry for new facilities, barriers to entry in the senior living property industry are not substantial in all markets.

Consequently, the development of new senior living properties could outpace demand. If the development of new senior living housing facilities outpaces demand for those asset types in the markets in which our facilities are located, those markets may become saturated. Overbuilding in our markets, therefore, could cause us to experience decreased occupancy, reduced operating margins and lower profitability.

Termination of resident lease agreements could adversely affect our revenues and earnings for senior living properties providing assisted living services.

Applicable regulations governing assisted living facilities generally require written resident lease agreements with each resident. Most of these regulations also require that each resident have the right to terminate the resident lease agreement for any reason on reasonable notice or upon the death of the resident. The operators of senior living properties cannot contract with residents to stay for longer periods of time, unlike typical apartment leasing arrangements with terms of up to one year or longer. In addition, the resident turnover rate in our facilities may be difficult to predict. If a large number of resident lease agreements terminate at or around the same time, and if our units remained unoccupied, then our tenants may have difficulty making rental payments and our revenues and earnings could be adversely affected.

The healthcare facilities we may acquire, such as medical office buildings and surgery centers, and our health and wellness-related facilities may be unable to compete successfully.

The healthcare facilities we may acquire, such as medical office buildings and surgery centers and our health and wellness-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our facilities.

Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

If we acquire healthcare facilities, some tenants of medical office buildings, surgery centers, and other healthcare facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Any lease arrangements we may enter into with certain tenants could also be subject to these fraud and abuse laws concerning Medicare and Medicaid. These laws include:

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the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

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the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

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the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make cash distributions.

Our investments in common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate common equity securities of both publicly traded and private real estate companies. Investments in real estate common equity securities involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate common equity securities are subject to risks of (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the prior claims of banks and other senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate common equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate preferred equity securities, which involve a higher degree of risk than traditional debt financing due to a variety of factors, including the risk that such investments are subordinate to traditional loans and are not collateralized by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

A portion of our real estate securities investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Lending Related Risks

Decreases in the value of the property underlying our mortgage loans might decrease the value of our assets.

The mortgage loans in which we plan to invest are collateralized by underlying real estate. When we make these loans, we are at risk of default on these loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties collateralizing mortgage loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop or in some instances fail to rise, our risk will increase and the value of our assets may decrease.

The mortgage, bridge and mezzanine loans in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are collateralized by commercial property. The ability of a borrower to repay a loan collateralized by a commercial property typically is dependent primarily upon the successful operation of the underlying property, rather than on any independent income or assets of the borrower. A borrower’s net income and, therefore, its ability to pay us, may be affected by a variety of factors, including number and mix of tenants, property management decisions, property location and condition, competition, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

If a borrower defaults under a mortgage, bridge or mezzanine loan we have made, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan. In the event of the bankruptcy of a borrower, the loan to such borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure on a loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed loan. If we determine that the sale of a foreclosed property is in our best interest, delays in the sale of such property could negatively impact the price we receive and we may not be receiving any income from the property although we will be required to incur expenses, such as for maintenance costs, insurance costs and property taxes. The longer we are required to hold the property, the greater the potential negative impact on our revenues and results of operations. In addition, any restructuring, workout, foreclosure or other exercise of remedies with respect to loans that we have made or acquired could create income tax costs or make it more difficult for us to qualify as a REIT. If we acquire a property by way of foreclosure or a deed in lieu of foreclosure, we may be subject to a 100% tax on gain from a subsequent resale of that property under the prohibited transaction rules. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions.” Alternatively, if we make an election to treat such property as “foreclosure property” under applicable income tax laws, we may avoid the 100% tax on prohibited transactions, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

The loans we make or invest in will be subject to interest rate fluctuations.

If we invest in fixed-rate, long-term loans and interest rates increase, the loans could yield a return that is lower than then-current market rates. Conversely, if interest rates decline, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease.

Financing Related Risks

Instability in the credit market and real estate market could have a material adverse affect on our results of operations, financial condition and ability to pay distributions to you.

We may not be able to obtain financing for investments on terms and conditions acceptable to us, if at all. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. If this volatility and uncertainty persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be significantly impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase likely will be lower. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. Additionally, the reduction in equity and debt capital resulting from turmoil in the capital markets has resulted in fewer buyers seeking to acquire commercial properties leading to lower property values and the continuation of these conditions could adversely impact our timing and ability to sell our properties.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of parties seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Mortgage indebtedness and other borrowings will increase our business risks.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing collateralized by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans collateralized by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. If necessary, we also may borrow funds to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our articles of incorporation provide that we may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval. Borrowing may be risky if the cash flow from our properties and other real estate-related investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage assets or pledge equity as collateral and we cannot meet our debt obligations, then the lender could take the collateral, and we would lose the asset or equity and the income we were deriving from the asset.

Our revenues will be highly dependent on operating results of and lease payments from our properties and interest payments from loans that we make. Defaults by our tenants or borrowers would reduce our cash available for the repayment of our outstanding debt and for distributions.

Our ability to repay any outstanding debt and make distributions to stockholders depends upon the ability of our managers to generate sufficient operating income and our tenants and borrowers to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. For example, the ability of our golf tenants to make their scheduled rent payments to us will be dependent upon their ability to generate sufficient operating income at the golf courses they operate. A tenant’s failure or delay in making scheduled rent payments to us or a borrower’s failure to make debt service payments to us may result from the tenant or borrower realizing reduced revenues at the properties it operates.

Defaults on our borrowings may adversely affect our financial condition and results of operations.

Defaults on loans collateralized by a property we own may result in foreclosure actions and our loss of the property or properties securing the loan that is in default. Such legal actions are expensive. For tax purposes, in general a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt collateralized by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure, all or a portion of such taxable income may be subject to tax, and/or required to be distributed to our stockholders in order for us to qualify as a REIT. In such case, we would not receive any cash proceeds to enable us to pay such tax or make such distributions. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to stockholders will be adversely affected.

Financing arrangements involving balloon payment obligations may adversely affect our ability to make distributions.

We may enter into fixed-term financing arrangements which would require us to make “balloon” payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or sell a particular property. At the time the balloon payment is due, we may not be able to raise equity or refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. These refinancing or property sales could negatively impact the rate of return to stockholders and the timing of disposition of our assets. In addition, payments of principal and interest may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may borrow money that bears interest at a variable rate and, from time to time, we may pay mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distributions, operating policies and ability to incur additional debt. Such limitations hamper our flexibility and may impair our ability to achieve our operating plans including maintaining our REIT status.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders.

We may engage in hedging transactions to manage the risk of changes in interest rates, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. We may use derivative financial instruments for this purpose, collateralized by our assets and investments. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Hedging activities may be costly or become cost-prohibitive and we may have difficulty entering into hedging transactions.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We may be unable to manage these risks effectively.

Tax Related Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to pay distributions to you.

Arnold & Porter LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2011, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2011. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Arnold & Porter LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Arnold & Porter LLP’s legal judgment based on the law in effect as of the date of this prospectus. Arnold & Porter LLP’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal and state income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions-paid deduction, but we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties.

We believe that we would be treated as the owner of properties where we would own the underlying real estate, except with respect to leases structured as “financing leases,” which would constitute financings for federal income tax purposes. If the lease of a property does not constitute a lease for federal income tax purposes and is recharacterized as a secured financing by the Internal Revenue Service, then we believe the lease should be treated as a financing arrangement and the income derived from such a financing arrangement should satisfy the 75% and the 95% gross income tests for REIT qualification as it would be considered to be interest on a loan collateralized by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us. In particular, we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal and not rent). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans. No assurance can be provided that the Internal Revenue Service would recharacterize such transactions as financings that would qualify under the 95% and 75% gross income tests. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

Excessive non-real estate asset values may jeopardize our REIT status.

In order to qualify as a REIT, among other requirements, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate not more than 25% of our total assets. In addition, under federal income tax law, we may not own securities in, or make loans to, any one company (other than a REIT, a qualified REIT subsidiary or a TRS) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company (other than certain securities described in “Federal Income Tax Considerations — Operational Requirements — Asset Tests”), or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more TRSs which have, in the aggregate, a value in excess of 25% of our total assets.

The 75%, 25%, 10% and 5% REIT qualification tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully in “Federal Income Tax Considerations — Operational Requirements — Asset Tests.”

We may have to borrow funds or sell assets to meet our distribution requirements.

Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income to its stockholders. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid, or some of our deductions might be subject to certain disallowance rules under the Internal Revenue Code. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirements applicable to a REIT.

Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent certain liabilities are incurred.

Even if we qualify as a REIT, we are subject to some federal, foreign and state and local taxes on our income and property that could reduce operating cash flow, including but not limited to: (i) tax on any undistributed real estate investment trust taxable income; (ii) “alternative minimum tax” on our items of tax preference; (iii) certain state income taxes (because not all states treat REITs the same as they are treated for federal income tax purposes); (iv) a tax equal to 100% of net gain from “prohibited transactions”; (v) tax on gains from the sale of certain “foreclosure property”; (vi) tax on gains of sale of certain “built-in gain” properties; and (vii) certain taxes and penalties if we fail to comply with one or more REIT qualification requirements, but nevertheless qualify to maintain our status as a REIT. Foreclosure property includes property with respect to which we acquire ownership by reason of a borrower’s default on a loan or possession by reason of a tenant’s default on a lease. We may elect to treat certain qualifying property as “foreclosure property,” in which case, the income from such property will be treated as qualifying income under the 75% and 95% gross income tests for three years following such acquisition. To qualify for such treatment, we must satisfy additional requirements, including that we operate the property through an independent contractor after a short grace period. We will be subject to tax on our net income from foreclosure property. Such net income generally means the excess of any gain from the sale or other disposition of foreclosure property and income derived from foreclosure property that otherwise does not qualify for the 75% gross income test, over the allowable deductions that relate to the production of such income. Any such tax incurred will reduce the amount of cash available for distribution. See “Federal Income Tax Considerations — Taxation of CNL Diversified Lifestyle Properties, Inc.”

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through TRSs, each of which would diminish the return to our stockholders.

The sale of one or more of our properties may be considered prohibited transactions under the Code. Any “inventory-like” sales, such as the sale of condominiums, would almost certainly be considered such a prohibited transaction. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions.” If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% penalty tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) the REIT does not make more than seven sales of property during the taxable year, the aggregate adjusted bases of property sold during the taxable year does not exceed 10% of the aggregate bases of all of the REIT’s assets as of the beginning of the taxable year or the fair market value of property sold during the taxable year does not exceed 10% of the fair market value of all of the REIT’s assets as of the beginning of the taxable year. Given our investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the prohibited transaction tax if we acquired the property through a TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). We may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax which will have a negative impact on cash flow and the ability to make cash distributions.

As a REIT, the value of our ownership interests held in our TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 25% of the value of our total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

We intend to maintain the status of our operating partnership as either a disregarded entity or an entity taxable as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a disregarded entity or an entity taxable as a partnership, our operating partnership would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. Additionally, this could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership or disregarded entity for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Equity participation in mortgage, bridge, mezzanine or other loans may result in taxable income and gains from these properties that could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity” or as a “shared appreciation mortgage,” we might have to recognize income, gains and other items from the property as if an equity investor for federal income tax purposes. This could affect our ability to qualify as a REIT.

Legislative or regulatory action could adversely affect us or your investment in us.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation and the status of legislative, regulatory or administrative developments on your investment in our shares. You also should note that our counsel’s tax opinion is based upon our representations and existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Although REITs continue to receive favorable tax treatment (a deduction for dividends paid), it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our articles of incorporation provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders in accordance with the Maryland General Corporation Law and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If our assets are deemed “plan assets” for the purposes of ERISA, we could be subject to excise taxes on certain prohibited transactions.

We believe that our assets will not be deemed to be “plan assets” for purposes of ERISA and/or the Code, but we have not requested an opinion of counsel to that effect, and no assurances can be given that our assets will never constitute “plan assets”. If our assets were deemed to be “plan assets” for purposes of ERISA and/or the Code, among other things, (a) certain of our transactions could constitute “prohibited transactions” under ERISA and the Code, and (b) ERISA’s prudence and other fiduciary standards would apply to our investments (and might not be met). Among other things, ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty, and the Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced. For more information, see “Plan of Distribution — Certain Benefit Plan Considerations.”

Risks Related to Our Organizational Structure

The limit on the percentage of shares of our stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our articles of incorporation restrict the direct or indirect ownership by one person or entity to no more than 9.8%, by number or value, of any class or series of our equity stock (which includes common stock and any preferred stock we may issue). This restriction may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and stockholders and may also decrease your ability to sell your shares of our common stock.

Our board of directors can take many actions without stockholder approval.

Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the NASDAQ Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change our advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as loans and building-only properties, with the land owned by a third party; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

You will be limited in your right to bring claims against our officers and directors.

Our articles of incorporation provide that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct and without negligence or misconduct on the part of our officers and non-independent directors, our advisor or affiliates and without gross negligence or willful misconduct by our independent directors. In addition, our articles of incorporation provide that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary or other damages. Our articles of incorporation also provide that, with the approval of our board of directors, we may indemnify our employees and agents for losses they may incur by reason of their service in such capacities so long as they satisfy these requirements. We will enter into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.

Investors in this offering will not have preemptive rights.

Investors in this offering do not have preemptive rights to any shares we may issue in the future. We may issue, without stockholder approval, one or more classes of preferred stock or additional shares of common stock. These issuances may reduce the value of the shares purchased by investors in this offering. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Payment of any distribution preferences of outstanding preferred stock we issue would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders which may reduce the amount available to common stockholders. In addition, under certain circumstances, the issuance of preferred stock or additional shares of common stock may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management, including our advisor and property manager.

Our use of an operating partnership structure may result in potential conflicts of interest with limited partners other than us, if any, in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners other than us, if any, in our operating partnership will have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of other limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can be identified by the use of such words as “may,” “plan,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” predict,” “potential,” “would,” “should,” “could,” “seeks,” “approximately,” “projects” or the negative of such words. You can also identify forward-looking statements by discussions of strategy, objectives, plans or intentions of management for future operations or economic performance and related assumptions and forecasts.

We caution you that forward-looking statements are not guarantees. We believe that our expectations reflected in the forward-looking statements are based on our reasonable beliefs, assumptions and expectations of our future performance, and have taken into account all information currently available to us. Such beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements.

Important factors that could cause our actual results of operations and execution of our business strategy to differ materially from the expectations reflected in our forward-looking statements include, but are not limited to:

•	general economic, business and market conditions, and the real estate financing and securities markets in particular;

•	changes in federal and local laws and regulations;

•	increased competitive pressures;

•	risks associated with acquisitions and maintaining REIT status;

•	our ability to invest the proceeds from this offering in a timely manner;

•	our ability to obtain debt financing at attractive terms;

•	our ability to locate suitable tenants, borrowers, and managers;

•	interest rates and foreign currency exchange rates; and

•	the ability of our tenants, borrowers and managers to operate our properties successfully and to fulfill their obligations.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed in the “Risk Factors” section of this prospectus. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of the documents incorporated by reference in this prospectus that include forward-looking statements.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell:

•	the Minimum Offering of $2,000,000, of which no shares are sold through our Distribution Reinvestment Plan;

•	approximately one-half of the Maximum Offering, of which 5.0% are sold through our Distribution Reinvestment Plan; and

•	the Maximum Offering, of which 5.0% are sold through our Distribution Reinvestment Plan.

The amounts set forth below represent our best estimate of our use of offering proceeds; however, this is a best efforts offering so there is no guarantee as to the amount of shares that we will sell. In addition, we reserve the right to reallocate shares we are offering between the primary offering and our Distribution Reinvestment Plan. Depending primarily on the number of shares sold in this offering, we estimate that approximately 85.00% to 89.48% of the Gross Proceeds will be used for investment, the payment of Investment Services Fees and Acquisition Expenses or other corporate purposes. The remainder of offering proceeds is expected to be used to pay selling commissions, marketing support fees and other Organizational and Offering Expenses. The amount available for investment will be less to the extent that we use offering proceeds, including proceeds from our Distribution Reinvestment Plan, to fund redemptions under our Redemption Plan, pay distributions, repay debt, pay Operating Expenses or establish reserves. While we believe the estimated use of proceeds set forth below is reasonable, you should view this table only as an estimate of the use of proceeds that may be achieved.

	Assuming Sale of Minimum Offering		Assuming Sale of 150 Million Shares		Assuming Sale of Maximum Offering

	Amount	Percent	Amount	Percent	Amount	Percent
GROSS PROCEEDS(1)	$2,000,000	100.00%	$1,496,250,000	100.00%	$2,992,500,000	100.00%

Less:
Selling Commissions and Marketing Support Fees(1)(2)	200,000	10.00%	142,500,000	9.52%	285,000,000	9.52%
Other Organizational and Offering Expenses(2)	100,000	5.00%	29,925,000	2.00%	29,925,000	1.00%

NET OFFERING PROCEEDS	1,700,000	85.00%	1,323,825,000	88.48%	2,677,575,000	89.48%
Less:
Investment Services Fees(3)(5)	31,000	1.55%	24,491,000	1.64%	49,535,000	1.66%
Acquisition Expenses(4)(5)	17,000	0.85%	13,238,000	0.88%	26,776,000	0.89%
Initial Working Capital Reserve(6)	—	—	—	—	—	—

AMOUNT AVAILABLE FOR INVESTMENT(7)	$1,652,000	82.60%	$1,286,096,000	85.96%	$2,601,264,000	86.93%

(1)	We will pay selling commissions and marketing support fees to our Managing Dealer as shares are sold in accordance with the terms of the Managing Dealer Agreement. Our Managing Dealer intends to engage unrelated, third-party participating brokers in connection with the sale of the shares of this offering. In connection therewith, our Managing Dealer will pay such participating brokers up to 7% and up to 3% of the Gross Proceeds from the sale of shares by such participating brokers as selling commissions and marketing support fees, respectively. See the section of this prospectus entitled “Plan of Distribution” for a description of the circumstances under which selling commissions and marketing support fees may be reduced in connection with certain purchases including, but not limited to, purchases by investors that are clients of a registered investment advisor, registered representatives or principals of our Managing Dealer or participating brokers, and our advisor, its affiliates, managers, officers and employees. A portion of the selling commissions will be reduced in connection with volume purchases, and will be reflected by a corresponding reduction in the per share purchase price. In no event, however, will commission discounts reduce the proceeds of the offering that are available to the Company. Selling commissions and marketing support fees will not be paid in connection with the purchase of shares pursuant to our Distribution Reinvestment Plan.

(2)	Estimated other Organizational and Offering Expenses presented in this table include any and all costs and expenses, excluding selling commissions and marketing support fees which are presented separately in this table, incurred by us or any of our affiliates in connection with our formation, qualification and registration, and the marketing and distribution of our shares in this offering, including, without limitation, the following: legal, accounting and escrow fees; certain due diligence expenses, printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of our shares under federal and state laws. Pursuant to FINRA rules, Organizational and Offering Expenses, which includes selling commissions and marketing support fees, paid by us may not exceed 15% of Gross Proceeds of the primary offering. Therefore, the estimated Organizational and Offering Expenses, including selling commissions and marketing support fees, will not exceed 5% for the Minimum Offering, and are estimated to be 2% for the sale of 150 million shares and 1% for the Maximum Offering, all within the 15% limitation.

(3)	For purposes of estimating the Investment Services Fee, we are assuming the proceeds of this offering are used to acquire assets composed of real properties and loans that we invest in or originate. The Investment Services Fees reflected in this table are calculated by multiplying the purchase price of real properties and loans that we invest in or originate by 1.85%. No portion of the net proceeds are assumed to be used to acquire securities for which no Investment Services Fees apply. For purposes of this table, we have assumed that no debt financing is used to acquire our investments; however, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy generally to limit our aggregate borrowing to approximately 75% of the value of our assets once we have ceased raising capital under this offering or any subsequent primary offering and invested substantially all of our capital. Our intent is to target our aggregate borrowings to between 40% to 60% of the aggregate value of our assets once we own a seasoned and stable asset portfolio.

(4)	Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the properties. Acquisition Expenses means any and all expenses, exclusive of the Investment Services Fees, incurred by us or reimbursed by us to our Operating Partnership, our advisor, or any of their affiliates in connection with the selection, acquisition, development or construction of any real property investment, including any securities, loans or other Permitted Investments whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence. For purposes of this table, we have estimated that the third-party costs will average 1% of the contract purchase price of properties or other investments and assumed that we will not use debt financing to acquire our investments.

(5)	Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees and Acquisition Expenses must be reasonable and may not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of our board of directors, including a majority of our Independent Directors, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees include any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any affiliates of ours, our Operating Partnership or our advisor) in connection with the selection, purchase, development or construction of real property or with making or investing in loans, securities or other Permitted Investments, including, real estate commissions, selection fees, Investment Services Fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. This definition specifically excludes development fees and construction fees paid to any Person not affiliated with our advisor in connection with the actual development and construction of a project.

(6)	Estimates for initial working capital reserves and reserves for initial and/or ongoing capital improvements will be established on a property-by-property basis at the time a property is acquired and as required by a lender. Such reserves may be funded from proceeds from this offering, debt proceeds, cash from operations and/or other sources of cash available to us. In addition to reserves for capital improvements, we may establish reserves for other purposes from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(7)	Although a substantial majority of the amount available for investment presented in this table is expected to be invested in properties or used to originate or invest in loans or other real estate-related investments, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities; (ii) to establish reserves; or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these Organizational and Offering Expenses may not exceed the limitation of Organizational and Offering Expenses pursuant to our articles of incorporation and FINRA rules. In addition, we may use proceeds from our Distribution Reinvestment Plan for redemptions of shares. See “Summary of Redemption Plan.”

Until proceeds are required to be invested or used for other purposes, we expect to invest such amounts in short-term, highly liquid investments with appropriate safety of principal, including, but not limited to, government obligations, short-term debt obligations and interest bearing bank accounts.

MANAGEMENT COMPENSATION

We are an externally advised company and as such, although we have a board of directors and executive officers responsible for our management, we have no paid employees. Two of our directors and all of our executive officers are employed by, and receive compensation from, our advisor or its affiliates. Our advisor is responsible for managing our day-to-day affairs. Our property manager is responsible for managing our properties. Our Managing Dealer is responsible for performing services in connection with the offer and sale of our shares in this offering. Our Managing Dealer will engage participating brokers in connection with the sale of our shares and, in connection therewith, is expected to reallow the majority of the compensation received from us to such participating brokers as described below. In addition, our advisor and property manager are expected to engage other parties, including affiliates, to perform certain services and, in connection therewith, are expected to reallow a portion of their fees received from us to such entities.

The following table summarizes the compensation, reimbursements and distributions (exclusive of any distributions to which our affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering) we contemplate paying to our advisor, our property manager, our Managing Dealer and other affiliates, including amounts to reimburse their costs in providing services and for amounts advanced on our behalf. For additional information concerning compensation paid to our advisor and other affiliates, see the section of this prospectus entitled “Certain Relationships and Related Transactions.” In addition, for information concerning compensation to our Independent Directors, see “Management.”

The compensation payable to our advisor is subject to the terms and conditions of our Advisory Agreement, which must be renewed on an annual basis. As a result, such amounts may be increased or decreased in future renewals of the Advisory Agreement. In addition, compensation payable to our property manager is subject to the terms of our property management agreement with it and may be changed upon future renewals. Further, the terms of our Managing Dealer Agreement are not expected to change during this offering; however, in the event we determine to have additional equity offerings in the future, the terms of any future agreement, if any, could vary from the terms described below. Therefore, although this represents compensation and reimbursements we expect to pay to our advisor, our property manager, our Managing Dealer and other affiliates in connection with the sale of assets and investment of the proceeds from this offering, there is no assurance our costs for these and/or other future services will remain unchanged throughout our duration. In addition, because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

Fees Paid in Connection with Our Offering

Selling commissions to our Managing Dealer and participating brokers(2)	We will pay our Managing Dealer selling commissions of up to 7% of Gross Proceeds of shares sold in connection with the primary offering, including shares sold under our Automatic Purchase Plan. No selling commissions will be paid in connection with shares sold pursuant to our Distribution Reinvestment Plan. Pursuant to separately negotiated participating broker agreements, our Managing Dealer may reallow all or any portion of the 7% selling commissions to participating brokers with respect to shares they sell.	$199.500 million

Marketing support fees to our Managing Dealer and participating brokers(2)	We will pay our Managing Dealer marketing support fees of up to 3% of Gross Proceeds of shares sold in connection with the primary offering, including shares sold under our Automatic Purchase Plan. No marketing support fees will be paid in connection with shares sold pursuant to our	$85.500 million

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

Distribution Reinvestment Plan. Pursuant to separately negotiated agreements with participating brokers, our Managing Dealer may reallow all or any portion of the marketing support fees earned to participating brokers with respect to shares they sell.

Reimbursement of other Organizational and Offering Expenses to our advisor and its affiliates	We will reimburse our advisor and its affiliates for actual expenses incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our Managing Dealer and participating brokers(3). Under applicable rules, the total amount of Organizational and Offering Expenses (including selling commissions and marketing support fees) we incur for this primary offering may not exceed 15% of Gross Proceeds of our primary offering.	Amount is not determinable at this time but is estimated to be 1% of Gross Proceeds ($29.925 million)

Fees Paid in Connection with the Acquisition of Properties, and Making Loans or Other Real Estate- Related Investments

Investment Services Fee to our advisor on the purchase price of Assets(4)	We will pay our advisor 1.85% of the purchase price of real properties, or Permitted Investments that are not securities, or the making of loans that are not securities, for services in connection with the selection, evaluation, structure, and purchase of Assets. No Investment Services Fee will be paid to our advisor in connection with our purchase of securities.	Amount is not determinable at this time but is estimated to be $49.535 million (assuming no debt financing to purchase Assets) and approximately $79.256 million (assuming debt financing equal to 60% of our total Assets)

Other Acquisition Fees to our advisor and its affiliates(4)	We may pay our advisor and its affiliates fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition or disposition of securities. Such fees are in addition to the Investment Services Fee (described above) and include development fees for packaging a property, including negotiating and approving plans and assisting in obtaining zoning, necessary variances and financing. We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

Reimbursement of Acquisition Expenses to our advisor and its affiliates(4)

We will reimburse our advisor and its affiliates for actual expenses incurred in connection with the selection, purchase, development or construction of properties and making loans or other real estate-related investments, whether or not acquired. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

Pursuant to our articles of incorporation, the total of all Acquisition Fees (which includes the Investment Services Fee) and any Acquisition Expenses must be reasonable and may not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested respectively, unless a majority of our board of directors, including a majority of our Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees will be reduced to the extent that, and if necessary to limit, the total compensation paid to all Persons involved in the acquisition of any property or the making or acquisition of any loan or other real estate-related investment to the amount customarily charged in an arm’s-length transaction by other Persons or entities rendering similar services in the same geographical location and for comparable types of Assets, and to the extent that other Acquisition Fees, finders’ fees, real estate commission, or other similar fees or commissions are paid by any Person in connection with the transaction.

Amount is not determinable at this time but is estimated to be 1% of the gross purchase price of Assets, or $26.776 million (assuming no debt financing) and approximately $42.841 million (assuming debt financing equal 60% of our total Assets)

Fees Paid in Connection with Our Operations

Asset Management Fee to our advisor(4)	We will pay our advisor a monthly Asset Management Fee in an amount equal to 0.08334% of the Real Estate Asset Value of our properties, including our proportionate share of those properties owned in joint ventures, and of the outstanding principal amount of any loans made, and the amount invested in any other permitted investments, and we will pay an amount equal to 0.1042% of the book value of securities, as of the end of the preceding month. “Real Estate Asset Value” equals the amount invested in properties wholly owned by us, our Operating Partnership and subsidiaries, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which we or our Operating Partnership or a subsidiary are a co-venturer or partner, our proportionate share of the amount invested by the joint venture or partnership in such properties, determined on the basis of	Amount is not determinable at this time as the amount will depend upon, among other things, the cost of the properties and the amount invested in loans and securities

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

cost, exclusive of Acquisition Fees and Acquisition Expenses. However, during periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling certain stockholders to file annual reports required by ERISA, the “Real Estate Asset Value” will be equal to the greater of the properties’ cost basis or appraised values. All or any portion of the Asset Management Fee not paid as to any fiscal year may be deferred without interest and may be paid in such other fiscal year as our advisor determines, subject to any applicable limits in the year in question.

Property and Construction Management Fees Payable to our Property Manager	We will pay to our property manager a Property Management Fee of (a) 2% of annual gross rental revenues from our single tenant properties, and (b) 4% of annual gross rental revenues from our multi-tenant properties (the “Property Management Fee”). In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a Property Management Fee and an oversight fee to our property manager with respect to the same property. The Property Management Fee or, as applicable, the oversight fee will be paid to our Property Manager on a monthly basis. We or our subsidiary property owners also will pay to our property manager a Construction Management Fee equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or for management and oversight of expansion projects and other capital improvements (the “Construction Management Fee”). We will reimburse our property manager for the costs and expenses incurred by our property manager on our behalf in connection with the management of a property. Such costs and expenses may include the wages and salaries and other employee-related expenses of employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expense that are directly related to the management of specific properties.	Amount is not determinable at this time

Financing Coordination Fee	If our advisor provides services in connection with the refinancing of any existing debt of the Company or any of our subsidiaries, we will pay our advisor a financing coordination fee equal to 1% of the amount of such refinancing, subject to certain limitations (the “Financing Coordination Fee”).	Amount is not determinable at this time because this fee is based on a fixed percentage of any debt refinancing

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

Service fee to CNL Capital Markets Corp.	We will pay CNL Capital Markets Corp., an affiliate of CNL, an initial set up fee and an annual maintenance fee of $[ ] and [$ ], respectively, per investor for providing certain administrative services to us. These services may include, but are not limited to, the facilitation and coordination of the transfer agent’s activities, client services and administrative call center activities, financial advisor administrative correspondence services, material distribution services, and various reporting and troubleshooting activities.	Amount is not determinable at this time as actual amounts are dependent on the number of investors

Reimbursement to our advisor and its affiliates for Total Operating Expenses(4)	We will reimburse our advisor and its affiliates for actual Total Operating Expenses incurred on our behalf (which, in general, are those expenses relating to our administration on an ongoing basis). To the extent that Total Operating Expenses payable or reimbursable by us in any four consecutive fiscal quarters (an “Expense Year”), commencing with the expiration of the fourth full fiscal quarter following the effectiveness of the registration statement of which this prospectus is a part, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), our advisor will be required to reimburse us within 60 days after the end of the Expense Year the amount by which the Total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines, unless a majority of our Independent Directors determines that such excess expenses are justified based on unusual and non-recurring factors.	Amount is not determinable at this time

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition Fee to our advisor and its affiliates	If our advisor, its affiliate, or related party provides a substantial amount of services, as determined in good faith by a majority of our Independent Directors, we will pay our advisor, its affiliate, or related party a Disposition Fee in an amount equal to 1% of the gross consideration as calculated in accordance with our Advisory Agreement in connection with (a) a Liquidity Event (including the sale of our Company or a portion thereof), or (b) the sale of one or more Assets (including the sale of all of our Assets). Even if our advisor receives a Disposition Fee, we may still be obligated to pay fees and commissions to another third party. However, when a real estate or brokerage commission is payable in connection with a particular transaction, the amount of the Disposition Fee paid to our advisor or its affiliates, as applicable, when added to the sum of all brokerage and real estate fees and commissions paid unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a	Amount is not determinable at this time as they are dependent upon price at which Assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

Liquidity Event or the sale of all of our Assets, in no event shall the Disposition Fee payable to our advisor exceed 1% of the gross consideration as calculated in accordance with our Advisory Agreement in connection with the applicable transaction. We will not pay our advisor a Disposition Fee in connection with the sales of securities which we hold as investments; provided, however, we may pay a Disposition Fee in the form of a usual and customary brokerage fee to an affiliate or related party of our advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold, in which case such Disposition Fee will be treated as part of our Total Operating Expenses.

Subordinated Share of Net Sales Proceeds from sales of Assets payable to our advisor in our liquidation or otherwise	We will pay our advisor a Subordinated Share of Net Sales Proceeds equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from the sale of our Assets, and total distributions paid to our stockholders from the inception through the measurement date, and the total of Incentive Fees, if any, previously paid to our advisor from our inception through the measurement date exceeds (B) the sum of the Invested Capital, and the total distributions that would be required to pay our stockholders from our inception until the measurement date an 6% cumulative, noncompounded annual return on Invested Capital (the “Priority Return”) including those paid prior to the date of payment, (ii) less total Incentive Fees, if any, previously paid to our advisor. “Incentive Fees” means the Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee, and the Performance Fee. Following a Listing, no Subordinated Share of Net Sales Proceeds will be paid to our advisor.	Amount is not determinable at this time

Subordinated Incentive Fee payable to our advisor at such time, if any, as a Liquidity Event occurs	Upon any Liquidity Event, we will pay our advisor a Subordinated Incentive Fee equal to (i) 15% of the amount by which (A) the sum of our Market Value and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and total Incentive Fees, if any, previously paid to our advisor from inception to the date of the applicable Liquidity Event exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Priority Return from our inception through the date of Listing, including those paid prior to such date of determination, (ii) less total Incentive Fees, if any, previously paid to our advisor. We may pay such fee in cash or listed equity securities or a combination of both.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount (1)

Performance Fee payable to our advisor	Upon termination or non-renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), if a Listing has not occurred, our advisor will be entitled to be paid a Performance Fee. The Performance Fee will be calculated upon a Liquidity Event or a sale of any of our Assets or a portion thereof following such termination event and (i) in the event of a Liquidity Event, will be calculated and paid in the same manner as the Subordinated Incentive Fee, and (ii) in the case of a sale of an Asset, will be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds, except that the amount of the Performance Fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the Gross Proceeds raised from the initial effective date of our Advisory Agreement to the effective date of the termination event, divided by (B) the Gross Proceeds raised from the initial effective date of the Advisory Agreement through the date of the Liquidity Event or the sale, as applicable. The Performance Fee will be payable in cash or Listed equity securities within 30 days following the final determination of the Performance Fee. If the Subordinated Incentive Fee or the Subordinated Share of Net Sales Proceeds is payable to our advisor in connection with a Liquidity Event or sale, then our advisor will not receive a Performance Fee.	Amount is not determinable at this time

(1)	The estimated maximum dollar amounts are based on the assumed sale of the Maximum Offering as follows: For the 300,000,000 shares sold, 95% are sold at a price of $10.00 per share through the primary offering, and 5.0% are sold at $9.50 per share through our Distribution Reinvestment Plan.

(2)	All or a portion of the selling commissions and marketing support fees will not be paid with regard to shares sold to certain categories of purchasers. In addition, selling commissions may be reduced for sales that are eligible for a volume discount. See the section of this prospectus entitled “Plan of Distribution” for additional information.

(3)	We will reimburse our Managing Dealer for actual, bona fide, itemized and detailed due diligence expenses incurred by it or other participating brokers in connection with this offering. Reimbursement is contingent upon receipt by our Managing Dealer of a detailed invoice or similar itemized statement from the participating broker that demonstrates the actual due diligence expenses incurred. Our Managing Dealer will reallow such reimbursements to the applicable participating broker.

(4)

Our advisor has entered into a service agreement with CNL Lifestyle Company, LLC, an affiliate of our advisor, to perform various services on its behalf pursuant to our Advisory Agreement. In connection therewith, our advisor will reallow up to all of its fees and reimbursements received from us to CNL Lifestyle Company, LLC in connection with the services rendered by CNL Lifestyle Company, LLC on its behalf. The estimated maximum dollar amounts of Investment Services Fees and reimbursement of Acquisition Expenses was computed assuming: (i) we use 100% of the net proceeds of this offering to acquire real properties and loans, and that Investment Services Fees are calculated by multiplying the purchase price of the real properties and loans by 1.85%; (ii) no Investment Services Fees are paid with respect to investments in securities; and (iii) the computation of any compensation that assumes we borrow money, assumes debt financing equals 75% of the value of our total assets. Although an aggregate debt level of up to a maximum of 75% of the aggregate value of our assets is permitted by the NASAA REIT Guidelines and our articles of incorporation, once we own a seasoned and stable portfolio we currently do not intend to incur debt that would reach that maximum. If we limited our debt to between 40% to 60% of the aggregate value of our assets, as we currently intend to do, then our Investment Services Fees and Acquisition Expenses are estimated to be no greater than $79.3 million and $42.8 million, respectively.

Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the Property Management Fees for operating our properties and the real estate commissions, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all of its dealings with respect to our affairs pursuant to the Advisory Agreement. See “The Advisor and the Advisory Agreement.” Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, our advisor, or its affiliates, may agree, but are not obligated to, waive or defer all or a portion of the Investment Services Fee, Asset Management Fee or other fees, compensation or incentives due them, enter into lease agreements for unleased space as authorized by our board of directors, pay general administrative expenses or otherwise increase the amount of cash we have available to make distributions to stockholders.

OUR STRUCTURE

The following chart indicates the relationship between our advisor, our sponsor and certain other affiliates that will provide services to us.

•	James M. Seneff, Jr. is our Chairman of the Board. He wholly owns CNL Holdings, LLC.

•

James M. Seneff, Jr. and Robert A. Bourne serve as directors of CNL Diversified Lifestyle Properties, Inc. In addition, they serve as directors and/or officers of various CNL entities affiliated with CNL Financial Group, LLC, including our advisor and our Managing Dealer.

•	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to us and other investment programs sponsored by CNL Financial Group, LLC.

CONFLICTS OF INTEREST

General

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, as described below. See “Our Structure” for a graphical illustration of the relationship between our advisor, our sponsor and certain other affiliates that will provide services to us. Certain of our potential conflicts of interest include the following:

•	James M. Seneff, Jr. serves as a director and/or officer of various CNL entities affiliated with CNL, including our advisor and our Managing Dealer.

•	Robert A. Bourne serves as a director and/or officer of various CNL entities associated with CNL, including our advisor and our Managing Dealer.

•	CNL Holdings, LLC is the parent company of various entities that provide advisory and property management services to us.

•	We will have in common with CNL Lifestyle Properties, Inc. the same initial executive officers, and common members of our respective boards of directors.

•	Our advisor and the advisor to CNL Lifestyle Properties, Inc. will have in common the same initial managers and executive officers.

•	CNL Lifestyle Company, LLC will provide various acquisition, due diligence, and property management services to both us and to CNL Lifestyle Properties, Inc.

Prior and Future Programs

In the past, affiliates of our advisor have organized over 100 real estate investments for entities other than CNL Diversified Lifestyle Properties, Inc. In addition, these affiliates currently have other real estate holdings and in the future expect to form, offer interests in, and manage other real estate programs in addition to those for CNL Diversified Lifestyle Properties, Inc., and to make additional real estate investments. Future real estate programs may involve affiliates of our advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties that we acquire, may affect our properties’ gross revenues. Additionally, such other programs may make or acquire loans or other Permitted Investments in the same or similar entities as those that we target, thereby affecting our loan and other investment activities. Such conflicts between us and affiliated programs may affect the value of our investments as well as our Net Income. Our advisor has established guidelines to minimize such conflicts. See “— Certain Conflict Resolution Procedures” and “— Investment Allocation Procedures” below.

Competition to Acquire Properties and Invest in Loans and Other Permitted Investments

Affiliates of our advisor and other entities sponsored or sold by CNL or its affiliates may compete with us to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties in which we might invest or relationships with tenants or operators of the same such properties. A purchaser who wishes to acquire one or more of these properties or make or acquire one or more loans or other Permitted Investments may be able to do so within a relatively short period of time, occasionally at a time when we may be unable (due to insufficient funds, for example) to make the acquisition or investment.

Our advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for another affiliate of CNL. Affiliates of our advisor serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of affiliates of CNL, they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours. Such persons will use their best efforts to assure that we will be treated as favorably as any such other program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties, loans and other Permitted Investments between us and certain of our affiliates. See “— Certain Conflict Resolution Procedures” and “— Investment Allocation Procedures” below.

During the course of this offering, CNL Lifestyle Properties, Inc., whose advisor is an affiliate of CNL, may enter into a transaction involving (i) the listing of its shares on a national securities exchange, (ii) the sale to, or merger with, another entity in a transaction which provides the investors of CNL Lifestyle Properties, Inc. with cash or securities of a publicly traded company, or (iii) the commencement of the orderly sale of the assets of CNL Lifestyle Properties, Inc. and the subsequent distribution of the proceeds thereof. In connection with the consummation of any of the foregoing transactions, or in the event of the transfer of the ownership interests of the advisor of CNL Lifestyle Properties, Inc., the counterparty to the transaction may request, as a precondition to the consummation of the transaction, that CNL provide a covenant not to compete or similar agreement which would serve to limit the future acquisition of properties in certain property sectors, such as ski, golf and attraction properties by CNL and its affiliates, including our advisor, for a certain period of time. Under such circumstances, CNL, on behalf of itself and its affiliates, including our advisor, may be willing to provide such a covenant not to compete, but solely with respect to properties in certain property sectors, such as ski, golf and attraction properties, and for a limited period of time not to exceed two years from the date of the consummation of the applicable transaction. In such event, we would be limited in our ability to pursue or invest in properties in certain property sectors, such as ski, golf and attraction properties during the term of any such covenant not to compete.

Sales of Properties, Loans or Other Permitted Investments

A conflict also could arise in connection with our advisor’s determination as to whether or not to sell a property, loan or other Permitted Investment because the interests of our advisor may differ from our interests as a result of different financial and tax positions and the compensation to which our advisor or its affiliates may be entitled upon the sale of a property. See “— Compensation of our Advisor” for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property, loan or other Permitted Investment.

Certain Relationships with Affiliates

Subject to the limitations set forth in our articles of incorporation, we may engage in transactions with affiliates and pay compensation in connection therewith. As described elsewhere in this prospectus, we will pay the Managing Dealer selling commissions and marketing support fees. We will pay to our advisor various fees, including an Acquisition Fee for identifying properties and structuring the terms of acquisitions, leases, mortgages and loans, and a monthly Asset Management Fee for managing our properties and other investments. In addition, we will reimburse our advisor and certain of its affiliates for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses that they incur on our behalf. For additional information concerning these relationships, see “Management Compensation” and “Certain Relationships and Related Transactions.”

Possible Listing of Shares

The board of directors must approve listing our shares on a national securities exchange. A conflict could arise in connection with the determination of whether or not to list our shares on a national securities exchange because such listing could: (i) entitle our advisor to receive compensation if our shares are listed, or (ii) may make it more likely for us to become self-managed or to internalize our advisor.

Competition for Management Time

Messrs. Seneff and Bourne, who are directors of the Company and directors and officers of our advisor, engage in the management of other business entities and properties and in other business activities, including those activities associated with affiliates. In addition, R. Byron Carlock, Jr., our chief executive officer, Charles A. Muller, our chief operating officer, Tammie A. Quinlan, our chief financial officer, and other officers of our advisor serve as officers of another program sponsored by our sponsor which invests in and may invest in the future in some of the same types of assets in which we may invest. All of these individuals will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. These individuals may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

Compensation of our Advisor

Our advisor has been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of our board of directors, including a majority of our Independent Directors not otherwise interested in such transactions, that such agreements are fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor could create a conflict between the interests of our advisor and those of our stockholders. A transaction involving the purchase, lease, or sale of any property, loan or other Permitted Investment by us may result in the immediate realization by our advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties and the entering into and sale of loans or other Permitted Investments. Potential conflicts may arise in connection with the determination by our advisor of whether to hold or sell a property, loan or other Permitted Investment as such determination could impact the timing and amount of fees payable to our advisor. See “The Advisor and the Advisory Agreement.”

Compensation of Our Property Manager

Our property manager has been engaged to perform various property management and leasing services for us and will receive fees for such services. We also will reimburse our property manager for certain expenses. For a discussion of such fees, see “Management Compensation.” Our property management agreement is not the result of arm’s-length negotiations. For a discussion of the risks relating to our property management agreement, see “Risk Factors — Risks Related to Conflicts of Interest and Our Relationships with Our Advisor and Its Affiliates.”

Relationship with Managing Dealer

Our Managing Dealer is CNL Securities Corp., an affiliate of our advisor. Certain of our directors are also officers, directors, and registered principals of our Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Accordingly, investors will not have the benefit of such independent review. Certain of the participating brokers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all of the investment objectives similar to ours and is expected to participate in other offerings sponsored by one or more of our officers or directors.

Legal Representation

Arnold & Porter LLP serves as our securities co-counsel and our tax counsel in this offering and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. serves as our securities co-counsel in this offering, and both firms also serve as securities and tax counsel for certain of our affiliates, including our Managing Dealer and sponsor and other real estate programs in connection with other matters. Members of the firms of Arnold & Porter LLP and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. may invest in CNL Diversified Lifestyle Properties, Inc. In the event any controversy arises in which our interests appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or both parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain, and/or our board of directors has adopted, a number of restrictions relating to (i) transactions between us and our advisor or its affiliates; (ii) certain future offerings; and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

•

No goods or services will be provided by our advisor or its affiliates to us except for transactions in which our advisor or its affiliates provide goods or services to us in accordance with the articles of incorporation, or, if a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transactions) approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

We will not purchase or lease properties in which our advisor or its affiliates have an interest without the determination, by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction), that such transaction is fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates unless a majority of the directors, including a majority of the Independent Directors not otherwise interested in such transaction, determine the transaction is fair and reasonable to us.

•

We will not make loans to our sponsor, advisor, directors or any affiliates thereof, except (i) loans subject to the restrictions governing loans in the articles of incorporation, or (ii) to our subsidiaries or to ventures or partnerships in which we hold an interest. Any loans to us by our advisor or its affiliates must be approved by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. It is anticipated that our advisor or its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by our advisor or its affiliates on our behalf or on behalf of a joint venture in which we are a co-venturer, subject to the 2%/25% Guidelines described under “The Advisor and the Advisory Agreement — The Advisory Agreement.”

•

With respect to shares owned by our advisor, our directors, or any affiliate, none of our advisor, our directors, or any of their affiliates may vote or consent on matters submitted to our stockholders regarding the removal of our advisor, directors, or any affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors, and any affiliate may not vote or consent, any shares owned by any of them will not be included.

Investment Allocation Procedures

Our advisor or its affiliates currently and in the future may offer interests in one or more public or private programs that are permitted to purchase properties of the type to be acquired by us and/or to make or acquire loans or other Permitted Investments. Subject to the provisions below as specifically applicable to CNL Lifestyle Properties, Inc., the board of directors and our advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which our advisor or its affiliates are affiliated (but not including CNL Lifestyle Properties, Inc.), for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The board of directors and our advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to the board of directors for its consideration.) In determining whether or not an investment opportunity is suitable for more than one program, our advisor and its affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of our properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, our advisor has the right to agree that the other entity affiliated with our advisor or its affiliates may make the investment.

In addition to and notwithstanding the foregoing, a particular investment opportunity may be suitable for both us and CNL Lifestyle Properties, Inc. CNL Lifestyle Properties, Inc. is an affiliate of our advisor, is advised by an affiliate of our advisor, and pursues an investment strategy that is similar to ours in certain respects. With regard to the allocation of investment opportunities between us and CNL Lifestyle Properties, Inc., our board of directors and advisor have agreed that all potential investment opportunities that satisfy the investment criterion for both us and CNL Lifestyle Properties, Inc. will be evaluated and administered by an investment allocation committee of CNL Lifestyle Company, LLC, an affiliate of our advisor. The investment allocation committee will be comprised of those persons holding the offices of (i) chief executive officer, (ii) chief operating officer, (iii) chief financial officer, (iv) chief accounting officer, and (v) chief investment officer in CNL Lifestyle Company, LLC.

In the event that an investment opportunity becomes available that is suitable for both us and CNL Lifestyle Properties, Inc., and for which both entities have sufficient uninvested funds, the investment opportunity will be evaluated by the investment allocation committee and presented to our advisor and to the advisor of CNL Lifestyle Properties, Inc., each of whom will be given a reasonable amount of time to evaluate and express their interest in the opportunity. If only one of either us or CNL Lifestyle Properties, Inc. expresses an interest in the opportunity, the opportunity will be allocated to the interested entity, with no further action by the investment allocation committee. If, however, both we and CNL Lifestyle Properties, Inc. express an interest in the investment opportunity, the investment allocation committee will consider and conclusively determine the allocation of the investment. In rendering a decision regarding the allocation of an investment opportunity, the investment allocation committee will comparatively examine such factors, among others that the investment allocation committee may deem relevant, as (i) the existing relationship between a program and the seller, expected tenant, developer, lender, or other relevant counterparty for the prospective investment, (ii) the cash requirements of each program, (iii) the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of each program’s respective properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), (iv) the anticipated cash flow of each program, (v) the size of the investment in conjunction with an analysis of the absolute and relative amount of funds available to each program, (vi) any limitations or restrictions on the availability of funds for investment (in total and by property type), and (vii) the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the investment allocation committee, to be more appropriate for an entity other than the entity which committed to make the investment, however, the investment allocation committee has the right to determine that the other entity may make the investment. Further, if an investment opportunity has been offered to either us or CNL Lifestyle Properties, Inc. after consideration by the investment allocation committee, and the selected entity ultimately does not proceed with the investment opportunity, the other entity will be free to pursue the opportunity.

Allocation decisions by the investment allocation committee require participation by all members of the committee, either in person (including by telephone, video conference, or other similar means), or by email or proxy, and will be determined by a majority vote. Any member of the investment allocation committee may appoint an alternate to act in his or her place, or may grant his or her proxy, as necessary. A record of all allocations made and the reasons therefore will be maintained by the investment allocation committee.

The foregoing policy regarding the allocation of investment opportunities between us and CNL Lifestyle Properties, Inc. will remain in effect until such time as either we or CNL Lifestyle Properties, Inc. are no longer advised by affiliates of CNL, or otherwise in the event of a Listing.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are to invest in a diversified portfolio of assets that will allow us to:

•	pay attractive and steady cash distributions;

•	preserve, protect and grow your invested capital; and

•	explore liquidity opportunities in the future, such as the sale of either the Company or our assets, potential mergers, or the listing of our common shares on a national exchange.

Investment Policies

Our strategy to realize our investment objectives will be driven by a disciplined approach to evaluating the important factors for each individual investment. We believe our advisor and its affiliates have the experience and ability to identify attractive assets, underwrite current operating performance, forecast potential changes to operating performance over time, and identify adequate exit strategies for assets, if required, as well as analyze the key metrics of the overall portfolio composition. By using this approach, we expect to be able to identify favorable acquisition targets and effectively manage these assets to assist in achieving our primary investment objectives.

We intend to focus our investment activities on, and use the proceeds of this offering primarily for, the acquisition, development and financing of properties that we believe have the potential for long-term growth and income generation based upon the demographic and market trends and other underwriting criteria and models that we have developed. We intend to focus on assets within the following market sectors: lifestyle, senior living and lodging. Although we do not intend to focus on any particular location, we anticipate that we will select properties that are located near or around areas with stable demand generators or within driving distances of major metropolitan areas. Further, we have not specified any percentage of Net Offering Proceeds to be invested in any particular type of property.

In order to achieve our investment objectives, we intend to invest in carefully selected and well-located real estate that will provide a fixed income stream generally through the receipt of minimum annual base rents under long-term leasing structures. Generally, theses leases will also: (i) provide inflationary protection through periodic contractual rent increases, (ii) capture upside earnings potential by requiring the payment of additional rent as a percentage of gross revenues generated by the properties, and (iii) require the payment of capital reserve rent, which we will set aside and reinvest in the properties in order to preserve and enhance the integrity of the assets. Leases to third-party tenants are expected to be “triple net” leases, which require that tenants be responsible for repairs, maintenance, property taxes, utilities, and insurance.

In addition, when advantageous to our structure and applicable tax rules allow, we will lease properties to our affiliated TRS entities and engage independent third-party managers to operate them. These investment structures require us to pay all property operating expenses and may result in greater variability in operating results than our long-term leases with third party tenants, but allow us to capture greater returns during periods of market recovery, inflation or strong performance. See “Business — Investment and Leasing Structures” below for additional information about our real estate investments and leasing structures.

We will also seek to grow your invested capital by targeting underserved or undercapitalized market sectors in which we believe there is a potential for growth as a result of recent market conditions, demographics trends and competitive factors such as the balance of supply and demand and high barriers to entry.

We may also originate or invest in mortgage, bridge and mezzanine loans, a portion of which may lead to an opportunity to purchase a real estate interest in the underlying property. At the discretion of the investment committee of our advisor and with the approval of our board of directors, we additionally may invest in other income-oriented real estate assets, securities, and investment opportunities that are otherwise consistent with our investment objectives and policies.

Generally, the purchase price that we will pay for any asset will be based on the fair market value of the asset as determined by a majority of our directors. Although we are not required to do so, we may obtain an appraisal of fair market value by an independent appraiser. We will rely on our own independent analysis and not solely on appraisals in determining whether to invest in a particular asset. If, however, a majority of our Independent Directors determines, or if the property is acquired from our advisor, a director, or an affiliate thereof, then such fair market value will be determined by an independent expert selected by our Independent Directors.

Although there is no limit to the number of properties of a particular tenant or operator which we may acquire, our board of directors, including a majority of our Independent Directors, will review our properties and potential investments in terms of geographic, property sector and operator diversification. In addition we may offer loans and other financing opportunities to tenants, operators and others which we believe will be beneficial to our portfolio or will benefit us with a new relationship. Potential borrowers will similarly be operators selected or approved by us, following our advisor’s recommendations. We intend to invest in different property sectors and geographic locations in an attempt to achieve diversification thereby minimizing the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. For a more complete description of the manner in which the structure of our business, including our investment policies, will facilitate our ability to meet our investment objectives, see the “Business” section of this prospectus.

We generally will hold fee title or a long-term leasehold estate in the real estate assets we acquire. We may also invest in operating companies or other entities that may own and operate assets that satisfy our investment objectives. Additionally, we may co-invest with other entities (both affiliated and non-affiliated with our advisor) in property ownership through joint ventures, limited liability companies, partnerships and other forms of ownership agreements.

We also may seek to purchase leisure, lodging, senior living or other income producing assets through joint venture arrangements or by acquiring publicly traded or privately owned entities. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We do not have, and do not expect to adopt any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We expect to borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings may take the form of interim or long-term financing primarily from banks or other lenders. These borrowings generally are collateralized solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one time in a “balloon” payment. We also plan to establish revolving lines of credit for working capital needs and bridge financing purposes.

Certain Limitations

In addition to other investment restrictions imposed by our board of directors from time to time, consistent with our objective of qualifying as a REIT, our articles of incorporation or our bylaws provide for the following limitations on our investments:

•

We will not invest more than 10% of our total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property. For purposes of this paragraph, “Unimproved Real Property” does not include any property under construction, under contract for development or planned for development within one year.

•	We will not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

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We will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property will not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves our advisor, directors, or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal will be maintained in our records for at least five years, and will be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

•

We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our other loans” will include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

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We will not invest in indebtedness (“Junior Debt”) collateralized by a mortgage on real property that is subordinate to a lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all our investments in Junior Debt that does not meet the aforementioned requirements is limited to 10% of our tangible assets (which is included within the 25% limitation).

•

We may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in “asset coverage” of less than 300%, except that such borrowing limitation will not apply to a first mortgage trust. For the purpose of this section, “asset coverage” means the ratio that the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

•

The maximum amount of our borrowings in relation to our Net Assets may not exceed an amount equal to 300% of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed to stockholders in our first quarterly report after such approval occurs.

•	We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our advisor, directors or affiliates.

•

We will not invest in equity securities unless a majority of our directors (including a majority of our Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive, and commercially reasonable and determines that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. In addition, we will not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

•

We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Summary of Redemption Plan”); (ii) debt securities, unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”); provided, however, that Options may be issued (i) to all of our stockholders ratably, (ii) as part of a financing arrangement, or (iii) as part of a stock option plan available to our directors, executive officers, or employees or our advisor or its affiliates. Options issuable to our advisor, directors or any affiliate thereof will not exceed 10% of the outstanding shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of our Independent Directors approves such issuance as being in our best interests, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

•	We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

•	We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

•	We will not invest in any foreign currency or bullion or engage in short sales.

•

We will not make loans to our sponsor, advisor, directors or any affiliates thereof, except (i) loans subject to the restrictions governing loans in our articles of incorporation or (ii) to our subsidiaries or to ventures or partnerships in which we hold an interest.

•	We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

•	We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

We cannot assure you that we will attain our investment objectives. Our governing documents place numerous limitations on us, some of which are set forth above. Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares of our outstanding common stock. Our bylaws require that our Independent Directors review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. This determination will be set forth in the minutes of the board of directors along with the basis for such determination. Our directors (including a majority of our Independent Directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations.

BUSINESS

Our Company

We are a Maryland corporation that was formed on June 8, 2010 and we intend to operate and qualify as a REIT. We were formed primarily to acquire and manage a diversified portfolio of real estate that we believe will generate a steady current return and provide long-term value to our shareholders. In particular, we will focus on acquiring properties primarily in the United States that we categorize within the following market sectors: lifestyle, senior living and lodging. We may also invest in mortgage, bridge or mezzanine loans or in entities that make investments in real estate. We are externally advised and the management of our advisor and members of our board of directors have experience investing in these various types of real estate-related investments. We may form other wholly owned or controlled subsidiaries, consolidated and unconsolidated entities in the future for the purpose of acquiring interests in real estate.

We intend to invest in a diversified portfolio of properties that we believe reflect or are affected by the social, consumption and entertainment values of our society, as well as the changing demands and choices of our population due to certain demographic trends. In addition, we intend to invest in properties that may have been impacted by recent market conditions or in sectors in which we believe offer unique opportunities or competitive advantages. We expect that our investments in lifestyle and leisure properties will primarily focus on the following asset classes: ski and mountain lifestyle, golf, attractions, marinas and other leisure or entertainment-related properties. Generally, these properties will be leased on a long-term triple net basis to either tenants or operators that we consider to be significant industry leaders.

We also intend to invest in senior living and healthcare properties, which may include: active adult communities (age restricted or age-targeted housing), independent and assisted living facilities, skilled nursing or continuing care facilities, medical office buildings and other types of healthcare and wellness-related properties. We expect that certain of our senior living properties will be leased on a long-term basis to either national or regional operators or to tenants that contract with selected national and regional operators to manage the properties. In certain cases, when advantageous to our structure and applicable tax rules allow, we may seek to lease our properties to TRSs and engage independent third-operators to manage the properties on our behalf.

We will also seek to invest in lodging and hospitality properties, which may include resort, boutique and upscale properties or any full service, limited service, extended stay or other lodging-related properties. Generally, our lodging properties will be leased to our TRSs with management of the properties performed by independent third-party managers using national, regional or specialty hotel brands.

CNL Financial Group

CNL Financial Group, Inc., or “CNL,” is one of the nation’s largest, privately held real estate investment and development companies. CNL, which is controlled by James M. Seneff, Jr., has extensive experience in the acquisition, management and development of real estate and real estate-related assets. Headquartered in Orlando, Florida, CNL sponsors a wide array of investment programs, including REITs and real estate limited liability companies.

Since inception, CNL or its affiliates have formed or acquired companies with more than $24 billion in assets located in the United States and Canada, including hotel, retail, restaurant, lifestyle properties and seniors’ housing properties. Services provided by CNL and its affiliates include advisory, acquisition, development, lease and loan servicing, asset and portfolio management, disposition, client services, capital raising, finance and administrative.

The principals of CNL affiliates include James M. Seneff, Jr. and Robert A. Bourne, who also serve as our directors. Mr. Seneff and Mr. Bourne have sponsored or co-sponsored, directly or indirectly, individually and through affiliated entities, 18 public limited partnerships and six public, unlisted REITs. The programs and a general description of their property sector focus are as follows:

•	18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants;

•	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

•

CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare-related facilities;

•	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties;

•	CNL Lifestyle Properties, Inc. which invests in lifestyle properties such as ski and mountain lifestyle properties, golf course, attractions, marinas, a dealership and destination retail properties;

•

CNL Macquarie Global Growth Trust, Inc. which intends to invest in a diverse portfolio of commercial real estate and real estate-related assets on a global basis with the potential for capital appreciation; and

•	Macquarie CNL Global Income Trust, Inc. which intends to invest in a diverse portfolio of income-oriented commercial real estate and real estate-related assets on a global basis.

CNL Diversified Corp., CNL Diversified Managers Corp. and CNL Lifestyle Company

CNL Diversified Corp., a Florida corporation, and CNL Diversified Managers Corp., a Florida corporation, are our newly formed advisor and property manager. Initially, our advisor and property manager will contract with CNL Lifestyle Company, LLC, a Florida limited liability company, for much of the services they provide to us. CNL Lifestyle Company, LLC is comprised of an experienced real estate team focused on investment, development, property management and real estate services in commercial markets throughout the United States. CNL Lifestyle Company, through an agreement with our advisor, will provide due diligence and acquisition services relating to our acquisition of properties. Our advisor believes that the professionals within CNL Lifestyle Company will provide our advisor with advantages by applying significant resources to the acquisition process and market intelligence relating to market conditions, supply/demand dynamics, and existing physical conditions or deficiencies of an asset. CNL Lifestyle Company is a wholly owned subsidiary of CNL, and it provides development, acquisition and property management services to several CNL affiliated entities. See “Our Structure” and “Conflicts of Interest.”

Investment Strategy

Our strategy in achieving our investment objectives is to utilize the long-standing industry relationships and experience of our board and management along with our extensive industry and demographic research, a proactive approach to asset management, and the investment policies set forth in “Investment Objectives and Policies — Investment Policies.” We cannot assure you that any or all of our investment objectives will be met or that the strategy or policies will be effective in achieving these objectives.

The types of properties and asset classes in which we intend to invest are described in detail below in “— Overview of Market Sectors and Asset Classes.” Although these are the asset classes in which we intend to invest, we may acquire or invest in any type of property. We expect that certain of our acquisitions will feature characteristics that are common to more than one of the target asset classes that we have identified.

We intend to contract with tenants, operators and managers that we consider to be significant industry leaders. Although there is no limit to the number of properties a particular tenant, operator or manager may operate, our board of directors, including a majority of our Independent Directors, will review our properties and potential investments in terms of geographic, property sector and operator diversification.

In addition, we may offer loans and other financing opportunities to tenants, operators and others which we believe will be beneficial to our portfolio or will provide us with a new relationship. Potential borrowers will similarly be operators selected or approved by us, following our advisor’s recommendations. We intend to invest in different property sectors and geographic locations in an attempt to achieve diversification thereby minimizing the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. See “Estimated Use of Proceeds.”

With the approval of a majority of our board of directors (including a majority of our Independent Directors) and subject to our articles of incorporation and bylaws, we also may seek to purchase properties or other income producing assets by acquiring publicly traded or privately owned entities. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We do not have, and do not expect to adopt any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset. In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Each acquired entity would be operated as either a wholly owned or controlled subsidiary or joint venture. We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT and exemption from registration under the Investment Company Act.

We expect to borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings may take the form of interim or long-term financing primarily from banks or other lenders. These borrowings generally are collateralized solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one time in a “balloon” payment. We also plan to establish revolving lines of credit for short-term cash management and bridge financing purposes.

Market Opportunities and Trends

We believe that the recent economic and market conditions, including the severely limited availability of debt financing and liquidity constraints of owners and operators of real estate caused by the economic recession, has created and will continue to create attractive buying opportunities for us. Many owners have and will continue to experience difficulty in obtaining new capital sources or will be unable to repay or reasonably refinance maturing debt.

We believe we will experience less competition for the acquisition of properties in many of the market sectors in which we intend to focus as compared to other commercial real estate sectors, as recent transaction volume has centered primarily around core and distressed real estate. Conversely, our investment focus will target well-located properties that, in some cases, may have been temporarily affected by recent economic and market conditions.

The recent economic recession affected demand and certain industry fundamentals such as: per visitor spending at leisure properties; occupancy in senior living facilities; and occupancy, average daily rates and revenue per available room (RevPAR) in the lodging industry. We believe that the national economy has begun to recover from the recession, and as these industry fundamentals begin to rebound, we may realize significant upside potential through the receipt of additional percentage rents from our triple net leased properties and increasing returns from our properties operating using TRS structures.

Nearly all of the market sectors and asset classes we intend to target have experienced significantly limited supply growth over the last several years and many of our targeted asset classes have inherently high barriers to entry. The specific trends and characteristics unique to the asset classes on which we intend to focus are described in greater detail below.

Demographic Trends

We intend to evaluate certain demographic trends which we believe affect consumer demand for the various industry sectors and asset classes that are the focus of our investment strategy. We believe that the demand for these properties and the activities they support will be driven by the behavioral and spending patterns of the “Baby Boomer” generation, as well as their children and grandchildren, often known as “Generation X” and the “Millennials” or “Echo Boomers.” We believe, and research indicates, that Baby Boomers have and will continue to lead active lifestyles into retirement, which will generate significant demand and new opportunities for lifestyle, senior living, and lodging properties.

Baby Boomers, born between 1946 and 1964, are currently the largest and most dominant demographic influence in the United States. According to population projections released by the U.S. Census Bureau in August 2008, Baby Boomers are expected to account for approximately 90 million or 26.1% of the total estimated U.S. population in 2010. A 2008 publication by the McKinsey Global Institute, “Talkin’ ‘Bout My Generation: The Economic Impact of Aging US Baby Boomers,” indicates that Baby Boomers as a group have earned record levels of income, generated great wealth and spurred economic growth. During the 1990s, the Baby Boomers accounted for approximately half of all consumer spending in the United States and by 2015, it is anticipated that they will generate 53% of all disposable income, account for 54% of consumer spending and hold 83% of the net worth.

As Baby Boomers’ earning power and income has grown, average household income and spending has risen over the long term. As a class, Baby Boomers tend to be healthier, wealthier, better educated and longer living than previous generations. More than 60% of Boomer couples are dual income earners, according to the Sixth Edition of “American Generations – Who They Are and How They Live” published in 2008. As Boomers enter retirement, real average household income is estimated to reach $94,400 in 2015. We believe that as their wealth has continued to grow, so too has their desire to spend more time on leisure-related activities and retail spending for themselves, their children and grandchildren.

According to the Sixth Edition of “American Generations – Who They Are and How They Live” published in 2008, Echo Boomers (also called Gen Yers or Millennials), born between 1977 and 1994, account for 25% of the U.S. population or approximately 76 million individuals. The Echo Boomers get their name because they “Echo” their parents spending habits. The August 2007 business wire Visa Generational Spending Study reveals that Echo Boomers are currently spending $400 billion per year and are anticipated to increase their spending to $2.4 trillion by 2015.

The graphs below depict the distribution of U.S. citizens comprising the aforementioned demographic segments and indicates the projected growth in retirees, based upon National Population Projections by the U.S. Census Bureau.

Source: U.S. Census Bureau – National Population Projections (2009 Supplement to Projections Released August 14, 2008)

Source: U.S. Census Bureau – National Population Projections (2009 Supplement to Projections Released August 14, 2008)

In addition to the population and demographic patterns above, we are of the view that there are important psychographic and economic changes that have taken place that could translate into a continued lifestyle-orientation for Generation Xers, Echo Boomers and successive generations. For example, based on American Time Use Surveys conducted by the U.S. Bureau of Labor Statistics as well as other independent time-use research conducted since the mid 1960s, Americans have enjoyed an increasing number of leisure hours, up an estimated 13% over the past 40 years. Recreation expenditures have grown 8.3% annually since 1985, according to the Bureau of Economic Analysis. Lastly, since 1980, the number of affluent households has grown by an average of 5.6% annually, according to data from the U.S. Census Bureau, and disposable income is projected to grow at a rate of 5.3% through 2012, according to the Bureau of Labor Statistics.

As the number of aging Baby Boomers entering retirement increases, so will the amount of time they have to devote to travel and leisure activities. According to the U.S. Department of Labor, Bureau of Labor Statistics “American Time Use Survey” published in June 2009, on an average day, adults age 75 and over spent 7.6 hours engaged in leisure activities — more than any other age group. Employed adults living in households with no children under 18 engaged in leisure activities for 4.5 hours per day. As the aging Baby Boomers enter retirement, we believe the accumulated wealth and increasing standard of health and longevity will allow them to continue to lead active lifestyles and seek leisure and travel opportunities centered around the types of properties in which we intend to invest.

Baby Boomers, in our opinion, will continue to spend their time and money over the long term on leisure pursuits such as golf, skiing, and boating. For example, according to the IBIS World Industry Report “Ski & Snowboard Resorts in the U.S.” released in January 2010, the second largest group of industry participants, accounting for an estimated 19% of total industry participants, are between the ages of 45 and 54. This market segment has grown significantly over the past decade, as lifestyles have changed and their available time for leisure activities and snow sports has increased. A survey undertaken by the National Ski Access Association in 2008 noted a strong trend towards a growing population of aging visitors. As older skiers continue to visit ski resorts, the report also noted a “three generation phenomenon” with grandparents, parents and children all visiting ski resorts together. In addition, according to the IBIS World Industry Report “Marinas in the U.S.” released in August 2009, boat owners between the ages of 45 and 54 account for the largest proportion of industry revenue, at around 28%. The second largest market segment is boat owners ages 55 to 64 years old, and boat owners over the age of 65 account for an estimated 16% of industry revenue.

The generational demographics, time-use and spending patterns discussed above also impact the lodging and hospitality industry. According to the U.S. Travel Association 2009, Young Boomers, born from 1955 through 1964, represent 21% of all U.S. leisure travelers and 22% of business travelers. Young Boomers also take an average of 4.1 leisure trips and 5.6 business trips per year. Older Boomers, born from 1946 through 1954, make up 15% of leisure travelers and take an average of 4.4 leisure trips each year. Older Boomers also represent 16% of all business travelers and these travelers take an average of 10.1 business trips each year. Gen Yers, born after 1980, make up 12% of all U.S. leisure travelers and those traveling in this group take an average of 3.9 leisure trips per year. Gen Yers also represent 13% of all business travelers and take an average of 4.2 business trips per year.

Looking beyond the active lifestyle and leisure pursuits of Boomers entering retirement age, the aging population is also requiring more medical and healthcare-related facilities and services. Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40 million to nearly 87 million people and the number of older Americans is also growing as a percentage of the total U.S. population. In 2010, the number of persons older than 65 will comprise 13% of the total U.S. population and is projected to grow to over 20% by 2050, as shown in the graph below.

Source: US Census – US Projections by Sex and Age, Released August 2008

Additionally, from 1950 to 2004, the average life expectancy for people over the age of 65 has increased from 13.8 years to 18.7 years, which has and will continue to increase the demand for senior housing and healthcare- related properties. The health care industry is the single largest sector of the U.S. economy. According to the U.S. Department of Health and Human Services Center for Medicare and Medicaid Services, national healthcare expenditures (“NHE”) totaled $2.3 trillion in 2008 and are projected to have reached $2.5 trillion and grown 5.7% in 2009 based on an NHE report released in January 2010. The same report projects an increase of 3.9% in health spending in 2010. Over the projection period of 2009 to 2019, average annual health spending growth of 6.1% is anticipated to outpace average annual growth in the overall economy of 4.4%. By 2019, national health spending is expected to reach $4.5 trillion and comprise 19.3% of the United States’ gross domestic product.

Source: Centers for Medicare & Medicaid Services, Office of the Actuary

These demographic trends and demand drivers, coupled with the perceived desire of the Baby Boomer generation to continue to lead active lifestyles and enjoy travel and leisure pursuits with their following generations, are the basis for our investment focus.

Overview of Market Sectors and Asset Classes

Based on the demographic and market trends discussed above, we intend to acquire lifestyle and lifestyle-related properties directly or indirectly within the market sectors and asset classes described below:

Lifestyle and Leisure Properties

We intend to invest in properties including, but not limited to ski and mountain lifestyle properties, golf facilities, attractions and marinas. The recent economic recession and weakened U.S. economy presented challenges for owners and operators of golf, ski, attractions and marina properties; however, consumer demand in terms of participation and visitation remained strong and the industries showed signs of resiliency. The deterioration in property-level cash flows and lack of available credit has resulted in a challenging refinancing market. We believe there is an opportunity to invest in leisure properties at attractive prices due to certain industry and market trends.

In general, we perceive there to be a lower level of competition for these types of assets in comparison to assets in other commercial or core real estate sectors based on the sheer supply of assets in those sectors, the lack of willing buyers and the volume of transactions in their respective markets. Accordingly, we believe that being focused on lifestyle properties allows us to take advantage of unique opportunities and provides certain key competitive advantages as follows:

•

Some of our targeted assets classes, such as golf and ski, have experienced an overall decline in supply or a net reduction in new supply to normalize with demand. According to the National Golf Foundation

(“NGF”) 2010 State-of-the-Industry Presentation, the net growth in supply (openings less closings) of golf facilities has declined in each of the last four years as residential developers have scaled back development of new golf communities and weaker facilities have closed. The ski industry has also undergone aggressive consolidation over the last 25 years, decreasing from 735 ski areas in 1983 to 473 ski areas in 2009.

•

Certain of our targeted leisure properties have inherently high barriers to entry. For example, the process of obtaining permits to create a new ski resort or marina is highly regulated and significantly more difficult than obtaining permits for the construction of new office or retail space. Additionally, general geographic constraints, such as the availability of suitable waterfront property or mountain terrain, are an inherent barrier to entry in several of our leisure asset classes. There are also high costs associated with building a new ski resort or regional gated attraction that is prohibitive to potential market participants.

•

We expect that our leasing arrangements will require the payment of capital improvement reserve rent which is paid by our tenants and will be set aside by us to be reinvested into the properties. This arrangement is expected to allow us to maintain the integrity of our leisure properties and mitigate deferred maintenance issues.

•

Unlike our competitors in many other commercial real estate sectors that generally receive no income in the event a tenant defaults or vacates a property, leisure properties can continue to operate. In the event that a tenant defaults or vacates the property, applicable tax laws will allow us to engage a third-party manager to operate a property on our behalf for a period of time until we can re-lease it to a new tenant. During that period, we would still be able to receive any net earnings from the underlying business operations. Even though such earnings may be less than rents collected under the previous leasing arrangement, our ability to continue to operate the property under such an arrangement will help to off-set taxes, insurance and other operating costs that would otherwise have to be absorbed by a landlord after a tenant default and allows the property some time to stabilize, if necessary, before entering into a new lease.

Ski & Mountain Lifestyle

We intend to acquire ski resorts and their related real estate assets. The ski resorts that we may acquire will be leased by operators who will provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets, and food and beverage sales. Related real estate assets that we intend to acquire may include hotel and other lodging accommodations, real estate in and around the communities located at or near the ski resort including ski-in/ski-out alpine villages, townhouses, condominiums and quarter-share ownership hotels, and properties located in proximity to the ski mountain, including golf courses, spa and wellness centers, tennis facilities and swimming pools, health club facilities, restaurants and retail shops.

We believe that an opportunity currently exists to acquire ski resorts and related properties at reasonable prices due to current economic conditions within the ski industry and certain demographic trends which we believe are indicative of future ski industry growth.

The ski industry is highly competitive and has undergone aggressive consolidation over the last 25 years, decreasing from 735 ski areas in 1983 to 473 ski areas in 2009. The number of ski areas in the United States has declined over the past 30 years while skier visits have steadily increased as depicted below:

Source: Kottke National End of Season Survey 2008/09

We believe that the number of ski areas may decline further because many resorts lack the infrastructure and capital resources to effectively compete in the multi-dimensional and service-intensive ski resort industry. Despite the economic recession, the U.S. ski industry displayed signs of strength and resilience with 57.4 million visits during the 2008 to 2009 season, the fourth highest on record according to the Kottke National End of Season Survey 2008/09, Final Report, July 2009 (the “Kottke Survey”). According to the Kottke Survey for the 2009 to 2010 season, the U.S. ski industry tallied 59.7 million visits representing the second highest total for a season on record. In both seasons, the economic downturn favored the more convenient and lower-cost day ski areas located near major metropolitan markets, as many participants chose to stay closer to home in lieu of destination trips to other regional resorts or western destination resorts. This was shown by an increase in day visitation with a proportionate drop in overnight visits. International visitation also returned to more normal levels during the last two seasons after a weak dollar in 2007 to 2008 caused a substantial increase in this demographic. We believe we may capitalize on the opportunities presented by the decline in the number of ski resorts, relatively steady industry participation and the increase in day visitations and Baby Boomer contribution to the industry as a result of to their increasing concentrations of wealth and leisure time, as well as the suitability of participation in various ski resort activities for an aging population.

Golf

We intend to acquire golf courses and related golf facilities. Golf courses are generally divided into daily fee, private and semi-private courses. Daily fee courses allow the general public to play upon payment of a fee and do not require a membership. Private courses only admit members or invited guests. Semi-private courses have characteristics of both, allowing daily fee play, while at the same time selling memberships that typically involve annual payments that give frequent players lower average costs and sometimes have privileges such as preferred access to tee times. All courses derive some revenues from food and beverage sales and sales of merchandise like golf balls and apparel. The main source of revenue at daily fee courses is the green and cart fees paid per round, while at private clubs the primary source of revenue is membership dues and fees. Semi-private courses can derive significant revenue from both dues and daily playing fees. The golf courses that we may seek to acquire generally may be open to the public for a daily fee, be part of a resort destination or be operated as a private club. In addition, golf courses may offer amenities and facilities which supplement their principal sources of revenue. These amenities and facilities include clubhouses with restaurants, banquet space, locker room rentals, swimming pools, tennis courts, golf and tennis lessons and tournaments, and health club facilities.

We believe that there is presently an opportunity to acquire golf course properties at reasonable prices due to the fragmentation of golf course ownership, the depressed state of the golf industry and the presence of certain demographic trends which we believe are indicative of future golf industry growth.

According to a 2010 State-of-the-Industry Presentation by the NGF, golf participation has remained generally flat over the past five years. The number of rounds played in the United States has been relatively stable, averaging around 495 million rounds annually, and the number of golfers has remained steady over the past seven years, totaling approximately 28.6 million in 2009. NGF and Golf Datatech reported that the total rounds played in the United States for the 12-month period ended December 31, 2009 was down only 0.6% from the same period in 2008. Additionally, the net supply of facilities (openings less closures) has declined in each of the last four years, and going forward, the NGF expects that the trend will continue until supply and demand reach equilibrium. The most financially impacted facilities have been the private clubs with large initiation or dues structures, resort facilities, and facilities with a large group outing and event business.

Source: National Golf Foundation 2010 State-of-the-Industry Presentation

Despite recent economic conditions, we are of the view that the U.S. golf industry will soon stabilize and begin a period of growth. This belief is based, in part, on the increasing visibility of golf as a suitable sport for an aging population, as well as on the favorable demographic trends described above. It is expected that the number of golfers, as well as the total number of rounds played, will increase as the average age of the population continues to increase. Baby Boomers are expected to contribute to the growth in total rounds played due to their increasing concentrations of wealth and leisure time, as well as the suitability of golf as a sport for an aging population.

Attractions

We intend to acquire existing attractions properties, which include theme and amusement parks, waterparks and family entertainment centers. The broad distinctions between the types of attractions we intend to buy are as follows: theme parks are generally amusement parks that are designed to carry out a theme in one or more areas of the park; waterparks involve either outdoor or indoor waterparks depending on the location; and family entertainment center(s) are community-based attractions often located in residential areas that offer multiple anchor attractions as opposed to single attractions like bowling or skating centers.

We believe that an opportunity presently exists to acquire attraction properties at reasonable prices due to current economic conditions within the attractions industry and certain demographic trends which we believe are indicative of future industry growth. According to the most recent IBIS World Industry Report for “Amusement & Themeparks in the US” released on December 1, 2009, revenues at domestic parks are expected to grow by an average annual rate of 2.1% over the next five years. Although the economic recession may have impacted the rate of expected industry growth, we continue to believe based on these trends and industry research that the attraction properties have the potential for long term growth and revenue generation

Marinas

We intend to acquire existing marinas and related facilities and, to a lesser extent, develop new or expand existing marinas where suitable opportunities exist. The marinas that we may seek to acquire are expected to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities which supplement their principal sources of revenue pursuant to leases and/or subleases. These amenities and facilities may include boat rentals and sales, boat trailer storage facilities, boat supplies and repair services, gasoline, food and beverage operations, other retail space, hotel and other lodging accommodations, and R.V. and campground facilities. We intend to focus our acquisition strategy on marinas located in geographic regions with year-round boating climates.

We believe that an opportunity presently exists to acquire marinas at reasonable prices due to current economic conditions within the marina industry and certain demographic trends which we believe are indicative of future industry growth. The marinas sector is highly fragmented with over 70% of marinas being privately owned and the remainder largely held by municipalities. Marina operators are affected by government regulations, rising fuel prices, and general economic conditions. High barriers to entry limit the supply of competing properties and demand is projected to remain steady with a gradual rise over the next five years.

We believe that a portion of the marina industry has been capital constrained and has been in a state of decline. Although the demand for slips (and therefore slip income) continues to remain high, we believe that certain owners seeking liquidity have few options with respect to obtaining capital for expansion and/or asset repositioning and few options with respect to the sale of their marina businesses. As a result of this decline and further increased pressure from boat slip lessees to improve marina services and systems, we believe that many privately-held marinas will be forced to sell their property because they may not have the funds to make these requested upgrades.

According to the IBIS World Industry Report on “Marinas in the US,” the industry is relatively mature and revenue is forecasted to grow by approximately 1% per annum over the next five years. The report also indicates that the economic recession has had a relatively limited impact on the industry, as revenues fell approximately 1.7% in 2008 as compared to 2007, and were anticipated to decrease approximately 5.7% in 2009 across the country. Boat owners between the ages of 45 and 54 account for the largest proportion of industry revenue, at around 28%. The second largest market segment is boat owners ages 55 to 64 years old, and boat owners over the age of 65 account for an estimated 16% of industry revenue. We believe that Baby Boomers will contribute to the growth for marinas due to their increasing concentrations of wealth and leisure time, as well as the suitability of boating as a sport for an aging population.

Selection of Tenants and Operators

We expect to lease our lifestyle properties to qualified tenants or operators we consider to be significant industry leaders and who will operate the properties. We consider a tenant or an operator to be a significant industry leader if it has one or more of the following traits:

•	many years of experience operating in a particular industry as compared with other operators in that industry, as a company or through the experience of its senior management;

•	many assets managed in a particular industry as compared with other operators in that industry; and/or

•	is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

Tenants and operators will generally be selected by our advisor and will be subject to the approval of our board of directors. We do not anticipate selecting tenants and operators that are affiliated with us, our advisor or our affiliates. In evaluating proposed tenants and operators, our advisor will consider a number of factors, including the following:

•	the operations of facilities;

•	the number of facilities operated;

•	the relative financial experience of the tenant and operator in the geographic area in which the property is located;

•	the financial condition and business history of the proposed tenant and operator; and

•	the management capabilities of the operators.

We intend to lease any lifestyle or leisure properties that we acquire primarily on a long-term, triple net basis to one or more tenants that are operators who are significant industry leaders who will operate the properties and manage the properties’ real estate investment and development activities, or to one or more tenants who will engage selected operators who are significant industry leaders to operate our leisure properties and/or related real estate assets. Alternatively, where a leisure property includes lodging facilities, we may lease the hotel portion of the property to a TRS which will engage an independent third party manager to operate these hotel properties. Any properties we acquire will be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at our properties over certain thresholds and require the payment of capital reserve rent, which we will set aside and reinvest in the properties to preserve and enhance the integrity of the assets.

Although we expect to lease our leisure properties to tenant operators that will bear the primary variability in property performance and net operating results, economic and industry trends may ultimately impact our operating performance. For example, growth in visitation and per capita spending may result in our receipt of additional contingent rent, while declines may impact our tenants’ ability to pay rent to us.

Seasonality

Many of the lifestyle and leisure properties in which we intend to invest are seasonal in nature and will experience seasonal fluctuations in their business due to geographic location, climate and weather patterns. As a result, the businesses may experience seasonal variations in revenues that may require our operators to supplement operating cash from their properties in order to be able to make scheduled rent payments to us. We intend to structure the leases for certain tenants such that rents are paid on a seasonal schedule with most, if not all, of the rent being paid during the tenant’s seasonally busy operating period.

As part of our diversification strategy, we will consider the varying and complimentary seasonality of our property asset classes and portfolio mix. For example, we anticipate that the peak operating season of our ski and mountain lifestyle assets will be staggered against the peak seasons in our attractions and golf portfolios to balance and mitigate the risks associated with seasonality.

Senior Living and Healthcare Properties

We believe that certain demographic and population trends indicate significant potential for future growth in the health care industry and senior living markets. We also believe that the recent economic environment and market conditions have presented significant opportunities to acquire these types of properties at attractive pricing. The tightened credit markets and lack of available debt financing has presented challenges for capital constrained owners of senior housing seeking to refinance maturing debt. This situation is further complicated by the decline in property-level cash flows and lower occupancy rates, which we attribute to seniors deferring their move to senior living facilities as a result of the soft residential real estate market.

According to the American Senior Housing Association 2009 State of Senior Housing Report, occupancy rates at independent and assisted living facilities declined during the recent recession, but began to shown signs of stabilization and a slight recovery in late 2009 and early 2010.

Source: State of Senior Housing 2009,NIC MAP Data & Analysis

We believe that as the broader economy recovers and the residential real estate markets strengthen, the demand for senior housing will continue to grow as the Baby Boomer generation reaches retirement and the aging population transitions to active adult communities and other senior living facilities. Additionally, the industry supply growth has declined significantly in the last decade to normalize with demand, and overall occupancy hovers just below 90% in comparison to the long-term occupancy average of 92.9% from 1994 to 2007. We believe occupancy rates will return to near the historical average, and there will be minimal new supply until industry fundamentals rebound and financing opportunities become more readily available at more reasonable terms.

Also shown below, the supply growth over the last decade has declined dramatically following a boom in senior housing development in the 1990’s.

Supply & 75+ Population Growth

Source: NIC MAP® Data & Analysis Service, ASHA 2009 Seniors Housing Construction Trends Report, United States Census Bureau

In addition to the supply and demand fundamentals, we also believe the senior living market is highly fragmented and poised to begin a period of consolidation. Based on these fundamentals and perceived trends, we intend to invest in properties within the following market sectors described below.

Active Adult Communities

Subject to applicable REIT tax regulations, we intend to invest in active adult communities that offer social and recreational-centered living in a setting that may include town homes, condominiums, cluster homes, manufactured housing, single family homes and multi-family housing. These communities are generally classified as either: (a) age-restricted communities that require at least one household member to be over the age of 55 in at least 80% of the occupied units; or (b) age-targeted communities that target adults age 55 or older with no explicit age restrictions. Residents typically lead independent, active lifestyles in a country club setting where they can take advantage of amenities such as a clubhouse, gathering center or recreational center that is the focal point of activities, and may include a golf course, walking trails, hobby centers or other recreational spaces. These communities are not equipped to provide increased care or health-related services.

Continuing Care Retirement Communities

We intend to invest in continuing care retirement communities (“CCRCs”) that offer age-restricted senior housing facilities with a combination of independent living lifestyle options for individuals who do not need constant physician or nursing supervision and assisted living or skilled nursing facilities available to residents on the same or adjacent property of the complex. This type of community generally offers a longer term contract for seniors that provides for housing, services and nursing care with varying payment plans that may include entrance fees and condo or co-op rental programs. In general, these properties provide residential living in an apartment-style building with services and dining usually on the main level. In addition, those in a campus-like setting of several acres may offer other individual multi-family homes and have amenities that may be similar to those found in an active adult community.

Independent Living Facilities

We may invest in age-restricted multi-family rental or ownership (condo) housing with central dining facilities that provide residents, as part of a monthly fee, meals and other services such as housekeeping, linen service, transportation, and social and recreational activities.

Assisted Living Facilities

Assisted living facilities are state-regulated rental properties that provide the same services as independent living facilities, but also provide, in a majority of the units, supportive care from trained employees to residents who are unable to live independently and require assistance with activities of daily living. Assisted living facilities may have some licensed nursing beds, but the majority of the units are licensed for assisted living.

Senior Apartments

Senior apartments are multifamily residential rental properties restricted to adults at least 65 years of age or older. These properties do not have central kitchen facilities and generally do not provide meals to residents, but may offer community rooms, social activities, and other amenities.

Medical Office and Other Healthcare and Wellness-related Facilities

We may invest in properties other than those in the market sectors described above. Our focus on senior living and healthcare properties may also include medical office or other health and wellness-related facilities such as skilled nursing facilities, physicians’ offices, specialty medical and diagnostic service providers, walk-in clinics, surgery centers, pharmaceutical and medical supply manufacturing facilities, laboratories and research facilities, medical marts, medical and relaxation spas, holistic treatment centers, eco adventure, occupational wellness, mediation and fitness facilities.

Selection of Tenants and Operators

We expect to lease our senior living properties to qualified tenants, operators or to our TRS entities managed by independent third-party managers. The selection of tenants and managers by our advisor, as approved by our board of directors, will be based on a number of factors which may include:

•	an evaluation of the operations of their facilities;

•	the number of facilities operated;

•	the relative competitive position among the same types of facilities offering similar services;

•	market penetration;

•	the relative financial success of the operator in the geographic area in which the property is located;

•	overall historical financial performance and financial condition of the tenant or manager; and

•	the management capability of the operator.

The tenants and operators are not expected to be affiliated with us, our advisor, or any affiliate.

We anticipate that our senior living properties generally will be leased to third-party tenants on a long-term, triple net basis. The leases will be designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at our properties over certain thresholds. A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment. These capital expenditures generally will be paid by the tenant during the term of the lease. We also expect that certain of our senior living properties will be leased to our wholly owned TRSs with management performed by independent third-party managers.

Lodging Properties

The travel and tourism industry is one of the largest in the United States and lodging constitutes a vital part of travel and tourism. We believe that an opportunity currently exists to acquire lodging properties at attractive pricing with a potential for significant future appreciation due to the recent economic conditions, capital constraints in the industry and certain other industry trends which we believe are indicative of recovery and future growth. As a result of the global economic downturn, the lodging industry experienced severe declines in performance. The deterioration in property-level cash flows and lack of available credit has resulted in a challenging refinancing market, particularly for assets acquired during the peak of the previous market cycle. However, the U.S. economy is showing signs of stabilization and lodging industry experts are projecting a strong recovery in fundamentals over the next several years. While the lodging industry historically has lagged broader economic recoveries, fundamentals are beginning to improve.

Between August 2008 and February 2009, the U.S. lodging industry experienced 19 consecutive months of RevPAR declines, driven by a combination of deterioration in room night demand and increasing supply. According to Smith Travel Research (“STR”), hotel room night demand decreased 2.1% and 5.9% in 2008 and 2009, respectively, marking the greatest decline in the past 22 years. In addition, average annual hotel occupancy in the United States was 54.7% in 2009, representing the lowest annual level in the last 22 years, and well below the industry average of 62.2% for that period. Room supply growth of 2.5% and 3.1% in 2008 and 2009, respectively, exceeded the historical average of 2.2%, as construction initiated prior to the economic downturn was completed. Deteriorating demand fundamentals and increasing supply led to a combined 18.4% decline in RevPAR between 2008 and 2009.

Sources: Extrapolated using data from U.S. Department of Commerce: Bureau of Economic Analysis updated May 26, 2010, PKF Hospitality: Hotel Horizons, and Smith Travel Research

Source: PKF Hospitality: Hotel Horizons

While the lower average occupancy rates at hotel properties are a reflection of the generally weakened lodging industry fundamentals over the last two years, we believe that a recovery in the general economy will provide us with the opportunity to increase occupancy rates to levels more in line with historical trends. We believe that new hotel development will remain stagnant until industry fundamentals rebound and financing opportunities become more readily available at more reasonable terms. With minimal new supply, we expect strong growth in

RevPAR as the U.S. economy continues to strengthen. PKF Hospitality Research (“PKF-HR”) currently projects RevPAR growth of 7.8% in 2011, 10.5% in 2012, 8.4% in 2013 and five percent in 2014. According to STR, lodging demand in the first quarter of 2010 increased 5.3% over the first quarter of 2009. This is the largest quarterly increase in hotel demand since the second quarter of 1989, surpassing PKF-HR’s forecast of a 2.6% gain.

Source: PKF Hospitality: Hotel Horizons

We intend to invest in the following lodging properties: resorts including luxury and high-end resort properties as well as other resort-oriented hotels, full service hotels, limited service hotels and extended stay hotels. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom and vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

In order to qualify as a REIT, we cannot directly or indirectly operate any of our hotels. We will lease our hotels to TRSs, which will in turn engage independent third-party property managers to manage our hotels. We may also lease lodging properties to third-party tenants under triple net leases using similar terms to those of our leisure properties discussed above.

Selection of Hotel Brands and Operators

Our advisor will select national, regional or specialty hotel brand managers to operate the lodging properties we acquire. The selection of hotel brands by our advisor, as approved by our board of directors, generally will be based on an evaluation of a number of factors, including the following:

•	the operations of the hotels in the hotel brands;

•	the number of hotels operated;

•	the experience of the manager and its current financial condition;

•	name recognition; and

•	market penetration.

Selection of Properties

As of the date of this prospectus, we have not yet committed to make any investments, do not own any properties, and have not made or acquired any loans or other Permitted Investments. We will supplement this prospectus during the offering period to disclose any new property sectors in which we intend to make investments. The disclosure of any such sector, however, cannot be relied upon as an assurance that we ultimately will consummate an investment in such sector.

We have undertaken to supplement this prospectus during the offering period to disclose when there is a reasonable probability that we will acquire a material property. Based upon the experience and acquisition methods of our advisor and prior real estate partnerships of affiliates of CNL, this normally will occur as of the date in the acquisition process on which all of the following conditions have been met:

•	a commitment letter is executed by a proposed tenant or operator;

•	an underwriting for the proposed structure and projected property performance;

•	a satisfactory site inspection has been conducted and due diligence has been substantially completed;

•	the terms of the acquisition have been approved by our board of directors;

•	a purchase contract is executed and delivered by the seller; and

•	a nonrefundable deposit has been paid on the property.

The initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase. The terms of any material borrowing by us will also be disclosed in any prospectus supplement filed following our receipt of an acceptable commitment letter from a potential lender.

Investment and Leasing Structures

We intend to enter into long-term leasing structures that will generate a fixed income stream in the form of minimum annual base rents. Generally, theses leases will also: (i) provide inflationary protection through periodic contractual rent increases; (ii) capture upside earnings potential by requiring the payment of additional rent as a percentage of gross revenues generated by the properties; and (iii) require the payment of capital reserve rent, which we will set aside and reinvest in the properties in order to preserve and enhance the integrity of the assets.

In addition, when advantageous to our structure and applicable tax rules allow, we will make investments using TRS leasing structures. These investment structures may result in greater variability in operating results than our long-term leases with third party tenants, but allow us to capture greater returns during periods of market recovery, inflation or strong performance.

We intend to enter into long-term triple net leases with tenants or operators of our leisure and senior living properties. Under a triple net lease, the tenant is generally responsible for repairs, maintenance, property taxes, utilities and insurance in addition to the payment of rent. The terms of our leases will generally be between five and 20 years, with multiple renewal options. These leases will be designed to provide us with minimum annual base rents with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent based on a percentage of gross revenues at the properties over certain thresholds. Our tenants’ abilities to satisfy their lease obligations will depend primarily on the operating results of the properties. With respect to certain properties, we will attempt to obtain various forms of security, such as corporate guarantees, limited rent guarantees, letters of credit or security deposits to secure the tenants’ obligations. If multiple properties are leased by the same tenant, we expect to cross default the leases on those properties.

Generally, our lodging properties will be leased to our subsidiaries with management of the properties performed by independent third-party managers. We intend to select national, regional or specialty hotel brands. Specifically, our lodging properties will be leased to wholly-owned tenants that are TRSs or will be owned through TRSs. Based on this structure, our consolidated financial statements will report the properties’ operating revenues and expenses rather than rental income from operating leases that is recorded for properties leased to third-party tenants. This structure will be implemented as permitted by the REIT Modernization Act of 1999. Certain of our senior living properties are also expected to be operated through leases with TRSs and third-party managers.

Joint Venture Arrangements

We may enter into joint ventures to purchase and hold properties with various unaffiliated persons or entities for investment. We may structure each of our joint ventures such that our partners subordinate their returns to our minimum return. This structure may provide us with some protection against the risk of downturns in performance.

We may also enter into a joint venture with another program formed by our advisor or its affiliates if a majority of our directors, including a majority of our Independent Directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors — Risks Related to Our Business — We may not control our joint ventures.”

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has met certain requisite financial qualifications.

We may acquire properties from time to time by issuing limited partnership units in an operating partnership to sellers of such properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into our common stock. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire properties on more favorable terms than we would otherwise receive.

Development and Construction of Properties

We may invest substantial proceeds from this offering in properties on which improvements are to be constructed or completed, subject to the investment limitations contained in our articles of incorporation.

To help ensure performance by the builders of properties that are under construction, we will seek guarantees at the contracted price by a completion bond or performance bond to the extent available in certain jurisdictions. Our board of directors will approve all contracts entered into on our behalf by our advisor with contractors or developers for such construction services. Approval of our Independent Directors will be required for any contract with our advisor or its affiliates for these services. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements reporting a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.

Equity Investments

While we may acquire assets directly by purchasing a fee, leasehold interest or similar interest, we may, subject in certain instances to the approval of a majority of our board of directors (including a majority of our Independent Directors), invest in and we may acquire the stock of or other interests in REITs, other real estate operating companies or joint ventures.

With the approval of a majority of our board of directors (including a majority of our Independent Directors) and subject to our articles of incorporation and bylaws, we may seek to acquire, or seek partnerships or joint ventures with, publicly traded or privately owned entities that own leisure, senior living or lodging properties. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We have not yet made any investments in REITs or other real estate operating companies as of the date of this prospectus.

In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Any entity we acquire would generally be operated as either a wholly owned or controlled subsidiary. The criteria we consider when acquiring a property or an entity can be found in “— Selection of Properties.” We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT and our exemption from registration under the Investment Company Act.

Mortgage Loans and Other Loans

We may use cash raised through this offering to make or acquire real estate related loans. We may provide mortgage loans to operators to enable them to acquire or develop the land or buildings or as part of a larger acquisition or both. The mortgage loans will be collateralized by such property.

Generally, we believe that the terms of these transactions will be substantially the same as those of our property leases. We expect that any mortgage loans would provide for fixed interest payments. Certain mortgage loans may also provide for deferred interest payments based on our return expectations at the property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for properties. The borrower will be responsible for all of the expenses of owning the property, as with our triple net leases, including expenses for insurance, repairs and maintenance. Management expects the mortgage loans with principal payments to be amortized over a period of 10 to 20 years (generally, the same term as the initial term of the property leases), with payments of principal and interest due monthly. Other loans may require interest-only payments with balloon principal payments due at maturity.

We may provide short-term or mezzanine financing to businesses within our targeted asset classes that are experiencing growth opportunities which require additional investment capital. In order to remain competitive, many businesses will seek to expand their capacity and/or engage in development which provides them with the potential to grow their earnings and market share. This type of financing may be similar to debt capital that gives the lender the rights to convert to an ownership or equity interest in the company if the loan is not paid back in time and in full. This debt is generally subordinated to debt acquired from senior lenders such as banks and venture capital companies. In the case of short-term or mezzanine loans, we will generally charge a higher rate of interest and try to obtain a mortgage collateralized by real estate. Our mortgage may not have first priority in the event of default. As a mezzanine or short-term lender, we expect that we will generally receive a portion of our return during the duration of the loan, with the balance payable upon maturity. The terms of these short-term or mezzanine loans will usually be less than five years.

We will not make or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan. In cases in which the majority of our Independent Directors so determine, and in all cases in which the mortgage loan involves our advisor, directors, or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, we must obtain a mortgagee’s or owner’s title insurance policy or commitment regarding the priority of the mortgage and condition of the title.

We may also provide other loans to entities in which we own an interest. Such other loans may be collateralized by, among other things, the interests in the entity held by co-venturers.

We believe that the criteria for investing in mortgage loans are substantially the same as those involved in our investments in properties; therefore, we will use the same underwriting criteria as described above in

“— Selection of Properties.” In addition, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria and the loan is approved by our Independent Directors. In no event shall mortgage indebtedness on any property exceed such property’s appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our other loans, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property) and the current payment, which payment may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

We will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of our advisor, the directors, or our affiliates.

Our loan program may be subject to regulation by federal, state and local regulations, laws, and administrative decisions that impose various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

Sales of Properties

As each of our investments reach what we believe to be its optimum value during the expected holding periods of assets of the fund, we will consider disposing of the investment and may do so for the purpose of either distributing the Net Sales Proceeds to our stockholders or reinvesting the proceeds in other assets. The determination of when a particular investment should be sold or otherwise disposed of will be made after considering all of the relevant factors, including prevailing and projected economic and market conditions, whether the value of the property or other investment is anticipated to decline substantially, and whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives.

A determination as to whether to sell an asset will also be based on whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first two years following its acquisition is restricted to a substantial extent as a result of the rules that we must comply with to qualify as a REIT. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Code for properties held at least two years or through the use of a TRS. See “Federal Income Tax Considerations — Operational Requirements — Prohibited Transactions.”

Within seven years from the effective date of this offering, our board of directors will begin to evaluate various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part. These options include, but are not limited to, (i) a listing of our shares on a national securities exchange, (ii) our sale to, or merger with, another entity in a transaction which provides our investors with cash or securities of a publicly traded company, or (iii) the commencement of an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and the distribution of the proceeds thereof. We do not know at this time what macro-or micro-circumstances will exist in the future and therefore we do not know what factors our board of directors will consider in determining whether to pursue a Liquidity Event in the future. Therefore, we have not established any pre-determined criteria. A liquidation of our assets or a sale of the Company would require the approval of our stockholders. We are under no obligation to actually sell our portfolio or list our shares at any particular time. We cannot assure you that we will be able to sell our assets at prices that result in us achieving our investment objectives. In the event of a liquidation, after commencement of such liquidation, we would continue in existence until all properties and other assets are sold.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act. We intend to rely on exemptions or exclusions provided by the Investment Company Act relating to the direct ownership or the functional equivalent thereof, of certain qualifying real estate interests (which must meet various specified criteria) or relating to engaging in business through one or more majority owned subsidiaries. We also may rely on any other available exemption or exclusion under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. Our advisor will continually review our activities with a view towards avoiding regulation as an investment company.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Financings and Borrowings

We intend to borrow funds to acquire properties, make loans and other Permitted Investments and to pay certain related fees. We may borrow money to pay distributions to stockholders, for working capital and for other corporate purposes. We also intend to encumber assets in connection with such borrowings. The aggregate amount of long-term financing is not expected to exceed 60% of our total assets on an annual basis.

We believe that borrowings funds in connection with the acquisition of properties benefits us by allowing us to take advantage of favorable interest rates and cost of capital. Specifically, we intend to structure the terms of any financing so that the lease rates for properties acquired and the interest rates for loans made with the loan proceeds will exceed the interest rate payable on the financing. In addition, the use of financing will increase the diversification of our portfolio by allowing us to acquire more assets than would be possible using only the Gross Proceeds from the offering.

We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to continue to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning Invested Capital to our stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our Net Assets and will be reviewed by our board of directors at least quarterly. In addition, the aggregate amount of long-term financing is not expected to exceed 60% of our total assets on an annual basis. In accordance with our articles of incorporation, the maximum amount we may borrow is 300% of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Under our articles of incorporation, we may borrow funds from our advisor or its affiliates.

Competition

As a REIT, we expect to experience competition from other REITs (both traded and non-traded), real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which generally have greater financial resources than we do for the purposes of leasing and financing properties within our targeted lifestyle-related property asset classes. These competitors often also have a lower cost of capital and are subject to less regulation. However, due to the current economic conditions in the U.S. financial markets, the capital resources available to these competitor sources have declined. When capital markets begin to normalize, our competition for investments will likely increase or resume to historical levels. The level of competition impacts both our ability to raise capital, find real estate investments and locate suitable tenants. We may also face competition from other funds in which affiliates of our advisor participate or advise.

The lodging industry is characterized by intense competition. We anticipate that the operators of the hotels located on the properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. We expect that a number of our properties will be located near competitors. We believe that some of our properties will be resorts and compete with local and regional resorts. Many successful hotel “pockets” have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.

Further, non-profit entities are particularly attracted to investments in senior living facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, senior living facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in senior living facilities, competition among investors likely will become increasingly intense.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs — CNL

The information presented in this section represents the historical experience of real estate programs organized by certain affiliates of CNL and their principals. The principals of CNL affiliates include James M. Seneff, Jr. and Robert A. Bourne, who also serve among our executive officers and directors. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus as Appendices A and B. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past CNL affiliated real estate programs. Further, by purchasing our shares, investors will not acquire ownership interests in any partnerships or corporations to which the following information relates.

Mr. Seneff and Mr. Bourne have sponsored, directly or indirectly, individually and through affiliated entities, 18 public limited partnerships and four public, unlisted REITs with investment objectives similar to ours. The programs and a general description of their property sector focus are as follows:

•	18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants;

•	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

•

CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare related facilities;

•	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties; and

•	CNL Lifestyle Properties, Inc. which invests in lifestyle properties such as ski and mountain lifestyle properties, golf facilities, attractions, marinas, and additional lifestyle properties.

During the ten-year period ending December 31, 2009, CNL Income Fund XVIII, Ltd. and the four public REITs raised approximately $8.1 billion from approximately 261,000 investors and invested in properties located throughout the United States, with the largest concentration in the sunbelt states of Arizona, California, Florida, Georgia and Texas. One of the REITs also invested in three properties located in Canada and another of the REITs invested in one property located in Canada. Information relating to the number of properties acquired, the aggregate purchase price of properties and the number of properties sold for the period from January 1, 2000 to December 31, 2009 is as follows:

Entity	Number of Properties Acquired	Aggregate Purchase Price (in thousands)	Number of Properties Sold
CNL Income Fund XVIII, Ltd.	2	$2,100	8
CNL Restaurant Properties, Inc.	504	977,000	738
CNL Retirement Properties, Inc.	280	3,321,000	3
CNL Hotels & Resorts, Inc.	125	5,932,500	46
CNL Lifestyle Properties, Inc.	116	2,262,600	1

	1,027	$12,495,200	796

CNL Realty Corporation, organized in 1985 and whose sole stockholders were Mr. Seneff and Mr. Bourne, served as the corporate general partner, and Mr. Seneff and Mr. Bourne served as individual general partners of the 18 CNL Income Fund limited partnerships until 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT until 2005. In February 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc., a publicly traded REIT. The combined company changed its name to Trustreet Properties, Inc. and acquired the 18 CNL Income Fund limited partnerships. Mr. Seneff served as chairman of the board and Mr. Bourne served as a director of Trustreet Properties, Inc. until it was acquired in February 2007 by GE Capital Solutions, a unit of General Electric Company.

Mr. Seneff and Mr. Bourne also served as directors and executive officers of CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. CNL Hotels & Resorts, Inc. was acquired by Morgan Stanley Real Estate, a global real estate investing, banking and lending company, in April 2007, and in connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition LLC. CNL Retirement Properties, Inc. was acquired by HCP, Inc., an unaffiliated publicly traded REIT, in October 2006.

As a result, the 18 CNL Income Fund limited partnerships, CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. are considered completed programs, and additional information about them can be found in Table IV – Results of Completed Programs in Appendix A of this prospectus.

Mr. Seneff currently serves as chairman of the board and Mr. Bourne serves as a director and an officer of CNL Lifestyle Properties, Inc., which is an unlisted public REIT externally advised by an affiliate of CNL, and is continuing to raise capital and invest in properties.

Information relating to the public offerings of the four REITs sponsored by CNL is as follows. All information is historical.

Name of Program	Dollar Amount Raised	Date Offering Closed	Limited Partnership Units or Shares Sold	Month 90% of Net Proceeds were Fully Invested or Committed to Investment

CNL Restaurant Properties, Inc.	$747.5 million	(1)	(1)	February 1999

CNL Hotels & Resorts, Inc.	$3.0 billion	(2)	(2)	March 2004

CNL Retirement Properties, Inc.	$2.7 billion	(3)	(3)	April 2006

CNL Lifestyle Properties, Inc.	$2.6 billion	(4)	(4)	(4)

(1)	From April 1995 through January 1999, CNL Restaurant Properties, Inc. completed three public offerings of its common stock. As of January 1999, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In February 2005, the company merged with and into U.S. Restaurant Properties, Inc. The combined company changed its name to Trustreet Properties, Inc. and acquired 18 CNL Income Fund limited partnerships. Trustreet Properties, Inc. was acquired in February 2007 by GE Capital Solutions.

(2)	From September 1997 through March 2004, CNL Hotels & Resorts, Inc. completed five public offerings of its common stock. As of February 2004, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In April 2007, the company was acquired by Morgan Stanley Real Estate and in connection with such acquisition, certain assets of the company were purchased by Ashford Sapphire Acquisition LLC.

(3)	From September 1998 through March 2006, CNL Retirement Properties, Inc. completed five public offerings of its common stock. As of March 2006, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In October 2006, the company merged with and into a wholly owned subsidiary of HCP, Inc.

(4)	From April 2004 through March 2006, CNL Lifestyle Properties, Inc. received gross proceeds totaling approximately $520.7 million from its first public offering of common stock. The first offering terminated on March 31, 2006 and on April 4, 2006, the second offering commenced. The second offering closed on April 4, 2008, after raising approximately $1.5 billion. The third offering commenced on April 9, 2008 and as of December 31, 2009, the company had raised approximately $548.3 million relating to this offering. Between January 1, 2010 and February 28, 2010, the company raised an additional $34.7 million relating to the third offering. Certain tenants have faced financial difficulties due to the general economic condition, and have been provided temporary relief through modified lease terms to allow for rent deferrals or reductions that then become payable in later periods of their lease terms. However, as of December 31, 2009 CNL Lifestyle Properties, Inc. has recorded no impairments, and has no major adverse business conditions or developments.

The following table sets forth property acquisition information regarding properties acquired between January 1, 2007 and December 31, 2009 by one REIT program sponsored by CNL affiliates. All information is historical. Dispositions of properties are not reflected in the property descriptions.

Name of Program	Real Property Acquired	Location	Method of Financing	Type of Program

CNL Lifestyle Properties, Inc.	66 lifestyle properties	AZ, AR, CA, CO, FL, HI, IL, KS, ME, MD, MA, MI, MN, MO, NV, NH, NJ, NY, OK, SC, TN, TX, UT, VT, VA, WA	(1)	Public REIT

(1)	Approximately 29% of the assets acquired were funded using debt. The balance was acquired using proceeds from CNL Lifestyle Properties, Inc.’s equity offerings.

Additionally, a summary of acquisitions made by CNL affiliate sponsored public programs between January 1, 2007 and December 31, 2009 is set forth in prior performance Table VI, which is included in Part II of the registration statement filed with the SEC for this offering. As shown in Table VI, CNL Lifestyle Properties, Inc. acquired, directly or indirectly, 66 properties within the previous three years, all of which are located in the United States. These properties consisted of lifestyle properties such as ski and mountain lifestyle properties, golf facilities, attractions, marinas and additional lifestyle properties. The majority of the properties were acquired with cash from offering proceeds. We will provide a copy of Table VI to our prospective stockholders free of charge upon request. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission by CNL Lifestyle Properties, Inc. and for a reasonable fee, a copy of the exhibits filed with such report.

From 2000 through December 31, 2009, James M. Seneff, Jr. and/or Robert A. Bourne, directly or indirectly through affiliated entities, served as general partners or the managing member of 19 nonpublic real estate programs whose properties are located throughout the United States. Between 2000 and December 31, 2009, these programs raised a total of approximately $290 million from approximately 3,300 investors and purchased interests in a total of 34 projects, two mortgage loans and a bridge loan facility. The projects consisted of three commercial/retail properties (representing 8.1% of the total capital raised by private programs), two apartment projects (representing 5.4% of the total capital raised by private programs), 16 office/industrial buildings (representing 43.3% of the total capital raised by private programs), 12 seniors’ housing properties (representing 32.4% of the total capital raised by private programs), one hotel (representing 2.7% of the total capital raised by private programs), two mortgage loans (representing 5.4% of the total capital raised by private programs) and one bridge loan facility (representing 2.7% of the total capital raised by private programs).

In order to enable potential investors to evaluate the prior experience of CNL concerning prior public programs described above that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing tables and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendices A and B to this prospectus.

Prior Investment Programs – CNL Financial Group, LLC and Macquarie Capital Funds

The information presented in this section contains certain relevant summary information concerning public programs sponsored by CNL Financial Group, LLC, an affiliate of CNL Financial Group, Inc. and Macquarie Capital Funds Inc., a subsidiary of Macquarie Group Limited. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus as Appendix B. By purchasing our shares, investors will not acquire ownership interests in the corporation to which the following information relates.

Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, CNL Macquarie Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to CNL Macquarie Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of CNL Macquarie Global Growth Trust, Inc. commenced October 20, 2009. As of December 31, 2009, CNL Macquarie Global Growth Trust, Inc. had received subscriptions for 16,450 shares of common stock from the offering that were being held in escrow. Subscription proceeds are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by CNL Macquarie Global Growth Trust, Inc.

Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Macquarie CNL Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Macquarie CNL Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Macquarie CNL Global Income Trust, Inc. commenced April 23, 2010. As subscription proceeds are received, they are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by Macquarie CNL Global Income Trust, Inc.

Upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission by CNL Macquarie Global Growth Trust, Inc. and Macquarie CNL Global Income Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

In order to enable potential investors to evaluate the prior experience of CNL and Macquarie concerning prior public programs that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing information and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendix B of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly organized Maryland corporation incorporated on June 8, 2010 that intends to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes. We intend to acquire and operate a diversified real estate portfolio with a goal to preserve, protect and enhance the long-term value of those assets. In particular, we will focus on acquiring leisure, senior living and lodging properties in the United States that we believe have the potential for long-term growth and income generation. We also may invest in mortgage, bridge or mezzanine loans or in entities that make investments similar to the foregoing. The Net Offering Proceeds (which means the Gross Proceeds of the offering less Organizational and Offering Expenses) will provide funds to enable us to purchase properties and other real estate-related investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the Net Offering Proceeds available for investment in properties. See “Risk Factors — Company Related Risks.”

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2011. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our Net Income. However, we believe that we are organized and operate in a manner that will enable us to qualify as a REIT for federal income tax purposes.

The following discussion and analysis should be read in conjunction with the accompanying consolidated balance sheet and the notes thereto.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they will involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they will be important for understanding and evaluating our reported financial results. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. Our most sensitive estimates will involve the allocation of the purchase price of acquired properties and evaluating our real estate-related investments for impairment.

Recently issued accounting pronouncements may affect the way we would currently account for certain transactions and/or derive certain estimates. For additional information, see “— Recent Accounting Pronouncements.”

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of our wholly owned subsidiaries or subsidiaries for which we have a controlling interest, the accounts of variable interest entities (“VIEs”) in which we are the primary beneficiary, and the accounts of other subsidiaries over which we have control. All material inter-company transactions, balances and profits will be eliminated in consolidation. The determination of whether the Company is the primary beneficiary is based on a combination of qualitative and quantitative factors which require management in some cases to estimate future cash flows or likely courses of action.

Allocation of Purchase Price for Real Estate Acquisitions

Upon the acquisition of real estate properties, we will record the fair value of the land, buildings, equipment, intangible assets, including but not limited to in-place lease origination costs and above or below market lease values, assumed liabilities and any contingent purchase consideration at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair values are determined based on incorporating market participant assumptions, discounted cash flow models and our estimate reflecting the facts and circumstances of each acquisition.

Loans

Loans held-for-investment will be stated at the principal amount outstanding, net of deferred loan fees and costs. We expect that interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as yield adjustment. Loans that we intend to sell or liquidate in the near term will be held at the lower of cost or fair value.

Loan Impairment

We will evaluate loans classified as held-for-investment for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income.

Real Estate Impairments

For real estate we wholly own or consolidate, our management will monitor events and changes in circumstances that may indicate that the carrying amounts of the real estate assets may have diminished and not be recoverable. Factors that could trigger an impairment analysis include, among others: (i) significant underperformance relative to historical or projected future operating results; (ii) significant changes in the manner of use of our real estate assets or the strategy of our overall business; (iii) a significant increase in competition; (iv) a significant adverse change in legal factors or an adverse action or assessment by a regulator, which could affect the value of our real estate assets; or (v) significant negative industry or economic trends. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we indirectly own through an investment in a joint venture, tenant-in-common interest or other similar investment structure and account for under the equity method, at each reporting date, we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our real estate investments for impairment, management will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. If we used different estimates and assumptions, the carrying value might vary significantly, which could be material to our financial statements.

Revenue Recognition

Rental revenue from leases and interest income from loans will be recorded on the straight-line basis over the terms of the leases or loans. Percentage rent that is contingent upon tenant performance, such as achieving a certain amount of gross revenues, will be deferred until the underlying performance thresholds have been reached. Changes in our estimates or assumptions regarding collectability of lease and loan payments could result in a change in revenue recognition and impact our results of operations.

Competition

The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which will have greater resources than we will. We may also compete with affiliates to acquire properties and other investments. See “Conflicts of Interest — Competition to Acquire Properties and Invest in Loans and Other Permitted Investments.”

Recent Market Conditions

In recent years the global and U.S. economy has deteriorated significantly, which negatively impacted foreign and domestic stock markets and banking systems as well as many companies across most industry segments. As of the date of this prospectus, there is still a great deal of uncertainty regarding whether conditions will continue to worsen, the duration of the economic downturn, and what the full short and long-term impact of these events will be on the global and U.S. economies and individual businesses. Additionally, there is no ability to project when conditions will begin to improve. We continue to monitor economic events, capital markets and the stability of the global financial environment to minimize the impact on our business. While we remain cautious about the impact of these events on us, we are also optimistic that these events may provide us with acquisition opportunities over the next year or two as property owners need to refinance or recapitalize their businesses and alternative financing sources are unavailable.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Funds from Operations

Due to certain unique characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a standard known as “funds from operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. In addition to FFO, we intend to use “modified funds from operations,” or “MFFO” which excludes acquisition-related costs, certain non-recurring charges and other adjustments in order to evaluate our operating performance. FFO and MFFO are not intended to be an alternative to “Net Income” as an indicator of our performance nor to cash flows from operating activities as determined by GAAP. Because FFO and MFFO exclude depreciation and amortization unique to real estate, gains from property dispositions, extraordinary items and other adjustments, they provide performance measures that, when compared year over year or with other REITs, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective that is not immediately apparent from an analysis of net income.

We intend to offer FFO and MFFO as measures of our performance to assist users to better understand our financial performance, but FFO and MFFO are not financial measures recognized under GAAP and should not be considered measures of liquidity, alternatives to net income or an indicator of any other performance measure determined in accordance with GAAP, nor are they solely indicative of funds available to fund our cash needs, including our ability to make distributions. In addition, our calculations of FFO and MFFO are not necessarily comparable to FFO and MFFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Liquidity and Capital Resources

Our principal demands for funds will be for real estate and real estate-related acquisitions, for the payment of Operating Expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the Net Offering Proceeds and from financings.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence. There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Therefore, we may determine not to pay distributions or to pay some or all of our distributions from sources other than our operations, such as from cash flows generated from financing activities, a component of which may include the proceeds of this offering, and borrowings, whether secured by our assets or unsecured. In addition, our advisor or its affiliates may also advance cash to us or waive or defer Asset Management Fees in order to increase cash available to pay distributions to stockholders or to pay expenses. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our intent is to target our aggregate borrowings to between 40% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. Under our articles of incorporation, our indebtedness may not exceed 300% of our Net Assets as of the date of any borrowing unless any excess borrowing is approved by a majority of our Independent Directors and is disclosed to stockholders in our next quarterly report. In addition to the limitations contained in our articles of incorporation, our board of directors has adopted a policy to limit our aggregate borrowings to approximately 75% of the aggregate value of our Assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we may borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

We intend to strategically leverage our real properties and use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely affected by credit market conditions which result in lenders reducing or limiting funds available for loans collateralized by real estate. During times when interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

We, through the subsidiaries of our Operating Partnership formed to make investments, generally will seek to borrow on a non-recourse basis, in amounts that we believe will maximize the return to our stockholders. The use of non-recourse financing allows us to improve returns to our stockholders and to limit our exposure on any investment to the amount invested. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries is collateralized only by the assets to which such indebtedness relates, without recourse to the borrower or any of its subsidiaries, other than in the case of customary carve-outs for which the borrower or its subsidiaries acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation.

Our advisor may, but is not required to, establish capital reserves from Gross Proceeds out of cash flow generated by operating properties and other investments or out of non-liquidating Net Sales Proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as for the routine replacement of furniture, fixtures and equipment, or for major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, securitization of mortgages and other notes receivable and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations as of [                    ].

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued the FASB Accounting Standards Codification (the “Codification”). The Codification establishes the exclusive authoritative reference for GAAP for use in financial statements, except for SEC rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification has superseded all existing accounting and reporting standards except as issued by the SEC. The Codification applies to financial statements issued for periods ending after September 15, 2009. The Codification does not change GAAP and does not have an effect on our financial position, results of operations or liquidity.

In June 2009, the FASB also issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amendments include: (i) the elimination of the exemption from consolidation for qualifying special purpose entities; (ii) a new approach for determining the primary beneficiary of a VIE, which requires that the primary beneficiary have both (a) the power to control the most significant activities of the VIE and (b) either the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE; and (iii) the requirement to continually reassess who should consolidate a VIE. This amendment is effective for the beginning of an entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. We currently have no VIEs but expect the new guidance to be applicable to future acquisitions.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

We may be exposed to foreign currency exchange rate movements as the result of investing outside of the United States. At such time as we have foreign investments, we will evaluate various foreign currency risk mitigating strategies in an effort to minimize any impact on earnings.

Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are listed below:

Name	Age*	Position

James M. Seneff, Jr.	63	Director and Chairman of the Board
Robert A. Bourne	63	Director, Vice Chairman of the Board and Treasurer
[Independent Director]
[Independent Director]
[Independent Director]
R. Byron Carlock, Jr.	47	President and Chief Executive Officer
Charles A. Muller	51	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	47	Chief Financial Officer and Executive Vice President
Joseph T. Johnson	35	Senior Vice President, Chief Accounting Officer and Secretary
Baxter R. Underwood	32	Senior Vice President and Chief Investment Officer
Holly J. Greer	38	Vice President and Associate General Counsel

*	As of June 30, 2010

James M. Seneff, Jr. Chairman of the Board and Director. Mr. Seneff has served as the chairman of our board since our inception in June 2010. Mr. Seneff additionally serves as the chairman of our advisor. He is the sole member of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including, as chairman (1988 to present), chief executive officer (1995 to present) and president (1980 to 1995) of CNL Financial Group, Inc., a diversified real estate company. Mr. Seneff serves or has served in similar capacities for a number of CNL Holdings’ affiliates, including: CNL Macquarie Global Growth Trust, a public non-traded company that intends to operate as a REIT, and its advisor, CNL Macquarie Global Advisors, LLC (December 2008 to present); Macquarie CNL Global Income Trust, Inc. (March 2009 to present), a public non-traded company that intends to operate as a REIT, and its advisor, Macquarie CNL Global Income Advisors, LLC (December 2008 to present); CNL Lifestyle Properties, Inc., a public, unlisted REIT (2003 to present), and its advisor, CNL Lifestyle Company, LLC (2003 to present); CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor, CNL Hospitality Corp. (1997 to 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, unlisted REIT, and its advisor, CNL Retirement Corp. (1997 to 2006); CNL Restaurant Properties, Inc., a public, unlisted REIT, and its advisor (1994 to 2005 (became self-advised)); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to 2007); CNL Securities Corp., the Managing Dealer of this offering (1979 to present); CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNL Bancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his degree in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisition, ownership and dispositions in a variety of public and private real estate investment vehicles. This experience strengthens the board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of our company’s strategic objectives.

Robert A. Bourne. Vice Chairman of the Board, Director and Treasurer. Mr. Bourne has served as vice chairman of our board and our treasurer since our inception in June 2010, and as vice chairman of our advisor. He has served as an executive officer of CNL Financial Group, Inc. since 1984, and he also serves or has served as an executive officer for a number of other CNL Holdings, LLC’s affiliates, including: CNL Macquarie Global Growth Trust and its advisor (December 2008 to present); Macquarie CNL Global Income Trust, Inc. (March 2009 to present) and its advisor (December 2008); CNL Lifestyle Properties, Inc., a public, unlisted REIT (2003 to present), and its advisor, CNL Lifestyle Company, LLC (2003 to present); CNL Hotels & Resorts, Inc. and its advisor (1997 to 2006); CNL Retirement Properties, Inc. and its advisor (1997 to 2006); CNL Restaurant Properties, Inc. (1994 to

2005); National Retail Properties, Inc. (1996 to 2005); CNL Securities Corp. (1979 to present); and CNL Capital Markets Corp. (2000 to present). Mr. Bourne has also served as a director of Trustreet Properties, Inc. (2005 to 2007); CNL Securities Corp. (1981 to present); and CNLBancshares, Inc. (1999 to present). Mr. Bourne was a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, and attained the position of tax manager in 1975. Mr. Bourne graduated with honors from Florida State University with a degree in Accounting.

Mr. Bourne is primarily responsible for setting the capital markets strategy and broadly overseeing the financial management of our company. His background in capital markets and financial management enhances the board’s collective knowledge, capabilities and experience.

[Bio for Independent Director 1]

[Bio for Independent Director 2]

[Bio for Independent Director 3]

R. Byron Carlock, Jr. Chief Executive Officer and President. Mr. Carlock has served as our president and chief executive officer since our inception in June 2010. He has also served as president and chief executive officer of our advisor since our advisor’s inception in June 2010. Mr. Carlock has additionally served as chief executive officer (since 2006) and president (since 2004) of CNL Lifestyle Properties, Inc., a public, unlisted REIT, and as president of its advisor, CNL Lifestyle Company, LLC. From March 1998 through June 1998 and since 2000, Mr. Carlock has served as the chairman and CEO of The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC and its predecessors, has provided consulting services to a number of our advisor’s affiliates. Prior to 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services and as president and chief operating officer of W.B. Johnson Properties, LLC. He was employed by the Trammell Crow Company and then Crow Holdings International in various capacities between 1987 and 1997, ultimately as managing director of capital markets for the last two years of that term. Mr. Carlock received an M.B.A. from the Harvard Business School and a B.A. in Accounting from Harding University in Arkansas. Mr. Carlock is an inactive certified public accountant and a member of the Urban Land Institute and the Real Estate Round Table. He completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong.

Tammie A. Quinlan. Chief Financial Officer and Executive Vice President. Ms. Quinlan has served as our chief financial officer and executive vice president since our inception in June 2010, and currently serves as chief financial officer and executive vice president of our advisor. Ms. Quinlan also concurrently serves as chief financial officer and executive vice president of CNL Lifestyle Properties, Inc., a public, unlisted REIT, and its advisor, CNL Lifestyle Company, LLC. Ms. Quinlan previously served as senior vice president of corporate finance and treasury of CNL Hospitality Corp., the advisor to CNL Hotels & Resorts, Inc., from 1999 to 2004. Before joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP (1987-1999), most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida where she received a B.S. in Accounting and Finance.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller has served as our chief operating officer and executive vice president since our inception in June 2010, and as chief operating officer and executive vice president of our advisor. Mr. Muller has served as chief operating officer of CNL Lifestyle Properties, Inc., a public, unlisted REIT, since April 2004, and as its executive vice president since April 2005. Mr. Muller additionally serves as chief operating officer and executive vice president of CNL Lifestyle Properties, Inc.’s advisor, CNL Lifestyle Company, LLC. Mr. Muller served as executive vice president and chief operating officer of CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor from 1997 to 2003. Before joining CNL Hotels & Resorts, Inc., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University.

Joseph T. Johnson. Senior Vice President, Chief Accounting Officer and Secretary. Mr. Johnson has served as our senior vice president and chief accounting officer since our inception in June 2010. Mr. Johnson also currently serves as chief accounting officer of CNL Lifestyle Properties, Inc., and its advisor, CNL Lifestyle Company, LLC. From January 2006 through February 2007, he was CNL Lifestyle Properties’ vice president of accounting and financial reporting. Mr. Johnson was previously employed by CNL Hospitality Corp. from 2001 to 2005, most recently as vice president of accounting and financial reporting. Prior to joining CNL Hospitality Corp., Mr. Johnson was employed in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in Accounting and a M.S. in Accounting from the University of Central Florida.

Baxter R. Underwood. Senior Vice President and Chief Investment Officer. Mr. Underwood has served as our senior vice president and chief investment officer since our inception in June 2010, and currently serves our advisor in an identical capacity. Mr. Underwood also currently serves as senior vice president and chief investment officer of CNL Lifestyle Properties, Inc., a public, unlisted REIT, and its advisor, CNL Lifestyle Company, LLC. From March 2006 to September 2008, Mr. Underwood served CNL Lifestyle Company as its vice president of investments where he oversaw the acquisition and asset management of ski & mountain lifestyle and marina properties, and from February 2004 through September 2005 he served CNL Lifestyle Company as its director of acquisitions. He originally joined CNL in September 2002 as an analyst for CNL Real Estate Group and subsequently served as a senior analyst for CNL Investment Company until February 2004. Prior to that, Mr. Underwood was employed by Opportunity International, a global microfinance organization, as a consultant consolidating its Latin American operations. Mr. Underwood received a B.A. in Human Biology from Stanford University.

Holly J. Greer. Vice President & Associate General Counsel. Ms. Greer has served as our vice president and associate general counsel since our inception in June 2010. Ms. Greer joined CNL Lifestyle Properties, Inc., a public, unlisted REIT, in August 2006, where she initially served as acquisition counsel for its advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until October 2009, Ms. Greer served as counsel to CNL Lifestyle Properties and its advisor, overseeing real estate and general corporate legal matters. Most recently, Ms. Greer has served as associate general counsel and vice president of CNL Lifestyle Properties since November 2009. Prior to joining CNL Lifestyle Properties, Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in Communications and Political Science from Florida State University and her J.D. from the University of Florida.

Independent Directors

Under our articles of incorporation, a majority of the board of directors, and also a majority of any committee of the board of directors, must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors will appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), be associated with us, our advisor or any of our affiliates within the last two years of becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of our advisor or its affiliates, serve as a director of more than three REITs advised by our advisor or its affiliates or perform services (other than as an Independent Director) for us.

Committees of the Board of Directors

We will have a standing audit committee, the members of which are selected by the board each year. The audit committee will operate under a written charter adopted by the board. The audit committee assists the board of directors by providing oversight responsibilities relating to:

•	the integrity of financial reporting;

•	the independence, qualifications and performance of our independent auditors;

•	the systems of internal controls;

•	the performance of our internal audit function; and

•	compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the audit committee recommends the independent auditors for appointment by the board of directors and is responsible for the compensation and oversight of our independent auditor. In performing these functions, the audit committee meets periodically with the independent auditors and management (including private sessions) to review the results of their work.

Currently, we do not have a nominating committee or compensation committee. Each director is responsible for identifying and recommending qualified board candidates. To be considered for nomination as a director, an individual must have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we intend to acquire. Additionally, our Independent Directors must meet the independence qualifications described under “ — Independent Directors” and at least one of our Independent Directors must have at least three years of relevant real estate experience. The board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other board members, the extent to which the candidate would be desirable as a member of the audit committee, and the candidate’s willingness to devote substantial time and effort to board responsibilities. The directors will consider nominees recommended by stockholders if submitted to the board in conformity with the procedures set forth in our bylaws. Generally, a stockholder must submit certain information about the nominee to us between 120 and 150 days prior to the first anniversary of the preceding year’s annual meeting. The process for evaluating director candidates recommended by our stockholders under our bylaws will be the same as the process for evaluating candidates recommended by our directors.

Compensation of Independent Directors

Each Independent Director is entitled to receive a $15,000 annual fee for services as well as $2,000 per board meeting attended, whether they participate by telephone or in person. Each director serving on the audit committee will receive $2,000 per audit committee meeting attended, whether they participate by telephone or in person. The chairman of our audit committee will receive an annual retainer of $10,000 as well as fees for meeting with the independent accountants as a representative of the audit committee. No additional compensation will be paid for attending our annual meeting.

Management Compensation

For a description of the types, recipients, methods of computation and estimated amounts of all compensation, fees and reimbursements we pay directly or indirectly to our advisor, Managing Dealer and their affiliates, see “Management Compensation.”

Duties of Directors and Officers

Subject to limitations set forth in our articles of incorporation and bylaws, our directors are responsible for management of our business and affairs and have full, exclusive and absolute power, control and authority over our property and our business. Our directors have established written policies on investments and borrowing as set forth in our articles of incorporation and will monitor the administrative procedures, investment operations and performance of us and our advisor to assure that such policies are carried out. Our directors also will monitor the performance of our property manager. Our directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct our business. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the supervision of our directors.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently, if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors will be relying heavily on our advisor. Our directors have a fiduciary duty to our stockholders in accordance with the Maryland General Corporation Law to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

A majority of our Independent Directors must approve all matters which are specified in section II.A, II.C, II.F, II.G., IV.A, IV.B, IV.C, IV.D, IV.E, IV.F, IV.G, V.E, V.H., V.J., VI.A., VI.B.4 and VI.G of the NASAA REIT Guidelines.

All of our executive officers are also executive officers of our advisor and/or its affiliates. Accordingly, our executive officers will have to allocate their time between us and the other programs sponsored by CNL in which they are involved and will only devote as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. See “Conflicts of Interest.” Our chief executive officer is our highest ranking executive officer and, subject to the supervision of our directors, supervises the management of our business affairs and the implementation of our policies, as determined by our directors. Our president and chief executive officer, subject to the control of the board of directors, is responsible for generally supervising and controlling all of our business and affairs. Our chief financial officer has custody of our funds and securities and is responsible to keep full and accurate accounts of receipts and disbursements in our books. Our secretary generally is responsible to: (i) keep the minutes of the proceedings of the stockholders, the directors and committees of the directors; (ii) see that all notices are duly given in accordance with the provisions of our articles of incorporation, bylaws or as required by law; (iii) be custodian of the trust records; and (iv) keep a register of stockholders addresses and keep charge of our share transfer books.

SECURITY OWNERSHIP

The following table sets forth, as of June 30, 2010, the number and percentage of outstanding shares beneficially owned by all Persons known by us to own beneficially more than 5% of our common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to us by such stockholders, directors and officers. The address of the Persons named in the table is 450 South Orange Avenue at CNL Center at City Commons in Orlando, Florida 32801.

Name of Beneficial Owner	Common Stock Beneficially Owned

	Number of Shares of Common Stock		Percentage of Class
CNL Diversified Corp.	22,222		100%
James M. Seneff, Jr.	22,222	(1)	100%
Robert A. Bourne	—		—(2)
[Independent Director]	—		—
[Independent Director]	—		—
[Independent Director]	—		—
R. Byron Carlock, Jr.	—		—(2)
Tammie A. Quinlan	—		—(2)
Charles A. Muller	—		—(2)
Joseph T. Johnson	—		—(2)
Baxter R. Underwood	—		—(2)
Holly J. Greer	—		—(2)
All directors and officers as a group	22,222		100%

(1)	Represents shares attributed to Mr. Seneff as a result of his control of our advisor, CNL Diversified Corp., a wholly owned subsidiary of CNL Financial Group, LLC. Mr. Seneff beneficially owns our advisor through his ownership of CNL Financial Group, LLC.

(2)	Represents less than 1% of all shares beneficially owned.

THE ADVISOR AND THE ADVISORY AGREEMENT

Our Advisor

Our advisor, CNL Diversified Corp. is a Florida corporation that provides us with management, advisory and administrative services and has a fiduciary responsibility to us and to our stockholders. We are party to an Advisory Agreement with our advisor, which Advisory Agreement has a one-year term that is subject to extension.

Our advisor currently owns 22,222 shares of our common stock. Neither our advisor, any director, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding removal of our advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage interest of shares of common stock necessary to approve a matter on which our advisor, our directors and any of their affiliates may not vote or consent, any shares of common stock owned by any of them will not be included.

The executive officers of our advisor are as follows:

Name	Age*	Position

R. Byron Carlock, Jr.	47	President and Chief Executive Officer
Tammie A. Quinlan	47	Chief Financial Officer and Executive Vice President
Charles A. Muller	51	Chief Operating Officer and Executive Vice President
Joseph T. Johnson	35	Senior Vice President and Chief Accounting Officer
Baxter R. Underwood	32	Senior Vice President and Chief Investment Officer
Holly J. Greer	38	Vice President and Associate General Counsel

*	As of June 30, 2010

Messrs. Seneff and Bourne are directors of the Company and directors and officers of our advisor. The backgrounds of the individuals listed above are described under “Management — Directors and Executive Officers.”

The Advisory Agreement

Duties and Authority of our Advisor

Our advisor has a fiduciary responsible duty to us and to our stockholders. Subject to our articles of incorporation and the terms of the Advisory Agreement, our board of directors has delegated authority to our advisor to administer and regulate our operations, to act as our agent, to execute documents on our behalf and to make executive decisions that conform to general policies and principles established by our directors. Our directors have established written policies on investments and borrowings and are responsible for monitoring our advisor to assure that our administrative procedures, operations and programs are in the best interest of our stockholders and are fulfilled. Under the terms of the Advisory Agreement and subject to supervision of our board of directors, our advisor has the authority to:

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serve as the investment and financial advisor to us and our Operating Partnership, and to provide research and economic and statistical data in connection with our assets and investment policies and the assets and investment policies of our Operating Partnership;

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provide the daily management of us and our Operating Partnership, and perform and supervise the various administrative functions reasonably necessary for our management and the management of our Operating Partnership;

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investigate, select and, on our behalf and on behalf of our Operating Partnership, engage and conduct business with such Persons as our advisor deems necessary to the proper performance of its obligations pursuant to the Advisory Agreement;

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consult with our officers and board of directors in the formulation and implementation of our investment and financial policies, and the investment and financial policies of our Operating Partnership and, as necessary, furnish our directors with advice and recommendations with respect to the making of investments consistent with our investment objectives and policies and in connection with any borrowings to be undertaken by us or our Operating Partnership;

•	locate, analyze and select potential investments;

•	structure and negotiate the terms and conditions of transactions pursuant to which investments will be made;

•

arrange for financing and refinancing and make other changes in the asset or capital structure of our investments, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, our investments;

•	enter into leases and service contracts for real property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such real property;

•	upon request, provide our board of directors with periodic reports regarding prospective investments;

•

make investments in, and dispositions of, real estate-related securities, loans and Permitted Investments on our behalf and on behalf of our Operating Partnership, subject to the discretionary limits and authority granted by our board of directors;

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on our behalf and on behalf of our Operating Partnership, negotiate with banks or lenders for loans to be made to us and our Operating Partnership, and with investment banking firms and broker-dealers;

•	obtain reports, where appropriate, concerning the value of investments or contemplated investments;

•	make requested reports to our board of directors regarding its performance of services to us and our Operating Partnership;

•	provide us and our Operating Partnership with all necessary cash management services;

•	deliver to us, or maintain on our behalf, copies of all appraisals obtained in connection with our investments;

•	effect any private placement of our securities as may be approved by us;

•	make necessary regulatory filings, including filing tax returns, on our behalf and on behalf of our Operating Partnership;

•	prepare or oversee third parties in preparing all financial reports, statements or analysis required by regulatory authorities or our board of directors;

•	provide or oversee third-party tax compliance for us and our Operating Partnership;

•	provide investor relations services to us;

•	provide Sarbanes-Oxley compliance services for us and our Operating Partnership;

•	provide foreign currency management (including foreign currency hedging); and

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notify our board of directors of all proposed transactions not otherwise described above, the value of which exceeds an amount which may be designated by our board of directors from time to time, before they are completed.

Notwithstanding the foregoing, our advisor is subject to the supervision of our board of directors and has only such functions as our board of directors delegates to it.

Pursuant to our Advisory Agreement, our advisor may subcontract with any person that it deems qualified, including an affiliate, to perform certain of the services and duties to be performed by our advisor under our Advisory Agreement without the approval of our board of directors. Consistent with the foregoing, our advisor intends to enter into a service agreement with CNL Lifestyle Company, pursuant to which CNL Lifestyle Company will assume substantially all of our advisor’s obligations pursuant to our Advisory Agreement. CNL Lifestyle Company is comprised of an experienced real estate team focused on investment, development and real estate services in commercial markets throughout the United States. CNL Lifestyle Company is an affiliate of our advisor and a wholly owned subsidiary of CNL, and provides development, acquisition and property management services to CNL Lifestyle Properties, Inc., which owns assets in several of the asset classes in which we intend to invest, see “Conflicts of Interest”. Our advisor, however, will ultimately remain responsible for the completion and performance of all services and duties to be performed under our Advisory Agreement.

Compensation to our Advisor and its Affiliates

In accordance with our Advisory Agreement, we will pay our advisor and its affiliates certain fees in connection with the services it provides to us and our Operating Partnership. These fees are summarized below:

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We or our Operating Partnership will pay our advisor a monthly Asset Management Fee in an amount equal to 0.08334% of the sum of our and our Operating Partnership’s respective Real Estate Asset Value (without duplication) on our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made, and we will pay an amount equal to 0.1042% on the book value of securities, in each case as of the end of the preceding month. The Asset Management Fee may not exceed fees which are competitive for similar services in the same geographic area, and may or may not be taken, in whole or in part as to any year, in our advisor’s sole discretion. All or any portion of the Asset Management Fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as our advisor will determine.

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We will pay our advisor as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties, or Permitted Investments that are not securities, or the making of loans, an Investment Services Fee in the amount (i) with respect to (A) each real property, 1.85% of the contract purchase price of such asset or (B) each loan or Permitted Investment that is not a security, acquired directly by us or our Operating Partnership, 1.85% of the amount invested, and (ii) with respect to each real property, loan, or Permitted Investment that is not a security, acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 1.85% of the amount of the investment multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures. These fees will be paid to our advisor on the closing of the acquisition of such Asset. In the case of a development or construction project, upon completion of the project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, our advisor will pay or invoice us for 1.85% of the budget variance such that the Investment Services Fee is ultimately 1.85% of amounts expended on such development or construction project. No Investment Services Fee will be paid to our advisor in connection with the purchase by us or our Operating Partnership of securities.

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We or our Operating Partnership may pay our advisor or its affiliates fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of real property and the acquisition or disposition of real estate-related investments or Permitted Investments or the making of loans. Such fees are in addition to the Investment Services Fees described above. We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with the purchase by us or our Operating Partnership of securities, if at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to the prior approval of our board of directors, including a majority of our Independent Directors. Acquisition Fees will be reduced to the extent necessary to limit the total compensation paid to all Persons involved in the acquisition of any real properties, securities or Permitted Investments or the making of loans to the amount customarily charged in arm’s-length transactions by other Persons or entities rendering similar services as an ongoing public activity in the same geographic location and for comparable types of assets and investments and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any Person in connection with the transaction.

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We will pay to our advisor for services rendered in connection with the refinancing of any existing debt obligations of the Company or our subsidiaries, a Financing Coordination Fee equal to 1% of the gross amount of any such refinancing.

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If our advisor, its affiliate, or related party provides a substantial amount of the services (as determined in good faith by a majority of our Independent Directors) we will pay our advisor, its affiliate, or related party a Disposition Fee in an amount equal to 1% of the gross consideration as calculated in accordance with our Advisory Agreement in connection with (a) a Liquidity Event (including the sale of our Company or a portion thereof), or (b) the sale or transfer of one or more Assets (including a sale of all of our Assets). In transactions where a real estate or brokerage commission is payable, the total Disposition Fee we pay to all Persons, as applicable, when added to the sum of all brokerage and real estate commissions and fees paid to unaffiliated parties, will not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a Liquidity Event or the sale of all of our Assets, in no event shall the Disposition Fee payable to our advisor exceed 1% of the gross consideration as calculated in accordance with our Advisory Agreement in connection with the applicable transaction. No Disposition Fee will be paid to our advisor in connection with the sale by us or our Operating Partnership of securities which we hold as investments; provided, however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any Disposition Fee paid to an affiliate or related party of the advisor in connection with the sale of securities will be included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

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We will pay our advisor a Subordinated Share of Net Sales Proceeds in an amount equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from sales, and the total distributions paid to our stockholders from our inception through the measurement date, and the total of any Incentive Fees paid from our inception through the measurement date exceeds (B) the sum of 100% of Invested Capital and the total distributions required to pay our stockholders a Priority Return from our inception until the measurement date, including those paid prior to the date of payment, (ii) less all prior Incentive Fees paid. Following Listing, we will not pay our advisor any Subordinated Share of Net Sales Proceeds.

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Upon any Liquidity Event, we will pay our advisor the Subordinated Incentive Fee in an amount equal to (i) 15% of the amount by which (A) the sum of our Market Value and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and total Incentive Fees, if any, previously paid to our advisor from our inception through the date of the applicable Liquidity Event exceeds (B) the sum of 100% of Invested Capital and the total distributions required to pay our stockholders a Priority Return from our inception through the date of Listing, including those paid prior to such date of determination, (ii) less all prior Incentive Fees paid. We will have the option to pay such fee in the form of cash or listed Equity Shares (subject to reasonable and customary lock-up provisions) or any combination of the foregoing. For purposes of determining the Subordinated Incentive Fee, Market Value means the value of the Company measured in connection with an applicable Liquidity Event determined as follows (i) in the case of the Listing of our common stock on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which shares of our common stock are traded, with such period beginning 180 days after Listing of our common stock, (ii) in the case of the receipt by stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities or (iii) in the case of the receipt by stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the stockholders in connection with any Liquidity Event will be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the stockholders receive non-Listed equity securities as full or partial consideration with respect to any Liquidity Event, no value will be attributed to such non-Listed equity securities and the Market Value in any such Liquidity Event will be solely with respect to Listed securities and/or cash received in such Liquidity Event, if any, as determined above.

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If our directors request that our advisor or any director, officer or employee of our advisor, render services to us or our Operating Partnership that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by our advisor and Independent Directors, subject to any restrictions contained in our articles of incorporation.

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Upon termination or non renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), our advisor will be entitled to receive a Performance Fee. The Performance Fee will be calculated upon a Liquidity Event or sale of any or all of our Assets after termination. In the event of a Liquidity Event, the Performance Fee will be calculated and paid in the same manner as the Subordinated Incentive Fee, and in the case of a sale of assets, the Performance Fee will be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds; provided, however, that the amount of the Performance Fee paid to our advisor will be equal to the amount as calculated above multiplied by the quotient of (i) the Gross Proceeds raised from the initial effective date of our Advisory Agreement to the effective date of the termination event, divided by (ii) the Gross Proceeds raised from the initial effective date of the Advisory Agreement through the date of the Liquidity Event or the sale, as applicable. The Performance Fee will be paid, at our option, in cash, listed Equity Shares priced at market value, or listed equity securities received by our stockholders in exchange for their Equity Shares priced at market value, to be payable within 30 days following the final determination of the Performance Fee.

We will reimburse our advisor for all of the expenses paid or incurred by or on behalf of our advisor and its affiliates, if applicable, in connection with the services provided to us pursuant to our Advisory Agreement including, but not limited to:

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Organizational and Offering Expenses, which include any and all costs and expenses, including selling commissions and marketing support fees, incurred by us or any of our affiliates in connection with our formation, qualification and registration, and the marketing and distribution of our Equity Shares in an offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the Equity Shares under federal and state laws; provided, that the aggregate of Organizational and Offering Expenses, including selling commissions and marketing support fees, may not exceed 15% of Gross Proceeds and our advisor will pay or directly reimburse us to the extent that any Organizational and Offering Expenses exceed 15% of Gross Proceeds;

•	Acquisition Expenses incurred in connection with the selection, acquisition, development or construction of properties or real estate-related investments;

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the actual cost of goods and materials we and our Operating Partnership use and obtain from entities not affiliated with our advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of real estate-related securities;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on our income or on the income of our Operating Partnership;

•	all costs and insurance premiums required in connection with our business and the Operating Partnership, including providing directors and officers insurance to our officers and board of directors;

•	expenses of managing and operating properties owned by us or our Operating Partnership, whether payable to an affiliate of ours, our Operating Partnership or a non-affiliate;

•	payments and expense reimbursements to our board of directors and costs of meetings of the board of directors and stockholders;

•	expenses associated with organizing, revising, amending or converting or terminating us or our articles of incorporation or of our Operating Partnership or its Operating Partnership Agreement;

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expenses of maintaining communications with our stockholders, including the cost of preparation, printing and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

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expenses associated with a Listing of our shares, if applicable, or with the issuance and distributions of shares and securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees and costs;

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personnel costs and related overhead of personnel of our advisor or its affiliates, but specifically excluding personnel providing asset management services or acquisition services and named executive officers of our advisor, relating to services provided to us, our Operating Partnership and subsidiaries and affiliates of such entities; and

•	internal or external audit, accounting, tax, legal fees and compliance costs (including personnel costs and related overhead of personnel of our advisor or its affiliates).

We will not reimburse our advisor for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. Further, commencing with the expiration of the fourth full fiscal quarter following the effective date of our initial public offering, for any period during which our articles of incorporation require compliance with the following guidelines, we will not reimburse our advisor at the end of any fiscal quarter for Total Operating Expenses that in the Expense Year exceed the 2%/25% Guidelines for such year, unless our Independent Directors make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such Expense Year. Absent such a finding by our Independent Directors, within 60 days after the end of any fiscal quarter for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, our advisor is required to reimburse us the amount by which the Total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.

Oversight of our Advisor

Our Independent Directors are responsible for reviewing our fees and expenses, including those payable to our advisor, at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, Net Assets, Net Income and the fees and expenses of other comparable unaffiliated REITs. Such determinations will be reflected in the minutes of the meetings of our board of directors. In addition, a majority of our directors, including a majority of the Independent Directors, not otherwise interested in the transaction must approve each transaction with our advisor or its affiliates. Our board of directors also is responsible for reviewing and evaluating the performance of our advisor before entering into or renewing the Advisory Agreement. The Independent Directors will determine, from time to time, and at least annually, considering the factors set forth below, that the compensation paid to our advisor is reasonable in relation to the nature and quality of services to be performed, and will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other comparable REITs and other investors by entities performing similar services;

•

additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of services and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distressful situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The Independent Directors also may consider all other factors they deem relevant. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The Independent Directors may take any actions that they deem to be in the best interest of the Company and our stockholders under the circumstances, including terminating the Advisory Agreement and retaining a new advisor.

Term and Termination of the Advisory Agreement

The Advisory Agreement will have a one-year term that may be renewed for an unlimited number of successive one-year terms with the mutual consent of the parties. In the event that a new advisor is retained, the previous advisor is required to cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. Our board of directors (including a majority of the Independent Directors) may approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our advisory functions and that the compensation to be received by the new advisor pursuant to the new Advisory Agreement is justified.

The Advisory Agreement may be terminated:

•	immediately by us or our Operating Partnership for “cause” or upon the bankruptcy of our advisor;

•	upon 60 days’ prior written notice without cause and without penalty by a majority of our Independent Directors;

•	upon 60 days’ prior written notice without “good reason” and without penalty by our advisor; or

•	immediately by our advisor for good reason or upon our bankruptcy.

For purposes of termination, “cause” means: (i) fraud, criminal conduct, willful misconduct or willful negligent breach of fiduciary duty by the advisor; or (ii) a material breach of the Advisory Agreement by our advisor that is not cured within 30 days after notice is given to the advisor specifying the nature of the breach. For purposes of termination, “good reason” means: (i) in connection with a merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions (pursuant to which any such transaction the stockholders receive cash, Listed or non-Listed equity securities for their Equity Shares, or combination thereof), sale of substantially all of the assets, or other similar transaction involving us or our Operating Partnership; (ii) any failure to obtain a satisfactory agreement from any successor to us and/or our Operating Partnership to assume and agree to perform our and/or our Operating Partnership’s obligations under the Advisory Agreement, whether or not a majority of our directors then in office are replaced or removed; or (iii) any material breach of the Advisory Agreement of any nature whatsoever by us and/or our Operating Partnership, which breach is not cured within 30 days of notice given to us and/or our Operating Partnership specifying the nature of the alleged breach.

Our advisor is entitled to receive all accrued but unpaid compensation and expense reimbursements in cash or listed equity securities within 30 days of the termination date. In addition, if the Advisory Agreement is terminated other than for cause, our advisor will be entitled to be paid the Performance Fee.

Our Advisory Agreement may not be assigned by us or our Operating Partnership without the consent of our advisor, except in the case of an assignment by us or our Operating Partnership to any successor of all of our assets, rights and obligations.

Liability and Indemnification of our Advisor

Our advisor is required to indemnify us and our Operating Partnership from all liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees and taxes, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, misconduct, or gross negligence. Our advisor, will not be held liable, however, for any action of our directors in following or declining to follow any advice or recommendation given by our advisor. We and our Operating Partnership are required to indemnify our advisor and its affiliates, including their respective officers, managers, directors, partners, employees, agents and advisors, from all liability, claims, damages, taxes or losses arising in the performance of their duties under the Advisory Agreement, and related expenses, including reasonable attorneys’ fees and costs, to the extent such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by our articles of incorporation. Our articles of incorporation require that any indemnitee must have determined in good faith that (i) the course of conduct that caused the loss or liability was in our best interest, (ii) the indemnitee was performing services on our behalf, and (iii) the liability or loss was not the result of negligence or misconduct. Any indemnification of our advisor may be made only out of our and our Operating Partnership’s net assets and not from our stockholders.

Property Manager

Ownership and Management of Our Property Manager

We and our Operating Partnership have entered into a property management and leasing agreement with our property manager, CNL Diversified Managers Corp., to manage all of our properties. Our property manager is owned by our sponsor. Those individuals that serve as the board of directors and executive officers of our advisor also serve as the board of directors and executive officers of our property manager and have control over the management of the day-to-day business and affairs of our property manager.

Property Management Agreement

We and our Operating Partnership have entered into a property management and leasing agreement with our property manager for the management of all of our properties. Each of our subsidiary property owners will join us in this agreement for the property owned by such subsidiary. Each of our subsidiaries, therefore, will be responsible to pay the property management fees to our property manager and reimburse our property manager for costs and expenses incurred on our behalf for the property owned by such subsidiary.

The property management agreement with our property manager has a six-year term that will be automatically extended for an unlimited number of successive six-year periods unless either party provides the other party at least 90 days’ prior notice of its intent to terminate the agreement. The property management agreement may also be terminated by either party at any time (i) in the event of the voluntary or involuntary bankruptcy of the other party or the other party is subject to a similar insolvency event, (ii) with the mutual consent of the parties, or (iii) for “cause.” In this case, “cause” means a material breach of the property management agreement that is not cured within 30 days after notice of such breach relating to all or substantially all of the properties being managed under the property management agreement. Upon termination of the property management agreement, our property manager is required to cooperate with us to facilitate an orderly transition of the property manager’s duties under the property management agreement, and will be entitled to be paid all compensation which may be due to it under the agreement up to the date of such termination.

We, or our subsidiary property owner, will pay our property manager a Property Management Fee of (i) 2% of annual gross rental revenues from our single tenant properties, and (ii) 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to our property manager with respect to the same property. The Property Management Fee or, as applicable, the oversight fee, will be paid to our Property Manager on a monthly basis. We or our subsidiary property owners also will pay to our property manager a Construction Management Fee equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or for management and oversight of expansion projects and other capital improvements, which fee will be due and payable upon completion of such improvements. The fees payable to our property manager have not been negotiated at arm’s length, and are not necessarily reflective of market rates.

We will reimburse our property manager for the costs and expenses incurred by our property manager on our behalf in connection with the management of a property. Such costs and expenses may include the wages and salaries and other employee-related expenses of employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expense that are directly related to the management of specific properties.

We, and our subsidiary property owners for properties they own, are required to indemnify our property manager for losses incurred by it in connection with, or in any way related to, each managed property and from liability or damage to each property and injury to or death of any person or damage to property, except to the extent of losses arising out of the willful misconduct, negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of property jurisdiction) of, or breach of this agreement by, the property manager or its employees or agents, except to the extent a property manager indemnified party recovers insurance proceeds for such matter. Our property manager is required to indemnify us and our subsidiary property owners for properties they own for losses arising out of or relating to any injury or damage to any person or property for which our property manager is responsible occurring in, on or about the managed properties caused by its willful misconduct, negligence and/or unlawful acts (as such unlawfulness is adjudicated by a court of property jurisdiction) or due to the breach of the property management agreement by our property manager or its employees or agents, except to the extent that we or the applicable property owner recover insurance proceeds with respect to such matter. However, as long as our property manager is an affiliate of our advisor, we and our subsidiary property owners may not indemnify our property manager unless the property manager has satisfied the stricter standards for indemnification applicable to affiliates that are contained in our articles of incorporation.

Our property manager may subcontract with affiliated or unaffiliated service providers for the performance of substantially all or a portion of its property management services delegating its duties regarding the day-to-day management of our properties to these sub-property managers and delegating certain oversight services to these affiliated service providers. Our property manager is responsible for paying any service provider leasing fees, property management fees and project management fees from the leasing, property management and project management fees paid by us or our subsidiary property owner to our property manager.

We anticipate that, initially, our property manager will subcontract with an affiliate of our advisor to perform substantially all of its property management and leasing services until such time as we have developed a portfolio of properties to warrant our property manager engaging full time employees to perform property management services. Our property manager also may subcontract certain on-site property management duties to other management companies with experience in the applicable markets or in markets requiring state or other specific licenses. These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our property manager. Such subcontractors will perform most of the day-to-day, on-site property management services. Our property manager will closely supervise any subcontracted, on-site property managers and will be responsible for paying their fees. We will have no obligation to make any payments to the subcontractors, unless we and our property manager otherwise agree in writing.

Our property manager will remain directly involved in many property management activities including leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent our property manager directly performs on-site management of a property, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, property manager has the right to, and will approve, all on-site personnel of such subcontractor and establish policies for such properties’ operations. Some or all of our property manager’s employees may be employed on a part-time basis and also may be employed by affiliates of CNL and subsidiaries of ,and partnerships organized by, CNL and its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors and officers hold similar positions with our advisor, which is also a stockholder of ours, and CNL Securities Corp., which is the Managing Dealer for our public offerings. Our chairman of the board indirectly owns all of CNL, an affiliate of our advisor. These affiliates will receive fees and compensation in connection with this offering and the acquisition, management and disposition of our Assets.

We will pay the Managing Dealer selling commissions of up to 7% of Gross Proceeds and marketing support fees of 3% of Gross Proceeds in connection with the offering. Up to all of such amounts may be reallowed to third-party participating broker-dealers.

We will reimburse our advisor and its affiliates for other actual Organizational and Offering Expenses incurred in connection with our formation, qualification and registration and the marketing and distribution of our shares of common stock in the offering. Under FINRA rules and the NASAA Guidelines, the total amount of Organizational and Offering Expenses (including selling commissions and marketing support fees) we incur for our primary offering may not exceed 15% of the Gross Proceeds of our primary offering.

We will pay our advisor Investment Services Fees for services in the selection, evaluation, structure and purchase of (i) properties, an amount equal to 1.85% of the contract purchase price or the amount invested, as applicable and (ii) 1.85% of the funds advanced for loans or the amount invested in the case of other Assets (except properties and securities); provided that we will not pay our advisor an Investment Services Fee in connection with the purchase of securities.

We may pay our advisor or its affiliates other Acquisition Fees that are usual and customary for comparable services in connection with the financing of a property or the acquisition or disposition of securities or Permitted Investments or the making of loans. Such fees are in addition to the Investment Services Fees (described above). We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to approval by our board of directors, including a majority of our Independent Directors.

We will pay our advisor Asset Management Fees of 0.08334% per month of our Real Estate Asset Value on our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made and we will pay an amount equal to 0.1042% on the book value of securities, as of the end of the preceding month.

We will reimburse our advisor and its affiliates for Acquisition Expenses incurred in connection with the selection or purchase of properties and making loans or other real estate-related investments, whether or not acquired.

We will pay our advisor a Financing Coordination Fees if our advisor provides services in connection with the refinancing of any existing debt obligations of the Company or our subsidiaries in an amount equal to 1% of the amount of such refinancing, subject to certain limitations.

If our advisor, its affiliate, or related party provides a substantial amount of services, as determined by our Independent Directors, we will pay our advisor, its affiliate, or related party a Disposition Fee in an amount equal to 1% of the gross consideration as calculated in accordance with our Advisory Agreement in connection with (a) a Liquidity Event (including a sale of our Company or a portion thereof), or (b) the sale of one or more Assets (including a sale of all of our Assets). We will not pay our advisor a Disposition Fee in connection with the sale of securities which we hold as investments; however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any Disposition Fee paid to an affiliate or related party of the advisor in connection with the sale of securities will be included in our Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

Our advisor and its affiliates also are entitled to reimbursement of certain expenses incurred on our behalf in connection with our acquisitions, operating activities and other corporate businesses. Pursuant to the Advisory Agreement, commencing with the expiration of the fourth full fiscal quarter following the initial effective date of this offering, we will not reimburse our advisor any amount by which Total Operating Expenses paid or incurred by us exceed the greater of 2% of Average Invested Assets or 25% of Net Income in any Expense Year.

We will pay our advisor a Subordinated Share of Net Sales Proceeds equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from the sale of our Assets, and total distributions paid to our stockholders from the inception through the measurement date, and the total of Incentive Fees, if any, previously paid to our advisor from our inception through the measurement date exceeds (B) the sum of our Invested Capital and the total distributions that would be required to pay our stockholders from our inception until the measurement date the Priority Return including those paid prior to the date of payment, (ii) less all prior Incentive Fees paid. Following a Listing, no subordinated shares of Net Sales Proceeds will be paid to our advisor.

Upon a Liquidity Event, we will pay our advisor a Subordinated Incentive Fee equal to (i) 15% of the amount by which (A) the sum of our Market Value and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and the total Incentive Fees paid to our advisor from inception to the date of the applicable Liquidity Event exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Priority Return from inception through the date of Listing, including those paid prior to such date of determination, (ii) less all prior Incentive Fees paid.

Upon termination or non-renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), if a Liquidity Event has not occurred, our advisor will be entitled to be paid a Performance Fee. The Performance Fee will be calculated upon the applicable Liquidity Event or a sale of any of our Assets or a portion thereof following such termination event and (i) in the event of a Liquidity Event, the Performance Fee will be calculated in the same manner as the Subordinated Incentive Fee, and (ii) in the case of a sale of an Asset, will be calculated in the same manner as the Subordinated Share of Net Sales Proceeds, provided, that the amount of the Performance Fee will be calculated as above multiplied by the quotient of (i) the Gross Proceeds raised from the initial effective date of our Advisory Agreement to the effective date of the termination event, divided by (ii) the Gross Proceeds raised from the initial effective date of the Advisory Agreement through the date of the Liquidity Event or the sale, as applicable. The Performance Fee will be payable in cash, Listed Equity Shares priced at market value, or other listed equity securities received by our stockholders in exchange for their Equity Shares priced at market value, within 30 days following the final determination of the Performance Fee.

We will pay our property manager a Property Management Fee of 2% of annual gross rental revenues from our single tenant properties, and 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a property management fee and oversight fee to our property manager with respect to the same property. In the event our property manager contracts with a third-party property manager in respect of a property, the management fees of such third-party manager will be paid by our property manager. We, or our subsidiary property owners, also will pay our property manager a Construction Management Fee equal to 5% of hard and soft costs for managing tenant and capital improvements. Our property manager will be reimbursed the costs and expenses incurred by our property manager on our behalf to the extent included in the annual business plan for a property or otherwise as we may agree.

CNL Capital Markets Corp. has entered into an agreement with our advisor to provide certain administrative services, including negotiating and executing an agreement with a duly registered transfer agent, responding to administrative calls from broker-dealers, financial advisors and investors and performing other administrative services related to ownership of our shares, and will receive an initial setup fee of $[            ] and an annual maintenance fee of $[            ] per investor.

For a more detailed discussion of the fees and compensation payable to our advisor and its affiliates, see “Management Compensation,” and “The Advisor and the Advisory Agreement.”

SUMMARY OF DISTRIBUTION REINVESTMENT

PLAN AND AUTOMATIC PURCHASE PLAN

We have adopted a Distribution Reinvestment Plan pursuant to which our stockholders may elect to have the full amount of their cash distributions reinvested in additional shares of our common stock. We are offering 5% of the shares of this offering for sale pursuant to our Distribution Reinvestment Plan. Such shares are being offered at a 5% discount from the price of shares offered in our primary offering; therefore, the shares offered pursuant to our Distribution Reinvestment Plan will be offered at an initial price of $9.50 per share. The plan is attached hereto as Appendix D.

An independent agent, referred to as the “reinvestment agent,” which is currently Boston Financial Data Services, Inc., will act on behalf of the participants in the Distribution Reinvestment Plan to acquire shares of our common stock with the cash distributions participants are entitled to receive from us. Distributions will be invested in shares promptly following the payment date with respect to such distributions to the extent shares are available. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares at either:

•

$9.50 per share, or such other price as determined by our board of directors for shares under our current best efforts offering so long as the price determined is not more than a 5% discount from the current fair market value of the shares, or

•	after termination of our current best efforts offering, 95% of the then-prevailing market price per share, or

•

the market price following the Listing of our shares on a national stock exchange or the inclusion in an inter-dealer quotation system, provided that the amount reinvested is reduced by any brokerage commission.

All shares available for purchase under our Distribution Reinvestment Plan either are registered pursuant to this prospectus or will be registered under the Securities Act through a separate prospectus that includes shares registered for sale under the Distribution Reinvestment Plan. Until this offering has terminated, shares will be available for purchase in connection with this offering. Prior to the conclusion of this offering, if the 5% of shares initially designated for our Distribution Reinvestment Plan have been purchased by the reinvestment agent and we anticipate additional demand for our Distribution Reinvestment Plan shares, we may decide to reallocate a portion of our shares initially designated for our primary offering to the Distribution Reinvestment Plan. Similarly, prior to the conclusion of this offering, if any of the 5% of shares initially designated for the Distribution Reinvestment Plan remain unsold after meeting anticipated obligations under the plan, we may decide to sell a portion of such shares in our primary offering.

The Distribution Reinvestment Plan may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the Distribution Reinvestment Plan to (i) add a voluntary cash contribution feature; (ii) substitute a new reinvestment agent to act as agent for the participants; or (iii) increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authorities. Such amendment or supplement will be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Our reinvestment agent will use the aggregate amount of distributions to all participants for each quarter to purchase shares (including fractional shares) for the participants. Any distributions that have not been invested in shares within 30 days after such distributions are made by us will be returned to participants.

For each participant, the reinvestment agent will maintain a record which will reflect for each calendar quarter the distributions received by the reinvestment agent on behalf of such participant. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant. The allocation of shares among participants may result in the ownership of fractional shares. The ownership of our shares purchased under our Distribution Reinvestment Plan will be reflected on our record books.

We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the Distribution Reinvestment Plan.

Subject to the provisions of our articles of incorporation relating to certain restrictions on and after the effective dates of transfer, shares acquired pursuant to the Distribution Reinvestment Plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the investors in the primary offering. In the event that proceeds from the sale of shares pursuant to the Distribution Reinvestment Plan are used to acquire properties or to invest in loans or other Permitted Investments, we will pay our advisor and other affiliates certain fees and expense reimbursements in accordance with applicable agreements between the parties, as approved by our board of directors, including a majority of our Independent Directors. In addition, we will pay all costs in connection with offering shares pursuant to the Distribution Reinvestment Plan and related offering, including reimbursement to affiliates for amounts incurred on our behalf. However, we will not pay any selling commissions or marketing support fees in connection with the shares issued pursuant to the Distribution Reinvestment Plan.

We also have adopted an Automatic Purchase Plan that allows stockholders to purchase additional shares of our common stock at regular intervals through automatic debits to their checking, savings, or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock in our primary offering through the Automatic Purchase Plan. Selling commissions, marketing support fees, as well as other fees and/or reimbursements, if any, will be paid to our Managing Dealer as described in the then-current prospectus and pursuant to the agreement with our Managing Dealer. In addition, our Managing Dealer may reallow all or any portion of such fees or reimbursements to participating brokers as described in the then-current prospectus. Shares purchased in the Automatic Purchase Plan are eligible for volume discounts but are not eligible for other discounts set forth in the then-current prospectus. Participants in the plan may purchase fractional shares. No shares will be purchased under the Automatic Purchase Plan on any date upon which we pay any dividend or other distribution with respect to the shares. A complete copy of our form of Automatic Purchase Plan is included in this prospectus as Appendix E. Alabama, Nebraska and Ohio residents are not eligible to participate in our Automatic Purchase Plan.

During each quarter but in no event later than 30 days after the end of each calendar quarter, the reinvestment agent will mail and/or make electronically available to each participant in each of the Distribution Reinvestment Plan and Automatic Purchase Plan a statement of account describing, as to such participant, the distributions received during the quarter, the number of shares purchased during the quarter and the per share purchase price for such shares.

Stockholders who purchase shares in this offering may elect to participate in either the Distribution Reinvestment Plan or the Automatic Purchase Plan or in both plans by making a written election to participate on their subscription agreements at the time they subscribe for shares or subsequently by completing an authorization form or such other similar form, as applicable. Participation in the Distribution Reinvestment Plan will commence with the next distribution made after receipt of the participant’s notice of participation, and for all calendar quarters thereafter, provided such notice is received at least 15 business days prior to the last day of the calendar quarter, as the case may be. Participation in the Automatic Purchase Plan will commence once we receive subscriptions for $2 million of shares of our common stock in this offering and conduct a closing. Thereafter, automatic debits under our Automatic Purchase Plan will commence with the next monthly or quarterly interval, as initially selected by the participant, provided that such date is at least 15 business days prior to the end of the month or quarter; otherwise, the election will apply to all subsequent monthly or quarterly intervals.

Participants will be able to terminate their participation in the Distribution Reinvestment Plan at any time without penalty by delivering written notice to us at least 15 business days prior to the last day of the calendar quarter to which such distribution relates. A participant who chooses to terminate participation in the Distribution Reinvestment Plan must terminate his or her entire participation in the plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a remittance for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her full and fractional shares.

Participants in the Automatic Purchase Plan may elect to terminate their participation in the plan, or modify the amount, timing or other terms of automatic purchase at any time by providing written notice to us. A withdrawal or modification of participation in the Automatic Purchase Plan will be effective as of the date selected by the participant in the termination or modification notice, provided that such date is at least 15 business days after our receipt of such notice.

There are no fees associated with a participant’s terminating his or her interest in the Distribution Reinvestment Plan or in the Automatic Purchase Plan. A participant in the Automatic Purchase Plan who terminates his or her participation in such plan will be allowed to participate in such plan again upon receipt of a then-current prospectus relating to participation in the Automatic Purchase Plan. A participant in the Distribution Reinvestment Plan who terminates his or her participation in such plan will be allowed to participate in the Distribution Reinvestment Plan again upon receipt of a then-current prospectus relating to participation in such plan which contains at a minimum the following: (i) the minimum investment amount; (ii) the type or source of proceeds that may be invested; and (iii) the tax consequences of the reinvestment to the participant.

Prior to the Listing of our shares, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the Distribution Reinvestment Plan with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation in the Distribution Reinvestment Plan and elects to participate by delivering the appropriate, executed authorization forms as otherwise provided herein.

Offers and sales of shares under our Distribution Reinvestment Plan and Automatic Purchase Plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available. Generally, such registrations are good for a one year period. Accordingly, we may be required to cease our sale of shares under the Distribution Reinvestment Plan and Automatic Purchase Plan if any of the states in which registration is required is not renewed annually.

Our board of directors reserves the right to prohibit Plans from participating in the Distribution Reinvestment Plan and/or the Automatic Purchase Plan if such participation would cause our underlying assets to constitute “plan assets” of Plans. See “Plan of Distribution — Certain Benefit Plan Considerations.”

Stockholders subject to federal taxation who elect to participate in the Distribution Reinvestment Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions withheld and reinvested pursuant to such plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the Distribution Reinvestment Plan. In addition, to the extent that a stockholder purchases shares in the Distribution Reinvestment Plan at a discount to their fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price and discount under our Distribution Reinvestment Plan, participants in our Distribution Reinvestment Plan will be treated as having received an additional distribution of $0.50 for each share acquired by them under our Distribution Reinvestment Plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain. For additional discussion of the tax treatment of distributions, see “Federal Income Tax Considerations — Distributions Generally.” Any stockholder that is eligible for a volume discount or any other reduction in selling commissions or other fees, as set forth elsewhere in this prospectus, should consult with its own tax advisor before electing to participate in the Distribution Reinvestment Plan.

We reserve the right to renew, extend, suspend or amend any aspect of each of the Distribution Reinvestment Plan and the Automatic Purchase Plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 15 days prior to the effective date thereof. Any such amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authority. Any amendment or supplement will be deemed conclusively accepted by each participant except those participants who notify us in writing prior to the effective date of the distribution that they wish to terminate their participation in accordance with the terms of the applicable plan. We also reserve the right to terminate the Distribution Reinvestment Plan and/or the Automatic Purchase Plan for any reason, at any time, by 15 days’ prior written notice to all participants.

SUMMARY OF REDEMPTION PLAN

Our redemption plan is designed to provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us prior to any listing of our shares. The Company is prohibited from paying a fee to our sponsor, advisor, directors or affiliates in connection with the redemption of our shares.

Subject to certain restrictions discussed below, we may redeem shares computed to three decimal places at the following prices:

•	92.5% of the purchase price per share for stockholders who have owned those shares for at least one year;

•	95.0% of the purchase price per share for stockholders who have owned those shares for at least two years;

•	97.5% of the purchase price per share for stockholders who have owned those shares for at least three years; and

•

for stockholders who have owned those shares for at least four years, a price determined by our board of directors but in no event less than 100% of the then-current offering price for shares or the fair market value of those shares.

For purposes of calculating the ownership periods set forth above, if a stockholder purchased shares for economic value from a prior stockholder, the purchasing stockholder’s period of ownership for such shares shall commence on the date that the purchasing stockholder purchased the shares from the prior stockholder.

With respect to redemption requests made in connection with shares acquired at multiple points in time, the pricing associated with the shares held for the longest period of time shall be applied first, until such time as all shares purchased at such point in time have been redeemed. At such time, pricing associated with the remaining shares then held for the next applicable longest period of time shall be applied, and so on.

During the period of any public offering, the repurchase price will not exceed the current public offering price of the shares. If there is no current offering, the redemption price will not exceed the estimated fair market value of the shares as determined by the discretion of management. Redemption of shares issued pursuant to our reinvestment plan or shares purchased subject to certain discounts (as described under “Plan of Distribution”) will be priced based upon the actual purchase price from which shares are being reinvested as described in the plan. In addition, we have the right to waive the above holding periods and redemption prices in the event of the death, qualifying disability or bankruptcy of a stockholder as defined under the plan. Redemption of shares issued pursuant to our dividend reinvestment plan will be priced based upon the purchase price from which shares are being reinvested.

Any stockholder (other than our advisor) who has held shares for not less than one year may present for our consideration, all or any portion of his or her shares for redemption at any time. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a redemption request in writing. A stockholder may present fewer than all of his or her shares to us for redemption, provided that:

•	the minimum number of shares presented for redemption will be at least 25% of his or her shares, and

•

the amount retained must be at least $5,000 worth of shares based on the current offering price or, subsequent to the termination of the offering period for the Company’s common stock, the then fair market value of the Company’s common stock as determined and announced from time to time by the Company.

At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determinations to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us demands such action for the protection of our stockholders;

•	whether such redemption would be unlawful; and

•

whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could adversely affect our ability to qualify as a REIT for tax purposes.

We are not obligated to redeem shares under the plan. If we determine to redeem shares, at no time during a 12-month period may the number of shares we redeem exceed 5% of the weighted average number of shares of our outstanding common stock at the beginning of such 12-month period. The aggregate amount of funds under the plan will be determined on a quarterly basis in the sole discretion of the board of directors, based on what it believes to be in our best interests and the best interests of our stockholders, as the redemption of shares dilutes the amount of cash available to make acquisitions and may be less than, but is not expected to exceed, the aggregate proceeds from our reinvestment plan. To the extent the aggregate proceeds received from the reinvestment plan are not sufficient to fund redemption requests pursuant to the 5% limitation described above, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares. There is no guarantee that any funds will be set aside under the reinvestment plan or otherwise made available for the plan during any period during which redemptions may be requested. No redemptions will be made on a dividend or other distribution date.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we have determined to redeem shares, we will redeem pending requests at the end of each quarter in the following order:

•	pro rata as to redemptions sought upon a stockholder’s death;

•	pro rata as to redemptions sought by stockholders with a qualifying disability;

•	pro rata as to redemptions sought by stockholders subject to bankruptcy;

•	pro rata as to stockholders subject to mandatory distribution requirements under an IRA;

•	pro rata as to redemptions that would result in a stockholder owning less than 100 shares; and

•	pro rata as to all other redemption requests.

For a disability to be considered a “qualifying disability” for the purposes of the redemption plan, the stockholder: (i) must receive a determination of disability based upon a physical or mental impairment arising after the date the stockholder acquired the shares to be redeemed that can be expected to result in death or to last for a continuous period of not less than twelve months; and (ii) the determination of disability must have been made by the governmental agency, if any, responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. Such governmental agencies are limited to the following: (i) if the stockholder is eligible to receive Social Security disability benefits, the Social Security Administration; (ii) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time; or (iii) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive military disability benefits, the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time.

With respect to redemptions sought upon a stockholder’s bankruptcy, “Bankruptcy” will mean a bankruptcy over which a trustee has been appointed by a bankruptcy court.

With regard to a stockholder whose shares are not redeemed due to insufficient funds in that quarter, the redemption request will be retained by us, unless withdrawn by the stockholder in the manner described below, and such shares will be redeemed in subsequent quarters as funds become available and before any subsequently received redemption requests are honored, subject to the priority for redemption requests listed above. Stockholders will not relinquish their shares of common stock to us until such time as we commit to redeem such shares. However, the redemption price for redemption requests not withdrawn by the stockholder and subsequently redeemed by us will be equal to the redemption price as of the date on which the stockholder first submits the initial redemption request, determined in accordance with order described above.

Until such time as we redeem the shares, a stockholder may withdraw its redemption request as to any remaining shares not redeemed by requesting from us a redemption change form, completing the form and delivering it to us by facsimile transmission to the facsimile number indicated on the form (subject to such stockholder receiving an electronic confirmation of such transmission) or by mail to the mailing address indicated on the form. Upon receipt of the redemption change form, we will treat the initial redemption request as cancelled as to any shares not redeemed in prior quarters.

Our board of directors, in its sole discretion, may amend, suspend or terminate the redemption plan at any time it determines that such amendment, suspension or termination is in our best interest. If our board of directors amends, suspends or terminates the redemption plan, we will provide stockholders with at least 15 days advance notice prior to effecting such amendment, suspension or termination: (i) in our annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Exchange Act. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. The redemption plan will terminate, and we no longer will accept shares for redemption, if and when listing occurs.

Our Redemption Plan is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the Redemption Plan will be cancelled. The purchase price paid in any redemption may be less than the value of our assets, on a per share basis. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the Redemption Plan. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

The foregoing provisions regarding the Redemption Plan in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our board of directors, in its discretion, deems to be in our best interest.

DISTRIBUTION POLICY

We make distributions to stockholders pursuant to the provisions of our articles of incorporation. Once our board of directors has begun to declare distributions, we intend to declare distributions monthly and pay distributions to our stockholders on a quarterly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. The amount or basis of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash flow from operations or FFO and MFFO for the year, our financial condition, a balanced analysis of value creation reflective of both current and expected long-term stabilized cash flows from our properties, our objective of qualifying as a REIT for U.S. federal income tax purposes, the actual operating results of each month, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions.

We are required to distribute at least 90% of our taxable income to qualify as a REIT, and maintain our REIT qualification, for tax purposes. See “Federal Income Tax Considerations — Operational Requirements — Annual Distribution Requirement.” We expect to have little, if any, cash flow from operations or FFO and MFFO available for distribution until we make substantial investments. Therefore, until such time as we have sufficient cash flow from operations or FFO and MFFO to fund fully the payment of distributions therefrom, some or all of our distributions may be paid from other sources, such as from cash flows generated by financing activities, a component of which includes borrowings, whether secured by our assets or unsecured, and the proceeds of this offering. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions. Our advisor or its affiliates also may advance cash to us or waive or defer Asset Management Fees or other fees to provide us with additional cash, although they are not required to do so. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income and cash flow earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors — Company Related Risks.” There can be no assurance that we will be able to achieve expected cash flows necessary to pay distributions or maintain distributions at any particular level, or that distributions will increase over time.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue our securities as stock dividends in the future.

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

General

We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities, stockholders, directors, officers, the amendment of articles of incorporation and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation. Our board of directors, including a majority of our Independent Directors, ratified and approved our articles of incorporation on [                    ].

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage Persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer.

Our articles of incorporation also permit Listing by our board of directors.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to us. For more complete provisions, refer to the Maryland General Corporation Law and our articles of incorporation and bylaws.

Description of Capital Stock

We have authorized a total of 1.62 billion shares of capital stock, consisting of 1.12 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 300 million shares designated as excess shares. All of our shares offered hereby will be fully paid and nonassessable when issued. Prior to this offering, 22,222 shares of our common stock were issued and outstanding and held by our advisor.

Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that either such action is in our best interest.

We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send us forms, which we will provide at the stockholder’s request.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by our board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full to all creditors.

Our articles of incorporation authorize our board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of common or preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers and rights senior to the rights of holders of common stock offered in this offering. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of us.

For a description of the characteristics of the excess shares, which differ from our common stock and preferred stock in a number of respects, including voting and economic rights, see below at “— Restriction of Ownership.”

Preferred Stock

Under our articles of incorporation, our board of directors is authorized, subject to certain limitations and without further stockholder approval, to issue from time to time one or more series of our preferred stock, with such distinctive designations, powers, rights and preferences as will be determined by our board of directors. Preferred stock will be available for possible future financings, acquisitions and general corporate purposes without any legal requirement that we obtain any stockholder authorization. The preferred stock, if issued, may have preferences on dividend payments that could affect our ability to make distributions to the holders of our common stock.

Board of Directors

Our articles of incorporation provide that, for so long as we are subject to the NASAA REIT Guidelines, the number of directors cannot be less than three or more than 11, subject to our bylaws and to any express rights of any holder of our preferred stock to elect additional directors under specific circumstances. Our articles also provide that, for so long as we are subject to the NASAA REIT Guidelines, a majority of the board of directors will be Independent Directors. Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose. Each share of common stock will have the exclusive right to vote on all matters at all meetings of our stockholders, and will be entitled to one vote for each share of common stock entitled vote at the meeting. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under our articles of incorporation, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles of incorporation prohibits a director from being reelected by the stockholders. Our directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors). Our directors may, from time to time, elect a chairman of the board to preside at all meetings of the directors and the stockholders, and who will be assigned such other duties as our directors may designate.

Stockholder Meetings

An annual meeting will be held for the purpose of electing directors and for transacting such other business as may come before the meeting, and will be held not less than 30 days after delivery of our annual report. Under our bylaws, a special meeting of stockholders may be called by the chief executive officer, the president or the chairman of the board, a majority of the directors or a majority of our Independent Directors. Special meetings of the stockholders may also be called by our secretary at the written request of stockholders holding outstanding shares of our common stock representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of the meeting and its purpose. Such meeting will be held no less than 15 nor more than 60 days after the written request is received, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the then outstanding shares of our common stock entitled to vote will constitute a quorum, and the majority vote thereof will be binding on all of our stockholders.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws generally require notice at least 120 days and not more than 150 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (i) nominate a director, or (ii) propose new business other than pursuant to the notice of the meeting by, or on behalf of, the directors. Further, our bylaws generally require notice at least 60 days and not more than 90 days prior to a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation and REIT Status

Generally, our articles of incorporation may be amended only by the affirmative vote of our stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of our common stock then outstanding and entitled to vote is required. To the extent permitted by Maryland corporate law, the stockholders may vote to amend our articles of incorporation, terminate or dissolve our Company or remove one or more directors without any approval of the board of directors.

Our board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders, vote to: (i) increase or decrease the number of authorized shares of our common or preferred stock, or the number of shares of any class or series of common or preferred stock that we have the right to issue; (ii) change our name; or (iii) change the designation of classes or series of unissued Equity Shares of common or preferred stock. Additionally, in the event that our board of directors determines that it is no longer in our best interest to qualify as a REIT, our board of directors may take such action, without stockholder approval, to cause the termination of our qualification as a REIT. Notwithstanding the foregoing, without stockholder approval, our board of directors may not:

•	amend the articles of incorporation, except for amendments that do not adversely affect the rights, preferences and privileges of stockholders;

•	sell all or substantially all of our assets other than in the ordinary course of business or in connection with our liquidation and dissolution;

•	cause a merger in which we do not survive; or

•	cause us to reorganize.

Fees Payable to Our Advisor

Our articles of incorporation describe certain fees payable to our advisor, its affiliates and affiliates of our sponsor. See “Management Compensation” for a detailed discussion of these fees.

Mergers, Combinations and Sale of Assets

A sale or other disposition of all or substantially all of our assets, a merger or consolidation of us where we are not the surviving entity or a reorganization must be approved by our board of directors and holders of a majority of the shares of our common stock then outstanding and entitled to vote. In addition, any such transaction involving our advisor or one of our affiliates or affiliates of our sponsor also must be approved by a majority of our directors (including a majority of our Independent Directors, once we have qualified for taxation as a REIT) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any Person (as defined in our articles of incorporation) who beneficially owns 10% or more of the voting power of such corporation’s shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested

Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Our articles of incorporation provide that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any Person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any stockholder.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring Person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Our articles of incorporation provide that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of our securities by any Person. Consequently, in instances where our board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, our control shares will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

Termination

Our articles of incorporation provide for our voluntary dissolution by the affirmative vote of a majority of the outstanding Equity Shares. We will continue perpetually unless terminated pursuant to the provisions of our articles of incorporation or pursuant to any applicable provision of the Maryland General Corporation Law.

Procedure Upon Liquidation

Upon any final liquidation event, all distributions will be forwarded to a stockholder’s address of record. Moreover, any distributions that can be considered a return of capital, special distribution or sales (any large cash outlay) for non-qualified plans will go to the stockholder’s address of record unless directed elsewhere via written instruction from the stockholder or the stockholder’s authorized broker.

Restriction of Ownership

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more Persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of CNL Diversified Lifestyle Properties, Inc.”

To ensure that we satisfy these requirements, our articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person to no more than 9.8%, by number or value, of the outstanding shares of such common stock or 9.8%, by number or value, of any series of preferred stock, which we refer to herein as the “ownership limitation.” It is the responsibility of each Person owning or deemed to own more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of such ownership. In addition, to the extent deemed necessary by our directors, we can demand that each stockholder disclose to us in writing all information regarding the beneficial and constructive ownership (as such terms are defined in our articles of incorporation) of the common stock and preferred stock. However, our articles of incorporation generally provide that our board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to our board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the 9.8% ownership limit to a Person if our board of directors determines that such Person’s ownership of our common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to our board of directors’ ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the ownership limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in (A) our common stock and/or preferred stock being owned by fewer than 100 Persons or (B) our company being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, will be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) will not acquire any right or interest in such shares. Any shares in excess of an applicable limitation will be automatically exchanged for “excess shares” and will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•

the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of our shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in us properly allocated to such excess shares.

All dividends and other distributions received with respect to the excess shares prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any excess shares are held by the trust, to purchase all or any portion of such excess shares for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of our shares on the date of the transfer or other event) or the market price of our stock on the date we exercise our option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of our articles of incorporation, the term “Person” means an individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association.

Limitation of Liability and Indemnification

Our articles of incorporation, subject to the conditions set forth under Maryland law, limit the personal liability of our stockholders, directors and officers for monetary damages. Notwithstanding the foregoing, our articles of incorporation prohibit us from indemnifying or holding harmless an officer, director, our advisor or an affiliate of our advisor unless each of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (ii) the party seeking indemnification was acting or performing services on our behalf; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), our advisor or an affiliate of our advisor or a director or employee of the foregoing acting as an agent of our Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from our stockholders.

Our articles also contain limits on indemnifying against liability arising under the securities laws. Specifically, the Commission takes the position that indemnification against liabilities arising under the Securities Act is contrary to public policy and unenforceable. Indemnification of the directors, our officers, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We will pay or reimburse funds to an officer, director, our advisor or an affiliate of our advisor for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the party seeking such advancement has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

We have entered into indemnification agreements with each of our officers and directors, and intend to purchase insurance policies offering our officers and directors substantially the same scope of coverage afforded by the indemnification provisions of our articles of incorporation. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by our articles, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements.

Although these indemnification agreements offer the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by our board of directors or by our stockholders.

Removal of Directors

Under our articles of incorporation, a director may resign or be removed with or without cause at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the shares of our common stock then outstanding and entitled to vote, without the necessity for concurrence by the directors, subject to the rights of any holders of preferred stock to vote for such directors. The notice of such meeting will indicate that the purpose, or one of the purposes, of such meeting is to determine if a director should be removed.

Inspection of Books and Records

The directors will keep, or cause to be kept, on our behalf, financial statements calculated in accordance with GAAP. All of such financial statements, together with all of our other records, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of all stockholders along with the number of shares held by each stockholder. Such list will be available for inspection by any person or group of persons who together are and for at least six months have been stockholders of record of at least five percent (5%) of the Company’s outstanding shares of any class. The Company may impose a reasonable charge for expenses incurred in reproduction of the stockholder list pursuant to the stockholder request.

If our advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. We may, however, raise as a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal or applicable state law.

Restrictions on “Roll-Up” Transactions

In connection with a proposed Roll-Up Transaction, which, in general terms, refers to any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity (as defined in our articles of incorporation) that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from an independent expert. In order to qualify as an independent expert for this purpose, the Person will have no material current or prior business or personal relationship with our advisor or directors and will be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold. Any properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date prior to the announcement of the proposed Roll-Up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with a proposed Roll-Up Transaction.

In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction will offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:

•	remaining stockholders of us and preserving such interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the dissenting stockholders’ pro rata share of the appraised value of our Net Assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

•

that would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation and our dissolution. See “— Description of Capital Stock” and “— Stockholder Meetings”;

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in “— Inspection of Books and Records” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

CNL Diversified Properties, LP, our Operating Partnership, was formed as a Delaware limited partnership June 23, 2010 to acquire, own, operate and sell, or otherwise dispose of, certain properties on our behalf. Our Operating Partnership may be utilized to provide for the acquisition of properties from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, a REIT’s proportionate share of the assets and income of its operating partnership will be deemed to be assets and income of the REIT.

The property owners’ tax-deferral objectives are accomplished because a property owner generally may contribute property in exchange for limited partnership units in our Operating Partnership on a tax-deferred basis. In addition, our Operating Partnership will be structured to enable it to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our Operating Partnership may later redeem his or her limited partnership units in our Operating Partnership for cash or, at our option, shares of our common stock, in a transaction taxable to such limited partner. As part of an agreement with a contributing property owner, our Operating Partnership may agree to limit its right to sell the contributed property or to maintain certain levels and types of debt financing for a period of time, which may limit our flexibility or increase costs.

CNL Diversified Properties GP, LLC, a Delaware limited liability company and our wholly owned direct subsidiary, owns 100% of the general partnership interests, which represents 1% of the total partnership interests in our Operating Partnership, and we currently own 100% of the limited partnership interests in our Operating Partnership, which currently represents 99% of the total partnership interests in our Operating Partnership. As the sole general partner, CNL Diversified Properties GP, LLC has the exclusive power to manage and conduct the business of our Operating Partnership.

Our Operating Partnership Agreement contains provisions that would permit, under certain circumstances, other entities to merge into, or cause the exchange or conversion of, their interests for or into limited partnership units in our Operating Partnership. In the event of such a merger, exchange or conversion, our Operating Partnership would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests in our Operating Partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby reducing the percentage ownership interest of our other stockholders.

The following is a summary of certain provisions of our Operating Partnership Agreement. This summary is not complete and is qualified in all respects by the specific language in our Operating Partnership Agreement.

Capital Contributions

As we accept subscriptions for shares, we may transfer certain of the Net Offering Proceeds to our Operating Partnership as capital contributions in exchange for limited partnership interests. In the event of such a transfer, we will be deemed to have made capital contributions in the amount of the Gross Proceeds received from investors and our Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us either from us or from borrowings, our sponsor or its affiliates may lend such funds to our Operating Partnership if a majority of our directors (including a majority of our Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and commercially reasonable and no less favorable to our Operating Partnership than loans between unaffiliated parties under the same circumstances. In addition, we are authorized to cause our Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of us and our Operating Partnership.

Operations

The Operating Partnership Agreement requires that our Operating Partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for tax purposes; (ii) avoid any federal income or excise tax liability; and (iii) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of the Operating Partnership — Classification as a Partnership.”

The Operating Partnership Agreement provides that distributions of cash generally will be made to the partners of our Operating Partnership in accordance with their relative percentage interests. Distributions of Net Sales Proceeds from the disposition of assets in the liquidation and dissolution of our Operating Partnership will be similarly made to the partners of our Operating Partnership in accordance with their relative percentage interests. Distributions from operations will be made on a quarterly basis unless otherwise determined by the general partner, in amounts determined by the general partner such that a holder of one partnership unit will generally receive the same amount of annual cash flow distributions from our Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the partnership units).

Similarly, the Operating Partnership Agreement provides that income and gain of our Operating Partnership from operations and income and gain of our Operating Partnership from disposition of assets normally will be allocated to the holders of partnership units in accordance with their relative percentage interests such that a holder of one unit of Operating Partnership units will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership. Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of our Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance.

Our Operating Partnership will pay the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating real properties and real estate-related investments, to the extent not paid by us, and such expenses will be treated as expenses of our Operating Partnership.

Redemption Rights

Subject to certain limitations, the limited partners of our Operating Partnership (other than us), will have the right to cause the redemption of their limited partnership units in exchange for shares of our common stock or for cash, as elected by the Company. If the Company elects to redeem a limited partner’s limited partnership units for shares of our common stock rather than cash, then the tendering limited partner will sell such number of the limited partnership units to us in exchange for a number of shares of our common stock. The initial conversion rate will be one share of our common stock for one unit of Operating Partnership units, subject to adjustment in the event of combinations or dividends of REIT shares or other similar events. The resulting shares of our common stock will be delivered as duly authorized, validly issued and fully paid, free of any encumbrance or restriction, other than the restrictions provided in the articles of incorporation, our bylaws, the Securities Act and relevant state securities or “blue sky” laws.

Limited partners will be restricted in their ability to exercise the foregoing redemption rights, however, to the extent that the delivery of shares upon exercise would:

•	result in any Person owning shares in excess of our ownership limits (as described under “Summary of the Articles of Incorporation and Bylaws – Restriction of Ownership”);

•	result in shares being owned by fewer than 100 Persons;

•	cause the general partner to be “closely held” within the meaning of Section 856(h) of the Code; or

•	cause our Operating Partnership to constitute a “publicly traded partnership” under Section 7704 of the Code.

Subject to the foregoing, limited partners of our Operating Partnership may exercise their redemption rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 partnership units, in which case, he or she must exercise his or her exchange right for all of his or her units. Our Operating Partnership may charge a redemption fee in connection with a limited partner’s exercise of his redemption rights. We do not expect to issue any of the shares of our common stock offered hereby to limited partners of our Operating Partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our Operating Partnership exercises its redemption rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction. Upon the request of a limited partner or partners who hold shares of our common stock issued upon redemption in an aggregate amount of at least $10 million, our Operating Partnership will register the redemption shares of all limited partners who desire to participate in such registration. No more than one registration notice is permitted in any six-month period. However, registration will not be required with respect to shares that may be sold under Rule 144 under the Securities Act.

Transferability of Interests

The general partner of our Operating Partnership may not (i) voluntarily withdraw as the general partner of our Operating Partnership, or (ii) transfer its general partnership interest in our Operating Partnership (except to a wholly owned subsidiary or to us as the owner of all of the ownership interests of the general partner). We may not transfer all or any portion of our limited partnership interest in our Operating Partnership (except to one of our wholly owned subsidiaries or in a transaction which does not require the approval of our stockholders) unless, with respect to each of the foregoing: (i) the consent of the limited partners holding more than 50% of the partnership interests is obtained; (ii) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (iii) in any such transaction in which we are the surviving entity, either (A) our stockholders do not receive cash, securities or other property in connection with such transaction, or (B) all of the limited partners of our Operating Partnership receive cash, securities or other property in a specified amount, as determined in accordance with our Operating Partnership Agreement. Notwithstanding the foregoing, we may enter into a merger or other business combination if immediately after such merger or consolidation, the successor entity contributes substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agrees to assume all of our obligations as the parent of the general partner pursuant to the Operating Partnership Agreement. With certain exceptions, a limited partner may not transfer its interests in our Operating Partnership, in whole or in part, without first obtaining the consent of the general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material U.S. federal income tax considerations associated with an investment in shares of our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not purport to discuss all aspects of federal income taxation that may be relevant to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the Distribution Reinvestment Plan or Automatic Purchase Plan or who intend to sell their shares under the Redemption Plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Arnold & Porter LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the U.S. federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of shares of our common stock. This opinion of Arnold & Porter LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. This opinion of Arnold & Porter LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of the shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election, and of potential changes in applicable tax laws.

REIT Qualification

We plan to make an election to be treated as a REIT under the Code for our taxable year ending December 31, 2011. We believe that, commencing with such taxable year, we will be organized and operating in a manner so as to qualify as a REIT for U.S. federal income tax purposes. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Arnold & Porter LLP has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2011, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Arnold & Porter LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Arnold & Porter LLP or by us that we will so qualify for any particular year. Arnold & Porter LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Arnold & Porter LLP. Our ability to qualify as a REIT also requires that we satisfy certain Asset Tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of CNL Diversified Lifestyle Properties, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal double taxation on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the qualified dividend rates and will continue to be taxed at rates applicable to ordinary income. See “— Taxation of Taxable U.S. Stockholders.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the recognized capital gains. See “— Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to an “alternative minimum tax.”

•

If we have net income for tax purposes from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), then we could be subject to corporate level federal income tax at the highest corporate tax rate (currently 35%) to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax.

•

If we should fail to satisfy the asset test other than certain de minimis violations or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to satisfy either of the 75% or 95% Income Tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, then we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us.

•

We may elect to retain and pay tax on our net long-term capital gains. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gains and would receive a credit or refund for its proportionate share of the tax we paid.

•

If we acquire appreciated assets from a C corporation that is not a REIT (i.e., a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We will also be required to distribute prior non-REIT earnings and profits.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT — Operational Requirements — Recordkeeping” and “— Failure to Qualify.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

The earnings of our TRS subsidiaries are subject to federal corporate income tax. In addition, a 100% excise tax will be imposed on the REIT and corporate level tax on the TRS for transactions between a TRS and the REIT that are deemed not to be conducted on an arm’s length basis.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes, on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and (i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code; (ii) be managed by one or more trustees or directors; (iii) have our beneficial ownership evidenced by transferable shares; (iv) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws; (v) use a calendar year for federal income tax purposes; (vi) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and (vii) not be closely held, as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items (vi) and (vii) above do not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (vii) above for a taxable year, we will be treated as having met item (vii) for that year.

We intend to be taxed as a REIT commencing with our taxable year ended December 31, 2011, and we intend to satisfy the other requirements described in items (i) through (v) above at all times during each of our taxable years. In addition, our articles of incorporation contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vi) and (vii) above. See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock — Restriction of Ownership.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), of which all of the capital shares of which are owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share, based on its capital interest, of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share, based on our capital interest, of the assets, liabilities and items of income of our Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest, will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “— Operational Requirements — Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “— Operational Requirements — Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. If relief provisions are available, the amount of any resultant penalty tax could be substantial.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” (as defined in the Code) and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the “75% Income Test.”

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At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of common stock or securities or from any combination of the foregoing. This is the “95% Income Test.”

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

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In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a tenant, which we refer to as a “Related Party Tenant,” or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

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Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

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We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” (as defined in the Code) who is adequately compensated and from whom we do not derive any income or through a taxable TRS (discussed below). However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” (as defined in the Code) in connection with the rental of space only and are not otherwise considered “rendered to the occupant” (as defined in the Code). Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% Income Test to the extent that the obligation upon which such interest is paid is collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% Income Test and 95% Income Test, provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. Similar to the treatment of contingent rents from real property (discussed above), to the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the 75% Income Test and 95% Income Test only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower.

We may invest in mezzanine loans, which are loans collateralized by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i)

the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the Asset Tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% Income Test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans or similar products in a manner that generally complies with the various requirements applicable to our qualification as a REIT. Certain of our mezzanine loans may qualify under the safe harbor set forth in the Revenue Procedure. However, we may make or acquire some mezzanine loans that do not qualify for the safe harbor. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure or currency fluctuation on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that we or a pass-through subsidiary enters into a hedging transaction (i) to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% Income Test or the 95% Income Test, and the instrument is properly identified as a hedge, for tax purposes, along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the 95% Income Test or the 75% Income Test. To the extent that we hedge in certain other situations, the resultant income will be treated as income that does not qualify under the 75% Income Test or the 95% Income Test, provided that certain requirements are met. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal, state, and/or international income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Prior to the making of investments in real properties, we may invest the Net Offering Proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt security purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income Test and the 95% Income Test and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property, gains from the sale of real property interests and interest on mortgages on real property in accordance with the requirements described above.

With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our tenants are expected to be “Related Party Tenants” and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager, and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income Test and the 95% Income Test described above.

Further, we and our subsidiaries may hold investments in, and pay taxes to, foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders or us as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains that we derive from certain of our investments will be excluded for purposes of computing the REIT income tests if such foreign currency gain is “real estate foreign exchange gain” (as defined in the Code), that is, if such gains are attributable to any item of income that itself qualifies for purposes of the 75% Income Test or other specified sources. Other foreign currency gains, however, if such foreign currency gain is “passive foreign exchange gain” (as defined in the Code), will be excluded for purposes of computing the 95% Income Test but will be treated as income that does not qualify under the 75% Income Test. Generally, “passive foreign exchange gain” includes foreign exchange gain attributable to any item of income that itself qualifies for purposes of the 95% Income Test or other specified sources.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with Treasury Regulations.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of CNL Diversified Lifestyle Properties, Inc.,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of real property or other assets held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., real property or other assets that are not held for investment but are held as inventory for sale by the REIT). A 100% penalty tax is imposed on any gain realized by a REIT from a prohibited transaction (including our distributive share of any such gain realized by our Operating Partnership). Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

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either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges, or (ii) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year, or (iii) the fair market value of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the fair market value of all the assets of the REIT at the beginning of such year;

•	the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the two-year holding period requirement.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2011 (i.e., starting with the quarter ending March 31, 2011), we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our Assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified U.S. REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner (for example, our Operating Partnership) or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 5% and 10% Asset Tests do not apply to securities of a TRS, nor does it apply to certain “straight debt” (as defined in the Code) instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” (as defined in the Code) in a REMIC from which we derive “excess inclusion income” (as defined in the Code), we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

To the extent that we hold mortgage participations or commercial mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may originate mezzanine loans which may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Operational Requirements — Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

Independent appraisals are not necessarily obtained by us to support our conclusions as to the value of our total assets or the value of any particular security or securities for purposes of these operational requirements. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Asset Tests must generally be met for each quarter. Upon full investment of the Net Offering Proceeds, we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the Asset Tests.

We will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Code contains a number of provisions applicable to REITs, including relief provisions that allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the Internal Revenue Service with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” if a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities in the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include:

•	any loan made to an individual or an estate;

•	certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain Persons related to the REIT);

•	any obligation to pay rents from real property;

•	securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;

•	any security issued by another REIT; and

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any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Operational Requirements — Gross Income Tests.”

In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (i) they are declared before we timely file our federal income tax return for the taxable year in question and (ii) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

then we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (i) the amounts actually distributed plus (ii) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (i) the actual receipt of income and payment of deductible expenses, and (ii) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing, raise funds through the issuance of additional shares of common stock or to make a taxable stock distribution in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” (as defined in the Code) in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, some or all of our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on the undistributed gains;

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Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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The basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the general depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Challenges could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code.

Operational Requirement — Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Taxable REIT Subsidiaries

A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor. See “— Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions” above or the asset and income tests.

To the extent of its taxable income, a TRS is subject to federal income tax at regular corporate rates (current maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (i) to us if we do not pay the distributions received to our stockholders as distributions, or (ii) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on the REIT and corporate level tax on the TRS for transactions between a TRS and its parent REIT or services provided by the TRS to the REIT’s tenants that are not conducted on an arm’s-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described above under “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 25% of the total value of our assets. We cannot, however, assure you that we will always satisfy the 25% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

We may engage in activities indirectly through a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain of our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described above. We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

Finally, while a REIT is generally limited in its ability to earn rents that qualify as “rents from real property” from a related party as defined by the Code, a REIT can earn “rents from real property” from the lease of a qualified lodging facility or a qualified healthcare property to a TRS (even a wholly-owned TRS) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities. Generally, a qualified healthcare property means a property which is a healthcare facility or is necessary or incidental to the use of a healthcare facility. A healthcare facility is defined as a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients operated by a provider of such services which was eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility. For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified lodging facility or qualified healthcare property, that contractor or any Person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities or qualified healthcare properties, respectively, for Persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses for the operation of the qualified lodging facility or qualified healthcare property, the TRS receiving the revenues from the operation of the qualified lodging facility or qualified healthcare property, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, then we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all dividends to our U.S. stockholders that are individuals, trusts or estates will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. It is not possible to state whether we would be entitled to this statutory relief.

Sale-Leaseback Transactions

We normally intend to treat our property leases as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our Distribution Reinvestment Plan, see “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption plan, see “Summary of Redemption Plan.”

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates currently in effect for qualified dividends received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Stockholders that are individuals, trusts or estates however, are taxed at the preferential rates currently in effect on dividends designated by and received from us to the extent that the dividends are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, including any dividends we may receive from a TRS, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions (unrecaptured Section 1250 gains). See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Certain Dispositions of Our Common Stock

In general, gains recognized by individuals upon the sale or disposition of shares of our common stock will be subject to tax at the federal capital gains rate if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a current maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, trusts and estates who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called “wash sale” rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable disposition of shares of common stock may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan and Automatic Purchase Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” (as defined in the Code) could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make such disclosures would result in substantial penalties.

Distributions that we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any passive losses against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital or a long term capital gain (unless you elect otherwise), they will be treated as investment income for purposes of computing the investment interest limitation.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would typically be his or her Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed to properly report payments of interest or dividends and is subject to backup withholding; or

•

Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income” (“UBTI”), as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust do not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to look through one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (ii) either (A) one pension trust owns more than 25% of the value of our stock, or (B) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT. Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will generally constitute UBTI unless the stockholder in question is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these set aside and reserve requirements, and regarding the treatment of distributions to such organization.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income.

As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest (a “USRPI”), distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “— Special Tax Considerations for Non-U.S. Stockholders — Ordinary Dividends”), provided that (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, distributions that are sourced from capital gains will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, will be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

Estate Tax

If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a USRPI would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.

In addition, even if we are a domestically controlled REIT, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain; or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” (as defined in the Code) in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Holders

Non-U.S. holders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code. We will provide you with an annual Internal Revenue Service Form 1042-S, if required, by March 15 following the end of our fiscal year. We do not anticipate at the time of this offering soliciting non-U.S. holders as prospective stockholders.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his or her shares of common stock in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of The Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. This discussion applies only if, and during the period that, the Operating Partnership is treated as a partnership instead of a disregarded entity for federal income tax purposes. During the period that (i) we own 100% of the general and limited partnership interests in the Operating Partnership, either directly or indirectly through CNL Diversified Properties GP, LLC, and (ii) CNL Diversified Properties GP, LLC has not elected to be taxed as a corporation for federal income tax purposes, the Operating Partnership will be disregarded as an entity separate from us for federal income tax purposes, and all of the Operating Partnership’s assets, liabilities and activities will be treated as our assets, liabilities and activities for federal income tax purposes. We do not know if or when additional interests in the Operating Partnership will be issued to a third party in a manner that would cause the Operating Partnership to cease being treated as a disregarded entity for federal income tax purposes. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations (the “Check-the-Box-Regulations”), an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for U.S. federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A “publicly traded partnership” is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury Regulations (the “PTP Regulations”), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (ii) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) Operating Partnership units are not traded on an established securities market, and (ii) Operating Partnership units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for U.S. federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, “qualifying income” includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of Operating Partnership units would be subject to special rules under section 469 of the Code. Under such rules, each holder of Operating Partnership units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the Operating Partnership unit holder’s entire interest in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “— Requirements for Qualification as a REIT — Organizational Requirements” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests” above for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its Net Income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not the Operating Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Operating Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to section 704(c) of the Code, income, gain, loss and deduction with respect to property that is contributed to a partnership in exchange for an interest in the partnership must, for federal income tax purposes, be shared among the partners to take account of the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a reasonable method for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) of the Code to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (i) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (ii) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

The Operating Partnership will use a portion of contributions we make from Net Offering Proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the general depreciation system of depreciation (“GDS”). Under GDS, the Operating Partnership generally will depreciate buildings and improvements over a 39-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 7-year recovery period using a double-declining method and a half-year convention. To the extent that properties are contributed to the Operating Partnership in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of contribution to the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Other Tax Considerations

Recent Legislation Relating to Foreign Accounts

Legislation signed into law on March 18, 2010 (the Hiring Incentives to Restore Employment Act (“HIRE Act”)) may impose additional withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to (i) U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and (ii) certain Non-U.S. holders. The legislation imposes a 30% withholding tax on dividends and gross proceeds from the sale or other disposition of our common stock paid to (i) a foreign financial institution (whether holding stock for its own account or on behalf of its account holders/investors) unless such foreign financial institution agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. If payment of withholding taxes were required, non-U.S. stockholders that were otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and sale proceeds would be entitled to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts to holders of our common stock in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012. Prospective stockholders should consult their tax advisors regarding this legislation.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we may be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we may be treated as a foreign corporation or other type of entity subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from such operations may be subject to withholding both as to dividends and interest paid to us. Although we will seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally such taxes, which could be significant. To the extent we incur such foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we cannot generally make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, foreign taxes would impact our operations as an additional cost.

Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our annual report within 120 days following the close of each fiscal year. Our fiscal year will be the calendar year. These annual reports will contain the following:

•

financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid by us to our advisor and any affiliate or related party of our advisor, including fees or charges paid to our advisor and any affiliate or related party of our advisor by third parties doing business with us;

•

our Total Operating Expenses, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of our assets, for a specified period before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of our Net Income;

•	a report from the Independent Directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination;

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our directors, our advisor and any affiliate occurring during the year for which the annual report is made, and the Independent Directors will be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•

distributions to our stockholders for the period, identifying the source of such distributions. Such disclosure will also be made in our quarterly report on Form 10-Q for the period in which such distributions were made, our periodic reports on Form 10-K and in our post-effective amendments to the registration statement of which this prospectus is a part.

Within 90 days following the close of each of our fiscal years, each stockholder that is a Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in us. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, and (ii) a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other Permitted Investment. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither us nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

We are required by the Exchange Act to file quarterly reports with the Commission on Form 10-Q, and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, a statement of cash flows and any other pertinent information regarding us and our activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to us. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six- month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Our federal income tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Required tax information will be mailed to our stockholders by January 31st following the end of our fiscal year. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available for inspection and review by any Interested Stockholder at our principal office.

PLAN OF DISTRIBUTION

The Offering

We are publicly offering a minimum of $2,000,000 in shares of our common stock and a maximum of $3,000,000,000 in shares of our common stock on a “best efforts” basis through CNL Securities Corp., as our Managing Dealer, participating brokers who are members of FINRA, and/or other Persons exempt from broker-dealer registration all of which we refer to collectively herein as participating brokers. Because this is a “best efforts” offering, CNL Securities Corp. and participating brokers will use only their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares. We are offering up to a maximum of $3,000,000,000 (300,000,000 in shares) of our common stock in this offering that includes shares sold pursuant to our Automatic Purchase Plan. The shares will be offered at a maximum of $10.00 per share, unless our board of directors changes this price from time to time, in its sole discretion. We have initially designated 5% of the shares in this offering as issuable pursuant to our Distribution Reinvestment Plan at a price of $9.50 per share. Our board of directors may change the Distribution Reinvestment Plan price from time to time. We reserve the right to reallocate shares that have been registered for this offering between the primary offering and the Distribution Reinvestment Plan.

We expect to sell the shares designated for our primary offering over a two-year period. However, our board of directors may extend the offering an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effectiveness of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering, we will provide that information in a prospectus supplement. If we extend the primary offering, we would also extend the offering of shares under the Distribution Reinvestment Plan. We may terminate this offering at any time. Our offering is expected to be registered, or otherwise qualified, to be sold in various jurisdictions. These registrations are typically effective for one year from their effective dates and are subject to yearly renewals. Although we will attempt to renew these registrations, we cannot guarantee that we will be able to continue offering and selling our shares in each jurisdiction beyond the first year of this offering. Our board of directors may also determine to engage in future offerings of our common stock following the termination of this offering, the terms of which may vary from the terms of this offering.

Individuals must initially invest a minimum of $5,000 and Plans must initially invest a minimum of $4,000. An investor who has made the required minimum investment may purchase additional shares in increments of one share. See “— Subscription Procedures.” Participating brokers in the offering are required to deliver a copy of the prospectus to each potential investor. We plan to make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to participating brokers as an alternative to paper copies. An investor may receive a paper copy of these documents upon request. If a participating broker electronically delivers such documents to an investor, then the participating broker will be responsible for complying with all applicable requirements of the SEC, FINRA and any laws or regulations related to such electronic delivery.

No shares will be sold and this offering will terminate unless subscriptions for at least the Minimum Offering have been obtained within a year after the date of this prospectus. If the Minimum Offering is sold, we may, in our sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to one additional year thereafter, subject to extension as discussed above. Until we have raised and accepted $2,000,000 in subscriptions, the funds will be held in escrow by UMB Bank, N.A., our escrow agent, and interest earned on such funds will accrue to the benefit of subscribers. Subscription amounts, with any interest earned thereon and without deductions for fees and expenses, will be returned to subscribers in the event that subscriptions aggregating at least $2,000,000 are not received by us within one year after the commencement of this offering.

The proceeds from the sale of our shares of common stock to New York residents are held in trust for the benefit of investors and are used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Compensation Paid for Sales of Shares

Subject to reductions of the selling commissions and the marketing support fees in connection with sales to certain categories of purchasers that are described below and sales subject to volume discounts, we will pay our Managing Dealer selling commissions of up to 7% of Gross Proceeds from the sale of shares through our primary offering. Our Managing Dealer may reallow all or any portion of these selling commissions to participating brokers with respect to shares they sell. We also will pay our Managing Dealer marketing support fees of up to 3% of Gross Proceeds from the sale of shares through our primary offering. Our Managing Dealer may reallow all or any portion of these marketing support fees to participating brokers who have signed a participating broker agreement with our Managing Dealer or to a participating broker’s broker-dealer affiliate who agrees to assume the participating broker’s obligations as set forth in such participating broker agreement. Generally, our Managing Dealer will reallow all or any portion of the marketing support fees if the participating broker agrees to provide one or more of the following services:

•	internal marketing support personnel (such as telemarketers or a marketing director) to assist our Managing Dealer’s marketing team;

•	internal marketing communications vehicles, including, but not limited to, newsletters, conference calls, interactive CD-ROMs, and internal mail to promote us and this offering;

•

answers to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, Automatic Purchase Plan procedures, our financial status and the real estate markets in which we have invested;

•	assistance to investors with reinvestments, Automatic Purchase Plan purchases and redemptions;

•	maintaining the technology necessary to adequately service our investors, as otherwise associated with this offering; or

•	other services, as requested by investors from time to time.

We will not pay selling commissions and marketing support fees in connection with shares sold pursuant to our Distribution Reinvestment Plan. See the section of this prospectus titled “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan.”

The following table shows the maximum amount of selling commissions and marketing support fees payable to our Managing Dealer for 300,000,000 shares sold in our primary offering, assuming 95% of the shares are sold at the offering price of $10.00 per share, with no discounts, and 5% of the shares are sold under our Distribution Reinvestment Plan at the price of $9.50 per share.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$2,850,000,000
Selling Commissions and Marketing Support Fees	$1.00	$285,000,000
Proceeds to Us	$9.00	$2,565,000,000

Distribution Reinvestment Plan
Price to Public	$9.50	$1,425,000,000
Proceeds to Us	$9.50	$1,425,000,000

Participating brokers may withhold the selling commissions to which they are entitled from the purchase price for our shares and forward the balance to us if:

•	the participating broker is legally permitted to do so;

•

the participating broker (i) meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement, (ii) forwards the subscription agreement to us and such subscription agreement is accepted prior to forwarding the purchase price for our shares, net of the commissions, and (iii) verifies that there are sufficient funds in the investor’s account with the participating broker to cover the entire cost of the subscription; and

•	we have received and accepted subscriptions for at least the Minimum Offering.

As described above, we will pay our Managing Dealer up to 7% of the Gross Proceeds as selling commission and up to 3% of the Gross Proceeds as marketing support fees. In connection with the sale of shares, certain associated Persons of our Managing Dealer may perform wholesaling functions for which they will receive compensation. In addition, our Managing Dealer may reimburse participating brokers for technology costs and other costs and expenses associated with the offering, and the facilitation of the marketing of our shares. These other costs and expenses include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, and broker-dealer bona fide training and educational meetings. Any such meetings will be conducted by us, our Managing Dealer and/or participating brokers in accordance with rules promulgated by FINRA.

The wholesaling compensation and reimbursements described above will be paid by our Managing Dealer out of the selling commissions and marketing support fees received by it in connection with the sale of shares of our common stock. Selling commissions and marketing support fees in this offering are capped at 7% and 3%, respectively, of Gross Proceeds of our primary offering.

Underwriting compensation includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives. In no event can aggregate underwriting compensation paid exceed 10% of Gross Proceeds of our primary offering.

We will reimburse our Managing Dealer for bona fide, itemized and detailed due diligence expenses incurred by it and the participating brokers in connection with their due diligence review of our Company and this offering. In addition, to the extent allowed under FINRA guidance, we will reimburse the Managing Dealer and/or pay directly the legal expenses considered “underwriting compensation” incurred in connection with filing and clearing this offering with FINRA.

Purchases Net of Selling Commissions and Marketing Support Fees

We will not pay selling commissions or marketing support fees in connection with sales of shares pursuant to our Distribution Reinvestment Plan. In addition, we may pay reduced or no selling commissions and/or marketing support fees in connection with the sale of shares in this offering to:

•	registered principals or representatives of our Managing Dealer or a participating broker (and immediate family members of any of the foregoing persons);

•

our employees, officers and directors or those of our advisor, our property manager or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons or entities), any Plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

•	clients of an investment adviser registered under the Investment Advisers Act of 1940 or under applicable state securities laws; or

•

persons investing in a bank trust account with respect to which the authority for investment decisions made (other than any registered investment advisor that also is registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such dually registered investment advisor/broker-dealer) has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and marketing support fees may elect not to accept all or a portion of such compensation. In that event, such shares will be sold to the investor at a per share purchase price, net of all or a portion of the selling commissions and marketing support fees. All sales must be made through a registered broker-dealer participating in this offering, and investment advisers must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by reducing or eliminating selling commissions and marketing support fees payable in connection with sales through registered investment advisers or bank trust departments.

Volume Discounts

In connection with the purchase of a certain minimum number of shares by an investor who does not otherwise qualify for the reduction in selling commissions or marketing support fees described above, the amount of selling commissions otherwise payable to CNL Securities Corp. (and reallowed by CNL Securities Corp. to a participating broker) may be reduced in accordance with the following schedule:

For the 300,000,000 shares sold in this offering:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Reallowed Commissions on Sales per Incremental Share in Volume Discount Range
		Percent	Dollar Amount

1—50,000	$10.00	7.0%	$0.70
50,001—75,000	$9.90	6.0%	$0.60
75,001—100,000	$9.80	5.0%	$0.50
100,001—250,000	$9.70	4.0%	$0.40
250,001—500,000	$9.60	3.0%	$0.30
Over 500,000	$9.50	2.0%	$0.20

For example, if an investor purchases 100,000 of our shares being offered at $10.00 per share, the investor would pay as little as $992,500 for those shares rather than $1 million, in which event the selling commissions on the sale of such shares would be approximately $62,500, or an average of $0.625 per share. Our Net Offering Proceeds will not be affected by such volume discounts. Further, shares sold pursuant to our Automatic Purchase Plan are eligible for volume discounts but are not eligible for other discounts set forth in the prospectus.

To the extent requested in writing by an investor as described below, our volume discount is cumulative. To the extent an investor’s cumulative purchases qualify for a volume discount, the investor’s purchase will qualify for a volume discount equal to (i) the volume discount for the applicable individual purchase or (ii) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, a greater discount.

Discount Procedures

Subscriptions may be combined for the purpose of determining volume and other discounts described above in the case of subscriptions made by any purchaser, provided all shares are purchased through the same managing dealer, participating broker or registered investment advisor. The discounts will be prorated among the separate subscribers considered to be a single purchaser. For purposes of applying various discounts, shares purchased pursuant to our Distribution Reinvestment Plan on behalf of a participant in the Distribution Reinvestment Plan will not be combined with other subscriptions for shares by the investor. Further, shares purchased pursuant to the Distribution Reinvestment Plan will not be eligible for a volume or any other type of discount referred to in this “Plan of Distribution” section of the prospectus. See “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan.”

For purposes of determining the applicability of discounts, “purchaser” means:

•	an individual, his or her spouse, and their children under the age of 21, who purchase our shares for their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust or other funds maintained by a given bank.

Except as described in the section of this prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership,” there are no limits on the number of shares a purchaser may acquire.

Any reduction in selling commissions and/or marketing support fees will reduce the effective purchase price per share but will not alter the proceeds available to us as a result of such sale. For purposes of distributions, investors who receive a discounted purchase price will receive higher returns on their investments in our common stock than investors who do not receive a discounted purchase price.

Sales Incentives

Our Managing Dealer may provide incentive items for its registered representatives and registered representatives of the participating brokers. These incentives may not in any event exceed an aggregate of $100 per annum per participating registered representative, in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of our Managing Dealer or participating brokers, those incentives will be paid in cash and made only through our Managing Dealer or the participating brokers rather than to the registered representatives. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Indemnification of Managing Dealer

We have agreed to indemnify our Managing Dealer and the participating brokers against liabilities it may become subject to, under the Securities Act or otherwise, based upon or arising out of: (i) a breach or alleged breach by us of any of our representations, warranties or covenants in the Managing Dealer Agreement between us and our Managing Dealer; (ii) an untrue statement of a material fact contained in any approved sales literature, this prospectus or the registration statement of which this prospectus is a part, or any amendment or supplement thereto; or (iii) an omission or alleged omission to state a material fact required to be stated, or necessary to make the statement not misleading, in approved sales literature, this prospectus or the registration statement of which this prospectus is a part, or any amendment or supplement thereto. Our Managing Dealer and the participating brokers have agreed to severally indemnify us, our officers and directors, our advisor, its officers and managers and their affiliates against liabilities we may become subject to, under the Securities Act or otherwise, based upon or arising out of: (i) a breach or alleged breach by our Managing Dealer of any of its representations, warranties or covenants in the Managing Dealer Agreement between us and our Managing Dealer; (ii) an untrue statement of a material fact made by our Managing Dealer, or any participating broker on behalf of our Managing Dealer, to any offeree or purchaser of our shares of common stock (other than any statement contained in any approved sales literature or this prospectus, or any amendment or supplement thereto); or (iii) an omission or alleged omission by our Managing

Dealer, or any participating broker on behalf of our Managing Dealer, or any of their respective officers, directors, partners, employees, associated persons, agents and control persons, to state a material fact required to be stated, or necessary to make the statement not misleading in light of the circumstances under which they were made, to any offeree or purchaser of our shares of common stock (other than any material fact omitted from any approved sales literature or this prospectus, or any amendment or supplement thereto, unless such omission was based on information supplied by our Managing Dealer or such participating broker). However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Escrow Arrangements

Until we raise the Minimum Offering, subscription proceeds will be received by our transfer agent and deposited with our escrow agent, UMB Bank, N.A., in an interest bearing escrow account we have established solely for the proceeds of such subscriptions, to be held in trust for the benefit of subscribers. No shares will be sold by us, no commissions or fees will be paid by us, and the initial admission of investors as stockholders will not take place unless and until we have accepted subscriptions for at least the Minimum Offering. In determining whether the Minimum Offering threshold has been attained, subscriptions from investors who receive a prospectus less than five business days prior to the determination of the number of available shares to be released from escrow, as evidenced by the date of execution of such investor’s subscription agreement, will not be included. If subscriptions for at least the Minimum Offering have not been received, accepted and paid for within one year from the initial date of this prospectus, all funds received will be promptly repaid in full, with any interest earned thereon and without deductions for fees and expenses, to be calculated based on such subscriber’s pro rata share of all interest earned on all subscribers’ funds during such escrow period. In such event, we will pay all escrow fees. In the event that the Minimum Offering is obtained within the requisite time period, all interest earned on the escrowed funds will be our property from and after the break escrow date. Prior to the break escrow date, all interest earned on the escrowed funds will be the property of the subscribers. Thereafter, subscription funds will be deposited by the transfer agent into an account as directed by us.

The escrow agreement with our transfer agent and escrow agent provides that escrowed funds will be invested by the escrow agent as we may direct in writing, including in short-term certificates of deposits issued by a bank, in short-term securities directly or indirectly issued or guaranteed by the U.S. government, or in other short-term, highly liquid investments with appropriate safety of principal. Interest and dividends earned in such investments will be similarly reinvested. Upon receipt of subscription proceeds for at least $2,000,000 in shares of our common stock and the breaking of escrow, the escrow account will be closed and all subscription funds remaining in the escrow account will be deposited by the transfer agent into an account as directed by us.

Subscription Procedures

All subscribers must complete and execute our subscription agreement in the form set forth as Appendix B to this prospectus in order to purchase shares in the offering. All subscriptions for shares must be accompanied by a check for the full amount of the purchase price for the shares.

Until such time as we have raised the Minimum Offering and broken escrow, each participating broker will instruct subscribers to make checks payable to “UMB Bank, N.A., Escrow Agent for CNL Diversified Lifestyle Properties, Inc.” Thereafter, checks may be made payable to “CNL Diversified Lifestyle Properties, Inc.” If the participating broker’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers, the participating broker will deliver such checks to our escrow agent no later than the close of business of the first business day after receipt of checks for subscriptions. If the participating broker maintains a branch office, and, pursuant to a participating broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office will transmit the subscription documents and check to the office of the participating broker conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Additionally, in these cases, the participating broker will review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to our escrow agent by the close of business on the first business day after the check is received by such other office of the participating broker.

All subscription documents will be sent to our transfer agent. Once our transfer agent receives subscription documents as set forth above, it will make a determination regarding whether or not the investor’s subscription documents are in good order. If the investor’s subscription documents are found to be in good order, then the investor’s funds will remain in escrow pending our receipt and acceptance of subscriptions for the Minimum Offering. If the subscription documents are rejected for any reason, our transfer agent will instruct the escrow agent to promptly issue a refund payment payable to the subscriber to be transmitted to our transfer agent for return to the subscriber. After the escrow period subscription funds will be deposited into a non-interest bearing reconciliation account for no more than one business day. Subscription funds held in the non-interest bearing account following the escrow period do not accrue interest or any other benefits to you. The investment proceeds will be transferred to our operating account no later than the close of business on the first business following the day the funds were placed into the reconciliation account.

Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit stockholders on a daily basis; however, at our election, any purchase of shares at a discount (other than shares purchased via the Distribution Reinvestment Plan) will not be effective on any date upon which we pay any dividend or other distribution with respect to our shares. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds will be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your purchase. If a subscriber’s check does not clear then the subscriber will not be admitted as a stockholder and will not be entitled to any distributions.

We intend to invest Net Offering Proceeds in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. government, bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash pending investment in properties, loans or other real estate-related investments or use for other corporate purposes.

Investments through IRA Accounts

Community National Bank (“CNB”) has agreed to act as an IRA custodian for our stockholders who have or desire to establish with CNB an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. Such agreement is subject to change and terminable upon 90 days noticed by CNB or the company. We will pay the annual maintenance fee for the calendar year in which a subscriber first purchases our shares through an investor account with CNB unless such annual maintenance fee has already been paid by one or more third parties prior to the purchase of any shares through an investor account with CNB. Subscribers who choose CNB as IRA custodian are responsible for paying subsequent annual maintenance fees and any other fees for such accounts. Our payment of the annual maintenance fee will be treated as a purchase price adjustment and result in lower tax basis in the shares purchased by the IRA. In some cases, the purchase price and adjustment may be shared among investments purchased for the account. Subscribers who choose a different IRA custodian are responsible for paying annual maintenance fees and other fees related to such account. Further information as to these custodial services is available through our Managing Dealer or a participating broker.

Suitability Standards

Our sponsor and each Person selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by a prospective investor regarding the investor’s financial situation and investment objectives. In making this determination, our sponsor and those selling shares on our behalf have a responsibility to ascertain that the prospective investor meets the minimum income and net worth standards set forth under “Suitability Standards” and:

•	can reasonably benefit from an investment in our shares based on the subscriber’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the subscriber’s overall financial situation; and

•

has apparent understanding of the fundamental risks of the investment, including the risk that the subscriber may lose the entire investment, the lack of liquidity of our shares, the restrictions on transferability of our shares, the background and qualifications of our advisor and its affiliates, and the tax consequences of the investment.

When determining an investor’s suitability, participating brokers rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information; however, each such investor and the participating broker should be aware that determining investor suitability is the responsibility of the participating broker alone. Furthermore, each participating broker is required to maintain, for the period required by applicable laws and regulations, records of the information used to determine that an investment in our shares is suitable and appropriate for each investor.

Certain Benefit Plan Considerations

The following summary is based upon ERISA, the Code, judicial decisions and United States Department of Labor regulations (“DOL Regulations”) and rulings in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not purport to address every issue that may be applicable to a prospective subscriber of our shares. Accordingly, fiduciaries of an employee benefit plan or IRA should consult with its own counsel.

Before authorizing an investment in shares of our common stock, fiduciaries, pension or profit-sharing plans, other employee benefit plans, individual retirement accounts and other plans, whether or not subject to ERISA or the Code (all such plans and accounts, and entities deemed to hold assets of such plans and accounts, are herein referred to as “Plans”) should consider, among other matters:

•	fiduciary standards imposed by ERISA, governing state law or other law;

•

whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state law or other law, if applicable, taking into account any applicable Plan investment policy, the composition of the Plan’s portfolio and the limitations on the marketability of shares;

•	whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments;

•	rules relating to the periodic valuation of Plan assets and the delegation of control over responsibility for “plan assets” under ERISA or governing state or other law, if applicable;

•	whether the investment will generate UBTI to the Plan (see “Treatment of Tax-Exempt Stockholders”); and

•

prohibitions under ERISA, the Code, governing state law or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA, governing state law or other law, if applicable.

DOL Regulations set forth guidelines for determining when an investment in an entity by a that is subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) will cause the assets of such entity to be treated as “plan assets” of the ERISA Plan. If we were deemed to hold “plan assets,” it is likely, among other things, that: (i) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the Plan’s investment in shares would be subject to ERISA’s fiduciary duty rules with respect to the assets held by us; (ii) our advisor and Persons providing investment advice or other services to us would become fiduciaries and/or “parties in interest” or “disqualified persons” of ERISA Plans that hold shares; and (iii) certain of our transactions could constitute prohibited transactions under ERISA and/or the Code.

Under the DOL Regulations, if an ERISA Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the ERISA Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. In general, the DOL Regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold to the public pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time permitted by the SEC) after the end of the fiscal year of the issuer during which the offering occurred). Shares of our common stock are being sold in an offering registered under the Securities Act and we intend to register shares of our common stock under Section 12(g) of the Exchange Act within the required time period.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We anticipate our shares will be “widely held.”

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our articles of incorporation on the transfer of our common stock are limited to restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” No assurance can be given that the DOL, the U.S. Treasury Department or a court would not reach a contrary conclusion with respect to our common stock.

Assuming that our shares are “widely held” and “freely transferable,” we believe that our shares are publicly-offered securities for purposes of the DOL Regulations and that our assets would not be deemed to be “plan assets” of any ERISA Plan that invests in our shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

All ERISA Plans subject to Title I of ERISA (“Title I Plans”) are required to file annual reports on Form 5500 with the DOL setting forth, among other things, the fair market value of all Plan assets as of the close of the Plan’s fiscal year and certain information regarding direct and indirect compensation payable to persons who are deemed to be direct or indirect service providers to investing Title I Plans. For purposes of the direct and indirect compensation reporting requirements under Schedule C of Form 5500, the disclosures in this prospectus are intended, to the extent permitted under the DOL applicable guidance, to satisfy the alternative reporting option for “eligible indirect compensation”, in addition to serving the other purposes for which this prospectus was created. Filing the annual report with DOL is the responsibility of the Title I Plan sponsor. Title I Plan sponsors should contact us if the require additional information to complete their filings.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other Person that an investment in our shares meets all relevant legal requirements with respect to investments by the Plan or that such investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in our shares.

Liquidity of Prior Programs

FINRA Rule 2310 requires FINRA member firms selling non-traded public REIT investment programs to disclose whether prior programs offered by the program sponsor liquidated on or during the date or time period disclosed in the prospectuses for those programs. An affiliate of our sponsor has previously sponsored four non-traded public REIT programs, and our sponsor, together with Macquarie Capital Funds Inc., has served as the co-sponsor of two additional non-traded public REIT programs. Three of the non-traded public REIT programs sponsored by an affiliate of our sponsor have gone full cycle and, for programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date. Non-traded public REIT programs sponsored by our sponsor and its affiliates have never delayed an investor’s stated liquidity event beyond the date contemplated in the program’s offering documents.

We have stated that our exit strategy anticipates evaluating various strategic options to provide our stockholders with liquidity of their investment, either in whole or in part, within seven years from the effective date of this offering.

Our Managing Dealer has served as the managing dealer for all of the above mentioned non-traded public REIT offerings.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved by us in writing and cleared by the appropriate regulatory agencies. Clearance, if provided, does not, however, indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials. We anticipate that sales materials will be provided in various electronic formats to participating brokers for their internal use as well as for use with potential investors. The electronic formats we anticipate using may include, but are not limited to: viewable and downloadable data from an access-controlled website, CD-ROM, diskette, memory sticks and email. As of the date of this prospectus, we anticipate that the following sales material may be used in connection with this offering:

•	a brochure entitled “CNL Diversified Lifestyle Properties, Inc.”;

•	a fact sheet describing our general features;

•	a cover letter transmitting the prospectus;

•	a properties portfolio;

•	an electronic, interactive CD-ROM;

•	a summary description of the offering;

•	a presentation about us;

•	a script for telephonic marketing;

•	broker updates;

•	a listing of properties;

•	sales support pieces;

•	seminar advertisements and invitations;

•	certain third-party articles;

•	industry-specific information pieces;

•	distribution pieces; and

•	webinars.

All such materials will be used only by registered broker-dealers that are members of FINRA and/or advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from participating brokers and prospective investors. Additional materials relating to the offering may be made available to participating brokers for their internal use.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered (i) a part of this prospectus or the registration statement of which this prospectus is a part, (ii) as incorporated by reference in this prospectus or said registration statement, or (iii) as forming the basis of the offering of the shares.

LEGAL OPINIONS

Arnold & Porter LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and is of the opinion that it fairly summarizes the U.S. federal income tax considerations that are likely to be material to U.S. stockholders of shares of our common stock. In addition, Arnold & Porter LLP has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2011, we will be organized in conformity with the requirements for qualification as a REIT for federal income tax purposes, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Lowndes, Drosdick, Doster, Kantor & Reed, P.A., Orlando, Florida, has passed upon the legality of the common stock. Each of Arnold & Porter LLP and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. also provides legal services to CNL Diversified Corp., our advisor, CNL Securities Corp., our Managing Dealer, as well as other affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The consolidated balance sheet as of June 30, 2010 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and, in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a web site at [www.CNLDiversifiedLifestyleProperties.com] containing additional information about our business, but the contents of the web site are not incorporated by reference in, or otherwise a part of, this prospectus.

DEFINITIONS

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by our Company, our Operating Partnership, our advisor, or any of their affiliates in connection with the selection, acquisition, development or construction of any investment, including any real property, real estate-related securities, loans or Permitted Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person, to any other Person (including any fees or commissions paid by or to any of our affiliates, our Operating Partnership or our advisor) in connection with the selection, evaluation, structure, purchase, development or construction of real property or with making or investing in loans, real estate-related securities or Permitted Investments, including real estate commissions, selection fees, Investment Services Fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded are development fees and construction fees paid to any Person not affiliated with our advisor in connection with the actual development and construction of a project.

“advisor” means CNL Diversified Corp., a corporation organized under the laws of the State of Florida, or any successor advisor to the Company and the Operating Partnership. Notwithstanding the foregoing, a Person hired or retained by CNL Diversified Corp. to perform property management and related services for the Company or our Operating Partnership that is not hired or retained to perform substantially all of the functions of CNL Diversified Corp. with respect to the Company or our Operating Partnership as a whole will not be deemed to be our advisor.

“Advisory Agreement” means that certain agreement among us, our advisor and our Operating Partnership pursuant to which our advisor acts as the advisor to us and provides specified services to us.

“affiliate” or “affiliated” or any derivation thereof means with respect to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset” means any real property, including any and all personal property associated therewith, real estate-related security, loan, Permitted Investment or other investment (other than investments in bank accounts, or money market funds) owned by us, directly or indirectly through one or more of our joint venture or subsidiaries, and any other investment made by us, directly or indirectly through one or more of our joint ventures or subsidiaries.

“Asset Management Fee” means a monthly fee payable to our advisor for advisory services rendered to us and our Operating Partnership under the Advisory Agreement equal to 0.08334% of the sum of our and our Operating Partnership’s respective Real Estate Asset Value (without duplication) on our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made, plus an amount equal to 0.1042% on the book value of real estate-related securities and other securities, in each case as of the end of the preceding month.

“Asset Tests” means those certain taxation tests relating to the nature and diversification of our business that must be satisfied at the close of each quarter of our taxable year.

“Automatic Purchase Plan” means that certain automatic purchase plan, a copy of which is attached hereto as Appendix E, pursuant to which our stockholders may elect to purchase additional shares of our common stock at regular intervals through automatic debits to their checking, savings, or other bank account.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of our Assets before deducting depreciation, bad debts or other non-cash reserves computed by taking the average of such values at the end of each month during such period.

“CNL” means CNL Financial Group, Inc., a Florida corporation.

“CNL Financial Group, LLC” means CNL Financial Group, LLC, a Florida limited liability company.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code will mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Company” means CNL Diversified Lifestyle Properties, Inc., a Maryland corporation.

“Construction Management Fee” means a fee payable to our property manager for services rendered to us under the Property Management Agreement equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or for management and oversight of expansion projects and other capital improvements.

“Disabilities Act” means the Americans with Disabilities Act of 1990, codified at 42 U.S.C. §12101 et seq., as the same may be subsequently amended.

“Disposition Fee” means the fee payable if our advisor or an affiliate provides a substantial amount of the services (as determined in good faith by a majority of the Independent Directors) in connection with (a) a Liquidity Event (including the sale of our Company or a portion thereof), or (b) the sale of one or more Assets (including the sale of all of our Assets).

“Distribution Reinvestment Plan” means that certain distribution reinvestment plan, a copy of which is attached hereto as Appendix D, pursuant to which our stockholders may elect to have the full amount of their cash distributions reinvested in additional shares of our common stock.

“DOL” means the United States Department of Labor.

“DOL Regulations” means the regulations issued by the DOL relating to what constitutes “plan assets,” as set forth in 29 C.F.R. Section 2510-3.101 and as modified by Section 3(42) of ERISA.

“Equity Shares” means transferable shares of stock of our Company of any class or series, including common shares or preferred shares. The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” refers to the particular class or series of capital stock of our Company which is appropriate under the context.

“ERISA” means the Employee Retirement Income Security Act of 1974, codified in 29 U.S.C. §1001 et seq., as the same may be subsequently amended or modified.

“ERISA Plans” means a Plan that is described in Section 3(3) of ERISA or section 4975(e)(1) of the Code and that is subject to Title I of ERISA or section 4975 of the Code.

“Exchange Act” means the United States Securities Exchange Act of 1934, codified at 15 U.S.C. §78a et seq., and the rules and regulations promulgated thereunder, as the same may be amended.

“Expense Year” means four, consecutive fiscal quarters.

“FFO” means the standard, known as “funds from operations,” promulgated by the National Association of Real Estate Investment Trusts. FFO means net income computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold interest.

“Financing Coordination Fee” means a fee payable to our advisor for services rendered to us under the Advisory Agreement in connection with the refinancing of any existing debt obligations of the Company or our subsidiaries equal to 1% of the gross amount of any such refinancing.

“FINRA” means the Financial Industry Regulatory Authority.

“FIRPTA” means the Foreign Investment in Real Property Tax Act of 1980, codified at 26 U.S.C. §897 et seq., as the same may be subsequently amended.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the SEC.

“Gross Proceeds” means the purchase price of all Equity Shares sold for our account through all offerings, without deduction for Organizational and Offering Expenses or volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Equity Share for which reduced or no selling commissions or marketing support fees are paid to our Managing Dealer or a participating broker will be deemed to be the full amount of the offering price per Equity Share pursuant to the prospectus for such offering, with the exception of Equity Shares purchased pursuant to our Distribution Reinvestment Plan, which will be factored into the calculation using their actual purchase price.

“Incentive Fees” means the Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee and the Performance Fee.

“Independent Director” means a director who is not, and within the last two years has not been, directly or indirectly associated with a sponsor or advisor by virtue of (i) ownership of an interest in a sponsor or advisor or any of their affiliates; (ii) employment by a sponsor or advisor or any of their affiliates; (iii) service as an officer or director of a sponsor or advisor or any of their affiliates; (iv) performance of services, other than as a director, for us; (v) service as a director or trustee of more than three REITs sponsored by a sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with a sponsor, advisor or any of their affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from a sponsor, advisor and their affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect relationship will include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with a sponsor or advisor, any of their affiliates or us.

“Invested Capital” means the amount calculated by multiplying the total number of our shares of common stock issued and outstanding by the offering price per share, without deduction for volume or other discounts or Organizational and Offering Expenses (which price per share, in the case of shares purchased pursuant to the Distribution Reinvestment Plan, will be deemed to be the actual purchase price), reduced by the amount paid to redeem shares of our common stock pursuant to our Redemption Plan.

“Investment Company Act” means the Investment Company Act of 1940, codified at 15 U.S.C. §80a-1 et seq., as the same may be subsequently amended.

“Investment Services Fee” means the fee that our advisor will receive as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties, or Permitted Investments that are not securities, or the making of loans that are not securities, a fee in the amount of (i) with respect to each (A) real property acquired directly by us or our Operating Partnership, 1.85% of the contract purchase price of such asset, or (B) loan or Permitted Investment that is not a security acquired or made directly by us or our Operating Partnership, 1.85% of the amount invested, and (ii) with respect to each (A) real property, acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 1.85% of the contract purchase price of such asset multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures, or (B) loan or Permitted Investment that is not a security acquired or made indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 1.85% of the amount of the investment, multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures. Such fees will be paid to our advisor as we or our Operating Partnership closes on the acquisition of such asset. In the case of a development or construction project, upon completion of the project, our advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, our advisor will pay or invoice the Company for 3% of the budget variance such that the Investment Services Fee is ultimately 1.85% of amounts expended on such development or construction project; provided, however, that no Investment Services Fee will be paid to our advisor in connection with the purchase by us or our Operating Partnership of securities.

“IRA” means “individual retirement account” and typically refers to various iterations of an interest-earning retirement savings account in which the allowable contributions and earnings are not taxed until the funds are withdrawn.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions, or other similar transaction involving us or our Operating Partnership pursuant to which our stockholders receive for their Equity Shares, as full or partial consideration, cash, Listed or non-Listed equity securities or combination thereof.

“Listing” or “Listed” means the listing of the shares of our common stock (or any successor thereof) on a national securities exchange or the receipt by the our stockholders of securities that are approved for trading on a national securities exchange in exchange for shares of our common stock. With regard to our common stock, upon commencement of trading of the shares of our common stock on a national securities exchange, the shares of our common stock will be deemed Listed.

“long-term financing” means financing to: (i) acquire real properties and real estate-related securities and to make loans, Permitted Investments or other real estate-related investments; (ii) pay any Acquisition Fees arising from transactions described in clause (i); and (iii) refinance outstanding amounts on any line of credit.

“Managing Dealer” means CNL Securities Corp., an affiliate of our advisor, or such other Person or entity selected by the board of directors to act as the managing dealer for this offering. CNL Securities Corp. is a member of FINRA.

“Managing Dealer Agreement” means that certain agreement by and between our Company and our Managing Dealer pursuant to which our Managing Dealer will provide our Company with certain management and administrative services on terms and conditions more particularly set forth therein.

“Market Value” means the value of the Company measured in connection with an applicable Liquidity Event determined as follows: (i) in the case of the Listing of our common stock on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which shares of our common stock are traded, with such period beginning 180 days after Listing of our common stock, (ii) in the case of the receipt by stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities or (iii) in the case of the receipt by stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the stockholders in connection with any Liquidity Event will be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the stockholders receive non-Listed equity securities as full or partial consideration with respect to any Liquidity Event, no value will be attributed to such non-Listed equity securities and the Market Value in any such Liquidity Event will be solely with respect to Listed securities and/or cash received in such Liquidity Event, if any, as determined above.

“Maryland Control Share Acquisition Act” means the Maryland Control Share Acquisition Act, codified at Maryland General Corporation Law § 3-701 et seq., as the same may be subsequently amended.

“Maryland General Corporation Law” means those provisions of the Code of Maryland relating to “Corporations and Associations.”

“MFFO” means FFO further adjusted to exclude acquisition-related costs, certain non-recurring charges and other adjustments.

“Minimum Offering” means the receipt and acceptance by us of subscriptions to purchase at least $2,000,000 in shares of our common stock.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, as amended on May 7, 2007.

“Net Assets” means the total of our assets (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied.

“Net Income” means, for any period, our total revenues determined in accordance with GAAP applicable to a particular period, less the total expenses determined in accordance with GAAP applicable to such period, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and Acquisition Expenses and Acquisition Fees to the extent not capitalized, excluding any gain from the sale of our Assets.

“Net Offering Proceeds” means Gross Proceeds less Organizational and Offering Expenses.

“Net Sales Proceeds” means in the case of a transaction described in clause (i) (A) of the definition of sale, as defined in our Advisory Agreement, the proceeds of any such transaction less the amount of all selling expenses incurred by or on our behalf or on behalf of our Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on our behalf or on behalf of our Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i) (C) of such definition, Net Sales Proceeds means our Company’s or Operating Partnership’s pro rata share of the proceeds of any such transaction received by the joint venture less the amount of any selling expenses incurred by or on behalf of the joint venture, less the Company’s or our Operating Partnership’s pro rata share of the amount of any selling expenses, including legal fees and expenses incurred by or on our behalf or on behalf or our Operating Partnership. In the case of a transaction or series of transactions described in clause (i) (D) of the definition of sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on our behalf or on behalf or our Operating Partnership or any joint venture, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (E) of such definition, Net Sale Proceeds means the proceeds of any such transaction received by us or our Operating Partnership less the amount of selling expenses incurred in connection with such transaction. With respect to each of the transactions or series of transactions described above in this definition, Net Sales Proceeds means the proceeds of such transaction or series of transactions less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to us, our Operating Partnership or any joint venture in connection with such transaction or series of transactions. Net Sales Proceeds will also include any amounts that we determine, in our discretion, to be economically equivalent to proceeds of a sale. The repayment of debt will be deducted from the proceeds of a transaction for the purpose of calculating Net Sales Proceeds.

“95% Income Test” means that certain taxation test by which at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing.

“Operating Partnership” means CNL Diversified Properties, LP, a Delaware limited partnership

“Operating Partnership Agreement” means the Limited Partnership Agreement of CNL Diversified Properties, LP, between CNL Diversified Properties GP, LLC, a Delaware limited liability company, and the Company.

“Organizational and Offering Expenses” means any and all costs and expenses, including selling commissions and the marketing support fees incurred by us or any of our affiliates in connection with our formation, qualification and registration and the marketing and distribution of our Equity Shares in an offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of our Equity Shares under federal and state laws.

“Performance Fee” means the fee payable to our advisor upon the termination or non-renewal of the Advisory Agreement (i) by our advisor for good reason (as defined in the Advisory Agreement) or (ii) by us and our Operating Partnership other than for cause (as defined in the Advisory Agreement).

“Permitted Investments” means all investments that are permitted to be made by a REIT under the Code.

“Person” means an individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association.

“Plan” or “Plans” means any pension or profit-sharing plans, other employee benefits plans, individual retirement accounts and other plans, whether or not subject to ERISA or the Code.

“Priority Return” means, as of any date, an aggregate amount equal to an 6% cumulative, non-compounded, annual return on Invested Capital, prorated for any partial year. For purposes of calculating the Priority Return for any calendar year or portion thereof, we will use the daily weighted average amount of Invested Capital for such period.

“prohibited transaction” or any derivation thereof means a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT).

“Property Management Fee” means a fee payable to our property manager for services rendered to us under the Property Management Agreement in connection with the leasing and management of real properties equal to 2% of annual gross rental revenue from single tenant properties and 4% of annual gross rental revenues from multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to our property manager with respect to the same property.

“property manager” means CNL Diversified Managers Corp., a Florida corporation.

“Real Estate Asset Value” means the value of real properties, and all personal property used in connection with the operation of any business on the real property, wholly owned by the Company, the Operating Partnership and/or any of their respective subsidiaries, determined on the basis of cost (before non-cash reserves and depreciation), plus, in the case of real properties owned by any joint venture or partnership in which the Company, the Operating Partnership and/or any of their subsidiaries is the co-venturer or partner, the Company’s, the Operating Partnership’s or such subsidiary’s, as applicable, proportionate share of the value of such real properties determined on the basis of cost (before non-cash reserves and depreciation); provided, however, that during periods in which the board of directors is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, the “Real Estate Asset Value” will be equal to the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent aggregate valuation of the real properties established by the most recent independent valuation reports (before non-cash reserves and depreciation). For the purpose of the foregoing, the cost basis of a real property will include the original contract price thereof plus any capital improvements made thereto, exclusive of Acquisition Fees and Acquisition Expenses.

“real property” or “real properties” means, with respect to the assets that we may require, (a) land (including, without limitation, interest deriving from fee simple ownership, as tenant pursuant to a ground lease, or as permittee pursuant to a United States Forest Service Permit), including the buildings, equipment and personal property located thereon, (b) land only, including, without limitation, interest deriving from fee simple ownership, as tenant pursuant to a ground lease, or as permittee pursuant to a United States Forest Service Permit, and/or (c) the buildings only, which are owned from time to time by the us or our Operating Partnership, in each instance with respect to the foregoing items (a)-(c) whether acquired directly by us or through subsidiaries, joint venture arrangements or other partnerships, or (d) such investments as our board of directors and our advisor may mutually designate as property to the extent such investments could be classified as either real property or real estate related securities, and including, with respect to each of the above-referenced items (a)-(d), all tangible personal property used or usable in connection with the operation of any business on or about the applicable property. Properties sold by us, our Operating Partnership or any of our subsidiaries to tenancy-in-common investors will be deemed real property for the purposes of this definition so long as (x) such properties are being leased by us, our Operating Partnership, or any of our subsidiaries from the tenancy-in-common investors, and (y) such properties are reflected as assets of ours in accordance with GAAP.

“Redemption Plan” means that certain plan adopted by our board of directors, a copy of which is attached hereto as Appendix F, designed to provide our eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the Listing of our shares, if any.

“REIT” means a “real estate investment trust” as defined pursuant to sections 856 through 860 of the Code.

“REMIC” means a real estate mortgage investment conduit.

“Roll-Up Entity” means a partnership, REIT, corporation, trust or similar entity that would be created or that would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, our term of existence, compensation to our advisor or our investment objectives.

“Securities Act of 1933” or “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEP” means a simplified employee pension plan.

“75% Income Test” means that certain taxation test by which at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income. “Gross income,” for purposes of the 75% Income Test, includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.”

“sponsor” means, for purposes of the obligations imposed under the NASAA REIT Guidelines, any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Assets, and whose only compensation is as such. “sponsor” does not include wholly independent third parties, such as attorneys, accountants and underwriters, whose only compensation is for professional services. A Person may also be deemed a sponsor of the Company by (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the Company, (iv) possessing significant rights to control Company properties, (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company. The sponsor of the Company is CNL Financial Group, LLC.

“Subordinated Incentive Fee” means the fee payable to our advisor upon a Liquidity Event.

“Subordinated Share of Net Sales Proceeds” means the fees payable to our advisor upon the sale of a portion or all of our Assets.

“Total Operating Expenses” means all costs and expenses we pay or incur, as determined under GAAP, that relate in any way to our operation or to our corporate business, including Asset Management Fees and other fees paid to our advisor, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of our Equity Shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) the Performance Fee, the Subordinated Incentive Fee, the Subordinated Share of Net Sales Proceeds and any other incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses; (vii) real estate commissions on the sale of real property; (viii) Disposition Fees (however, any Disposition Fee paid to an affiliate or related party of the advisor in connection with the disposition of securities will not be so excluded); (ix) property management fees and leasing commissions or other amounts incurred pursuant to the property management agreement; (x) property or investment direct operating expenses; and (xi) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of Total Operating Expenses set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines will not be treated as part of Total Operating Expenses for purposes hereof.

“Treasury Regulations” means the regulations promulgated by the United State Department of the Treasury.

“TRS” means a taxable REIT subsidiary.

“2%/25% Guidelines” means the requirement pursuant to the NASAA REIT Guidelines that, in any 12-month period, Total Operating Expenses will not exceed the greater of 2% of our Average Invested Assets during such 12-month period or 25% of our Net Income over the same 12-month period.

“UBTI” means unrelated business taxable income.

“Unimproved Real Property” means property in which we or our Operating Partnership has a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

“U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“USRPI” means “U.S. real property interest.”

INDEX TO CONSOLIDATED BALANCE SHEET

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholder:

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of CNL Diversified Lifestyle Properties, Inc. and its subsidiaries (a development stage company) as of June 30, 2010 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

July 15, 2010

Orlando, Florida

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

June 30, 2010

ASSETS
Cash	$200,000

Total assets	$200,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Common stock, $0.01 par value per share, 7,000,000 shares authorized, 22,222 issued and outstanding	222
Additional paid in capital	199,778

Total stockholder’s equity	200,000

Total liabilities and stockholder’s equity	$200,000

The accompanying notes are an integral part of this consolidated balance sheet.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

1.	Organization:

CNL Diversified Lifestyle Properties, Inc. (the “Company”) is a Maryland corporation organized on June 8, 2010 that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is sponsored by CNL Financial Group, LLC (“CNL”) and was formed to acquire and manage a diversified portfolio of high quality real estate that it believes will generate a steady current return and provide long-term value to its stockholders. It intends to focus on properties primarily in the United States within the lifestyle, lodging and senior living market sectors. Further, the Company may also originate or invest in mortgage, bridge and mezzanine loans and invest in entities that make similar investments in real estate. The Company anticipates leasing its properties to either third-party tenants or operators under long-term, triple-net leases or to wholly-owned taxable REIT subsidiaries (“TRS”) and contract with independent third-party managers that will conduct day-to-day operations under management contracts.

The Company plans to own substantially all of its assets and conduct its operations through CNL Diversified Properties, LP (the “Operating Partnership”), a Delaware limited partnership. The Company currently owns all of the limited partnership interests in the Operating Partnership. CNL Diversified Properties GP, LLC, an entity wholly owned by the Company, owns a 1% general partnership interest in the Operating Partnership. For additional information see “Note 4. Operating Partnership”.

The Company intends to initially offer for sale a maximum of $3,000,000,000 of its common stock (the “Offering”), including shares sold pursuant to an automatic purchase plan and a distribution reinvestment plan. The shares will be offered at $10.00 per share, or $9.50 per share pursuant to the distribution reinvestment plan, unless changed by the Board of Directors.

The Company expects to enter into an advisory agreement with CNL Diversified Corp. (the “Advisor”) to provide the Company’s acquisitions, operational and administrative services. The term of the advisory agreement is expected to be for one year after the date of execution with unlimited number of successive one year renewals upon the mutual consent of the Board of Directors. The Company will also retain CNL Diversified Managers Corp. (the “Property Manager”) to manage the properties under a six year property management agreement. For additional information see “Note 5. Related Party Arrangements”.

The Company is in the development stage and has not begun operations.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

2.	Summary of Significant Accounting Policies:

Consolidation

The Company’s consolidated balance sheet includes the accounts of the Company and its subsidiaries, the Operating Partnership and the Operating Partnership’s general partner. All intercompany profits, balances and transactions are eliminated in consolidation.

Organizational and Offering Expenses

Organizational and offering expenses include selling commissions, marketing support fees and other costs incurred in connection with the Company’s formation and Offering such as legal and accounting services; escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, and qualification of the equity shares under federal and state laws.

Organizational and offering expenses (including selling commissions and marketing support fees) may not exceed 15% of the amount raised in the Company’s primary offering. These costs are not accrued in the Company’s balance sheet because such costs do not become an obligation of the Company until subscriptions for the minimum offering, or the equivalent of $2,000,000 of shares of common stock, are received and accepted by the Company under the terms of the Offering (as defined in Note 3. Capitalization).

Estimated organizational and offering expenses incurred as of June 30, 2010, were approximately $120,000. Upon the receipt and acceptance of the minimum offering, the Company will become liable to reimburse the Advisor, its affiliates and related parties, for all organizational and offering expenses incurred on its behalf, provided that the aggregate of all organizational and offering expenses incurred does not exceed 15% of gross proceeds of the Company’s primary offering. When recorded by the Company, organizational costs relating to the formation of the Company will be expensed as incurred, and offering costs will be deferred and charged to stockholder’s equity.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2011. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes at least 90 percent of its REIT taxable income to its stockholders.

REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

It is possible that the Company will form one or more subsidiaries that elect to be taxed as a TRS for U.S. federal income tax purposes. Under the provisions of the Internal Revenue Code and applicable state laws, a TRS will be subject to taxation of income on taxable income from its operations. The Company will account for federal and state income taxes with respect to a TRS using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and the accompanying notes. Actual results could differ from those estimates.

3.	Capitalization:

As of June 8, 2010, the Company was authorized to issue a total of 7,000,000 shares of common stock. The Company intends to amend its current Articles of Incorporation prior to the commencement of the Offering to authorize the issuance of 1,320,000,000 shares of capital stock, consisting of 1,120,000,000 common shares, $0.01 par value per share, and 200,000 preferred shares.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

The Company’s sole stockholder is the Advisor, CNL Diversified Corp., a Florida limited liability company. As of June 30, 2010, the Company issued 22,222 shares of common stock to the Advisor for an aggregate purchase price of $200,000.

The Company expects to establish a distribution reinvestment plan (the “Reinvestment Plan”) pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock. The Offering includes 15,000,000 shares of common stock for purchase through the Reinvestment Plan at an initial price of $9.50 per share.

4.	Operating Partnership:

The Operating Partnership agreement requires that the Operating Partnership be operated in a manner that will enable the Company to: (i) satisfy the requirements for being classified as a REIT for tax purposes; (ii) avoid any federal income or excise tax liability; and (iii) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

As the Company acquires properties, it will transfer substantially all of the net offering proceeds to the Operating Partnership as capital contributions in exchange for limited partnership interests.

The Operating Partnership is structured to enable it to make distributions with respect to limited partnership units that are the equivalent of the distributions made to holders of the Company’s common stock. Subject to certain limitations, a limited partner in the Operating Partnership (other than the Company) may later redeem his or her limited partnership units in the Operating Partnership for cash, or at the Company’s option, shares of the Company’s common stock. The initial conversion rate will be one share of common stock for one unit of Operating Partnership units, subject to adjustment in the event of combinations or dividends of REIT shares or other similar events.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

5.	Related Party Arrangements:

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Offering and the acquisition, management and sale of the assets of the Company.

Fees paid in connection with the Offering

CNL Securities Corp. (“CSC”), who is expected to be the affiliated managing dealer, will receive a selling commission of up to 7% of gross offering proceeds and marketing support fees of up to 3% of gross offering proceeds. CSC will also be reimbursed for due diligence expenses subject to certain limitations. A substantial portion of these fees are expected to be reallowed to third-party participating broker dealers.

Fees paid in connection with investing activities

The Advisor will receive investment services fees in connection with the selection, evaluation, structure and purchase of properties or the amounts invested in the case of other assets (except securities), an amount equal to 1.85% of the purchase price of properties acquired or loans or other permitted investments made. The Company will not pay an investment services fee in connection with the purchase of securities.

Fees paid in connection with operations

The Property Manager will receive property management fees of up to 2% of gross rental revenues from our single tenant properties and 4% of gross rental revenues from our multi-tenant properties for management of its properties. The Company, or its subsidiary property owners will reimburse the Property Manager for the costs and expenses incurred on its behalf which may include the wages and salaries and other employee-related expenses of on-site employees of the Property Manager or its subcontractors who are engaged in the operation, management or maintenance of the Company’s properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of properties.

The Advisor will receive asset management fees of 0.08334% per month of the sum of the Company’s real estate asset value, as defined in the advisory agreement, or the amount invested in joint ventures and on the outstanding principal amount of any loans made to real estate companies.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

The Advisor, its affiliates and related parties also are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which operating expenses exceed the greater of 2% of its average invested assets or 25% of its net income in any expense year.

If the Advisor provides services in connection with the refinancing of any existing debt, the Company will pay the Advisor a financing coordination fee equal to 1% of the amount of such refinancing, subject to certain limitations.

The Company expects to enter into an agreement with CNL Capital Markets Corp., an affiliate of CNL, for certain administrative services, including negotiating and executing an agreement with a duly registered transfer agent, responding to administrative calls from broker-dealers, financial advisors and investors and performing other administrative services related to ownership of the Company’s shares, and will include an initial set up fee and an annual maintenance fee per investor.

Fees paid in connection with dispositions

If the Advisor, its affiliate, or related party provides a substantial amount of services, as determined by the Company’s independent directors, the Company will pay a disposition fee in an amount equal to 1% of the gross consideration as calculated in accordance with the advisory agreement in connection with (a) the listing, if any, of the Company’s common stock on a national securities exchange, the receipt by its stockholders of cash or combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, or the sale of the Company or a portion thereof, or (b) the sale of one or more assets (including a sale of all of the Company’s assets). Even if the Advisor receives a disposition fee, the Company may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to the Advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

June 30, 2010

The Advisor is entitled to a subordinated share equal to 15% of net sales proceeds from the sale of the Company’s investments after the Company’s stockholders have received (or have been deemed to have received) the return of their invested capital plus an 6% cumulative, noncompounded annual return on their invested capital. Additionally, upon a liquidity event, the Company will pay the Advisor a subordinated incentive fee based on the market value of the Company at the time of the liquidity event. Upon termination or nonrenewal of the advisory agreement other than for cause, and if a listing of the Company’s stock has not occurred, the Advisor will be entitled to a performance fee upon a liquidity event or a sale of the Company’s assets.

Other

The Company also maintains accounts at a bank in which the Company’s chairman and vice-chairman serve as directors. The Company had deposits at that bank in the amount of $200,000 as of June 30, 2010.

**********

APPENDIX A

PRIOR PERFORMANCE TABLES — CNL

PRIOR PERFORMANCE TABLES – CNL

The information in this Appendix A contains certain relevant summary information concerning certain prior public programs (the “CNL Prior Public Programs”) sponsored by two principals of CNL Financial Group, Inc. and their Affiliates (collectively, the “sponsor”). The CNL Prior Public Programs include CNL Restaurant Properties, Inc. and the CNL Income Funds which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, as well as CNL Hotels & Resorts, Inc. (formerly, CNL Hospitality Properties, Inc.), CNL Retirement Properties, Inc. and CNL Lifestyle Properties, Inc. (formerly CNL Income Properties, Inc.), which were formed to invest in hotel properties, retirement properties and lifestyle properties, respectively.

A summary of acquisitions by the CNL Prior Public Programs between January 1, 2007 and December 31, 2009 is set forth in Table VI, which is included in Part II of the registration statement filed with the Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Lifestyle Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

The investment objectives of the CNL Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in any CNL Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Table III – Operating Results of Prior Programs

Table IV – Results of Completed Programs

Table V – Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2009. The following is a brief description of the Tables:

Table I – Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the sponsor for a program in raising and investing funds for the CNL Prior Public Programs, which had offerings that became fully subscribed between January 2007 and December 2009.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Past performance is not necessarily indicative of future performance.

Table II – Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the sponsors of the CNL Prior Public Programs.

The Table indicates the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2009, in connection with each Prior Public Program which had offerings that became fully subscribed between January 2007 and December 2009. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these CNL Prior Public Programs on a cumulative basis through December 31, 2009. In addition, the table presents in a separate column the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2009, in connection with a Prior Public Program which had offerings that became fully subscribed prior to January 2007. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program for the period from January 1, 2007 to December 31, 2009.

Table III – Operating Results of Prior Programs

Table III presents a summary of operating results for the period from January 1, 2007 to December 31, 2009 (to September 30, 2006 in the case of CNL Retirement Properties, Inc. and to December 31, 2006 in the case of CNL Hotels & Resorts, Inc.) of the CNL Prior Public Programs, the offerings of which became fully subscribed between January 2005 and December 2009.

The Table includes a summary of income or loss of the CNL Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the CNL Prior Public Programs, as distinguished from cash generated from other sources (“special items”). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the CNL Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV – Results of Completed Programs

Table IV summarizes the results of the CNL Prior Public Programs which, during the five years ended December 31, 2009, have completed their operations and sold all of their properties. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (“USRP”). The combined company changed USRP’s name to Trustreet Properties, Inc. and acquired the 18 CNL Income Funds, and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated. As a result, each of the CNL Income Funds and CNL Restaurant Properties became closed programs.

On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. and as a result became a closed program.

On April 12, 2007, CNL Hotels & Resorts, Inc. was acquired by a fund managed by Morgan Stanley Real Estate and became a closed program. In connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition, LLC.

Past performance is not necessarily indicative of future performance.

FINRA Rule 2810 requires FINRA member firms selling non-traded public REIT investment programs to disclose whether prior programs offered by the program sponsor liquidated on or during the date or time period disclosed in the prospectuses for those programs. The three non-traded public REIT programs discussed above have gone full cycle and, for those programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date.

Table V – Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the CNL Prior Public Programs during the three years ended December 31, 2009. The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Past performance is not necessarily indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (Note 1)

CNL Lifestyle Properties, Inc.
Dollar amount offered	$6,000,000,000

Dollar amount raised	(Note 2 )

100%
Less offering expenses:
Selling commissions and discounts	(6.5) to (7.0)
Organizational/offering expenses	(2.4)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(2.5) to (3.0)

(11.4) to (12.4)

Reserve for operations	—

Percent available for investment	87.6 to 88.6%

Acquisition costs:
Cash down payment	84.3 to 85.3%
Acquisition fees paid to affiliates	3.0
Acquisition expenses	0.3

Total acquisition costs	87.6 to 88.6%

Percent leveraged (mortgage financing divided by total acquisition costs)	33.7%
Date offering began	4/16/04, 4/04/06 and 4/09/08

Length of offering (in months)	24 and 24, respectively

Months to invest 90% of amount available for investment measured from date of offering	30 and 27, respectively

FOOTNOTES:

Note 1:	Percentages are of total dollar amounts raised except for “percent leveraged.”

Note 2:

Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 16, 2004, CNL Lifestyle Properties, Inc. (the “Lifestyle Properties REIT”) registered for sale $2 billion in shares of common stock (the “1st Offering”). The 1st Offering was terminated on March 31, 2006, after raising approximately $520.7 million. On April 4, 2006, the Lifestyle Properties REIT commenced an offering of up to $2 billion (the “2nd Offering”). The 2nd Offering closed on April 4, 2008, after raising approximately $1.5 billion. On April 9, 2008, the Lifestyle Properties REIT commenced another offering of up to $2 billion (the “3rd Offering”). As of December 31, 2009, the Lifestyle Properties REIT had received subscription proceeds of approximately $548.3 million from its 3rd Offering. In April of 2010 the Lifestyle Properties REIT extended the 3rd Offering for an additional year.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

CNL Lifestyle Properties, Inc.
(Notes 1 and 2)
Date offering commenced	4/16/04, 4/04/06 and 4/09/08
Dollar amount raised	$2,589,104,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	163,852,000
Real estate commissions	—
Acquisition fees	74,138,000
Marketing support and due diligence expenses reimbursement fees (includes amounts reallowed to unaffiliated entities)	68,843,000
Reimbursable offering costs	42,854,000

Total amount paid to sponsor	349,687,000

Dollar amount of cash generated from operations before deducting payments to sponsor:
2009 (Note 3)	107,845,000
2008	144,954,000
2007	134,504,000
2006	52,153,000
2005	8,520,000
2004	1,337,000
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—
Amount paid to sponsor from operations:
Asset management fees
2009	25,075,000
2008	21,937,000
2007	14,804,000
2006	5,356,000
2005	2,559,000
2004	—
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—

Past performance is not necessarily indicative of future performance.

CNL Lifestyle Properties, Inc.
(Notes 1 and 2)
Reimbursements
2009	9,616,000
2008	4,235,000
2007	2,488,000
2006	1,504,000
2005	1,345,000
2004	582,000
2003	––
2002	––
2001	––
2000	––
1999	––
1998	––
1997	––
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	12,000,000
Notes	10,000,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other (Note 2)	25,351,000

FOOTNOTES:

Note 1:	The amounts shown represent the combined results of the Lifestyle Properties REIT’s 1st Offering and 2nd Offering, which closed on March 31, 2006 and April 4, 2008, respectively, and the 3rd Offering which was in progress as of December 31, 2009.

Note 2:	In connection with the Lifestyle Properties REIT’s offerings, the advisor is entitled to receive acquisition fees paid on gross proceeds of the offerings and acquisition fees for services related to obtaining permanent financing that are used to acquire properties. For the years ended December 31, 2009, 2008, 2007, 2006, 2005 and 2004, approximately $2.6 million, $5.5 million, $8.6 million, $3.2 million, $4.9 million and $0.5 million, respectively, represents acquisition fees equal to 3.0% of the loan proceeds from permanent financing.

Note 3:	Upon the adoption of a new accounting standard in 2009, acquisition fees paid to the sponsor were required to be expensed and reduced cash from operations by $10,754,000 in 2009.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
Gross revenue	$943,945,000	$1,216,789,000	$1,540,528,000
Profit on sale of properties	645,000	67,321,000	153,523,000
Interest and other income	2,512,000	4,077,000	4,234,000
Less: Operating expenses	(733,534,000)	(968,458,000)	(1,172,484,000)
Interest expense and loan cost amortization	(140,876,000)	(180,369,000)	(220,632,000)
Depreciation and amortization	(126,689,000)	(162,926,000)	(204,642,000)
Equity in earnings (loss) of unconsolidated entities	(18,469,000)	32,775,000	6,600,000
Minority interests	(2,978,000)	(5,190,000)	(6,361,000)
Benefit (Expense) from income taxes	(27,429,000)	2,979,000	(621,000)
Income from discontinued operations	33,654,000	8,689,000	10,980,000
Net income (loss) – GAAP basis	(87,113,000)	6,900,000	(3,335,000)
Taxable income
- from operations (Note 6)	1,145,000	31,821,000	27,669,000

- from gain (loss) on sales	9,883,000	93,936,000	161,414,000

Cash generated from operations (Notes 3 and 4)	213,741,000	169,813,000	213,578,000
Cash generated from sales	16,810,000	595,300,000	229,193,000
Cash generated from refinancing	—	––	––
Less: Cash distributions to investors
- from operating cash flow	(213,741,000)	(168,132,000)	––
- from sale of properties	—	––	(154,704,000)
- from return of capital (Note 7)	(4,602,000)	––	––

Cash generated (deficiency) after cash distributions	12,208,000	596,981,000	288,067,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	658,578,000	43,481,000	37,745,000
Proceeds from mortgage loans and other notes payable	1,922,508,000	400,000,000	2,215,000,000
Distributions to holders of minority interest, net of contributions	(13,213,000)	(33,418,000)	(5,935,000)
Stock issuance costs (refunds)	(59,430,000)	2,497,000	(1,185,000)
Acquisition of land, buildings and equipment	(118,213,000)	(108,559,000)	(159,669,000)
Acquisition of KSL in 2004 and Grande Lakes in 2005 and 2006	(1,426,309,000)	(15,000,000)	(735,613,000)
Investment in unconsolidated subsidiaries and acquisition of JV interests	(2,192,000)	––	(72,580,000)
Deposit on property and other investments	—	(1,725,000)	––
Distribution from unconsolidated entity related to sales proceeds	—	47,529,000	––
Sale of investment in equity securities	28,295,000	––	––
Decrease (Increase) in restricted cash	(37,778,000)	8,062,000	29,940,000
Proceeds of borrowing on line of credit	(24,073,000)	––	108,000,000
Payment on mortgage loans and line of credit	(802,812,000)	(903,980,000)	(1,617,154,000)
Proceeds (Payment) of other notes	(63,593,000)	––	4,892,000
Payment of loan costs	(43,979,000)	(8,004,000)	(15,516,000)
Payment of capital lease obligation	(1,823,000)	(772,000)	(805,000)
Proceeds (Payment) to sell (acquire) cash flow hedges	(4,899,000)	(3,020,000)	1,005,000
Increase in intangibles and other assets	(37,655,000)	(400,000)	––
Retirement of shares of common stock	(24,636,000)	(43,336,000)	(31,745,000)
Payment of due to related parties – operating expenses	—	––	(10,998,000)

Cash generated (deficiency) after cash distributions and special items	(39,016,000)	(19,664,000)	33,449,000

Past performance is not necessarily indicative of future performance.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 8)
- from operations (Note 6)	––	10	9

- from recapture	––	—	––

Capital gain (loss)	3	31	53

Cash distributions to Investors
Source (on GAAP basis)
- from investment income	––	2	50
- from return of capital (Note 7)	74	53	––

Total distributions on GAAP basis (Note 8)	74	55	50

Source (on cash basis)
- from sales	––	—	50
- from operations	72	55	––
- from return of capital (Note 7)	2	—	––

Total distributions on cash basis (Note 8)	74	55	50

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.45%	5.50%	5.00%
Total cumulative cash distributions per $1,000 investment from inception (June 12, 1996)	494	549	599
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised as of December 31, 2006, $74,307,514 were pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering. All years presented have been rounded to thousands and reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from hotel operations and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 8:	Tax and distribution data and total distributions on a GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
Gross revenue	$259,818,000	$381,074,000	$322,662,000
Profit (Loss) on sale of properties	—	—	(620,000)
Interest and other income	4,771,000	2,970,000	1,533,000
Equity in earnings of unconsolidated entity	178,000	227,000	328,000
Less: Operating expenses	(39,964,000)	(66,335,000)	(65,270,000)
Interest and loan cost amortization expense	(42,783,000)	(76,171,000)	(71,164,000)
Provision for doubtful accounts	(3,900,000)	(3,082,000)	(8,326,000)
Depreciation and amortization	(62,512,000)	(98,446,000)	(84,260,000)
Minority interests in income of consolidated subsidiaries	(93,000)	(706,000)	(414,000)
Income (Loss) from discontinued operations	2,403,000	(3,950,000)	(352,000)

Net income – GAAP basis	117,918,000	135,581,000	94,117,000

Taxable income
- from operations (Note 6)	56,155,000	81,871,000	48,922,000

- from gain on sales	—	—	1,298,080,000

Cash generated from operations (Notes 3 and 4)	139,573,000	188,309,000	153,175,000
Cash generated from sales	—	—	2,629,000
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors
- from operating cash flow	(139,573,000)	(175,958,000)	(139,344,000)
- from cash flow from prior period	(4,842,000)	—	—
- from return of capital (Note 7)	(2,723,000)	—	—

Cash generated (deficiency) after cash distributions	(7,565,000)	12,351,000	16,460,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	880,268,000	215,397,000	103,183,000
Stock issuance costs	(89,039,000)	(17,254,000)	(9,688,000)
Acquisition of land, building and equipment on operating leases	(921,698,000)	(371,026,000)	(253,426,000)
Investment in direct financing leases	(50,230,000)	(278,000)	(300,000)
Investment in lease intangibles	(50,064,000)	(15,044,000)	(15,415,000)
DASCO acquisition	(204,441,000)	—	—
Investment in notes receivable	—	(16,000,000)	(24,500,000)
Contributions from minority interests	997,000	3,093,000	3,286,000
Distributions to minority interests	(45,000)	(459,000)	(871,000)
Payment of acquisition fees and costs	(73,124,000)	(20,575,000)	(7,439,000)
Payment of deferred leasing costs	(864,000)	(1,039,000)	(2,745,000)
Increase (Decrease) in restricted cash	(9,448,000)	6,082,000	(1,745,000)
Proceeds from borrowings on line of credit	—	115,000,000	141,000,000
Repayments of line of credit	—	(60,000,000)	—
Proceeds from borrowings on mortgages payable	315,045,000	305,485,000	136,520,000
Principal payments on mortgages payable	(28,964,000)	(66,219,000)	(31,727,000)
Proceeds from construction loans payable	73,618,000	63,367,000	26,032,000
Repayments of construction loans payable	—	(1,315,000)	(128,149,000)
Proceeds from term loan	60,000,000	—	—
Repayment of term loan	—	(60,000,000)	—
Proceeds from issuance of bonds payable	12,063,000	12,622,000	13,280,000
Retirement of bonds payable	(7,736,000)	(9,057,000)	(6,786,000)
Payment of loan costs	(10,149,000)	(11,707,000)	(1,954,000)
Refund of loan costs	—	—	2,774,000
Retirement of shares of common stock	(3,933,000)	(40,303,000)	(16,315,000)

Cash generated (deficiency) after cash distributions and special items	(115,309,000)	43,121,000	(58,525,000)

Past performance is not necessarily indicative of future performance.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 8)
- from operations (Note 6)	27	33	18

- from recapture	––	—	––

Capital gain	––	—	481

Cash distributions to investors
Source (on GAAP basis)
- from investment income	56	55	53
- from return of capital (Note 7)	14	16	––

Total distributions on GAAP basis (Note 8)	70	71	53

Source (on cash basis)
- from operations (Note 3)	66	71	53
- from cash flow from prior period	2	—	––
- from return of capital (Note 7)	2	—	––

Total distributions on cash basis (Note 8)	70	71	53

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.1%	7.1%	5.3%

Total cumulative cash distributions per $1,000 investment from inception (December 22, 1997)	336	407	460
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of March 26, 2006, $125,358,803 was raised pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the initial offering, the 2000 offering, the 2002 offering, the 2003 offering and the 2004 offering. Information for 2006 represents partial year data through the date the company was acquired by HCP, Inc.

Note 3:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 8:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL LIFESTYLE PROPERTIES, INC.

	2007 (Note 1)	2008 (Note 1)	2009 (Note 1)
Gross revenue	$139,422,000	$210,415,000	$253,271,000
Profit on sale of properties	—	4,470,000	––
Interest and other income	11,132,000	5,718,000	2,676,000
Equity in earnings of unconsolidated entities	3,738,000	3,020,000	5,630,000
Less: Operating expenses	(40,823,000)	(54,688,000)	(116,219,000)
Depreciation and amortization	(63,938,000)	(98,149,000)	(124,040,000)
Interest expense and loan cost amortization	(14,175,000)	(32,076,000)	(40,638,000)
Income (loss) from discontinued operations	169,000	(2,074,000)	––

Net income (loss) – GAAP basis	35,525,000	36,636,000	(19,320,000)

Taxable income (loss)
- from operations (Note 5)	14,021,000	(6,167,000)	(Note 5)

- from gain (loss) on sales	—	––	––

Cash generated from operations (Note 2)	117,212,000	118,782,000	62,400,000
Cash generated from sales	—	12,000,000	––
Cash generated from refinancing	—	––	––
Less: Cash distributions to investors, net of reinvestments
- from operating cash flow	(50,218,000)	(67,561,000)	(62,400,000)
- from sales, refinancings and borrowings	—	––	––
- from cash flow from prior period	—	––	(21,435,000)

Cash generated (deficiency) after cash distributions	66,994,000	63,221,000	(21,435,000)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	(1,129,451,000)	(167,529,000)	(42,000,000)
Capital expenditures	(24,467,000)	(116,205,000)	(62,320,000)
Investments in unconsolidated entities	(92,000)	(1,394,000)	(16,229,000)
Acquisition of partnership interest	—	––	(2,382,000)
Distribution of loan proceeds from unconsolidated entities	—	––	––
Deposit on properties	(1,925,000)	––	(1,022,000)
Acquisition fees and costs paid	(38,416,000)	(19,105,000)	(867,000)
Proceeds from disposal of assets	—	69,000	560,000
Repayment of mortgage loans receivable	—	––	18,388,000
Payment of additional carrying costs for mortgage loans receivable	—	(3,656,000)	(7,599,000)
Issuance of mortgage loans receivable	(22,000,000)	(68,584,000)	(28,881,000)
Short term investments	—	––	––
(Increase) decrease in restricted cash	(5,036,000)	(4,789,000)	468,000
Subscriptions received from stockholders, net of reinvestments	711,390,000	326,198,000	222,685,000
Redemption of common stock	(6,244,000)	(33,730,000)	(76,958,000)
Effect of exchange rate fluctuation on cash	196,000	193,000	99,000
Proceeds from mortgage loans and other notes payable	289,145,000	159,403,000	37,855,000
Stock issuance costs	(84,894,000)	(37,910,000)	(26,940,000)
Principal payment on capital lease obligations	(94,000)	(42,000)	(4,852,000)
Principal payment on mortgage loans	(3,521,000)	(19,378,000)	(10,856,000)
Net borrowings (repayments) on line of credit	(3,000,000)	100,000,000	(517,000)
Payment of loan costs and deposits	(9,670,000)	(2,339,000)	(3,123,000)

Cash generated (deficiency) after cash distributions and special items	(261,085,000)	174,423,000	(25,926,000)

Past performance is not necessarily indicative of future performance.

	2007 (Note 1)	2008 (Note 1)	2009 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 4)
Federal income tax results:
Ordinary income (loss)
- from operations (Note 5)	9	(3)	(Note 5)

- from recapture	––	—	(Note 5)

Capital gain (loss)	––	—	(Note 5)

Cash distribution to investors
Source (on GAAP basis)
- from investment income	22	17	65
- from return of capital (Note 3)	37	44	––

Total distributions on GAAP basis (Note 6)	59	61	65

Source (on cash basis)
- from sales	––	—	––
- from refinancing and borrowings	––	—	31
- from operations (Note 2)	59	56	26
- from cash flow from prior period	––	5	8

Total distributions on cash basis (Note 6)	59	61	65

Total cash distributions as a percentage of original $1,000 investment (Note 4)	6.00%	6.15%	6.58%
Total cumulative cash distributions per $1,000 investment from inception (August 11, 2003)	193	254	319
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, dividend by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:

The Lifestyle Properties REIT’s 1st Offering commenced on April 16, 2004 and was terminated on March 31, 2006. The 2nd Offering commenced on April 4, 2006 and closed on April 4, 2008. The 3rd Offering commenced on April 9, 2008, and as of December 31, 2009, was not fully subscribed. The offering price and other provisions of the 2nd and 3rd Offerings are substantially consistent with the 1st Offering.

Note 2:	Cash generated from operations includes rental income from operating leases and interest income on mortgages and other notes receivables less cash paid for operating expenses. The amounts shown agree to cash provided by operating activities per the statement of cash flows included in the consolidated financial statements of the Lifestyle Properties REIT.

Note 3:	Cash distributions presented above represents the amount of cash distributions in excess of cash generated from operating cash flow. Cash generated from operations includes net income on a GAAP basis less depreciation and amortization expenses, operating expenses and income from certain non-cash items.

Note 4:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 5:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.

Note 6:	Tax and distribution data and total distributions on a GAAP basis were computed based on the total actual distributions declared including amounts reinvested and weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Restaurant Properties Inc. (Note 2)
Dollar Amount Raised	$747,464,413
Number of Properties Purchased	1,366
Date of Closing of Offering	1/20/1999
Date of First Sale of Property	4/21/1997
Date of Final Sale of Property	2/24/2005
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	382
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	340
- Return of Capital	362
Source (on cash basis)
- Sales	––
- Refinancing	––
- Operations	563
- Reserves	139
Receivable on Net Purchase Money Financing	––

FOOTNOTES:

Note 1:	Through December 31, 2004.

Note 2:	During the period January 1, 2005 through February 24, 2005, for every $1,000 investment, every investor of CNL Restaurant Properties, Inc. received common and preferred shares with an aggregate market value of $870.07 and received a pro rated final distribution of $12.66.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (Note 1)

Program Name	CNL Income Fund I	CNL Income Fund II	CNL Income Fund III	CNL Income Fund IV	CNL Income Fund V	CNL Income Fund VI	CNL Income Fund VII	CNL Income Fund VIII	CNL Income Fund IX
Dollar amount raised	$ 15,000,000	$ 25,000,000	$ 25,000,000	$ 30,000,000	$ 25,000,000	$ 35,000,000	$ 30,000,000	$ 35,000,000	$ 35,000,000
Number of properties purchased, directly or indirectly	22 fast-food restaurants	50 fast-food restaurants	40 fast-food restaurants	47 fast-food or family-style restaurants	36 fast-food or family-style restaurants	67 fast-food or family-style restaurants	59 fast-food or family-style restaurants	55 fast-food or family-style restaurants	55 fast-food or family-style restaurants
Date of closing of offering	31-Dec-86	21-Aug-87	20-Apr-88	30-Dec-88	7-Jun-89	22-Jan-90	1-Aug-90	7-Mar-91	6-Sep-91
Date of first sale of property	12-Jun-92	21-Jul-93	10-Jan-97	27-Apr-94	25-Aug-95	24-May-94	19-May-92	31-Jul-95	12-Dec-96
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	132	63	(2)	21	23	39	11	19	(6)
From operations	1,004	1,186	1,037	1,011	903	1,109	1,116	1,165	957
Cash distributions to Investors
Source (on a GAAP basis)
- investment income	1,245	1,360	1,136	1,115	1,026	1,526	1,346	1,333	1,020
- return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
- sales	438	281	242	218	313	12	4	—	29
- refinancing	—	—	—	—	—	—	—	—	—
- operations	1,391	1,430	1,326	1,321	1,168	1,363	1,316	1,310	1,184
- other (Note 2):	26	44	31	14	20	2	—	—	—
- from sales of partnership interests (Note 3)	390	605	537	562	525	1,149	1,026	1,023	807
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Cash distributions to investors prior to sale of partnership interest	1,855	1,755	1,599	1,533	1,501	1,377	1,320	1,310	1,213
Cash received upon sale of partnership interest	322	500	443	464	433	897	847	845	666
Market value of preferred stock received upon sale of partnership interest	68	105	94	98	92	282	179	178	141

Past performance is not necessarily indicative of future performance.

Program Name	CNL Income Fund X	CNL Income Fund XI	CNL Income Fund XII	CNL Income Fund XIII	CNL Income Fund XIV	CNL Income Fund XV	CNL Income Fund XVI	CNL Income Fund XVII	CNL Income Fund XVIII
Dollar amount raised	$ 40,000,000	$ 40,000,000	$ 45,000,000	$ 40,000,000	$ 45,000,000	$ 40,000,000	$ 45,000,000	$ 30,000,000	$ 35,000,000
Number of properties purchased, directly or indirectly	60 fast - food or family- style restaurants	50 fast- food or family- style restaurants	58 fast- food or family- style restaurants	54 fast- food or family- style restaurants	72 fast- food or family- style restaurants	63 fast- food or family- style restaurants	56 fast- food or family- style restaurants	39 fast- food, family- style or casual dining restaurants	30 fast- food, family- style or casual dining restaurants
Date of closing offer	18-Mar-92	28-Sep-92	15-Mar-93	26-Aug-93	22-Feb-94	1-Sep-94	12-Jun-95	19-Sep-96	6-Feb-98
Date of first sale of property	11-Aug-95	7-Nov-96	10-Apr-96	24-Apr-95	1-Mar-95	1-Mar-95	24-Apr-96	2-Dec-99	6-Dec-99
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	14	53	41	21	36	14	(39)	(30)	(56)
From operations	946	956	871	814	765	744	641	514	423
Cash distributions to investors
Source (on a GAAP basis)
- investment income	1,041	1,108	1,045	937	971	845	761	660	489
- return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
- sales	22	—	—	—	5	—	23	49	79
- refinancing	—	—	—	—	—	—	—	—	—
- operations	1,145	1,098	1,020	965	899	844	759	637	483
- other (Note 2)	3	1	1	1	—	—	9	3	45
- from sales of partnership interests (Note 3)	871	1,009	1,024	971	1,067	1,001	970	971	882
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Tax and distribution data per $1,000:
Cash distributions to investors prior to sale of partnership interest	1,170	1,099	1,021	966	904	844	791	689	607
Cash received upon sale of partnership interest	720	833	846	802	881	827	801	719	729
Market value of preferred stock upon sale of partnership interest	151	176	178	169	186	174	169	252	153

FOOTNOTES:

Note 1:	On February 24, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc., and acquired the 18 CNL Income Funds. As a result, each of the CNL Income Funds and CNL Restaurant Properties, Inc. became closed programs.

Note 2:	Includes distributions on a cash basis from general partner loans, additional general partners contributions, and returns of capital (other than from the sale of the partnership interest).

Note 3:	Includes cash distributions and preferred stock distributions.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Hotels & Resorts, Inc. (Note 2)
Dollar Amount Raised	$3,066,534,832
Number of Properties Purchased, Directly or Indirectly	137
Date of Closing of Offering	03/12/2004
Date of First Sale of Property	07/10/2003
Date of Final Sale of Property	04/12/2007
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	197
- from recapture	—
Capital Gain (loss)	87
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	194
- Capital Gain	50
- Return of Capital	355
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	586
- Cash flow from prior period	—
- Return of Capital	13
Receivable on Net Purchase Money Financing	—

FOOTNOTES

Note 1:	Through December 31, 2006.

Note 2:	On April 12, 2007, CNL Hotel & Resorts, Inc. merged with and into a wholly owned subsidiary of MS Resort Holdings, LLC at which time, for every $1,000 investment, every investor of CNL Hotels & Resorts, Inc. received total cash of $1,025.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Retirement Properties, Inc. (Note 2)
Dollar Amount Raised	$2,701,312,000
Number of Properties Purchased, Directly or Indirectly	280
Date of Closing of Offering	03/26/2006
Date of First Sale of Property	03/09/2006
Date of Final Sale of Property	10/05/2006
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	301
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	330
- Return of Capital	130
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	456
- Cash flow from prior period	2
- Return of Capital	2
Receivable on Net Purchase Money Financing	—

FOOTNOTES

Note 1:	Through September 30, 2006.

Note 2:	On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. at which time, for every $1,000 investment, every investor of CNL Retirement Properties, Inc. received a cash payment of $1,112.93 and 8.65 shares of HCP common stock.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program		Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (Note 1)
CNL Lifestyle Properties, Inc.:
Talega Golf Club – San Clemente, CA	10/16/2006	12/12/2008	3,200,000	8,800,000	10,000,000	(2)	—	22,000,000	—	18,515,000	18,515,000	2,461,000

FOOTNOTES:

(1)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(2)	Interest is payable monthly at 9%. The mortgage note balance is payable in full in December of 2009 unless the purchaser elects to exercise an option to extend the maturity date by two one-year periods in exchange for the payment of a 1% extension fee.

Past performance is not necessarily indicative of future performance.

APPENDIX B

PRIOR PERFORMANCE TABLES — CNL Financial Group, LLC and Macquarie Capital Funds

PRIOR PERFORMANCE TABLES—CNL Financial Group, LLC and Macquarie Capital Funds

The information in this Appendix B contains certain relevant summary information concerning prior public programs (the “CNL Macquarie Prior Public Program” and the “Macquarie CNL Prior Public Program”) sponsored by CNL Financial Group, LLC, an affiliate of CNL Financial Group, Inc. and Macquarie Capital Funds Inc., a subsidiary of Macquarie Group Limited (collectively, the “sponsors”). The CNL Macquarie Prior Public Program is CNL Macquarie Global Growth Trust, Inc., which was formed to invest in growth-oriented commercial real estate and commercial real estate-related assets, on a global basis, that offer the potential for capital appreciation. The Macquarie CNL Prior Public Program is Macquarie CNL Global Income Trust, Inc., which was formed to invest in income-oriented commercial real estate and commercial real estate-related assets on a global basis.

Upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission by CNL Macquarie Global Growth Trust, Inc. and Macquarie CNL Global Income Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in the CNL Macquarie Prior Public Program or the Macquarie CNL Prior Public Program.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds
Table II – Compensation to Sponsor

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2009. The following is a brief description of the Tables:

Table I and Table II

Table I and Table II present footnote information only as the CNL Macquarie Prior Public Program and Macquarie CNL Prior Public Program have not yet broken escrow.

Past performance is not necessarily indicative of future performance.

TABLE I(1)

EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Macquarie Global Growth Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, CNL Macquarie Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to CNL Macquarie Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of CNL Macquarie Global Growth Trust, Inc. commenced October 20, 2009.

Macquarie CNL Global Income Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Macquarie CNL Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Macquarie CNL Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Macquarie CNL Global Income Trust, Inc. commenced April 23, 2010.

Past performance is not necessarily indicative of future performance.

TABLE II(1)

COMPENSATION TO SPONSOR

CNL Macquarie Global Growth Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, CNL Macquarie Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to CNL Macquarie Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of CNL Macquarie Global Growth Trust, Inc. commenced October 20, 2009. As of December 31, 2009, CNL Macquarie Global Growth Trust, Inc. had received subscriptions for 16,450 shares of common stock from the offering that were being held in escrow. Subscription proceeds are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by CNL Macquarie Global Growth Trust, Inc.

Macquarie CNL Global Income Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Macquarie CNL Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Macquarie CNL Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Macquarie CNL Global Income Trust, Inc. commenced April 23, 2010. As subscription proceeds are received, they are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by Macquarie CNL Global Income Trust, Inc.

Past performance is not necessarily indicative of future performance.

APPENDIX C

FORM OF

SUBSCRIPTION AGREEMENT

[Logo]	Return via Standard Mail CNL Diversified Lifestyle Properties, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	Return via Overnight Delivery CNL Diversified Lifestyle Properties, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

Subscription Agreement
CNL Diversified Lifestyle Properties, Inc.

one	Investment

Attach a check payable to UMB Bank, N.A., Escrow Agent for CNL Diversified Lifestyle Properties, Inc.

or the custodian for IRA custodial accounts. Cash, money orders, starter or counter checks, third party checks and traveler’s checks WILL NOT BE ACCEPTED

Select one
☐ Initial Investment	☐ Additional Purchase	☐ Net of Commissions Purchase ($9.00 per share)
(Attach a Net-of-Commission affirmation letter, completed and signed by your Broker-Dealer.)

Subscription Amount $		Number of Shares

If a check received from an investor is returned for insufficient funds or otherwise not honored, CNL Diversified Lifestyle Properties, Inc. or its agent (“CNL”) may return the check with no attempt to redeposit, and any issuance of the shares or declaration of distributions on shares may be rescinded or redeemed by CNL in its sole discretion may reject any subscription in whole or in part.

two	Investor Information

Print name(s) in which shares are to be registered. Name(s) and address will be recorded exactly as printed.	Investor Name/Trustee			Social Security Number / TIN

	Co-Investor Name/Trustee (if applicable)			Social Security Number / TIN

Street Address (required) ☐ If a subsequent purchase, check here if this is a new address.

	City	State	Zip Code

Email Address

	Daytime Phone Number	Evening Phone Number

Optional Mailing Address

	City	State	Zip Code

All accounts must indicate one type of citizenship and backup withholding status.	Citizenship	☐ U.S. citizen ☐ Resident Alien	☐ U.S. citizen residing outside the U.S., Country

I am subject to backup withholding. ☐ YES ☐ NO

For Custodial Accounts Only

Name	TIN

Address	Custodian/Brokerage Acct. Number

City	State	Zip Code

Revised 10/14/2009 • Page 1 of 5

three	Form of Ownership

Select one type of investment account.
Non-Custodial – Single Signature (minimum investment $5,000):

☐ Individual ☐ Individual with Transfer on Death*
*To effect a transfer on death designation, complete and attach the form found at CNL .com.	Non-Custodial – Multiple Signatures (minimum investment $5,000) ☐ Joint Tenants with Rights of Survivorship ☐ Joint Tenants with Transfer on Death* ☐ Community Property
Non-Custodial – Trust (minimum investment $5,000)

☐ Taxable Trust ☐ Tax Exempt Trust
Name of Trust
Custodial – Custodian Signature Required (minimum investment $4,000):

☐ Traditional IRA ☐ ROTH IRA ☐ SEP/IRA ☐ Rollover IRA ☐ Beneficial IRA
Beneficial IRA Decedent Name

Custodial – Custodian Signature Required (minimum investment $5,000):

☐ Uniform Gift to Minors Act, State of DOB of Minor

☐ Uniform Transfers to Minors Act, State of DOB of Minor

Other Accounts

☐ Corporation ☐ Partnership ☐ Non-Profit Organization ☐ Profit Sharing Plan ☐ Pension Plan
Name of Corporation/Plan Name/Other

four	Distributions Instructions

Complete this section to direct your distributions to the Distribution Reinvestment Plan (“DRP”) or deposit them directly into your account.

Select only one option.

IRA custodial accounts may not direct distributions without the custodian’s approval.

☐ Send check to investor address shown in Section 2. (Non-qualified accounts only)
☐ Reinvest in CNL Diversified Lifestyle Properties, Inc. shares. (See prospectus for terms of the DRP.)
☐ Direct Deposit cash (non-custodian investors only. Provide account information requested below.)
By completing the account information below, I authorized CNL to deposit distributions to my checking, savings or brokerage account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, CNL is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
Financial Institution

Address

City	State	Zip Code

Select only one account (Direct Deposit only)	☐ Checking (include a voided check) ☐ Savings ☐ Brokerage or other
Attach a voided check.	Account Number	ABA Routing Number

Revised 10/14/2009 • Page 2 of 5

five	Automatic Purchases

Complete this section to participate in the automatic purchase plan.

Investors electing to participate in the automatic purchase plan agree that the representations and warranties they make in this subscription agreement, including suitability requirements, shall apply to all additional purchases made under the plan. See the prospectus for the terms of the plan.

Alabama, Nebraska and Ohio residents are not eligible to participate in the automatic purchase plan.

I elect to make automatic purchases (minimum investment of $25 per month or $75 per quarter) in the amount of: $

Select one option.	Check the appropriate box below.
☐ I prefer a monthly automatic debit on the first business day following the 15th day of each month.

☐ I prefer a quarterly automatic debit on the first business day following the 15th day of each quarter.

Select only one account.	☐ Checking (include a voided check)	☐ Savings (include a deposit slip)
	Account Number	ABA Routing Number

	I authorize payment for automatic purchases by direct debits from my checking or savings account. An investor must initial this authorization. This option is not available to IRA custodial accounts or other retirement accounts.	Initials

Attach a voided check or deposit slip as applicable.	By enclosing your voided check or deposit slip, you authorize CNL to begin making electronic debits from that account on either the the first business day following the 15th day of each month or quarter depending on your designation above. These automatic purchases will begin after the minimum offering ($2 million in subscription proceeds) is reached and funds are released from escrow. Deductions (investments) will continue until you notify CNL in writing with new instructions. If your bank account does not have sufficient funds to cover the authorized deduction, no deduction or investment will be made, and you will be responsible for any insufficient fund fees charged by your bank.

six	Electronic Delivery

☐ Electronic Delivery – I hereby request that CNL Diversified Lifestyle Properties, Inc. deliver all stock–holder communications, which may include proxy statements, annual and quarterly reports, prospectus supplements, investor communications, account statements*, tax forms and other required reports, by sending electronic notifications to the email address I have provided below. I understand that I may revoke my request for electronic delivery at any time by calling (866) 650–0650.

*Electronic delivery of account statements is not available to investors electing to receive a check by mail.
Email Address

[Electronic delivery has not yet been fully implemented for all stockholder communications.]

Revised 10/14/2009 • Page 3 of 5

seven	Subscriber Signatures
Each investor must initial each representation. You may not grant any person a power of attorney to make such representations on your behalf unless this investment is a custodial account.	In order to induce CNL Diversified Lifestyle Properties, Inc. to accept this subscription, I hereby represent and warrant as follows:	Investor	Co-Investor
	a) I have received the prospectus (as amended or supplemented as of the date hereof) for CNL Diversified Lifestyle Properties, Inc.	Initials	Initials

b)  I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. Net worth does not include home, furnishings and personal automobiles.

		Initials	Initials

If I am a resident of Alabama, California, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon, Pennsylvania or Tennessee, I must also meet the special suitability standards set forth in the prospectus under “Suitability Standards.”

In addition, if I am a resident of Kansas or Massachusetts, I acknowledge the recommendation made by these states that my aggregate investments in CNL Diversified Lifestyle Properties, Inc. and similar direct participation investments do not exceed 10% of my “liquid net worth,” which for these purposes is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	c) I acknowledge that there is no public market for the shares, so my investment is not liquid.	Initials	Initials

d)  I am purchasing the shares for my own account, and if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent , I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		Initials	Initials

		Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person for federal tax purposes (including a U.S. resident alien).
YOU MUST CROSS OUT CLAUSE (ii) IN THIS CERTIFICATION AND THE “SUBJECT TO BACKUP WITHHOLDING” BOX SHOULD BE CHECKED IN SECTION TWO IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN.
The Internal Revenue Service does not require your consent to any provision of this document other than this certification, which is required to avoid backup withholding.

Each investor must sign.	Signature of Investor – OR – Beneficial Owner	Date

	Signature of Co-Investor – OR - Custodian	Date

Revised 10/14/2009 • Page 4 of 5

eight	Broker/Financial Advisor Information & Signature
The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Participating Broker-Dealer Name ☐ Check if recently employed by new B/D

	Financial Advisor – OR – Registered Representative Name		Advisor Number

Mailing Address ☐ Check if updated address

	City	State	Zip Code

	Telephone	Fax

Email Address

THE FINANCIAL ADVISOR OR REGISTERED REPRESENTATIVE MUST SIGN BELOW.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus contained in the CNL Diversified Lifestyle Properties, Inc. registration statement (File No. 333-        ) on file with the Securities and Exchange Commission to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or Broker/Dealer, has performed functions required by federal and state securities laws and FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for the offering of CNL Diversified Lifestyle Properties, Inc.

	Signature of Financial Advisor – OR – Registered Representative		Date

	Signature of Branch Manager		Date
All items on the subscription agreement must be completed in order for a subscription to be processed. Subscribers should read the prospectus (as defined herein) in its entirety. Each subscription will be accepted or rejected by CNL Diversified Lifestyle Properties, Inc. within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date the subscriber receives a copy of the final prospectus. Subscribers will receive a confirmation of their purchase.

	Return via Standard Mail CNL Diversified Lifestyle Properties, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	Return via Overnight Delivery CNL Diversified Lifestyle Properties, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	CNL Client Services Toll-free (866) 650-0650 Fax (877) 694-1116

Revised 10/14/2009 • Page 5 of 5

APPENDIX D

FORM OF DISTRIBUTION REINVESTMENT PLAN

FORM OF DISTRIBUTION REINVESTMENT PLAN

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted a Distribution Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1.      Reinvestment of Distributions.    Boston Financial Data Services, Inc., the reinvestment agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:

    (a)      During any period when the Company is making a “best-efforts” public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at $9.50 per share, or such other price as determined by our board of directors for Shares so long as the price determined is not more than a 5% discount from the current fair market value of the Shares.

    (b)      After the termination of the Company’s “best-efforts” public offering of Shares and until the Shares become listed for trading on a national securities exchange, an over-the-counter market or a national market system (collectively, a “Listing”), the Reinvestment Agent will purchase Shares at a price per Share equal to 95% of the then-prevailing market price per Share, which shall equal either (i) the last price at which Shares were offered by the Company in a public offering of its Shares, or (ii) the fair market value of the Shares on the distribution reinvestment date as determined by the Company’s board of directors.

    (c)      Upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange, over-the-counter market or market system on which the Shares are Listed, or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan. In the event that, after Listing occurs:

      (i)      the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the Shares shall be purchased at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent and the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer; or

      (ii)      the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the Shares shall be purchased at a per Share price equal to 100% of the average daily open and close sales price per Share, as reported by the exchanges, over-the-counter market or market system, whichever is applicable, as of the distribution reinvestment date, less any brokerage commission charged by such registered broker-dealer; or

      (iii)      the Reinvestment Agent purchased Shares directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, the price will be disclosed in the registration statement.

    (d)      In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount may be voided, ab initio, to the extent it could adversely affect the Company’s ability to qualify as a real estate investment trust.

    (e)      For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each calendar quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each calendar quarter to purchase Shares for the Participants. Distributions shall be invested by the Reinvestment Agent in Shares, to the extent available, promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, the excess Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

    (f)      The allocation of Shares among Participants may result in the ownership of fractional Shares.

    (g)      Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

    (h)      No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 7 below.

    (i)      The Company can determine in its sole discretion how to allocate available Shares between any public offering of Shares by the Company, the automatic purchase plan and/or the Reinvestment Plan.

2.      Election to Participate.    Any stockholder who has received a final prospectus, either solely for the Reinvestment Plan, if any, or a then-current offering, may elect to participate in and purchase Shares through the Reinvestment Plan at any time by completing and executing a Subscription Agreement, Authorization Form or such other similar form, as applicable. Participation in the Reinvestment Plan will commence with the next Distribution paid after receipt of the Participant’s notice, and to all calendar quarters thereafter, provided such notice is received at least 15 Business Days (as defined below) prior to the last day of the calendar quarter. Subject to the preceding sentence, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the calendar quarter of the election, and the election will apply to all Distributions attributable to the calendar quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all calendar quarters thereafter. A Participant who has terminated his or her participation in the Reinvestment Plan pursuant to Section 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a then-current prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant; by notifying the Reinvestment Agent and completing any required forms. For purposes of the Reinvestment Plan, “Business Day” means any day except Saturday, Sunday or any day commercial banks are closed in New York, New York, Boston, Massachusetts or Kansas City, Missouri pursuant to federal or state law.

3.      Distribution of Funds.    In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4.      Proxy Solicitation.    The Reinvestment Agent will distribute to Participants proxy solicitation materials received by it from the Company which are attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5.      Absence of Liability.    Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6.      Suitability.

    (a)      Each Participant shall notify the Reinvestment Agent in the event that, at any time during his or her participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

    (b)      For purposes of this Section 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Reinvestment Plan.

7.      Reports to Participants.    At the end of each quarter, but in no event later than 30 days after the end of each calendar quarter, the Reinvestment Agent will mail and/or make electronically available to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge, if any, to such Participant and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be provided to each Participant by the Company or the Reinvestment Agent at least annually.

8.      Administrative Charges and Reinvestment Plan Expenses.    The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds from the sale of Shares pursuant to the Reinvestment Plan are used to acquire properties or to invest in loans or other permitted investments, the Company will pay its advisor and other affiliates certain fees and expense reimbursements in accordance with applicable agreements between the parties, as approved by the Company’s board of directors, including a majority of the Company’s independent directors. In addition, the Company will pay all costs in connection with offering Shares pursuant to the Reinvestment Plan. However, no selling commissions or marketing support fees will be paid by the Company in connection with Shares issued pursuant to this Reinvestment Plan.

9.      No Drawing.    No Participant shall have any right to draw checks or drafts against his or her account or to give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10.      Taxes.    Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan. Such Participants will be treated as if they have received the Distributions from the Company and then applied such Distributions to the purchase of Shares in the Reinvestment Plan. In addition, with respect to any Shares purchased through the Reinvestment Plan at a discount to their fair market value, such Participants will be treated as receiving an additional Distribution equal to, and may incur a tax liability with respect to, the amount of such discount.

11.      Termination.

     (a)      A Participant may terminate his or her participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least 15 Business Days prior to the last day of the calendar quarter to which such Distribution relates.

     (b)      The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate or suspend the Reinvestment Plan itself at any time by 15 days’ prior written notice mailed to a Participant, or to all Participants, as the case may be.

     (c)      After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Section 7 hereof, and (ii) a remittance for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Company.

12.      Notice.    Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to CNL Diversified Lifestyle Properties, Inc. c/o Boston Financial Data Services, Inc., P.O. Box 8562, Boston MA 02266-8562 if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13.      Amendment.    The terms and conditions of this Reinvestment Plan may be amended, renewed, extended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature, to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authority. Such amendment shall be deemed conclusively accepted by each Participant, except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

14.      Governing Law.    THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX E

FORM OF AUTOMATIC PURCHASE PLAN

FORM OF AUTOMATIC PURCHASE PLAN

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC., a Maryland corporation (the “Company”), has adopted an Automatic Purchase Plan (the “Purchase Plan”), administered by Boston Financial Data Services, Inc., the administrator (the “Administrator”) for participants in the Purchase Plan (“Participants”), on the terms and conditions set forth below.

1.      Election to Participate. Subject to the terms hereof, any purchaser of shares of common stock of the Company (the “Shares”) may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares; provided, however, automatic debits to the Participant’s account will not commence until after the Company has accepted $2,000,000 in subscriptions for its Initial Offering (defined below) and broken escrow. Any stockholder who has not previously elected to participate in the Purchase Plan may so elect at any time by completing and executing an Authorization Form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. A Participant who has terminated his or her participation in the Purchase Plan pursuant to Section 11 below will be allowed to participate in the Purchase Plan again upon receipt of a then-current prospectus relating to participation in the Purchase Plan. Residents of the State of Alabama, the State of Nebraska and of the State of Ohio are not eligible to participate in the Purchase Plan.

2.      Purchase Plan. The Administrator or the Company’s transfer agent will, at monthly or quarterly intervals on the first business day following the 15th day of each month or quarter, respectively, as elected (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $25 per month or $75 per quarter (collectively, the “Additional Payments”); provided, however, that the Company has the right to waive such monthly or quarterly minimum dollar amount in its sole discretion. Participation in the program will commence with the next monthly or quarterly interval (subject to the Company breaking escrow as provided in Section 1 above), provided the election is received at least 15 Business Days prior to the end of the month or quarter; otherwise, the election will apply to all subsequent monthly or quarterly intervals. For purposes of the Purchase Plan, “Business Day” means any day except Saturday, Sunday, or any day commercial banks are closed in New York, New York, Boston, Massachusetts or Kansas City, Missouri pursuant to federal and state law.

3.      General Terms of Purchase Plan Investment. The Administrator will apply all Additional Payments subject to the Purchase Plan, as follows:

    (a)      Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares pursuant to the Company’s registration statement on Form S-11, as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Additional Payments in Shares at the then-current public offering price per Share. Shares purchased hereunder shall be eligible for volume discounts set forth in the Company’s prospectus, but no reduction in the purchase price for Shares purchased hereunder shall be made for other discounts set forth in the Company’s prospectus.

    (b)      The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from (i) Shares registered with the Securities and Exchange Commission (the “Commission”) in connection with the Initial Offering or any subsequent offering by the Company; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Purchase Plan (a “Future Registration”), or (iii) Shares purchased by the Administrator for the Purchase Plan in a secondary market (if available) or on a stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Purchase Plan. Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a Payment Interval will be utilized for purposes of purchases of Shares in the Purchase Plan on such Payment Interval. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Purchase Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Purchase Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Purchase Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Purchase Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Purchase Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Purchase Plan, neither the Administrator nor the Company is in any way obligated to do either. The Company can determine in its sole discretion how to allocate available Shares between any offering by the Company of the Shares, the distribution reinvestment plan and/or the Purchase Plan.

    (c)      Selling commissions, marketing support fees, as well as other fees and/or reimbursements, if any, will be paid to CNL Securities Corp. (the “Managing Dealer”) as described in the then-current prospectus and pursuant to the managing dealer agreement. In addition, the Managing Dealer may reallow such fees and/or reimbursements to participating brokers as described in the then-current prospectus.

    (d)      For each Participant, the Administrator will maintain a record that shall reflect the Additional Payments received by the Administrator on behalf of such Participant. A Participant’s record of Additional Payments shall be reduced as purchases of Shares are made on behalf of such Participant.

    (e)      Subject to the terms hereof, including Sections 3(g) and 3(i) below, Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Purchase Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 Business Days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such funds will be paid to the Company to defray expenses relating to the Purchase Plan as set forth in Section 8 below and will become the property of the Company.

    (f)      The purchase of fractional shares is a permissible and likely result of participation in the Purchase Plan. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

    (g)      A Participant will not be able to acquire Shares under the Purchase Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s Articles of Incorporation, as amended, unless exempted by the Company’s board of directors.

    (h)      The Shares issued under the Purchase Plan will be uncertificated.

    (i)      No Shares shall be purchased under the Purchase Plan on any date upon which the Company pays any dividend or other distribution with respect to the Shares.

4.      Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Purchase Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

5.      Suitability.

    (a)      Each Participant shall notify the Administrator in the event that, at any time during his participation in the Purchase Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

    (b)      For purposes of this Section 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Purchase Plan.

6.      Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle Additional Payments from Participants in the Purchase Plan.

7.      Reports to Participants. At the end of each quarter, but in no event later than 30 days after the end of each calendar quarter, the Administrator will mail and/or make available electronically to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Purchase Plan. Tax information regarding a Participant’s participation in the Purchase Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.      Administrative Charges and Purchase Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Administrator. Any interest earned on Additional Payments will be paid to the Company to defray costs relating to the Purchase Plan.

9.      No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

10.      Taxes. Participants should consult their own tax advisor regarding the tax consequences of ownership of the Shares.

11.       Termination.

     (a)      A Participant may terminate or modify his or her participation in the Purchase Plan at any time by written notice to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least 15 Business Days prior to the next Payment Interval following the date of receipt of such notice.

     (b)      The Administrator may terminate a Participant’s individual participation in the Purchase Plan, and the Company may terminate or suspend the Purchase Plan itself, at any time by 15 days’ prior written notice to a Participant, or to all Participants, as the case may be.

     (c)      After termination of the Purchase Plan or termination of a Participant’s participation in the Purchase Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Section 7 hereof, and (ii) a remittance for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

12.      State Regulatory Restrictions. The Administrator is authorized to deny participation in the Purchase Plan to residents of any state which imposes restrictions on participation in the Purchase Plan that conflict with the general terms and provisions of the Purchase Plan.

13.      Notice. Any notice or other communication required or permitted to be given by any provision of this Purchase Plan shall be in writing and, if to the Administrator, addressed to CNL Diversified Lifestyle Properties, Inc. c/o Boston Financial Data Services, Inc., P.O. Box 8562, Boston, MA 02266-8562 or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

14.      Amendment. The terms and conditions of this Purchase Plan may be amended, renewed, extended or supplemented by an agreement between the Company and the Administrator at any time, including but not limited to, an amendment to the Purchase Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 15 days’ prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

15.      Governing Law. THIS PURCHASE PLAN AND A STOCKHOLDER’S ELECTION TO PARTICIPATE IN THE PURCHASE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 15.

APPENDIX F

FORM OF REDEMPTION PLAN

REDEMPTION PLAN

     CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC., a Maryland corporation (the “Company”), has adopted a Redemption Plan (the “Redemption Plan”) by which shares of the Company’s common stock (the “Shares”) may be repurchased by the Company from stockholders subject to the terms and conditions set forth herein.

1.      Redemption Price. The Company’s Redemption Plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company prior to the Listing of the Shares. Subject to certain restrictions discussed below, the Company may repurchase Shares computed to three decimal places, from time to time, at the following percentages of the purchase price:

(i)	92.5% of the purchase price per share for stockholders who have owned those Shares for at least one year;

(ii)	95.0% of the purchase price per share for stockholders who have owned those Shares for at least two years;

(iii)	97.5% of the purchase price per share for stockholders who have owned those Shares for at least three years; and

(iv)

for stockholders who have owned those Shares for at least four years, a price determined by the Company’s board of directors but in no event less than 100% of the then current offering price for Company Shares or the fair market value of those Shares.

     Notwithstanding the foregoing, during the period of any public offering, the repurchase price will not exceed the then current public offering price of the Shares. In addition, the Company has the right to waive the above holding periods and redemption prices in the event of the death, Qualifying Disability or Bankruptcy (each as defined in Section 3 below) of a stockholder. Further, no Shares will be redeemed under the Redemption Plan on any date upon which the Company pays any dividend or other distribution with respect to the Shares.

     Redemption of Shares issued pursuant to the Company’s Reinvestment Plan will be priced based upon the purchase price from which Shares are being reinvested.

     For purposes of calculating the ownership periods set forth above, if a stockholder purchased Shares for economic value from a prior stockholder (a “Resale”), the purchased stockholder’s period of ownership for such Shares shall commence on the date that the purchasing stockholder purchased the Shares from the prior stockholder. For a transfer of ownership that is not considered a Resale, the stockholder’s period of ownership for such Shares shall commence on the date of the acquisition of Shares by the original stockholder.

     With respect to redemption requests made in connection with Shares acquired at multiple points in time, the pricing associated with the Shares held for the longest period of time shall be applied first, until such time as all Shares purchased at such point in time have been redeemed. At such time, pricing associated with the remaining Shares then held for the next applicable longest period of time shall be applied, and so on.

     For purposes of this Section 1 all Shares purchased by a stockholder though the Company’s Distribution Reinvestment Plan (the “Reinvestment Plan”) shall be deemed to have been purchased on the date that such stockholder originally purchased any Company Shares.

2.      Redemption of Shares. Any stockholder who has held Shares for not less than one year (other than the advisor) may present for the Company’s consideration all or any portion of his or her Shares for redemption at any time, in accordance with the procedures outlined herein. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a redemption request in writing. A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided:

(i)	the minimum number of Shares presented for redemption shall be at least 25% of his or her Shares, and

(ii)

the amount retained must be at least $5,000 worth of Shares based on the current offering price or, subsequent to the termination of the offering period for the Company’s common stock, the then fair market value of the Company’s common stock as determined and announced from time to time by the Company.

At such time, the Company may, at the Company’s sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder’s Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem Shares include:

(i)	whether such redemption impairs the Company’s capital or operations;

(ii)	whether an emergency makes such redemption not reasonably practical;

(iii)	whether any governmental or regulatory agency with jurisdiction over the Company so demands such action for the protection of the Company’s stockholders;

(iv)	whether such redemption would be unlawful; or

(v)

whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which could adversely affect the Company’s ability to qualify as a REIT for tax purposes.

     The Company is not obligated to redeem Shares under the Redemption Plan. If the Company determines to redeem Shares, at no time during a 12-month period may the number of Shares the Company redeems exceed 5% of the weighted average number of Shares of the Company’s outstanding common stock at the beginning of such 12-month period. The aggregate amount of funds under the Redemption Plan will be determined on a quarterly basis in the sole discretion of the board of directors of the Company, and may be less than but is not expected to exceed the aggregate proceeds from the Company’s Reinvestment Plan. To the extent the aggregate proceeds received from the Reinvestment Plan are not sufficient to fund redemption requests pursuant to the 5% limitation described above, the Company’s board of directors may, in its sole discretion, choose to use other sources of funds to redeem Shares. There is no guarantee that any funds will be set aside under the Reinvestment Plan or otherwise made available for the Redemption Plan during any period during which redemptions may be requested.

3.      Insufficient Funds. In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem pending requests at the end of each quarter in the following order:

(i)	pro rata as to redemptions sought upon a stockholder’s death;

(ii)	pro rata as to redemptions sought by stockholders with a Qualifying Disability;

(iii)	pro rata as to redemptions sought by stockholders subject to Bankruptcy;

(iv)	pro rata as to stockholders subject to mandatory distribution requirements under an individual retirement arrangement (an “IRA”);

(v)	pro rata as to redemptions that would result in a stockholder owning less than 100 Shares; and

(vi)	pro rata as to all other redemption requests.

     For a disability to be considered a “Qualifying Disability” for the purposes of this Redemption Plan, the stockholder: (a) must receive a determination of disability based upon a physical or mental impairment arising after the date the stockholder acquired the Shares to be redeemed that can be expected to result in death or to last for a continuous period of not less than twelve months; and (b) the determination of disability must have been made by the governmental agency, if any, responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. Such governmental agencies are limited to the following: (1) if the stockholder is eligible to receive Social Security disability benefits, the Social Security Administration; (2) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time; or (3) if the stockholder is not eligible for Social Security disability benefits but could be eligible to receive military disability benefits, the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time.

     With respect to redemptions sought upon a stockholder’s Bankruptcy, “Bankruptcy” shall mean a bankruptcy over which a trustee has been appointed by a bankruptcy court.

     With regard to a stockholder whose Shares are not redeemed due to insufficient funds in that quarter, the redemption request will be retained by the Company, unless withdrawn by the stockholder in the manner described below, and such Shares will be redeemed in subsequent quarters as funds become available and before any subsequently received redemption requests are honored, subject to the priority for redemption requests listed in (i) through (vi) above. Stockholders will not relinquish their Shares to the Company until such time as the Company commits to redeem such Shares. However, the redemption price for redemption requests not withdrawn by the stockholder and Shares subsequently redeemed by the Company shall be equal to the redemption price as of the date on which the stockholder first submits the initial redemption request, determined in accordance with Section 1 above.

     Until such time as the Company redeems the Shares, a stockholder may withdraw its redemption request as to any remaining Shares not redeemed by requesting from the Company a redemption change form, completing the form and delivering it to the Company by facsimile transmission to the facsimile number indicated on the form (subject to such stockholder receiving an electronic confirmation of such transmission) or by mail to the mailing address indicated on the form. Upon receipt of the redemption change form, the Company will treat the initial redemption request as cancelled as to any Shares not redeemed in prior quarters.

     4.      Redemption Requests. A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form the Company provides, executed by the stockholder, its trustee or authorized agent. In the event of redemptions sought upon the death, Qualifying Disability, Bankruptcy or mandatory IRA distribution of a stockholder, the written request must be received by the Company within one year after the death, determination of the stockholder’s Qualifying Disability or occurrence of a Bankruptcy, as applicable. If requests in the event of a stockholder’s death, Qualifying Disability or Bankruptcy are not received within the one-year period described in the preceding sentence, they will be treated as ordinary redemption requests and will not be subject to priority.

     Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including but not limited to any signature guarantee and/or written certification and proof of a stockholder’s death, Qualifying Disability, Bankruptcy or mandatory IRA distribution requirement, as applicable, as the Company or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than thirty days after the quarterly determination of the availability of funds for redemption.

     Upon the redemption agent’s receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. As set forth in paragraph 1 above, the redemption price for Shares of the Company’s common stock will be between 92.5% and 100.0% of the purchase price of the Shares as determined by the length of time such Shares have been held, which amount will never exceed the then current offering price of the Shares of the Company’s common stock or, subsequent to the termination of the offering period for the Company’s common stock, the then fair market value of the Company’s common stock as determined and announced from time to time by the Company.

     5.      Amendment, Suspension or Termination of the Redemption Plan. The redemption price paid to stockholders for Shares the Company redeems may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, or to the extent that the board of directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. The board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 15 days advance notice prior to effecting a price adjustment: (i) in the Company’s annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

The Company’s board of directors, in its sole discretion, may amend, suspend or terminate the Redemption Plan at any time it determines that such amendment, suspension or termination is in the Company’s best interests. The board of directors may also amend, suspend or terminate the Redemption Plan if:

(i)	it determines, in its sole discretion, that the Redemption Plan impairs the Company’s capital or operations;

(ii)	it determines, in its sole discretion, that an emergency makes the Redemption Plan not reasonably practical;

(iii)	any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;

(iv)	it determines, in its sole discretion, that the Redemption Plan would be unlawful; or

(v)

it determines, in its sole discretion, that redemptions under the Redemption Plan, when considered with all other sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which could adversely affect the Company’s ability to qualify as a REIT for tax purposes.

     If the Company’s board of directors amends, suspends or terminates the Redemption Plan, the Company will provide stockholders with at least 15 days advance notice prior to effecting such amendment, suspension or termination: (i) in the Company’s annual or quarterly reports or (ii) by means of a separate mailing and disclosure in the appropriate current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

     6.      Governing Law. THIS REDEMPTION PLAN AND A STOCKHOLDER’S ELECTION TO PARTICIPATE IN THE REDEMPTION PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 6.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

Item	Amount
SEC registration fee	$213,900
FINRA filing fee	75,500
Accounting fees and expenses	1,000,000
Due diligence reimbursement	2,000,000
Sales and advertising expenses	18,000,000
Legal fees and expenses	4,000,000
Blue sky fees and expenses	300,000
Printing expenses	1,000,000
Miscellaneous expenses	3,335,600

Total expenses	$29,925,000

Item 32.	Sales to Special Parties

The Company was capitalized through the purchase by our advisor of 22,222 shares of common stock for the aggregate consideration of $200,000.

Item 33.	Recent Sales of Unregistered Securities

The offer and sale of shares to our advisor is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

Item 34.	Indemnification of Directors and Officers

Pursuant to the Company’s articles of incorporation, no director or officer of the Company shall be liable to the Company or its stockholders for money or other damages. Notwithstanding the foregoing, the Company shall not provide for indemnification of an officer, a director, the advisor or any affiliate of an advisor unless each of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Company’s best interest; (ii) the party seeking indemnification was acting or performing services on the Company’s behalf; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), an advisor or an affiliate of an advisor or a director or employee of the foregoing acting as an agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets of the Company and not from its stockholders. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, the Company is required to pay or reimburse reasonable expenses incurred by an officer, director, advisor or any affiliate of the advisor in advance of final disposition of a proceeding if the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on the Company’s behalf; (ii) the party seeking such advancement has provided the Company written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the party seeking indemnification undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification. The Company’s articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s officers and directors.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements.

(1)	Report of Independent Registered Certified Public Accounting Firm

(2)	Consolidated Balance Sheet

(3)	Notes to Financial Statements

All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibits:

1.1	Form of Managing Dealer Agreement (Filed herewith.)

1.2	Form of Participating Broker Agreement (Filed herewith.)

3.1	Articles of Incorporation (Filed herewith.)

3.1.1	Form of Articles of Amendment and Restatement (Filed herewith.)

3.2	Bylaws (Filed herewith.)

4.1	Form of Subscription Agreement (Filed herewith as Appendix C and incorporated herein by reference.)

4.2	Form of Distribution Reinvestment Plan (Filed herewith as Appendix D and incorporated herein by reference.)

4.3	Form of Automatic Purchase Plan (Filed herewith as Appendix E and incorporated herein by reference.)

4.4	Form of Redemption Plan (Filed herewith as Appendix F and incorporated herein by reference.)

4.5	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (To be filed by amendment.)

5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. re legality (To be filed by amendment.)

8.1	Opinion of Arnold & Porter LLP re tax matters (To be filed by amendment.)

10.1	Limited Partnership Agreement of CNL Diversified Properties, LP (Filed herewith.)

10.2	Form of Escrow Agreement (Filed herewith.)

10.3	Form of Advisory Agreement (Filed herewith.)

10.4	Form of Property Management Agreement (Filed herewith.)

10.5	Form of Service Agreement (Filed herewith.)

10.6	Indemnification Agreement between CNL Diversified Lifestyle Properties, Inc. and James M. Seneff, Jr. dated June 8, 2010. Each of the following directors and/or officers have entered into a substantially similar agreement: Robert A. Bourne, [Independent Director], [Independent Director], and [Independent Director], R. Byron Carlock, Jr., Charles A. Muller, Tammie A. Quinlan, Joseph T. Johnson, Baxter R. Underwood, and Holly J. Greer. (Filed herewith.)

21.1	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (To be included in Exhibit 8.1.)

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (To be included in Exhibit 5.1.)

23.3	Consent of PricewaterhouseCoopers LLP (Filed herewith.)

24	Power of Attorney (See “Signatures.”)

Item 37.	Undertakings

The registrant undertakes (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act; each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act to describe each “significant” property that has not been identified in the prospectus whenever a reasonable probability exists that the property will be acquired. For these purposes, an individual property will be considered “significant” if: (i) it is acquired from a related party; (ii) as of the date of acquisition, it was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet; or (iii) it is one of a group of properties that (A) together aggregate an amount equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet or (B) are related. The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X only for significant properties acquired during the distribution period that have been reported or filed, or are required to be filed, on Form 8-K.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents information concerning the acquisition of real properties by the public programs with similar investment objectives sponsored by affiliates of CNL for the period January 1, 2007 to December 31, 2009. The information includes the gross leasable space or number of units, dates of purchase, locations, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Acquisition of Properties by CNL Public Programs

CNL Lifestyle Properties, Inc.
(Note 2)

Locations	AZ, AR, CA, CO, FL, HI, IL, KS, MA, ME, MD, MI, MN, MO, NV, NH, NJ, NY, OK, SC, TN, TX, UT, VT, VA, WA

Type of property	Lifestyle

Gross leasable space (sq. ft.) or number of units	(Note 3)

Dates of purchase	1/2007 – 12/2009

Mortgage financing at date of purchase	—

Contract purchase price plus acquisition fee	$1,578,963,000

Other cash expenditures expensed	822,000

Other cash expenditures capitalized	69,411,000

Total acquisition cost (Note 1)	$1,649,196,000

FOOTNOTES:

Note 1:	This amount was derived from offering proceeds from stockholders and net sales proceeds reinvested in other properties. Amounts were also advanced under each company’s line of credit or through permanent financing to facilitate the acquisition of certain of these properties.

Note 2:	The REIT formed an operating partnership to acquire and hold its interests in properties. The REIT had a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 3:	Between January 1, 2007 and December 31, 2009, CNL Lifestyle Properties, Inc. acquired, directly or indirectly, 66 lifestyle properties within 26 states in the following asset classes: 13 ski & mountain lifestyle, 35 golf facilities, nine attractions, six marinas and three additional lifestyle properties.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 15, 2010.

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.
(Registrant)

By:	/s/ James M. Seneff, Jr.
James M. Seneff, Jr. Chairman of the Board and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board and Director	July 15, 2010

/s/ Robert A. Bourne Robert A. Bourne	Director	July 15, 2010

/s/ R. Byron Carlock, Jr. R. Byron Carlock, Jr.	Chief Executive Officer and President (Principal Executive Officer)	July 15, 2010

/s/ Tammie A. Quinlan Tammie A. Quinlan	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	July 15, 2010

/s/ Joseph T. Johnson Joseph T. Johnson	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	July 15, 2010

EXHIBIT INDEX

Exhibits:

1.1	Form of Managing Dealer Agreement (Filed herewith.)

1.2	Form of Participating Broker Agreement (Filed herewith.)

3.1	Articles of Incorporation (Filed herewith.)

3.1.1	Form of Articles of Amendment and Restatement (Filed herewith.)

3.2	Bylaws (Filed herewith.)

4.1	Form of Subscription Agreement (Filed herewith as Appendix C and incorporated herein by reference.)

4.2	Form of Distribution Reinvestment Plan (Filed herewith as Appendix D and incorporated herein by reference.)

4.3	Form of Automatic Purchase Plan (Filed herewith as Appendix E and incorporated herein by reference.)

4.4	Form of Redemption Plan (Filed herewith as Appendix F and incorporated herein by reference.)

4.5	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (To be filed by amendment.)

5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. re legality (To be filed by amendment.)

8.1	Opinion of Arnold & Porter LLP re tax matters (To be filed by amendment.)

10.1	Limited Partnership Agreement of CNL Diversified Properties, LP (Filed herewith.)

10.2	Form of Escrow Agreement (Filed herewith.)

10.3	Form of Advisory Agreement (Filed herewith.)

10.4	Form of Property Management Agreement (Filed herewith.)

10.5	Form of Service Agreement (Filed herewith.)

10.6	Indemnification Agreement between CNL Diversified Lifestyle Properties, Inc. and James M. Seneff, Jr. dated June 8, 2010. Each of the following directors and/or officers have entered into a substantially similar agreement: Robert A. Bourne, [Independent Director], [Independent Director], and [Independent Director], R. Byron Carlock, Jr., Charles A. Muller, Tammie A. Quinlan, Joseph T. Johnson, Baxter R. Underwood, and Holly J. Greer. (Filed herewith.)

21.1	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (To be included in Exhibit 8.1.)

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (To be included in Exhibit 5.1.)

23.3	Consent of PricewaterhouseCoopers LLP (Filed herewith.)

24	Power of Attorney (See “Signatures.”)